As filed with the Securities and Exchange Commission on December 7, 2007
Registration No. 333[ ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MACRO INFLATION DEPOSITOR, LLC
(Depositor)
(Exact name of registrant as specified in its charter)

MacroShares Medical Inflation Up Holding Trust Series 2007-1
MacroShares Medical Inflation Up Tradeable Trust Series 2007-1
(Issuers with respect to the Offered Securities)

New York (State or other jurisdiction of incorporation or organization)	26-1501411 (I.R.S. Employer Identification No.)

73 Green Tree Drive #9
Dover, DE 19904
(888) MACROS1
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mr. Samuel Masucci, III
President
MACRO Inflation Depositor, LLC
73 Green Tree Drive #9
Dover, DE 19904
(888) MACROS1
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard F. Kadlick, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000
(212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee	Date Due
Up-MACRO Tradeable Shares	$1,000,000	$[20]	$1,000,000	$30.70	[ ], 2017
Up-MACRO Holding Shares	-	-	-	-	[ ], 2017

(1)
We are also registering the income distribution agreement and the settlement contracts pursuant to this registration statement. No separate consideration is received for either the income distribution agreement or the settlement contracts, and, therefore, no additional fee is required pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY, SUBJECT TO COMPLETION, DATED DECEMBER 7, 2007
Prospectus

$[ ]	$[ ]
MacroShares Medical Inflation Up Holding Shares Series 2007-1	MacroShares Medical Inflation Up Tradeable Shares Series 2007-1
Issued by	Issued by
MacroShares Medical Inflation Up Holding Trust Series 2007-1	MacroShares Medical Inflation Up Tradeable Trust Series 2007-1

MACRO Inflation Depositor, LLC,
as Depositor

The MacroShares Medical Inflation Up Holding Trust Series 2007-1, referred to as the "Up-MACRO holding trust," intends to issue MacroShares Medical Inflation Up Holding Shares Series 2007-1, referred to as the "Up-MACRO holding shares," on a continuous basis at the direction of authorized participants.

The MacroShares Medical Inflation Up Tradeable Trust Series 2007-1, referred to as the "Up-MACRO tradable trust," intends to issue MacroShares Medical Inflation Up Tradeable Shares Series 2007-1, referred to as the "Up-MACRO tradeable shares," on a continuous basis at the direction of authorized participants.

The assets of the Up-MACRO holding trust will consist of an income distribution agreement and settlement contracts entered into with the Down-MACRO holding trust. The Up-MACRO holding trust will also hold U.S. Treasuries and repurchase agreements on U.S. Treasuries to secure its obligations under the income distribution agreement and the settlement contracts. The Up-MACRO holding trust will make quarterly distributions of income on the treasuries and a final distribution of all assets it holds on deposit on the final scheduled termination date, an early termination date or a redemption date. Each quarterly and final distribution will be based on the value for the medical care component of the Consumer Price Index for All Urban Consumers ("CPI-U"), as calculated and published by the Bureau of Labor Statistics ("BLS"). The medical care component of the CPI-U reflects inflation in the cost of medical goods and services. The "Applicable Reference Value of Medical Inflation" is a daily linear interpolation based on the monthly values of the medical care component of the CPI-U for the preceding two months and is the reference value on the basis of which quarterly and final distributions on the Up-MACRO holding and tradeable shares are calculated. The hurdle rate has been designated as [4.00%] and the leverage factor as 2. If the ratio of the Applicable Reference Value of Medical Inflation on any day to the Applicable Reference Value of Medical Inflation on the closing date (as defined below) exceeds the hurdle rate, compounded for the period from the closing date to the day of measurement, the underlying value of the Up-MACRO holding trust will include all of its assets plus a portion of the assets of the paired Down-MACRO holding trust. This portion of assets due from the Down-MACRO holding trust will be doubled by the leverage factor. Conversely, if this ratio is less than the compounded hurdle rate, the Up-MACRO holding trust's underlying value will decrease, because a portion of its assets will be included in the underlying value of its paired Down-MACRO holding trust. This portion of assets due to the Down-MACRO holding trust will be doubled by the leverage factor. The Up-MACRO holding shares must be redeemed together with Down-MACRO holding shares by any holder who is an authorized participant on any business day in MACRO units consisting of a minimum of 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares, at the respective per share underlying values of those shares, as measured on the applicable redemption date. Unless earlier redeemed on a redemption date or an early termination date, a final distribution will be made on the Up-MACRO holding shares and the Up-MACRO tradeable shares on the Distribution Date occurring in December of [  ] of 2017.

The assets of the Up-MACRO tradeable trust will consist of Up-MACRO Holding Shares. The Up-MACRO Tradeable Trust will pass through any quarterly distributions made on the Up-MACRO Holding Shares it holds on deposit and any final distribution made on those Up-MACRO Holding Shares on the earlier of the final scheduled termination date and an early termination date upon receipt by the Up-MACRO Tradeable Trust of any of these distributions. Up-MACRO tradeable shares may be exchanged at any time by authorized participants for the underlying Up-MACRO holding shares on a one-to-one basis in minimum lots of 50,000 shares.

The Up-MACRO tradeable shares will trade on the [  ] under the symbol "[  ]." The Up-MACRO holding shares will not be listed on any exchange. The Up-MACRO tradeable shares and the Up-MACRO holding shares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

AN INVESTMENT IN THE UP-MACRO HOLDING SHARES OR THE UP-MACRO TRADEABLE SHARES INVOLVES SIGNIFICANT RISKS, INCLUDING THE RISK OF LOSS OF ALL OF YOUR INVESTMENT. YOU SHOULD REVIEW THE RISK FACTORS BEGINNING ON PAGE [34] OF THIS PROSPECTUS PRIOR TO INVESTING IN THE UP-MACRO HOLDING SHARES OR THE UP-MACRO TRADEABLE SHARES. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEITHER THE UP-MACRO HOLDING TRUST NOR THE UP-MACRO TRADEABLE TRUST HOLDS OR TRADES IN COMMODITY FUTURES CONTRACTS OR OTHER INSTRUMENTS REGULATED BY THE COMMODITY FUTURES TRADING COMMISSION. NEITHER THE ADMINISTRATIVE AGENT NOR THE TRUSTEE, AS THE OPERATOR OF THE UP-MACRO HOLDING TRUST OR THE UP-MACRO TRADEABLE TRUST IS REGISTERED AS A COMMODITY POOL OPERATOR AND NONE OF THE TRUSTEE, THE ADMINISTRATIVE AGENT OR WE, AS DEPOSITOR, ARE SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION AS A COMMODITY POOL OPERATOR OR A COMMODITY TRADING ADVISOR.

Title of Each Class of Securities to be Purchased	Offering Price Per Share	Offering Price Per Unit
Up-MACRO tradeable shares	$[20]	$[1,000,000]
Up-MACRO holding shares	$[20]	$[1,000,000]

The Initial Purchasers, subject to conditions, have agreed to purchase [  ] Up-MACRO holding shares and [  ] Down MACRO holding shares, which comprise [  ] MACRO Units, and to exchange them for Up-MACRO tradeable shares and Down MACRO tradeable shares, respectively, as described in "PLAN OF DISTRIBUTION." The sale of the Up-MACRO holding shares and Down MACRO holding shares is expected to occur on or about [  ], 2007.

The Up-MACRO holding shares may be issued only in MACRO units consisting of a minimum of 50,000 Up-MACRO holding shares issued by the Up-MACRO holding trust and 50,000 Down-MACRO holding shares issued by the Down-MACRO Holding Trust. The Up-MACRO Holding Trust and Down-MACRO Holding Trust will issue their shares in the minimum amounts that constitute a MACRO unit on an ongoing basis only to persons who qualify as authorized participants at the per share underlying value of those shares on the business day on which a creation order for the shares is delivered to and accepted by the administrative agent. The Up-MACRO holding shares may only be transferred to other authorized participants and to persons who are "qualified institutional buyers," as defined in Rule 144A under the Securities Act of 1933, as described in "PLAN OF DISTRIBUTION." Subsequent to the offering of the Up-MACRO holding shares and the Down-MACRO holding shares by the Initial Purchasers, the Up-MACRO holding shares will be offered continuously to authorized participants as part of MACRO units at their per share underlying value and may be sold by authorized participants to the public at the market price prevailing at the time of any such sale.

The date of this prospectus is December [ ], 2007.

We are providing information to you about the MacroShares1 Medical Inflation Up Holding Shares Series 2007-1 and the MacroShares Medical Inflation Up Tradeable Shares Series 2007-1. You should rely only on the information contained in this prospectus. We have not, and no authorized participant has, authorized any person to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, MacroShares Medical Inflation Up Holding Shares Series 2007-1 and MacroShares Medical Inflation Up Tradeable Shares Series 2007-1 only in states where such offers and sales are permitted.

Table of Contents

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS	3
WHERE YOU CAN FIND MORE INFORMATION	3
REPORTS TO SHAREHOLDERS	3
FORWARD-LOOKING STATEMENTS	4
TRANSACTION DIAGRAM	5
PROSPECTUS SUMMARY	6
RISK FACTORS	33
You may lose your entire investment in the Up-MACRO shares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.	33
There is currently no market for the Up-MACRO shares, and no market may develop.	35
Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO shares.	35
The Up-MACRO holding trust will make distributions on the Up-MACRO holding shares solely from the assets deposited in the paired holding trusts.	36
The Up-MACRO tradeable trust will make distributions on the Up-MACRO tradeable shares solely from funds that it receives from the Up-MACRO holding trust.	37
Income on the treasuries may be insufficient to make quarterly distributions.	37
The paired holding trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.	38
The return on your shares is uncertain.	38
The rate of inflation is variable and volatile in the short-term and it is difficult to predict its long-term rate of change; many contingent factors may influence the rate of change of inflation in the price of medical services and commodities.	42
The historical performance of the Applicable Reference Value of Medical Inflation is not an indication of its future performance.	42
Neither the Up-MACRO holding trust nor the Up-MACRO tradeable trust is regulated as a commodity pool and none of the Up-MACRO shares are regulated by the Commodity Futures Trading Commission.	43
Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.	43
If the Up-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.	43
If the Up-MACRO holding trust were determined not to qualify as a securitization partnership, and the Up-MACRO holding trust were to have built-in losses at the time you transfer your shares, the value of your shares could be effected.	44
You should be aware of the tax consequence of your investment in the Up-MACRO shares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.	44

[1]
MACRO® is a federally-registered service mark of MacroMarkets LLC. MacroMarkets LLC considers all references, singular or plural, to "MACRO®" or "MACRO" in this prospectus its service mark and reserves all rights to that service mark.

i

The Up-MACRO holding shares and the Up-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.	44
Potential conflicts of interests.	45
GLOSSARY	45
USE OF PROCEEDS	45
THE DEPOSITOR	45
MACROMARKETS LLC	45
FORMATION OF THE PAIRED HOLDING TRUSTS AND THE UP-MACRO TRADEABLE TRUST	46
DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES	49
DESCRIPTION OF THE CONSUMER PRICE INDEX AND THE MEDICAL GOODS AND SERVICES COMPONENT OF THE CONSUMER PRICE INDEX	64
Overview of the Consumer Price Index	64
Scope and Publication	65
The Structure of the CPI	65
The Medical Care Component of the CPI	68
DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS	72
DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS	72
DESCRIPTION OF THE TRUST AGREEMENTS	76
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	86
STATE TAX CONSEQUENCES	92
CERTAIN ERISA CONSIDERATIONS	92
PLAN OF DISTRIBUTION	94
LEGAL OPINIONS	95
EXPERTS	96
GLOSSARY OF DEFINED TERMS	96
Appendix A
Hypothetical Scenarios
Hypothetical Table 1: Value Increases and Interest Rates Rise
Hypothetical Table 2: Value Increases and Interest Rates Fall
Hypothetical Table 3: Value Increases and Interest Rates Remain Constant
Hypothetical Table 4: Value Decreases and Interest Rates Rise
Hypothetical Table 5: Value Decreases and Interest Rates Fall
Hypothetical Table 6: Value Decreases and Interest Rates Remain Constant
Hypothetical Table 7: Value is Volatile with No Net Approx. Change and Interest Rates Rise
Hypothetical Table 8: Value is Volatile with No Net Approx. Change and Interest Rates Fall
Hypothetical Table 9: Value is Volatile with No Net Approx. Change and Interest Rates Remain Constant
Hypothetical Table 10: Value is Volatile with a Net Decrease and Interest Rates Rise
Hypothetical Table 11: Value is Volatile with a Net Decrease and Interest Rates Fall
Hypothetical Table 12: Value is Volatile with a Net Decrease and Interest Rates Remain Constant
Hypothetical Table 13: Value is Volatile with a Net Increase and Interest Rates Rise
Hypothetical Table 14: Value is Volatile with a Net Increase and Interest Rates Fall
Hypothetical Table 15: Value is Volatile with a Net Increase and Interest Rates Remain Constant
Appendix B
Historical Graph of Monthly Medical Inflation Rates
Historical Month-End Yield on the 91-day United States Treasury Bill
Hypothetical Historical Performance of Medical Inflation MACRO
Appendix C
Hypothetical Underlying Value Calculations
Appendix D
Transactions With Affiliated Persons

Report of Independent Registered Public Accounting Firm
Financial Statements for the MacroShares Medical Inflation Up Holding Trust Series 2007-1
Report of Independent Registered Public Accounting Firm
Financial Statements for the MacroShares Medical Inflation Up Tradeable Trust Series 2007-1

ii

Unless otherwise indicated, all references in this prospectus to the "depositor," "we," "us," "our," or similar terms refer to MACRO Inflation Depositor, LLC.

We include cross-references in this prospectus to sections in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these sections begin.

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS

The information contained in the sections entitled "DESCRIPTION OF THE BUREAU OF LABOR STATISTICS INFLATION RATES" and "DESCRIPTION OF THE APPLICABLE REFERENCE VALUE OF INFLATION" is based on information obtained from the U.S. Department of Labor, Bureau of Labor Statistics., the website maintained by the United States Department of Labor at http://www.bls.gov/cpi/home.html and other sources that we believe to be reliable. However, we have not independently verified the accuracy and completeness of such information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the "SEC," a registration statement under the United States Securities Act of 1933, as amended, which we refer to as the "Securities Act," with respect to the shares offered in this prospectus. This prospectus contains summaries of the material terms of the documents it refers to, but does not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC's public reference facilities are located at its Public Reference Section, One Station Place, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information that we file electronically with the SEC. You may access the website at http://www.sec.gov.

This is a combined prospectus for the offering of the MacroShares Medical Inflation Up Holding Shares Series 2007-1and the offering of the MacroShares Medical Inflation Up Tradeable Shares Series 2007-1. We are only offering the MacroShares Medical Inflation Up Holding Shares Series 2007-1 and the MacroShares Medical Inflation Up Tradeable Shares Series 2007-1 in this prospectus. This prospectus does not constitute an offer of shares to any person in any state or other jurisdiction in which such offer would be unlawful.

REPORTS TO SHAREHOLDERS

We will prepare and file with the Securities and Exchange Commission, in accordance with the requirements of the Securities Exchange Act of 1934, as amended, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K for the MacroShares Medical Inflation Up Holding Trust Series 2007-1 and the MacroShares Medical Inflation Up Tradeable Trust Series 2007-1. You may contact your broker to obtain paper copies of these reports.

FORWARD-LOOKING STATEMENTS

The SEC encourages issuers to disclose forward-looking information so that investors can better understand the future prospects of their investments and make informed investment decisions. This prospectus contains these types of statements. We make these statements directly in this prospectus. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with any discussion of the future performance of the shares offered in this prospectus are forward-looking statements. All forward-looking statements reflect our present expectation of future events and the realization of these future events is subject to a number of important variables that could cause actual results to differ materially from those described in the forward-looking statements. The "RISK FACTORS" section of this prospectus provides examples of these variables. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. Except for our ongoing obligation to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

TRANSACTION DIAGRAM

The following diagram shows the relationship between the Up-MACRO Tradeable Trust, the Up-MACRO Holding Trust, the Down-MACRO Tradeable Trust and the Down-MACRO Holding Trust. A majority of the Up-MACRO Holding Shares will be deposited into the Up-MACRO Tradeable Trust. Similarly, a majority of the Down-MACRO Holding Shares will be deposited into the Down-MACRO Tradeable Trust. There is, however, no contractual relationship between the Up-MACRO Tradeable Trust and the Down-MACRO Tradeable Trust.

(1)
Under the income distribution agreement, as of any distribution date, the Up-MACRO holding trust will either (a) be required to pay a portion of its available income, as defined in this prospectus, to the Down-MACRO holding trust or (b) be entitled to receive all or a portion of the Down-MACRO holding trust's available income, based, in each case, on the Applicable Reference Value of Medical Inflation for each day during the preceding calculation period.

(2)
Under each settlement contract, in connection with the final scheduled termination date, an early termination date or any redemption date, the Up-MACRO holding trust will either (a) be required to make a final payment out of its assets to the Down-MACRO holding trust or (b) be entitled to receive a final payment from the Down-MACRO holding trust out of the assets of the Down-MACRO holding trust, based, in each case, on the Applicable Reference Value of Medical Inflation for the period from the closing date through the date of redemption.

(3)	Treasuries include bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, but may not include all of the information that may be important to you. You should read this entire prospectus carefully, including the "RISK FACTORS" and "FORWARD-LOOKING STATEMENTS" sections, before making an investment decision.

This is a combined prospectus for the offering of the Up-MACRO holding shares and the offering of the Up-MACRO tradeable shares. The Up-MACRO tradeable shares represent a pass-through investment in the Up-MACRO holding shares that are held on deposit in the Up-MACRO tradeable trust. In this prospectus, we discuss matters relating to the Up-MACRO holding trust and the Up-MACRO tradeable trust. We also discuss matters relating to the Down-MACRO holding trust to the extent that these matters are relevant to you, as a holder of Up-MACRO holding shares or a holder of Up-MACRO tradeable shares. However, disclosure about the Down-MACRO tradeable trust is very limited, because there is no contractual relationship between the Down-MACRO tradeable trust and either the Up-MACRO holding trust or the Up-MACRO tradeable trust and because the terms of, and any distributions made by, the Down-MACRO tradeable trust will have no impact on the Up-MACRO holding shares or the Up-MACRO tradeable shares. We discuss the Down-MACRO tradeable trust in this prospectus only to the extent that any matter relating to that trust is directly relevant to you, as a holder of Up-MACRO holding shares or a holder of Up-MACRO tradeable shares. Only the Up-MACRO holding shares and the Up-MACRO tradeable shares are being offered by this prospectus.

Please note that when we refer in this summary to the "per share underlying value" that is represented by your Up-MACRO holding shares or your Up-MACRO tradeable shares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the settlement contracts and the Up-MACRO holding trust were to make a final distribution on your Up-MACRO holding shares or the Up-MACRO tradeable trust were to pass through such final distribution on your Up-MACRO tradeable shares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Up-MACRO holding shares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Up-MACRO holding shares in order to liquidate your investment in those shares at any time prior to those dates. As a holder of Up-MACRO tradeable shares, you are entitled to receive a final distribution on your Up-MACRO tradeable shares only on the earlier of the final scheduled termination date and an early termination date and you must sell your Up-MACRO tradeable shares in order to liquidate your investment in those shares at any time prior to those dates.

The formula used to calculate underlying value is designed to compensate holders of the Up-MACRO holding and tradeable shares for a rate of increase in the value of the medical care component of the Consumer Price Index that is above a certain designated "hurdle rate," compounded for the period from the closing date to the relevant date of measurement. Conversely, the underlying value formula is designed to create an obligation on the part of the holders of the Up-MACRO holding and tradeable shares to compensate the holders of the Down-MACRO holding and tradeable shares if the rate of increase in the value of the medical care component of the Consumer Price Index is less than the designated hurdle rate or if that value decreases from its level on the closing date during a period of deflation. However, the amount of the compensation that the underlying value formula will yield to the holders of the Up-MACRO holding and tradeable shares is not designed to equal, in absolute terms or in any specified proportion, the increase in the price of medical goods and services, as reflected in the value of the medical component of the Consumer Price Index and an investment in the shares will not offset such price increases, but will provide only some measure of protection against them. The amount of that protection depends upon how quickly these increases occur relative to the compounded hurdle rate, the magnification of the resulting increases and decreases in underlying value that will result from the application of the leverage factor, the length of time you hold your Up-MACRO holding or tradeable shares and the date on which you sell or redeem those shares.

The Issuers and the Securities Offered

On November [ ], 2007, the MacroShares Medical Inflation Up Holding Trust Series 2007-1, which is referred to in this prospectus as the "Up-MACRO holding trust," was established by us under the laws of the State of New York. On December [ ], 2007, the trust agreement for the Up-MACRO holding trust was amended and restated to provide for the issuance of MacroShares Medical Inflation Up Holding Shares Series 2007-1, or the "Up-MACRO holding shares," which will represent undivided beneficial interests in the Up-MACRO holding trust.

For more information about the Up-MACRO holding trust, see "FORMATION OF THE PAIRED HOLDING TRUSTS AND THE UP-MACRO TRADEABLE TRUST." For more information about us, see "THE DEPOSITOR."

On November [ ], 2007, the MacroShares Medical Inflation Up Tradeable Trust Series 2007-1, which is referred to in this prospectus as the "Up-MACRO tradeable trust," was established by us under the laws of the State of New York. On December [ ], 2007, the trust agreement for the Up-MACRO tradeable trust was amended and restated to provide for the issuance of MacroShares Medical Inflation Up Shares Series 2007-1, or the "Up-MACRO tradeable shares," which will represent undivided beneficial interests in the Up-MACRO tradeable trust. The assets of the Up-MACRO tradeable trust will consist exclusively of the Up-MACRO holding shares deposited from time to time in that trust.

For more information about the Up-MACRO tradeable trust, see "FORMATION OF THE PAIRED HOLDING TRUSTS AND THE UP-MACRO TRADEABLE TRUST."

The Paired Holding Trusts

Concurrently with the formation of the Up-MACRO holding trust, we have also formed under New York law, and act as depositor for, the MacroShares Medical Inflation Down Holding Trust, which is referred to in this prospectus as the "Down-MACRO holding trust." We refer to the Up-MACRO holding trust and the Down-MACRO holding trust as the "paired holding trusts." We also refer to the Down-MACRO holding trust as the "paired holding trust" with respect to the Up-MACRO holding trust and to the Up-MACRO holding trust as the "paired holding trust" with respect to the Down-MACRO holding trust. The paired holding trusts entered into an income distribution agreement with each other on December [ ], 2007, which is also referred to as the "closing date," and intend to enter into one or more settlement contracts in connection with each paired issuance of paired holding shares.

The Down-MACRO holding trust will issue the MacroShares Medical Inflation Down Holding Shares, or the "Down-MACRO holding shares." The Down-MACRO holding shares will each represent an undivided beneficial interest in the Down-MACRO holding trust. We refer to the Up-MACRO holding shares and the Down-MACRO holding shares as the "paired holding shares."

We have also formed under New York law, and act as depositor for, the MacroShares Medical Inflation Down Tradeable Trust, which is referred to in this prospectus as the "Down-MACRO tradeable trust," and which will issue the MacroShares Medical Inflation Down Tradeable Shares, or the "Down-MACRO tradeable shares," which will represent undivided beneficial interests in that trust. The assets of the Down-MACRO tradeable trust will consist exclusively of the Down-MACRO holding shares deposited from time to time in that trust.

At any time after the closing date, authorized participants may direct the issuance of paired holding shares and Up-MACRO and Down-MACRO tradeable shares by delivering a creation order for a paired issuance to MacroMarkets LLC, which is acting as the administrative agent for all four of the trusts, in accordance with the procedures described in this prospectus. Up-MACRO and Down-MACRO holding shares will only be issued in the form of MACRO units composed of 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares. If an authorized participant wishes to create Up-MACRO and/or Down-MACRO tradeable shares, it must direct a paired issuance of paired holding shares and, concurrently, direct the deposit of these shares into the Up-MACRO and/or Down-MACRO tradeable trust, as applicable. Each tradeable trust will issue one tradeable share for each holding share deposited into that trust. Paired holding shares and tradeable shares will always be issued at the per share underlying value of those shares at the time that the relevant creation order is received. Following delivery by the authorized participant to the trustee of funds equal to the aggregate underlying value of the shares being issued, the trustee will credit the authorized participant's account at DTC with the number of paired holding shares and/or Up-MACRO and Down-MACRO tradeable shares created by that authorized participant in accordance with the procedures specified in the participants agreement and described in this prospectus.

The trustee for the paired holding trusts will use the net proceeds received by each trust in connection with each paired issuance to acquire, in accordance with the directions of the administrative agent and on behalf of each paired holding trust, bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities, that are, in each case, scheduled to mature prior to the quarterly distribution date. We refer to these United States Treasury securities and repurchase agreements generically as "treasuries."

The Income Distribution Agreement and the Settlement Contracts

The paired holding trusts enter into an income distribution agreement under which the trusts make quarterly payments to each other out of the income generated by their treasuries that remains available after each trust has paid its fees and expenses and the fees and expenses of the related tradeable trust. Under the income distribution agreement, the Up-MACRO holding trust on each distribution date, either (1) be required to pay a portion of its available income to the Down-MACRO holding trust or (2) be entitled to receive a portion of the Down-MACRO holding trust's available income, based, in each case, on the level of the Applicable Reference Value of Medical Inflation during the preceding calculation period. On each distribution date, a quarterly distribution of all available income on deposit in the Up-MACRO holding trust will be made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares after the Up-MACRO holding trust has made or received a payment under the income distribution agreement.

For more information about the income distribution agreement, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Quarterly Distributions" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — The Income Distribution Agreement."

The Up-MACRO holding trust will also enter into multiple settlement contracts with the Down-MACRO holding trust. In order to facilitate paired issuances and paired optional redemptions, the paired holding trusts will settle one settlement contract in connection with the optional redemption of each MACRO unit and will enter into a new settlement contract in connection with the paired issuance of each new MACRO unit, except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MACRO units. A "MACRO unit" will consist of 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares. Under each settlement contract, the Up-MACRO holding trust will either (1) be required to make a final payment out of its assets to the Down-MACRO holding trust or (2) be entitled to receive a final payment from the Down-MACRO holding trust out of the assets of the Down-MACRO holding trust. These settlement obligations will be based on the change in the level of the Applicable Reference Value of Medical Inflation above the compounded hurdle rate during the period from the closing date through and including (i) the last day preceding the final scheduled termination date, (ii) the last day preceding an early termination date or (iii) in the case of a redemption, the relevant business day on which a redemption order is placed by an authorized participant. The final distribution made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares will depend upon the final payment that the Up-MACRO holding trust was required to make or entitled to receive under the settlement contracts.

For more information about the settlement contracts, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — The Settlement Contracts."

The Trust Agreements

The Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust have been formed and their activities are specified under the terms of four separate amended and restated trust agreements entered into by us, as depositor, State Street Bank and Trust Company, as the trustee for each of the trusts, MacroMarkets LLC, as administrative agent, Natixis Securities North America Inc., as a marketing agent and MACRO Financial, LLC, also as a marketing agent. If you hold Up-MACRO holding shares, your rights as a shareholder will be governed by the trust agreement for the Up-MACRO holding trust. If you hold Up-MACRO tradeable shares, your rights as a shareholder will be governed by the trust agreement for the Up-MACRO tradeable trust. For a description of the terms of the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

The Trustee

State Street Bank and Trust Company, a Massachusetts trust company, will act as trustee for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust pursuant to four separate trust agreements. The trustee will perform a number of duties on behalf of the four trusts, of which the following are important to holders of Up-MACRO holding shares and holders of Up-MACRO tradeable shares:

•	effecting paired optional redemptions and paired issuances of paired holding shares and effecting exchanges of Up-MACRO tradeable shares, as directed by the administrative agent;

•	making quarterly distributions and a final distribution to the holders of the Up-MACRO holding shares and passing through those distributions to the holders of the Up-MACRO tradeable shares;

•	acting as the custodian for the treasuries and all other assets of each of the paired holding trusts;

•	settling purchase orders for treasuries that are placed on behalf of the Up-MACRO holding trust by the administrative agent, in accordance with the directions of the administrative agent;

•
on each business day, calculating the per share underlying value of one Up-MACRO holding share and one Up-MACRO tradeable share and providing these values to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com;

•
calculating, for each distribution date, the amount of available income on deposit in each of the paired holding trusts, the payment due under the income distribution agreement and the quarterly distributions to be made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares;

•
calculating, in connection with each redemption date, early termination date and the final scheduled termination date, the respective underlying values of the paired holding trusts as of the applicable redemption date, early termination date or final scheduled termination date, the final payment due under the settlement contracts being settled and the final distribution to be made on the Up-MACRO holding shares and passed through, in the case of an early termination date or the final scheduled termination date, to the Up-MACRO tradeable shares; and

•	providing notification of the occurrence of certain of the termination triggers.

For performing its duties under the Up-MACRO holding trust agreement and the Up-MACRO tradeable trust agreement, the trustee will be compensated as described under "DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Holding Trusts."

You may inspect any of the trust agreements and the records maintained by the trustee on behalf of any of the trusts at the office of the trustee during regular business hours upon two business days' prior notice at 200 Clarendon Street, Boston, Massachusetts 02116.

For more information about the trustee and its responsibilities under the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

The Administrative Agent and the Marketing Agents

MacroMarkets LLC, a Delaware limited liability company, will act as the administrative agent for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust and will be a party to the trust agreement for each of the trusts. Its rights and responsibilities will be specified in each trust agreement. For performing its duties as administrative agent under the Up-MACRO holding trust agreement and the Up-MACRO tradeable trust agreement, MacroMarkets LLC will be compensated as described under "DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Holding Trusts."

The administrative agent will perform or oversee the performance of a number of duties on behalf of the four trusts, of which the following are important to holders of Up-MACRO holding shares and holders of Up-MACRO tradeable shares:

•
directing the trustee in the acquisition of new treasuries for the paired holding trusts on each distribution date and each issuance date, including placing the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in the trust agreements for the paired holding trusts and described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — United States Treasury Obligations";

•	processing redemption and creation orders for holding and tradeable shares from authorized participants;

•
selecting treasuries to be delivered between the paired holding trusts in connection with the settlement of the settlement contracts and treasuries to be delivered to redeeming authorized participants in connection with paired optional redemptions in accordance with the rules specified in the trust agreements;

•	directing the trustee in effecting redemptions and issuances;

•	maintaining the website located at http://www.macromarkets.com, where you can obtain information about the performance of your Up-MACRO holding shares or your Up-MACRO tradeable shares; and

•	providing notification of the occurrence of certain termination triggers.

For more information about the administrative agent and its responsibilities under the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

MACRO Financial, LLC, a Delaware limited liability company, and Natixis Securities North America Inc., a New York corporation, will act as the marketing agents for the Up-MACRO and Down-MACRO holding trusts and the Up-MACRO and Down-MACRO tradeable trusts. The duties of the marketing agents will include developing a marketing plan for the paired holding trusts, preparing marketing materials and organizing investor presentations. For performing their duties as marketing agents, MACRO Financial, LLC and Natixis Securities North America Inc. will be compensated as described under "DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Holding Trusts."

Daily Reporting

At the beginning of each business day, not later than one hour prior to the commencement of trading on the [ ], the trustee will calculate the underlying value of the Up-MACRO holding trust and the portion of that underlying value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share for that business day and provide those values to the administrative agent for posting on the website maintained by the administrative agent at www.macromarkets.com.

The Assets of the Up-MACRO Tradeable Trust

The assets of the Up-MACRO tradeable trust will consist of:

•	at least a majority of the Up-MACRO holding shares issued by the Up-MACRO holding trust and outstanding at any time;

•
a securities account created under the Up-MACRO tradeable trust agreement into which all of the Up-MACRO holding shares acquired by the Up-MACRO tradeable trust on each issuance date will be deposited;

•
a distribution account created under the Up-MACRO tradeable trust agreement into which all distributions received on the Up-MACRO holding shares will be deposited prior to being distributed to the holders of the Up-MACRO tradeable shares; and

•
a netting account created under the Up-MACRO tradeable trust agreement to which any of the Up-MACRO tradeable shares to be exchanged for Up-MACRO holding shares will be credited on any day on which existing Up-MACRO tradeable shares are being exchanged in connection with a paired optional redemption of holding shares or a discretionary exchange and new Up-MACRO tradeable shares are concurrently being issued in connection with a paired issuance of holding shares or a discretionary deposit of holding shares into the Up-MACRO tradeable trust. The Up-MACRO tradeable shares credited to the netting account on any day will be netted against the Up-MACRO tradeable shares to be issued on that day.

For more information about the assets of the Up-MACRO tradeable trust, see "DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS."

The Assets of the Up-MACRO Holding Trust

The assets of the Up-MACRO holding trust will consist of:

•
U.S. treasury securities and what we refer to as "income" on those securities, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up-MACRO holding trust acquired that treasury security;

•
treasury repurchase agreements and what we refer to as "income" on those agreements consisting of the difference between the purchase price and the repurchase price for the treasuries borrowed under those agreements;

•	the trust's rights under the income distribution agreement;

•	the trust's rights under the settlement contracts;

•	the trust's rights under the licensing agreement with MacroMarkets LLC to use the patented MACROs structure;

•	the trust's rights under its trust agreement to rely on the services provided by the administrative agent, the marketing agents and the trustee;

•	a securities account created under the Up-MACRO holding trust agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up-MACRO holding shares;

•
a distribution account created under the Up-MACRO holding trust agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used, first, to make a deposit to the fee payment account, second, to make payments to the Down-MACRO holding trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make quarterly and final distributions to the holders of the Up-MACRO holding shares;

•
a fee payment account created under the Up-MACRO holding trust agreement into which the fee deduction amount and any additional deduction amount will be deposited on each distribution date and applied to pay the expenses and fees of the Up-MACRO holding and tradeable trusts; and

•
a netting account created under the Up-MACRO holding trust agreement to which the trustee credits (1) Up-MACRO holding shares being redeemed in paired optional redemptions and nets such shares against any shares that are being created in paired issuances on the same date, and (2) cash delivered by authorized participants in connection with paired issuances and nets such cash against the final distributions to be made in connection with paired optional redemptions being effected on the same date.

The treasuries purchased on behalf of the Up-MACRO holding trust on each distribution date or in connection with each paired issuance of Up-MACRO holding shares may consist of bills, notes and bonds of varying maturities and repurchase agreements of varying terms that are fully collateralized by treasuries and entered into with counterparties that meet specified capital requirements or are deemed creditworthy by the administrative agent. Each treasury and treasury repurchase agreement must mature or terminate prior to the next scheduled distribution date. When we refer to "treasuries" in this prospectus, the term includes both treasuries and treasury repurchase agreements on treasuries. On each distribution date, except for the final scheduled termination date or an early termination date, the administrative agent will direct the trustee to reinvest the proceeds of the maturity of the paired holding trusts' treasuries in new treasuries. The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each paired issuance of paired holding shares. The obligations of the paired holding trusts to each other under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in each of those trusts.

On each distribution date and each issuance order date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the paired holding trusts, treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each holding trust agreement and described in more detail in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — United States Treasury Obligations." Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the paired holding trusts. Although the administrative agent will seek to direct the trustee to keep all funds on deposit in each paired holding trust invested in treasuries, a portion of the assets of a paired holding trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between distribution dates. In addition, any treasuries delivered in connection with a paired optional redemption will be selected by the administrative agent on a "last in, first out" basis. If interest rates are increasing and funds received in connection with paired issuances are being invested in higher-yielding treasuries, this method of selection may result in relatively higher-yielding treasuries being delivered to redeeming authorized participants and relatively lower-yielding treasuries remaining in the paired holding trusts, thereby causing a decrease in both trusts' daily yield rates. Conversely, if interest rates are decreasing and funds received in connection with paired issuances are being invested in lower-yielding treasuries, this method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming authorized participants. The treasuries selected by the administrative agent to be delivered as the final distribution in a paired optional redemption will be distributed ratably, by type, to each redeeming authorized participant. See "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

For more information about the assets of the Up-MACRO holding trust, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS."

The Applicable Reference Value of Medical Inflation

The amount of each payment required to be made by the paired holding trusts under the income distribution agreement will be based on the Applicable Reference Value of Medical Inflation during the preceding calculation period and the amount of the settlement payment to be made under the settlement contracts will be based on the Applicable Reference Value of Medical Inflation at the time those payments are made. When we refer to the "Applicable Reference Value of Medical Inflation," we are referring to the daily linear interpolation of the monthly value calculated and published by the Bureau of Labor Statistics for the medical care component of the Consumer Price Index for All Urban Consumers or the "CPI-U." The Applicable Reference Value of Medical Inflation will be calculated for each calendar day using the following formula:

CPIt	=	CPIM-3	+	t-1	[CPIM-2 - CPIM-3],
D

where t is a specified calendar day in current calendar month M;

CPIM-2 and CPIM-3 are the values of the medical care component of the CPI-U for the second and third preceding calendar months, respectively, as determined and published by the BLS on the corresponding index publication days; and D is the number of days in current calendar month.

The following is an example showing the calculation of the Applicable Reference Value of Medical Inflation for the 30th day of July 2007:

CPIJuly 30 2007	=	348.225	+	30 - 1	(349.087 - 348.225).
31

where 348.225 is the medical care component of the CPI-U for April; 349.087 is the medical care component of the CPI-U for May; and, therefore, the Applicable Reference Value of Medical Inflation for the 30th day of July 2007 is 349.031.

For a description of how the Applicable Reference Value of Medical Inflation is determined by the BLS, see "DESCRIPTION OF THE APPLICABLE REFERENCE VALUE OF MEDICAL INFLATION — The Announcement of the Rate for Medical Inflation" in this prospectus.

When we refer to an "index publication day," we are referring to the business day in each month on which the BLS publishes the value for the medical care component of the CPI-U for the previous month. Currently, the BLS rules designate the fifteenth of each month, or if such day is not a business day, the immediately [preceding] business day, as the index publication day.

The trustee will use the daily interpolated Applicable Reference Value of Medical Inflation to calculate the underlying value of the Up-MACRO holding trust for each calendar day. See "Calculation of Underlying Value" below. The Applicable Reference Value of Medical Inflation will not be retroactively adjusted to take into account any corrections made by the BLS after any index publication day to the value for the medical care component of the CPI-U that it published on that day. See "DESCRIPTION OF THE CONSUMER PRICE INDEX AND THE MEDICAL GOODS AND SERVICES COMPONENT OF THE CONSUMER PRICE INDEX — Limitation of the CPI-U" for a discussion of the BLS's policy about revisions to the CPI-U.

Calculation of Underlying Value

The final distribution made on the Up-MACRO holding shares on the final scheduled termination date, an early termination date or a redemption date will be based upon the underlying value of the Up-MACRO holding trust (1) in the case of the final scheduled termination date, on the last calendar day that precedes that date, (2) in the case of an early termination date, also on the last calendar day that precedes that date, and (3) in the case of a redemption date, on the related redemption order date. On each index publication day, the trustee will calculate the underlying value of the Up-MACRO holding trust for each calendar day of the period beginning on that index publication day and ending on the day prior to the next index publication day by reference to the Applicable Reference Value of Medical Inflation for each of these calendar days, interpolated from the value announced on that index publication day. The underlying value on each day represents the aggregate amount of the assets in the paired holding trusts to which the Up-MACRO holding trust would be entitled if the settlement contracts were settled on that day. The underlying value of the Up-MACRO holding trust on each day also represents the aggregate final distribution to which holders of the Up-MACRO holding shares would be entitled if those shares were redeemed on that day.

After the closing date, the ratio of the Applicable Reference Value of Medical Inflation on any particular day to the Applicable Reference Value of Medical Inflation on the closing date may fluctuate above or below the hurdle rate of 4% compounded for the period of time from the closing date to the relevant day of measurement. If the ratio of the Applicable Reference Value of Medical Inflation on any day to the Applicable Reference Value of Medical Inflation on the closing date, which we also refer to as the "medical inflation ratio," is greater than the hurdle rate of 4%, compounded for the period of time from the closing date to the relevant day of measurement, the underlying value of the Up-MACRO holding trust will increase to include a portion of the assets in the Down-MACRO holding trust. If this medical inflation ratio is less than the compounded hurdle rate, than the underlying value of the Up-MACRO holding trust will decrease, because it will owe a portion of its assets to the Down-MACRO holding trust.

Underlying value is calculated for each day as follows:

•	the sum of the Up-MACRO earned income accruals for each day that has elapsed during the current calculation period, up to and including the current day plus

•	the UP-MACRO investment amount on that date multiplied by the leveraged settlement factor.

The "settlement factor" is equal to

where CPIt  is the Applicable Reference Value of Medical Inflation on a particular day;
CPI0  is the Applicable Reference Value of Medical Inflation on the closing date; and
p equals a fraction, the numerator of which is the number of days that has elapsed since the closing date and the denominator is either 365 or 366, depending upon the actual number of days in the current year.

We refer to (1=.04) p as of the applicable day, the "compounded hurdle rate."

The settlement factor is the number, either greater than one or less than one, that will "equalize" the following inequalities:

(1) when the medical inflation ratio is greater than the compounded hurdle rate, meaning that the value of medical inflation is increasing at a greater rate than the compounded hurdle rate:

and

(2) when the medical inflation ratio is less than the compounded hurdle rate, meaning that the value of medical inflation is increasing at a lesser rate than the compounded hurdle rate, or that it is decreasing:

r

If the settlement factor is greater than 1, then the underlying value of the Up-MACRO holding trust will increase to include all of the cash and treasuries on deposit in the Up-MACRO holding trust plus a portion of the cash and treasuries on deposit in the Down-MACRO holding trust. If the settlement is less than 1, then the underlying value of the Up-MACRO holding trust will decrease, because it will owe portion of its cash and treasuries to the Down-MACRO holding trust.

Once the settlement factor has been calculated, it will be doubled by the leverage factor, by first subtracting the number 1, multiplying by 2 and then adding back the number 1.

The "leveraged settlement factor" will equal: 2 (settlement factor - 1)

The following is an example of the calculation of the leveraged settlement factor which results in an increase in the underlying value of the Up-MACRO holding trust:

leveraged settlement factor =

where t is November 1, 2009; the closing date is February 1, 2008; p equals the sum of 335, which is the number of days between February 1, 2008 and December 31, 2008, over 366 days, since 2008 is a 366 days year, and 304, which is the number of days between January 1, 2009 and November 1, 2008, over 365, since 2009 is a 365 days year, or 1.748177 years; CPI0 is 212; and CPIt is 230. The per share underlying value of one Up-MACRO holding or tradeable share would equal $20 multiplied by 1.026024, or $20.52048, plus the sum of the per share Up-MACRO earned income accruals for each day that has elapsed during the current calculation period, up to and including the current date. In this example, the Applicable Reference Value of Medical Inflation has increased by 108.4906%, while an investment at the compounded hurdle rate would have increased by 107.097%. Therefore, the Applicable Rate of Medical Inflation has grown 1.3012% faster since the closing date than the compounded hurdle rate, and this results in a $0.52048 increase (2.6024% of $20) in the per share underlying value of one Up-MACRO holding or tradeable share.

The following is an example of the calculation of the leveraged settlement factor which results in a decrease in the underlying value of the Up-MACRO holding trust:

leveraged settlement factor =

where t is November 15, 2010; the closing date is February 1, 2008, p equals 1018, which is the number of days between February 1, 2008 and November 15, 2010, over 365 or 366, as applicable, or 2.786533 years; CPI0 is 212 and CPIt is 233. The per share underlying value of one Up-MACRO holding or tradeable share would equal $20 multiplied by 0.970544, or $19.41088, plus the sum of the per share Up-MACRO earned income accruals for each day that has elapsed during the current calculation period, up to and including the current date. In this example, one Up-MACRO holding or tradeable share is now worth 1.099057 times its original per share underlying value as of the closing date, whereas an investment made at the hurdle rate would have grown to 1.115486 times such investment. Therefore, the increase in the Applicable Value of Medical Inflation since the closing date has grown 1.495% slower than the compounded hurdle rate, and this results in a $0.58912 decrease (0.970544% of $20) in the per share underlying value of one Up-MACRO holding or tradeable share. Furthermore, in order for the Up-MACRO underlying value to return to at least its per share underlying value on the closing date (of $20), the compounded hurdle rate during the remaining time until the final scheduled redemption day of the share must average at least 4.21414% per annum.

Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus.

The "Up-MACRO investment amount" will equal, on any distribution date, the amount of cash that was actually invested on behalf of the Up-MACRO holding trust in treasuries on that distribution date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that distribution date. The "Up-MACRO investment amount" will equal, on any day during a calculation period (other than the distribution date), the aggregate par amount of the Up-MACRO holding shares that are outstanding on that day if the amount actually invested on the preceding distribution date was equal to the Up-MACRO aggregate par amount on that date. If the amount actually invested on the last distribution date was less than the Up-MACRO aggregate par amount, then the "Up-MACRO investment amount" for such day of the ensuing calculation period will equal the amount that was actually invested divided by the number of Up-MACRO holding shares outstanding on that distribution date, multiplied by the number of Up-MACRO holding shares that are outstanding on the day on which the calculation is being made. Since the trust is required to invest an amount equal to the Up-MACRO aggregate par amount in treasuries on each distribution date, the Up-MACRO investment amount should be equal to the Up-MACRO aggregate par amount, as increased and decreased by redemptions and paired issuances, throughout the ensuing calculation period. The only case in which this will not be true is if the Up-MACRO holding trust's daily fee accrual rate exceeded the daily yield rate on its treasuries during one or more preceding calculation periods and the resulting deficiency was not made up with income realized by the Up-MACRO holding trust during other preceding calculation periods following a general rise in interest rates. If a deficiency does exist during a calculation period, this deficiency will be reflected in the per share underlying value at which authorized participants may create and redeem the Up-MACRO holding shares.

The "Down-MACRO investment amount" will be calculated in the same manner as the Up-MACRO investment amount.

The "Up-MACRO earned income accrual" will equal, for each day:

•
the sum of the Up-MACRO available income accrual and the Down-MACRO available income accrual for that day multiplied by a fraction the numerator of which is the Up MACRO underlying value as of the preceding day and the denominator of which is the sum of the Up-MACRO underlying value and the Down-MACRO underlying value, each also as of the preceding day, plus

•
if the date of calculation is also an issuance date on which a net increase in the Up-MACRO aggregate par amount has occurred after giving effect to all paired issuances and paired optional redemptions on that date, the product of the number of Up-MACRO holding shares created on such date constituting such net increase and the income component of the per share underlying value of each such Up-MACRO holding share, representing the Up-MACRO earned income accrual allocable to such share during the period from the last preceding distribution date to such issuance date, minus

•
if the date of calculation is also a redemption date on which a net decrease in the Up-MACRO aggregate par amount has occurred after giving effect to all paired optional redemptions and paired issuances on that date, the product of the number of Up-MACRO holding shares redeemed on such date constituting such net decrease and the income component of the per share underlying value of each such Up-MACRO holding share, representing the Up-MACRO earned income accrual allocable to such share during the period from the last preceding distribution date to such redemption date.

The Up-MACRO earned income accrual for each calculation period will be equal to the sum of the earned income accruals for each day of that calculation period.

The "Up-MACRO available income accrual" and the "Down-MACRO available income accrual" for each day is (i) the sum of, for each treasury on deposit in the applicable trust on that day, the product of the purchase price at which the trust acquired that treasury (or the par amount of that treasury for any treasury that was not purchased at a discount) multiplied by the daily yield rate applicable to that treasury minus (ii) the daily fee accrual. If the Up-MACRO or Down-MACRO available income accrual is a negative number, then such accrual will be equal to zero.

The "daily fee accrual" for the Up-MACRO or Down-MACRO holding trust is the Up-MACRO or Down-MACRO asset amount, as applicable, on each day multiplied by the daily fee accrual rate. The sum of the daily fee accruals for each of the holding trusts for an entire calculation period will be equal to the fee deduction amount for that calculation period for that trust. The Up-MACRO asset amount and Down-MACRO asset amount are defined in the glossary of this prospectus.

We refer to each period that begins on (but excludes) the second business day prior to the preceding distribution date and ends on (and includes) the second business day prior to the current distribution date, as a "calculation period."

For purposes of calculating the Up-MACRO available income accrual and the Down-MACRO available income accrual, the "daily yield rate" for each treasury on deposit in the applicable holding trust will be the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. The "yield rate" for each treasury will be equal to its stated interest rate, if any, and/or any applicable discount rate, based on the date of purchase and the purchase price at which the applicable holding trust acquired that treasury, or, in the case of treasury repurchase agreements, the difference between its purchase price and its repurchase price, expressed as a percentage of such purchase price. The "daily fee accrual rate" will be equal to an annual rate of 1.00% divided by 365 or 366, depending on the actual number of days in the current year. These rates represent the annual rate at which the funds of each paired holding trust are allocated to be used for the payment of each trust's fees and expenses. If actual expenses and fees on any distribution date exceed the fee deduction amount that has accrued at the daily fee accrual rate during the preceding calculation period, additional funds will be withdrawn from the assets on deposit in the Up-MACRO holding trust and its underlying value will be adjusted to reflect this additional withdrawal. For more information about calculating the income and expenses of the paired holding trusts, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Calculation of Underlying Value."

The proportion of assets on deposit in the Up-MACRO holding trust and the Down-MACRO holding trust will initially be 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and issuances must be effected in MACRO units composed of an equal number of Up-MACRO and Down-MACRO holding shares. Maintaining this proportion insures that the underlying value formula and the yield on your Up-MACRO holding or tradeable shares will not be affected by increases or decreases in the size of the paired holding trusts due to redemptions and subsequent issuances.

For a more detailed description of the calculation of underlying value, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Calculation of Underlying Value."

Quarterly Distributions

A "distribution date" is scheduled to occur for the Up-MACRO holding shares and the Up-MACRO tradeable shares on the second business day preceding each record date, commencing in December of 2007. On each distribution date, the Up-MACRO holding trust will declare a quarterly distribution on the Up-MACRO holding shares. This quarterly distribution will be made out of the income that the Up-MACRO holding trust holds on deposit after it has deposited the fee deduction amount and any additional deduction amount into the fee payment account, either made or received a payment under the income distribution agreement, and acquired treasuries with an aggregate purchase price equal to the aggregate par amount of the outstanding Up-MACRO holding shares on that distribution date. Each shareholder who is a registered holder of Up-MACRO holding shares or Up-MACRO tradeable shares on the "record date," which is the last business day of March, June, September and December of each year, commencing in December of 2007, will be entitled to receive the quarterly distribution. The quarterly distribution will be paid out to shareholders on the third business day of the month immediately following the month in which the related distribution date occurred, on the date we refer to as the "distribution payment date."

The trustee for the Up-MACRO tradeable trust will pass through to each holder of the Up-MACRO tradeable shares that holder's proportionate share of the quarterly distribution that the Up-MACRO holding trust made to the Up-MACRO tradeable trust on the date it receives that quarterly distribution. The distribution date, record date and distribution payment date for the Up-MACRO tradeable trust are the same dates as for the Up-MACRO holding trust.

On each distribution date, the Up-MACRO holding trust's entitlement under the income distribution agreement to its available income and the available income in the Down-MACRO holding trust will be based on the Applicable Reference Value of Medical Inflation during the preceding calculation period. For each day during the calculation period that precedes each distribution date, the entitlement of the Up-MACRO holding trust under the income distribution agreement, which we refer to as its "Up-MACRO earned income accrual," for that day will be determined as follows:

•
If the medical inflation ratio of the Applicable Reference Value of Medical Inflation on the day of determination to the Applicable Reference Value of Medical Inflation on the closing date is greater than the hurdle rate compounded for the period of time elapsed from the closing date until that day of determination, the Up-MACRO holding trust will become entitled to retain all of its available income accrual for that day and to receive a portion of the Down-MACRO holding trust's available income accrual for that day.

•
If the medical inflation ratio of the Applicable Reference Value of Medical Inflation on the day of determination to the Applicable Reference Value of Medical Inflation on the closing date is less than the hurdle rate compounded for the period of time elapsed from the closing date until that day of determination, the Up-MACRO holding trust will become obligated to pay a portion of its available income accrual for that day to the Down-MACRO holding trust.

If actual fees and expenses of the Up-MACRO holding and tradeable trust exceed the daily fee accrual and an additional deduction amount must be deposited into the fee deduction account on any distribution date, then the amount of the quarterly distribution that will be made on that distribution date by the Up-MACRO holding trust will be reduced accordingly, even though the earned income components of underlying value throughout the preceding calculation period indicated that a higher quarterly distribution would be made on that distribution date. If amounts are due to the Up-MACRO holding trust from the Down-MACRO holding trust under the income distribution agreement on any distribution date, but the actual fees and expenses of the Down-MACRO holding and tradeable trust exceed the fee deduction amount, then the amount payable by the Down-MACRO holding trust to the Up-MACRO holding trust under the income distribution agreement and the quarterly distribution made by the Up-MACRO holding trust will be reduced accordingly.

The underlying value of the Up-MACRO holding trust on each distribution date will be calculated before available income, if any, is deducted from that underlying value and set aside for payment as a quarterly distribution on the related distribution payment date. As a result, the underlying value of the Up-MACRO holding trust on the day following each distribution date will reflect a relative decrease from the underlying value on that distribution date which will be unrelated to any movement in the level of the Applicable Reference Value of Medical Inflation.

On each distribution date, other than on the final scheduled termination date or an early termination date and other than with respect to any holding shares for which a redemption order was placed and settled prior to the related record date, the Up-MACRO holding trust will declare a "quarterly distribution" on each outstanding Up-MACRO holding share equal to:

•	the sum of Up-MACRO earned income accruals for each day of the preceding calculation period multiplied by

•	a fraction the numerator of which is one Up-MACRO holding share and the denominator of which is the aggregate number of outstanding Up-MACRO holding shares on that distribution date.

On the distribution payment date that follows each distribution date, after the Up-MACRO holding trust has made a quarterly distribution on the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will pass through on each outstanding Up-MACRO tradeable share an amount equal to:

•	the quarterly distribution received by the Up-MACRO tradeable trust from the Up-MACRO holding trust on that distribution payment date divided by

•	the aggregate number of outstanding Up-MACRO tradeable shares on that distribution date.

For a more detailed description of how payments under the income distribution agreement are calculated, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — The Income Distribution Agreement."

Distributions of the Up-MACRO earned income accruals on the final scheduled termination date, an early termination date or any redemption date will be made as part of the final distribution that is made on those dates, as described in the next section of this summary entitled "— Final Distribution," and in greater detail in the section entitled "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution."

On each distribution date, the "available income" of the Up-MACRO holding trust will be equal to all funds on deposit in the trust on that distribution date after the trust has (i) set aside an amount equal to the fee deduction amount plus any additional deduction amount to pay fees and expenses, (ii) made a payment to or received a payment from the Down-MACRO holding trust under the income distribution agreement and (iii) acquired treasuries with an aggregate purchase price equal to the aggregate par amount of the Up-MACRO holding shares as of that distribution date.

If the available income of the Up-MACRO holding trust for any calculation period is a negative number, then the available income of the Up-MACRO holding trust for the applicable distribution date will be equal to zero and the Up-MACRO holding trust will not make any payments under the income distribution agreement or any quarterly distribution to its shareholders on that distribution date unless it was entitled to and received a portion of the Down-MACRO holding trust's available income. However, since the administrative agent will be required to use commercially reasonable efforts to direct the acquisition of identical assets for each of the paired holding trusts, and each trust has the same daily fee accrual rate, it is unlikely that there would be a significant difference in the income accrued by each of the trusts during any period.

We refer to the product of the aggregate number of outstanding shares issued by the Up-MACRO holding trust and a stated par amount of $[20] per share as the "Up-MACRO aggregate par amount" and to the product of the aggregate number of outstanding shares issued by the Down-MACRO holding trust and a stated par amount of $[20] per share as the "Down-MACRO aggregate par amount."

If available, an amount equal to the Up-MACRO aggregate par amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each distribution date unless that distribution date is the final scheduled termination date or an early termination date. If a redemption order is delivered on a distribution date or on the day preceding a distribution date, the Up-MACRO aggregate par amount will first be reduced by the aggregate par amount of any Up-MACRO holding shares being redeemed. If, after depositing the fee deduction amount plus any additional deduction amount into the fee payment account, the funds remaining on deposit in the Up-MACRO holding trust on any distribution date are equal to or less than the Up-MACRO aggregate par amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no available income on that date. If less than the Up-MACRO aggregate par amount is invested in treasuries on any distribution date because the fee deduction amount plus any additional deduction amount exceeded the income on the Up-MACRO holding trust's treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent distribution dates until the amount invested does equal the Up-MACRO aggregate par amount.

The Up-MACRO holding trust may make minimal or no quarterly distributions to its shareholders on one or more distribution dates if treasury yield rates drop to and remain below the fee accrual rate of 1.00% following the closing date, as such rate may be effectively adjusted by the withdrawal of additional deduction amounts from the Up-MACRO holding trust. However, assuming there are no deficiencies in the amount that was invested on behalf of the paired holding trusts during previous calculation periods and that actual fees and expenses did not exceed the fee deduction amount, any daily yield on the treasuries during any calculation period that is in excess of the daily fee accrual rate for that calculation period will be distributed to the holders of the paired holding shares as a quarterly distribution. The allocation of this yield as between the Up-MACRO and the Down-MACRO holding shares will be determined under the income distribution agreement based on the Applicable Reference Value of Medical Inflation on each day of the preceding calculation period. See "RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions."

The administrative agent will always use a "last in, first out" method for selecting which treasuries to deliver in a redemption of the tradable shares. As a result, in both a rising and a falling interest rate environment, paired optional redemptions that are effected between distribution dates may result in a decrease in the daily yield rate on the treasuries in the paired holding trusts for the remaining shareholders. See "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

The available income of the Down-MACRO holding trust will be calculated in the same way as that of the Up-MACRO holding trust. If available, an amount equal to the Down-MACRO aggregate par amount on each distribution date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such distribution date is the final scheduled termination date or an early termination date), but the amount actually invested may be less on one or more distribution dates if the fee deduction amount plus any additional deduction amount for the Down-MACRO holding trust exceeded the Down-MACRO holding trust's income on those distribution dates.

If the Up-MACRO holding trust has no available income on any distribution date, then it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust. Similarly, if on any distribution date the proceeds of the treasuries in the Down-MACRO holding trust minus its fee deduction amount plus any additional deduction amount are equal to or less than the Down-MACRO aggregate par amount, then the Down-MACRO holding trust will not have any available income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up-MACRO holding trust on that distribution date. If either of the paired holding trusts fails to make a payment under the income distribution agreement on any distribution date because it does not have any available income, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

Furthermore, if on any distribution date the Up-MACRO holding trust does not have any available income and does not receive any available income from the Down-MACRO holding trust, it will not make any quarterly distribution to its shareholders on that distribution date. The Up-MACRO holding trust is not required to make quarterly distributions in any stated amount and if no funds are available to make a quarterly distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date. See "RISK FACTORS — You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Final Distribution

General

The Up-MACRO holding trust will declare a final distribution on all or a portion of the Up-MACRO holding shares on the earliest to occur of:

•	the distribution date scheduled to occur in December [ ], 2017, which we refer to as the "final scheduled termination date";

•	an "early termination date," which is the next distribution date that follows the occurrence of a termination trigger; and

•	a "redemption order date," which is any business day on which an authorized participant places an order for a paired optional redemption of all or a portion of the paired holding shares.

The final distribution declared by the Up-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption order date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down-MACRO holding trust under the settlement contracts that are settled in connection with the redemption of shares. The final payment under the settlement contracts will, in turn, be determined by the underlying value of the Up-MACRO holding trust on (i) the last day preceding the final scheduled termination date, (ii) the last day preceding an early termination date and, (iii) in the case of a paired optional redemption, the relevant redemption order date.

The purpose of the final payment under the settlement contracts is to transfer assets between the paired holding trusts such that each trust has cash and treasuries in an amount equal to its underlying value at the time of settlement.

•
If the medical inflation ratio of the Applicable Reference Value of Medical Inflation on the relevant day of measurement to the Applicable Reference Value of Medical Inflation on the closing date is greater than hurdle rate, compounded for the period of time from the closing date to the relevant day of measurement, the underlying value of the Up-MACRO holding trust will be equal to all of the cash and treasuries that it holds on deposit plus a portion of the Down-MACRO holding trust's cash and treasuries.

•
If the medical inflation ratio of the Applicable Reference Value of Medical Inflation on the relevant day of measurement to the Applicable Reference Value of Medical Inflation on the closing date is less than hurdle rate, compounded for the period of time from the closing date to the relevant day of measurement, the underlying value of the Up-MACRO holding trust will be equal to only that portion of the cash and treasuries that it holds on deposit which it is not required to deliver to the Down-MACRO holding trust.

For a more detailed description of how the underlying value of the Up-MACRO holding trust and payments under the settlement contracts are calculated, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Calculation of Underlying Value" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — The Settlement Contracts."

On the final scheduled termination date or an early termination date, the Up-MACRO holding trust will declare a final distribution in redemption of its Up-MACRO holding shares in an amount equal to the underlying value of the Up-MACRO holding trust on the last day preceding the final scheduled termination date or the last day preceding the early termination date. On the distribution payment date that follows the final scheduled termination date or early termination date, the trustee will pay the final distribution to each holder of the outstanding Up-MACRO holding shares in redemption of those shares. On that same distribution payment date, the Up-MACRO tradeable trust will pass through the final distribution that it receives on the Up-MACRO holding shares that it holds on deposit to the holders of its Up-MACRO tradeable shares in redemption of those shares.

The redemption of all or only a portion of the paired holding shares in a paired optional redemption may be directed by one or more authorized participants who are the beneficial holders of those shares on any business day. Although the Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, authorized participants may acquire Up-MACRO tradeable shares and exchange them for the underlying Up-MACRO holding shares. As discussed in greater detail later in this section, unless you are an authorized participant, you will not have a right to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. Consequently, you will only be able to liquidate your investment in the Up-MACRO tradeable shares prior to the final scheduled termination date or an early termination date by selling them to an investor who is willing to purchase them from you, including any authorized participant who may wish to acquire those shares in order to exchange them for Up-MACRO holding shares and then direct a paired optional redemption. The market price that you are able to obtain for your Up-MACRO tradeable shares may be less than the price you paid for those shares and less than the per share underlying value that is represented by those shares for the reasons discussed in "RISK FACTORS — Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may effect the market price of your Up-MACRO shares."

If the fee deduction amount plus any additional deduction amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust exceed the income of the Up-MACRO holding trust on the current distribution date or on one or more preceding distribution dates and the resulting deficiency in the Up-MACRO investment amount was not made up on subsequent distribution dates, the underlying value of the Up-MACRO holding trust and, consequently, the final distribution declared by the Up-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption order date will reflect that resulting deficiency.

Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

On the final scheduled termination date or an early termination date, the trustee will cause the paired holding trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on or after those dates. After the settlement contracts have been settled, the Up-MACRO holding trust will declare a final distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the distribution payment date that follows the final scheduled termination date or early termination date, the Up-MACRO holding trust will distribute on each outstanding Up-MACRO holding share a "final distribution" in cash equal to:

•	the underlying value of the Up-MACRO holding trust on the last business day preceding that final scheduled termination date or that early termination date divided by

•	the aggregate number of Up-MACRO holding shares that have been issued but not yet redeemed as of that date.

For purposes of settling the settlement contracts and making a final distribution on the final scheduled termination date or an early termination date, underlying value will include the Up-MACRO earned income accrual for the final scheduled termination date or early termination date. The final distribution will include the cumulative Up-MACRO earned income accruals that would have been distributed as a quarterly distribution if the final scheduled termination date or early termination date had been an ordinary distribution date.

The Up-MACRO tradeable trust will pass through any final distribution that it receives on the Up-MACRO holding shares that it holds on deposit on the final scheduled termination date or early termination date. On the distribution payment date that follows the final scheduled termination date or early termination date, the trustee will distribute on each outstanding Up-MACRO tradeable share an amount equal to:

•	the final distribution received from the Up-MACRO holding trust on that distribution payment date divided by

•	the aggregate number of outstanding Up-MACRO tradeable shares that have been issued but not yet redeemed as of that date.

Upon receipt of a final distribution on the final scheduled termination date or an early termination date, your Up-MACRO holding shares or Up-MACRO tradeable shares will be considered to be redeemed in full and the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable, will have no further obligations with respect to those shares even if the amount of the final distribution is less than the aggregate par amount of your Up-MACRO holding or tradeable shares or less than the purchase price you paid for those shares. See "RISK FACTORS — You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Authorized participants may continue to direct paired optional redemptions at the per share underlying value of the shares being redeemed after the occurrence of a termination trigger related to a decrease in the underlying value of the Up-MACRO holding trust to 15% or less of the assets which it holds on deposit or an increase in that underlying value to 185% of more of the assets it holds on deposit. The last redemption order may be placed on the last business day prior to the early termination date that will follow the termination trigger.

Final Distributions in Paired Optional Redemptions

Any time after July 1, 2008 and prior to the final scheduled termination date or an early termination date, the paired holding shares may be redeemed on any business day in what we refer to as a "paired optional redemption." The discussion which follows describing paired optional redemptions and the final distribution that will be declared on the related redemption order date applies only to the Up-MACRO holding shares, because the Up-MACRO tradeable shares cannot be redeemed. However, this discussion is relevant to holders of Up-MACRO tradeable shares, because it explains the rules that authorized participants must follow in order to effect paired optional redemptions and the ability to effect these redemptions may affect the demand for the Up-MACRO tradeable shares. See "RISK FACTORS — The return on your shares is uncertain — The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

On any business day occurring after July 1, 2008, any authorized participant may direct a paired optional redemption in which the Up-MACRO holding shares and Down-MACRO holding shares will be redeemed concurrently and proportionately in MACRO units. A "MACRO unit" consists of 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares. Authorized participants may acquire one or more MACRO units by purchasing a sufficient number of holding shares or a sufficient number of tradeable shares which they exchange for the underlying Up-MACRO or Down-MACRO holding shares. The Up-MACRO tradeable shares are exchangeable for the underlying Up-MACRO holding shares at any time by authorized participants on a one-to-one basis. A tender of paired holding shares for redemption will be irrevocable.

In order to be an "authorized participant," an entity must (1) be a registered broker-dealer and a member in good standing with the Financial Industry Regulatory Authority ("FINRA"), or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of the FINRA in order to engage in securities transactions, (2) be a participant in DTC or have indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant, (3) not be a benefit plan investor for purposes of the Employee Retirement Income Security Act of 1974, and (4) have entered into a "participants agreement" with us, the administrative agent and the trustee which specifies procedures for the issuance and redemption of paired holding shares. The participants agreement is described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution."

Authorized participants must place redemption orders with the administrative agent by 4:00 p.m. New York time on any business day. The date on which an authorized participant places a redemption order is referred to as the "redemption order date," and the following business day on which the redemption is effected is referred to as the "redemption date," except that, in the case of any redemption order that is delivered on a distribution date or on the business day following a distribution date, the "redemption date" will be the third business day following the redemption order date to ensure that any authorized participant who places a redemption order on these two days will still be considered a holder of record on the record date and, therefore, eligible to receive its quarterly distribution for the preceding calculation period. Each redeeming authorized participant must deliver to the administrative agent a redemption order with the following information:

•
the authorized participant's e-mail address and personal identification number, and the personal identification number of the person who is submitting the creation order on behalf of the authorized participant;

•	the number of MACRO units being redeemed; and

•	whether the authorized participant wishes to submit holding shares for redemption or tradeable shares for exchange, followed by redemption.

Not later than 4:00 p.m. New York time on the redemption date, the authorized participant who placed the redemption order must deliver to the trustee:

•
Up-MACRO holding and/or tradeable shares and Down-MACRO holding and/or tradeable shares that in the aggregate constitute the requisite number of MACRO units being redeemed by such authorized participant;

•
the applicable "redemption cash component," if applicable, which are funds that must be delivered by the authorized participant in connection with any redemption in which treasuries are being delivered to make the final distribution and these treasuries, valued at their acquisition cost, represent a value in excess of the per share underlying value of the shares being redeemed; and

•	a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for administrative costs related to effecting the paired optional redemption.

If all conditions to effecting a paired optional redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming authorized participant by 3:00 p.m. New York time on the redemption date. If the redemption order was placed on a distribution date, the redeeming authorized participant will receive cash. If there was a net increase in the aggregate par amount of the paired holding trusts on any redemption date that was also an issuance date, because more MACRO units were created than redeemed, redeeming authorized participants will also receive their final distribution from the paired holding trusts in cash out of the funds delivered to the trusts by the authorized participants who created shares on the same date. If any paired issuances were effected on the redemption date, even if there was a net decrease in the aggregate par amount of the paired holding trusts, redeeming authorized participants will receive a portion of their final distribution in cash out of the funds delivered to the trusts by the creating authorized participants and also out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the final distribution will be delivered in treasuries.

The amount of cash and/or treasuries that will be delivered on the redemption date in a paired optional redemption will always be equal to the aggregate per share underlying values of the paired holding shares being redeemed, calculated as of the redemption order date. In the case of a paired optional redemption that is ordered on a distribution date or on the business day following a distribution date, the amount delivered on the related redemption date will consist of the aggregate per share underlying value of the shares being redeemed plus the earned income accruals for all intervening days between the redemption order date and the redemption date, calculated on the basis of the Applicable Reference Value of Medical Inflation as of the redemption order date.

Upon receipt of the final distribution in a paired optional redemption, the Up-MACRO holding shares presented for redemption will be considered to be redeemed in full and the Up-MACRO holding trust will have no further obligations with respect to those shares, even if the amount of the final distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the authorized participant. See "RISK FACTORS— The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO unit, new settlement contracts will be entered into if there is a net increase in the Up-MACRO and Down-MACRO aggregate par amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both a redemption date and an issuance date. On any day on which shares are being redeemed, but no new shares are being issued, the number of settlement contracts that will be settled will be equal to the number of MACRO units that are being redeemed.

In connection with the settlement of the settlement contracts and payment of a final distribution in the case of redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a "last in, first out" basis such that the value of the segregated treasuries is equal to the product of the applicable redemption percentage and the aggregate value of all of the treasuries held by each trust. The "value" of each treasury will be equal to the purchase price at which the applicable paired holding trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date. The "redemption percentage" for the Up-MACRO and Down-MACRO holding shares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Up-MACRO or Down-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Up-MACRO or Down-MACRO holding shares that are outstanding prior to the redemption. The selection and delivery of treasuries must comply with certain requirements and conditions, as described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — United States Treasury Obligations." For a discussion of the potential risks associated with the delivery of treasuries instead of cash as a final distribution, see "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

After the settlement contracts have been settled, the paired holding trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming authorized participant as the final distribution on the shares being redeemed. The paired holding trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other holding trust to the redeeming authorized participant as the final distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the final distribution will be distributed ratably, by type, to each redeeming authorized participant.

Following a paired optional redemption, the trustee will record a reduction in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding. If MACRO units are being both redeemed and issued on the same day at the direction of several authorized participants, the trustee will record a reduction only if a net decrease in the aggregate par amount has occurred. For more information about paired optional redemptions, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution."

Paired Issuances

At any time prior to the final scheduled termination date or an early termination date, on any business day, an authorized participant may effect a "paired issuance" by directing the paired holding trusts to issue additional shares in a minimum number of Up-MACRO and Down-MACRO holding shares constituting at least one MACRO unit. If so directed by the authorized participant, the Up-MACRO holding trust and the Down-MACRO holding trust will issue additional paired holding shares to the authorized participant who may then choose to hold such shares or allow them to be deposited into the Up-MACRO and Down-MACRO tradeable trusts in minimum lots of 50,000 shares. In such case, the tradeable trusts will issue tradeable shares on a one-to-one basis in exchange for the deposited holding shares and these tradeable shares will be delivered to the authorized participant to satisfy its creation order. Paired holding shares and Up-MACRO and Down-MACRO tradeable shares will always be issued by the relevant trust at the per share underlying value of these shares on the date on which a creation order is delivered by an authorized participant.

For each additional Up-MACRO holding share that is deposited into the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will issue one additional Up-MACRO tradeable share. Although the number of Up-MACRO tradeable shares will increase with each issuance and decrease with each exchange by an authorized participant of Up-MACRO tradeable shares for Up-MACRO holding shares, the Up-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by the Up-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up-MACRO tradeable shares that are outstanding on any specified date.

To create a new MACRO unit, an authorized participant must place a creation order with the administrative agent by 4:00 p.m. New York time on any business day. Any creation order that is not placed within the specified time will be automatically cancelled and may be resubmitted by the applicable authorized participant, if it so desires, on the next business day at that day's per share underlying value. The day on which an authorized participant delivers a creation order is referred to as the "issuance order date" and the following business day on which the paired issuance is effected is referred to as the "issuance date," except that, in the case of any creation order that is delivered on a distribution date or on the business day following a distribution date, the "issuance date" will be the third business day following the issuance order date to ensure that any authorized participant who places a creation order on these two days, after underlying value no longer reflects earned income accruals for the preceding calculation period, will not be eligible to receive a quarterly distribution on the distribution payment date that follows that distribution date. Each creating authorized participant must deliver to the administrative agent a creation order with the following information:

•
the authorized participant's e-mail and personal identification number and the personal identification number of the person who is submitting the creation order on behalf of the authorized participant;

•	the number of MACRO units being created; and

•	whether the authorized participant wishes to have holding shares or tradeable shares delivered to its account - if no specification is made, tradeable shares will be delivered.

Concurrently with each paired issuance, an authorized participant will be deemed to have directed the deposit of the issued Up-MACRO and Down-MACRO holding shares into the Up-MACRO and Down-MACRO tradeable trust, respectively, and the issuance by each tradeable trust of Up-MACRO and Down-MACRO tradeable shares in exchange for the deposited holding shares. If the authorized participant wishes instead to receive holding shares, it must specify this preference in its creation order.

By 10:00 a.m. New York time on the issuance date, the authorized participant must deposit immediately available funds in an amount equal to:

•	the aggregate per share underlying value of the Up-MACRO holding shares being created, as measured on the issuance order date;

•	the aggregate per share underlying value of the Down-MACRO holding shares being created, as measured on the issuance order date; and

•	a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for administrative costs related to effecting the paired issuance.

In the case of any paired issuance ordered on a distribution date or on the business day following a distribution date, the amount that must be delivered by the authorized participant must also include the earned income accruals for each intervening day between the issuance order date up to but not including the issuance date, as calculated on the basis of the Applicable Reference Value of Medical Inflation on the issuance order date.

Creation orders for new MACRO units will be processed through a manual clearing process operated by DTC. By 3:00 p.m. New York time on the issuance date, the administrative agent will instruct the trustee to deliver to the authorized participant's account at DTC Up-MACRO and Down-MACRO tradeable shares equal to the number of underlying paired holding shares that were created in the paired issuance. If the authorized participant specifies that it wishes to receive holding shares instead of tradeable shares, then the holding shares that were created in the paired issuance will not be deposited into the tradeable trusts, but will be delivered directly to the authorized participant.

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO unit, new settlement contracts will be entered into if there is a net increase in the Up-MACRO and Down-MACRO aggregate par amount and settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both an issuance date and a redemption date. The trustee will cause the paired holding trusts to enter into one new settlement contract for each new MACRO unit that is created in a paired issuance on any issuance date that is not also a redemption date.

The trustee will deposit one-half of the aggregate funds received by it in connection with an issuance of paired holding shares into the Up-MACRO holding trust and the other half into the Down-MACRO holding trust, without regard to the per share underlying values at which the Up-MACRO and Down-MACRO holding shares were issued, in order to preserve the one-to-one ratio of assets on deposit in the paired holding trusts.

Following a paired issuance, the trustee will record an increase in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding. If MACRO units are being both issued and redeemed on the same day at the direction of several authorized participants, the trustee will record an increase only if a net increase in the aggregate par amount has occurred.

For more information about paired issuances, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Paired Issuances."

Exchanges

Authorized participants may place an order with the administrative agent to exchange their tradeable shares on a one-to-one basis for the underlying holding shares in minimum lots of 50,000 even if they do not wish to then effect a paired optional redemption. Authorized participants may also exchange their existing holding shares for tradeable shares other than in connection with a paired issuance by delivering holding shares in minimum lots of 50,000 shares to the trustee for the applicable tradeable trust and requesting the trustee to deposit these holding shares into the tradeable trust and issue tradeable shares to the authorized participant in exchange for the holding shares. No transaction fee will be payable in connection with exchanges. Authorized participants who place an exchange order will be registered as the beneficial holders of the underlying holding shares or of the tradeable shares, as applicable, on the first business day following the day on which the exchange order is placed. The administrative agent will reject an exchange order that would cause the Up-MACRO tradeable trust to hold less than a majority of the Up-MACRO holding shares.

Termination Triggers

The occurrence of specified events, which we refer to as "termination triggers," will cause an automatic termination of the income distribution agreement and the settlement contracts and an early redemption of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares. Upon obtaining knowledge or receiving notice of the occurrence of a termination trigger, we will file a Form 8-K disclosing the termination trigger. The following events will constitute termination triggers:

•
on any index publication day, an aggregate inflation index designated as the medical care aggregate index ceases to be calculated or published by the BLS or ceases to constitute a component of the CPI-U;

•
on any day, the Underlying Value of the Up-MACRO holding trust rises to or above 185% of the cash and treasuries on deposit in that trust or falls to or below 15% of the cash and treasuries on deposit in that trust, and remains at this level for the next two (2) consecutive index publication days;

•
either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes required to register as an "investment company" under the Investment Company Act of 1940, as amended, provided, that the failure of the Up-MACRO tradeable trust to hold at least a majority of the Up-MACRO holding shares or the failure of the Down-MACRO tradeable trust to hold at least a majority of the Down-MACRO holding shares will not constitute a termination trigger until the expiration of 90 days following the date as of which such failure first occurred, during which period the administrative agent will be permitted to seek to remedy such failure;

•
either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes a commodities pool that is subject to regulation under the Commodity Exchange Act, as amended;

•	DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of a depository for the MACRO trusts;

•
the administrative agent resigns or is unable to perform its duties under one or all of the trust agreements for any of the MACRO trusts, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the trust agreements;

•
we elect to terminate the Up-MACRO holding trust and 66 and 2/3% of the holders of the Up-MACRO holding trust and the Down-MACRO holding trust, each voting as a separate class (with each holder of tradeable shares being entitled to vote the underlying holding shares on deposit in its tradeable trust), consent to such termination;

•
either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

•	the amount of cash and treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is reduced to less than ten (10) million dollars; and

•
the amount of cash and treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is reduced to fifty (50) million dollars or less and we elect, in our discretion, to terminate the paired holding trusts.

In the event that the redemption and creation of paired holding shares results at any time in the Up-MACRO tradeable trust holding less than a majority of all outstanding Up-MACRO holding shares or in the Down-MACRO tradeable trust holding less than a majority of all outstanding Down-MACRO holding shares, the administrative agent will seek to remedy this situation during the 90-day cure period permitted for this purpose by requesting authorized participants to deposit outstanding holding shares into the applicable tradeable trust and accepting in exchange for these holding shares the related tradeable shares. If the Up-MACRO tradeable trust and/or the Down-MACRO tradeable trust is still not the majority holder of the related holding shares at the end of the 90-day cure period, a termination trigger will occur.

On the next distribution date following the occurrence of a termination trigger, which we refer to as an "early termination date," the trustee will cause the paired holding trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the underlying value of the paired holding trust on the business day preceding the early termination date. This underlying value may be higher or lower than the underlying value at the time when the termination trigger occurred, as described under "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts and the tradeable trusts may terminate early." The final distribution will be determined as described above under "— Final Distribution" and in greater detail under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution." Following this final distribution, the Up-MACRO holding shares and the Up-MACRO tradeable shares will be considered to be redeemed in full and will cease to be outstanding.

Authorized participants may continue to direct paired optional redemptions and paired issuances at the per share underlying value of the shares being created after the occurrence of a termination trigger related to a decrease in the underlying value of one of the paired holding trusts to 15% or less of the assets that trust holds on deposit. The last creation or redemption order may be placed on the last business day prior to the early termination date that will follow the termination trigger.

Any payments under the income distribution agreement and the settlement contracts and any quarterly or final distribution to be made by either of the paired holding trusts, or passed through on the Up-MACRO tradeable shares by the Up-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant termination trigger was the voluntary or involuntary bankruptcy of either of the paired holding trusts or of the Up-MACRO tradeable trust.

For more information about termination triggers, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Termination Triggers."

Fees and Expenses

On each distribution date, the Up-MACRO holding trust is required to deposit the fee deduction amount into the fee payment account to be applied to the payment of the expenses and fees incurred by the Up-MACRO holding trust and the Up-MACRO tradeable trust during the preceding calculation period. The "fee deduction amount" will equal, for each calculation period, the sum of, for each day during that calculation period, the Up-MACRO asset amount as of that day multiplied by a daily fee accrual rate, which will be equal to an annual rate of 1.00% divided by 365 or 366, depending upon the number of days in the current year. After first being used to pay the expenses of the trusts, which will include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses and (iv) treasury settlement expenses, the remaining funds in the fee payment account will be applied to pay the fees charged by entities that provide services or license intellectual property to the trusts. These fees will principally include (i) a fee payable to the trustee for administering the Up-MACRO holding trust and the Up-MACRO tradeable trust, (ii) fees payable to independent accountants for the Up-MACRO holding and tradeable trusts, (iii) fees payable to [ ] for acting as a listing exchange agent, (iv) legal fees incurred by the Up-MACRO holding and tradeable trusts (v) all other fees and expenses of third-party service providers incurred by or on behalf of the trusts, including in connection with their formation, which was paid on behalf of the trusts by [MacroMarkets LLC and Natixis Securities North America Inc.], (vi) a fee payable to MacroMarkets LLC for acting as the administrative agent on behalf of the Up-MACRO holding trust and the Up-MACRO tradeable trust, which will accrue at an annualized rate of 0.05% of the Up-MACRO asset amount, (vii) a fee payable to Natixis Securities North America Inc. for acting as a marketing agent for the Up-MACRO holding and tradeable trusts, which will accrue at an annualized rate of 0.20% of the Up-MACRO Asset Amount, (viii) a fee payable to MACRO Financial, LLC for acting as a marketing agent for the Up-MACRO holding and tradeable trusts, which will accrue at an annualized rate of 0.20% of the Up-MACRO asset amount, (ix) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MACROs structure, which will accrue at an annualized rate of 0.10% on the Up-MACRO asset amount, (x) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in this prospectus, which will accrue at an annualized rate of 0.05% on the Up-MACRO asset amount. These fees and expenses payable by the Up-MACRO holding trust will accrue during each calculation period and will be payable in arrears on each distribution payment date or, at the direction of the administrative agent, on any business day occurring during each calculation period.

To the extent that the fee deduction amount is insufficient on any distribution date to pay in full the fees and expenses of the Up-MACRO holding and tradeable trusts, an "additional deduction amount" equal to the amount necessary to pay such excess fees and expenses will be withdrawn from the assets of the Up-MACRO holding trust, which will result in a decrease in the underlying value of the Up-MACRO holding and tradeable trusts. See "RISK FACTORS— Income on the treasuries may be insufficient to make quarterly distributions."

On the distribution payment date that follows the distribution date occurring in December of each calendar year, any portion of fee deduction amounts deposited into the fee payment account during the preceding calendar year that are excess of that needed to pay in full the expenses and fees of the Up-MACRO holding and tradeable trusts will be delivered by the trustee to us, in our capacity as the depositor for the trusts.

A fee deduction amount will be calculated for the Down-MACRO holding trust in the same manner as that described above for the Up-MACRO holding trust and will be applied on each distribution date, together with any additional deduction amount, to pay the fees and expenses of the Down-MACRO holding trust and the Down-MACRO tradeable trust, which are expected to be comparable to those of the Up-MACRO holding and tradeable trusts.

For more information about the fees and expenses of the paired holding trusts, see "DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Holding Trusts."

Form of the Shares

The Up-MACRO holding shares will be issued in the form of one or more global certificates representing an undivided beneficial interest in the Up-MACRO holding trust. The Up-MACRO holding shares may only be acquired and held by the Up-MACRO tradeable trust, authorized participants or "qualified institutional buyers," as defined in Rule 144A of the Securities Act of 1933, and only in a minimum lot of 5,000 shares and multiples of 1,000 shares in excess of such minimum lot. Authorized participants may deposit their Up-MACRO holding shares into the Up-MACRO tradeable trust and direct that trust to issue to them one Up-MACRO tradeable share for each Up-MACRO holding share so deposited. Authorized participants must deposit Up-MACRO holding shares into the Up-MACRO tradeable trust in minimum lots of 50,000.

The Up-MACRO tradeable shares will be issued in the form of one or more global certificates representing an undivided beneficial interest in the Up-MACRO tradeable trust. There are no minimum lot requirements applicable to the Up-MACRO tradeable shares. Authorized participants may exchange their Up-MACRO tradeable shares for the underlying Up-MACRO holding shares in minimum lots of 50,000. An authorized participant will receive one Up-MACRO holding share for each Up-MACRO tradeable share that it presents for exchange to the trustee.

The Up-MACRO holding shares and the Up-MACRO tradeable shares will be issued in the form of one or more global certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or "DTC," and deposited with DTC in the United States or with Clearstream Banking, société anonyme or Euroclear Bank S.A./NV in Europe. If you are not a participant in DTC or in Clearstream or Euroclear, you may hold an interest in the Up-MACRO holding shares or the Up-MACRO tradeable shares only by opening an account with a participant or with certain banks, brokers, dealers, trust companies and other parties that maintain a custodial relationship with a DTC participant. You will not receive a physical certificate and you will not be considered the registered holder of the global certificate representing your Up-MACRO holding shares or your Up-MACRO tradeable shares.

For more information about the form of your shares, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Book-Entry Registration."

Listing

The Up-MACRO tradeable shares will trade on the [    ] under the symbol "[   ]." See "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Listing."

The Up-MACRO holding shares will not be listed on any exchange.

Federal Income Tax Considerations

Skadden, Arps, Slate, Meagher & Flom LLP will issue its opinion that for United States federal income tax purposes (i) the Up-MACRO tradeable trust will be classified as a grantor trust and not as an association taxable as a corporation and (ii) the Up-MACRO holding trust will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation. Accordingly, holders of Up-MACRO tradeable shares will be required to include in income their distributive share of the income, gain, loss and deduction of the Up-MACRO holding trust regardless of any cash distributions on their shares; moreover, the ability of such holders to utilize those deductions and losses will be subject to limitations. In addition, gain or loss attributable to redemptions by holders of Up-MACRO holding shares will be attributed to such redeeming shareholders. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" for a more detailed discussion.

ERISA Considerations for Up-MACRO Tradeable Shares

We anticipate that the Up-MACRO tradeable shares will meet the criteria for "publicly-offered securities" under the Plan Assets Regulation issued by the Department of Labor.

Although no assurances can be given, we expect that:

•	there will be no restrictions imposed on the transfer of the Up-MACRO tradeable shares under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA";

•	the Up-MACRO tradeable shares will be held by at least 100 independent investors at the conclusion of this offering; and

•
the Up-MACRO tradeable shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

If the Up-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Up-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Up-MACRO tradeable trust. In that event, transactions involving the Up-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Internal Revenue Code of 1986, as amended, unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption to the prohibited transaction rules applies.

For a detailed discussion of the ERISA-related considerations that apply to an investment in the Up-MACRO tradeable shares, see "CERTAIN ERISA CONSIDERATIONS."

ERISA Considerations for Up-MACRO Holding Shares

It is not anticipated that the Up-MACRO holding shares will meet the criteria for "publicly-offered securities" or any other exception to the Plan Assets Regulation issued by the Department of Labor. Accordingly, in order to prevent the assets of the Up-MACRO holding trust from being treated as assets of a plan that is subject to ERISA or the Code, Benefit Plan Investors (as defined in "CERTAIN ERISA CONSIDERATIONS" below) will not be permitted to acquire the Up-MACRO holding shares. Each initial investor will be required to represent and each transferee or subsequent holder will be deemed to have represented that it is not a Benefit Plan Investor.

Any purported purchase or transfer of any Up-MACRO holding share by a purchaser or to a transferee that is a Benefit Plan Investor shall be null and void ab initio.

For a more detailed discussion of the ERISA-related considerations that apply to an investment in the Up-MACRO holding shares, see "CERTAIN ERISA CONSIDERATIONS."

CUSIP Numbers

The CUSIP numbers assigned to the Up-MACRO holding shares, the Up-MACRO tradeable shares, the Down-MACRO holding shares and the Down-MACRO tradeable shares are as follows:

Up-MACRO holding shares	Up-MACRO tradeable shares

CUSIP No.: [ ]	CUSIP No.: [ ]

Down-MACRO holding shares	Down-MACRO tradeable shares

CUSIP No.: [ ]	CUSIP No.: [ ]

RISK FACTORS

An investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares involves significant risks. You should carefully review the information contained in this section before making an investment decision. Please note that whenever we refer to the "Up-MACRO shares" in the risk factors that follow, we are discussing a risk that applies to both the Up-MACRO holding shares and the Up-MACRO tradeable shares. Any risk affecting the Up-MACRO holding shares will also directly affect the Up-MACRO tradeable shares, because the Up-MACRO tradeable shares are entitled to receive only pass-through distributions of amounts received by the Up-MACRO tradeable trust on the Up-MACRO holding shares it holds on deposit.

Please note that when we refer in this section to the "per share underlying value" that is represented by your Up-MACRO holding shares or your Up-MACRO tradeable shares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the settlement contracts and the Up-MACRO holding trust were to make a final distribution on your Up-MACRO holding shares and the Up-MACRO tradeable trust were to pass through such final distribution on your Up-MACRO tradeable shares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Up-MACRO holding shares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Up-MACRO holding shares in order to liquidate your investment in those shares at any time prior to those dates. As a holder of Up-MACRO tradeable shares, you are entitled to receive a final distribution on your Up-MACRO tradeable shares only on the earlier of the final scheduled termination date and an early termination date and you must sell your Up-MACRO tradeable shares in order to liquidate your investment in those shares at any time prior to those dates.

The formula used to calculate underlying value is designed to compensate holders of the Up-MACRO holding and tradeable shares for a rate of increase in the value of the medical care component of the Consumer Price Index that is above a certain designated "hurdle rate," compounded for the period from the closing date to the relevant date of measurement. Conversely, the underlying value formula is designed to create an obligation on the part of the holders of the Up-MACRO holding and tradeable shares to compensate the holders of the Down-MACRO holding and tradeable shares if the rate of increase in the value of the medical care component of the Consumer Price Index is less than the designated hurdle rate or if that value decreases from its level on the closing date during a period of deflation. However, the amount of the compensation that the underlying value formula will yield to the holders of the Up-MACRO holding and tradeable shares is not designed to equal, in absolute terms or in any specified proportion, the increase in the price of medical goods and services, as reflected in the value of the medical component of the Consumer Price Index and an investment in the shares will not offset such price increases, but will provide only some measure of protection against them. The amount of that protection depends upon how quickly these increases occur relative to the compounded hurdle rate, the magnification of the resulting increases and decreases in underlying value that will result from the application of the leverage factor, the length of time you hold your Up-MACRO holding or tradeable shares and the date on which you sell or redeem those shares.

You may lose your entire investment in the Up-MACRO shares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.

The Up-MACRO holding trust will make the following distributions out of the funds to which it is entitled under the income distribution agreement and the settlement contracts: (i) quarterly distributions of the available income on deposit in the Up-MACRO holding trust on each distribution date after it has made or received the required payment under the income distribution agreement and (ii) a final distribution of the assets on deposit in the Up-MACRO holding trust after it has made or received the required final payment under the settlement contracts on the final scheduled termination date, an early termination date or any redemption date. The Up-MACRO holding trust will make quarterly distributions and a final distribution to each holder of its Up-MACRO holding shares, including the Up-MACRO tradeable trust. The Up-MACRO tradeable trust will pass through these distributions to the holders of its Up-MACRO tradeable shares. The Up-MACRO tradeable shares cannot be redeemed, so unless they are acquired by authorized participants and exchanged for the underlying Up-MACRO holding shares, they will remain outstanding until a final distribution is made on those shares on the final scheduled termination date or an early termination date.

The amount of the quarterly distribution that the Up-MACRO holding trust will make on each distribution date will depend upon the amount of income realized by the paired holding trusts on their treasuries and on the level of the Applicable Reference Value of Medical Inflation during the calculation period that preceded that distribution date, which will determine the Up-MACRO holding trust's entitlements to that income. On the final scheduled termination date or an early termination date, any available income that the Up-MACRO holding trust would have distributed if those dates were ordinary distribution dates will instead be included in the final distribution made by the Up-MACRO holding trust on the Up-MACRO holding shares and passed through on the Up-MACRO tradeable shares on those dates. On any redemption date, any available income to which the Up-MACRO holding trust has become entitled since the last distribution date will be included in the final distribution made by the Up-MACRO holding trust on that redemption date. The amount of the quarterly distribution on any distribution date or the available income included in the final distribution may be less than you expected or it may be eliminated entirely as a result of the following factors:

•
if the medical inflation ratio of the Applicable Reference Value of Medical Inflation on a certain day to the Applicable Reference Value of Medical Inflation on the closing date is less than the hurdle rate of 4% compounded for the period from the closing date to the relevant day of measurement, the Up-MACRO holding trust will be required to pay a portion of its available income to the Down-MACRO holding trust under the income distribution agreement, instead of being able to distribute that income to its shareholders;

•
in order to pay the fees and expenses of the Up-MACRO holding and tradeable trusts, a fee deduction amount equal to an annualized fee accrual rate of 100 basis points on the assets of the Up-MACRO holding trust, plus an additional deduction amount if actual fees and expenses of the trusts exceed this accrual rate, are required to be deducted from the income of the Up-MACRO holding trust before the trust may distribute any portion of that income as a quarterly distribution or final distribution to shareholders. If the fee deduction amount and any additional deduction amount exceed the Up-MACRO holding trust's treasury income, the trust will not have any available income for distribution to its shareholders. In addition, if the Up-MACRO holding trust was not able to invest an amount equal to the aggregate par amount of its shares in treasuries on any distribution date, it will be required to use income realized on subsequent distribution dates to make up the deficiency in the amount invested; and

•
a fee deduction amount based on the same accrual rate of 100 basis points and any additional deduction amount, if necessary, must also be deducted from the income of the Down-MACRO holding trust to pay the fees and expenses of the Down-MACRO holding and tradeable trusts. If these deductions exceed the Down-MACRO holding trust's treasury income, the Down-MACRO holding trust will not be required to make any payment out of that income to the Up-MACRO holding trust under the income distribution agreement or the settlement contracts, as applicable.

The final distribution on your Up-MACRO holding shares will depend upon the underlying value of the Up-MACRO holding trust on the last day preceding the final scheduled termination date or an early termination date or the redemption order date that precedes a redemption date. The final distribution passed through on your Up-MACRO tradeable shares will depend upon the underlying value of the Up-MACRO holding trust on the final scheduled termination date or an early termination date.

If the ratio of the Applicable Reference Value of Medical Inflation on any day to the Applicable Reference Value of Medical Inflation on the closing date divided by the compounded hurdle rate is equal to a settlement factor of less than one, the underlying value of the Up-MACRO holding trust will be equal to the treasuries and cash it holds on deposit minus the portion of those treasuries and cash that it would be required to deliver to the Down-MACRO holding trust if the settlement contracts were terminated on that day. Conversely, if the ratio of the Applicable Reference Value of Medical Inflation on any day to the Applicable Reference Value of Medical Inflation on the closing date divided by the compounded hurdle rate is equal to a settlement factor of greater than one, the underlying value of the Up-MACRO holding trust will be equal to the treasuries and cash it holds on deposit plus the portion of the treasuries and cash in the Down-MACRO holding trust to which it would be entitled if the settlement contracts were terminated on that day. When the settlement contracts are actually settled on the final scheduled termination date, an early termination date, or any redemption date, one of the paired holding trusts will make a payment to the other holding trust such that the amount of funds on deposit in each trust is equal to that trust's underlying value as of that date. The Up-MACRO holding trust will make a final distribution on the Up-MACRO holding shares after making or receiving the required final payment under the settlement contracts. The Up-MACRO tradeable trust will pass through this final distribution to the Up-MACRO tradeable shares on the final scheduled termination date or any early termination date.

The initial underlying value of the Up-MACRO holding trust on the closing date will be equal to the aggregate par amount of the Up-MACRO holding shares issued on that date. However, if the ratio of the Applicable Reference Value of Medical Inflation at any time after the closing date to the Applicable Reference Value of Medical Inflation on the closing date is less than the hurdle rate of 4% compounded for the period of time from the closing date to the relevant day of measurement, the underlying value of the Up-MACRO holding trust and the per share underlying value of your Up-MACRO shares will decrease. If the final scheduled termination date, an early termination date, or a redemption date occurs at a time as of which the Applicable Reference Value of Medical Inflation has not grown in value at a rate since the closing date that is greater than the compounded hurdle rate, the Up-MACRO holding trust will make a final distribution that will be equal to less than the funds it holds on deposit, because it will be required to pay a portion of those funds to the Down-MACRO holding trust under the settlement contracts. In this case, the final distribution made on your Up-MACRO holding shares or passed through to you on your Up-MACRO tradeable shares will be below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose all or substantially all of your investment in the Up-MACRO shares.

There is currently no market for the Up-MACRO shares, and no market may develop.

No market will exist for the Up-MACRO holding shares or the Up-MACRO tradeable shares prior to their initial issuance. The Up-MACRO tradeable shares, as well as the Down-MACRO tradeable shares, will be listed on the [    ] and we will seek to maintain such listings while any of these shares are outstanding. However, we cannot guarantee that a secondary market will develop for your Up-MACRO shares or, if a secondary market does develop, that it will provide liquidity of investment or continue for the life of those shares. Any authorized participant may, but will not be obligated to, make a market in any or all of the Up-MACRO holding shares, the Down-MACRO holding shares, the Up-MACRO tradeable shares and the Down-MACRO tradeable shares. The Up-MACRO holding shares and the Up-MACRO tradeable shares may experience price volatility due to the fact that there may be only a limited number of prospective buyers for the shares and the fact that there may be large-scale redemptions and a significant decrease in the size of the paired holding trusts as the rate of change in the Applicable Reference Value of Medical Inflation approaches a level at which a termination trigger may occur. Price volatility may affect the price that you are able to obtain for your shares and your ability to resell the shares. The lack of a market for the Up-MACRO or Down-MACRO holding shares may adversely affect the development of a market for your Up-MACRO tradeable shares. Due to the foregoing considerations, you must be prepared to hold your Up-MACRO shares until their final scheduled termination date. The underlying value of the Up-MACRO holding trust on the final scheduled termination date may be significantly less than its original underlying value and you may, as a result, receive only a minimal or no final distribution on that date and lose all or substantially all of your investment in the Up-MACRO shares.

Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO shares.

The market price of your Up-MACRO shares will be determined by a number of different factors, including the proportion of the current underlying value of the Up-MACRO holding trust that is represented by those Up-MACRO shares, also referred to as their "per share underlying value," which will depend upon the rate of change in the Applicable Reference Value of Medical Inflation, as well as factors such as the prevailing interest rate environment, investor expectations about the inflation rate, the expected growth and vitality of the U.S. economy, the market for medical goods and services and the supply and demand for your shares. The market price of your shares on any date may differ from their per share underlying value as of that date for many reasons, including, but not limited to, the following:

•
investors may expect that the rate of growth in the Applicable Reference Value of Medical Inflation will increase in the future and this expectation may cause an increase in the market price of your shares above their per share underlying value due to the fact that the Up-MACRO shares are potentially a long-term investment; for the same reason, investors' expectations that the rate of growth in the Applicable Reference Value of Medical Inflation will decrease in the future may cause a decrease in the market price of your shares below their per share underlying value;

•
the lack of availability of the Down-MACRO holding shares or the Down-MACRO tradeable shares in the secondary markets may cause an authorized participant to have to pay a premium for those shares in order to be able to effect a paired optional redemption; and, as a result, the price which an authorized participant is willing to pay for your Up-MACRO holding shares or your Up-MACRO tradeable shares may decline;

•
as the per share underlying value of the Up-MACRO shares approaches its maximum or minimum value, the expectation that a termination trigger will occur in the near future and the holding and tradeable trusts will terminate;

•
the value of your Up-MACRO shares, as reflected in the quarterly and annual financial statements prepared by us on behalf of the Up-MACRO holding and tradeable trusts, may be more or less than the per share underlying value of those shares due to the application of accounting principles to the valuation of the settlement contracts held by the Up-MACRO holding trust, which may adversely affect the market price of your Up-MACRO shares; and

•	the supply of Up-MACRO shares may exceed demand for such shares or demand may exceed supply.

The Up-MACRO holding shares can only be redeemed by authorized participants and only as part of a MACRO unit consisting of at least 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares. Consequently, in order to liquidate your investment in the Up-MACRO holding shares, you may have to sell those shares at their prevailing market price, which may be below their per share underlying value for the reasons discussed above.

The Up-MACRO tradeable shares cannot be redeemed at the option of the holders of those shares. Further, unless you are an authorized participant, you will not be able to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of such underlying Up-MACRO holding shares. Consequently, in order to liquidate your investment in the Up-MACRO tradeable shares, you may have to sell those shares at their prevailing market price, which may be below their per share underlying value for the reasons discussed above.

The Up-MACRO holding trust will make distributions on the Up-MACRO holding shares solely from the assets deposited in the paired holding trusts.

The Up-MACRO holding trust will not have any assets or sources of funds other than the treasuries purchased with the net proceeds of the sale of the Up-MACRO holding shares and its rights to receive payments from the Down-MACRO holding trust under the income distribution agreement and the settlement contracts. The Up-MACRO holding trust will be the only entity obligated to make distributions on the Up-MACRO holding shares. The Up-MACRO holding shares will not be insured or guaranteed by us, the authorized participants, the trustee, the administrative agent, the marketing agents, or any of their respective affiliates. Holders of Up-MACRO holding shares, including the Up-MACRO tradeable trust and the holders of its Up-MACRO tradeable shares, will have no contractual recourse to any of these persons or to any other person or entity if the Up-MACRO holding trust has insufficient assets to make any quarterly distributions or a final distribution. The Up-MACRO holding shares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

The entitlement of the Up-MACRO holding trust to its assets and a portion, if any, of the assets in the Down-MACRO holding trust will be based on, and will fluctuate with, its underlying value, which will, in turn, fluctuate based on the level of the Applicable Reference Value of Medical Inflation, as described in this prospectus. Regardless of fluctuations in the respective underlying values of the paired holding trusts, no assets other than available income under the income distribution agreement will be transferred between the trusts until one or more settlement contracts are settled on a redemption date or all settlement contracts are settled on an early termination date or the final scheduled termination date. The sole sources of the final distribution on the Up-MACRO holding shares on any of these dates will be:

•	the portion of the cash and/or treasuries in the Up-MACRO holding trust, if any, which the Up-MACRO holding trust is entitled to retain under the settlement contracts, and

•	the portion or all of the cash and/or treasuries in the Down-MACRO holding trust, if any, which the Up-MACRO holding trust is entitled to receive under the settlement contracts.

The Down-MACRO holding trust will satisfy its obligations under the settlement contracts only out of the assets that it holds on deposit, which will consist of cash and the treasuries that the trustee, at the direction of the administrative agent, purchased on its behalf with the net proceeds of the sale of the Down-MACRO holding shares. The Down-MACRO holding trust will satisfy its obligations under the income distribution agreement only out of the income that it receives on its treasuries during the relevant calculation period, after it has set aside a portion of that income equal to the fee deduction amount and any additional deduction amount to pay its fees and expenses and the fees and expenses of the Down-MACRO tradeable trust.

If the Applicable Reference Value of Medical Inflation has not grown in value at a rate since the closing date that is greater than the hurdle rate of 4% compounded for the period of time from the closing date to the relevant day of measurement, or if that Applicable Reference Value of Medical Inflation has declined since the closing date during a period of deflation, the underlying value of the Up-MACRO holding trust will decrease significantly and such decreases will be magnified by the leverage factor. The underlying value of the Up-MACRO holding trust may decrease to the point at which it would be entitled to none of its own assets or income and none of the assets or income in the Down-MACRO holding trust. In such circumstances, you will lose all or substantially all of your investment in your Up-MACRO shares.

The Up-MACRO tradeable trust will make distributions on the Up-MACRO tradeable shares solely from funds that it receives from the Up-MACRO holding trust.

The Up-MACRO tradeable trust will not have any assets or sources of funds other than Up-MACRO holding shares it holds on deposit. If the Up-MACRO holding trust does not make any distributions on the Up-MACRO holding shares, then the Up-MACRO tradeable trust will not have any distributions to pass through to you on your Up-MACRO tradeable shares. The Up-MACRO tradeable trust will be the only entity obligated to make distributions on the Up-MACRO tradeable shares. The Up-MACRO tradeable shares will not be insured or guaranteed by us, the authorized participants, the trustee, the administrative agent, the marketing agents, or any of their respective affiliates. Holders of Up-MACRO tradeable shares will have no contractual recourse to any of these persons or to any other person or entity if the Up-MACRO tradeable trust has insufficient assets to make any quarterly distributions or a final distribution. The Up-MACRO tradeable shares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

Income on the treasuries may be insufficient to make quarterly distributions.

The assets on deposit in the paired holding trusts will consist entirely of treasuries that mature prior to each distribution date and repurchase agreements that are collateralized by treasuries and that terminate within twenty-four hours of their execution. The treasury repurchase agreements will terminate overnight and will be rolled over into new repurchase agreements with yield rates that are then prevailing in the market. Distribution dates will occur quarterly and, on these dates, each of the paired holding trusts must reinvest the proceeds of the matured treasuries in new treasuries that will be trading at a discount or earning interest at a stated rate, in each case, based on the rates prevailing at the time of reinvestment. If prevailing interest rates or the discount rates offered on the treasuries decline, the interest income realized by the paired holding trusts will decline and the aggregate amount of quarterly distributions made by the paired holding trusts will be reduced. In addition, the paired holding trusts will be required to hold their treasuries to maturity, so if interest rates increase or the treasuries are being sold at higher discounts at any time during the period between distribution dates, you will not be able to benefit from these changes until the next distribution date. As a result you are exposed, as a holder of Up-MACRO holding shares or Up-MACRO tradeable shares, to interest rate risk on the treasuries and treasury repurchase agreements.

Each of the paired holding trusts must pay its fees and expenses and the fees and expenses of the related tradeable trust on each distribution date out of interest income, and if that income is insufficient, out of amounts that would otherwise be invested in treasuries on that distribution date. Fees and expenses are generally expected to accrue at an annual rate of 1.00% on the assets on the assets of the Up-MACRO holding trust. This rate is based upon estimates of fees and expenses which will be incurred on a quarterly or annual basis such as the fees and expenses of independent accountants and outside counsel incurred in connection with the filing of quarterly reports. If the estimates of these fees and expenses are inaccurate or if unexpected expenses are incurred, the quarterly distributions on your Up-MACRO shares will be reduced or eliminated, and, if these fees and expenses exceed the income realized by the Up-MACRO holding trust on its treasuries and the other assets on deposit in the Up-MACRO holding trust must be used to pay these fees and expenses, this will result in a decrease in the underlying value of the Up-MACRO holding trust and in the per share underlying value of your Up-MACRO shares.

The trustee is required to reinvest on behalf of each holding trust an amount equal to the aggregate par amount of that trust's shares in treasuries on each distribution date, if that amount is available to be reinvested out of the trust's assets (other than treasury income) on that date. If less than that amount is available, the resulting deficiency must be made up on subsequent distribution dates out of income available on those dates, if any, which will result in less income being distributed to you as quarterly distributions on those dates.

If prevailing interest rates remain low for an extended period of time, less income will be available to cover the fee deduction amount and any additional deduction amount and, as a result, little or no quarterly distributions will be made by the Up-MACRO holding trust on the Up-MACRO holding shares or passed through by the Up-MACRO tradeable trust on the Up-MACRO tradeable shares and, if these deduction amounts exceed the Up-MACRO holding trust’s treasury income, the per share underlying value of your Up-MACRO shares will be reduced.

The paired holding trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.

The administrative agent will instruct the trustee to invest a portion of the funds on deposit in each of the paired holding trusts in repurchase agreements for U.S. Treasury obligations. In the event that the seller under a treasury repurchase agreement defaults on its obligation to repurchase from the applicable holding trust the U.S. Treasury securities that were transferred under that agreement, the trustee will be required to deliver a default notice to the seller. After delivery of that notice, the trustee will be entitled to exercise all of the remedies permitted to be taken under the repurchase agreement, including retaining the transferred treasuries, in which case the trustee, acting at the direction of the administrative agent, must liquidate these treasuries on behalf of the applicable holding trust. The seller in each repurchase agreement entered into by a holding trust will be required to deliver treasuries with a market value, as measured on the date of transfer and discounted by the expected transaction costs which would be incurred if the holding trust had to liquidate such collateral following a default by the seller, that will be at least equal to the repurchase price specified in such repurchase agreement. However, in the event that the actual price that the holding trust is able to obtain for the treasuries is less than what those treasuries were valued at for purposes of the repurchase agreement, the amount of funds available to make quarterly and final distributions to shareholders of the Up-MACRO holding trust or passed through to shareholders of the Up-MACRO tradeable trust may be reduced.

The return on your shares is uncertain.

Your pre-tax return depends on several factors. Your pre-tax return on an investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares will depend upon:

•	the purchase price you paid for your shares;

•	the amount and timing of income realized by the paired holding trusts on their treasuries;

•	the amount of quarterly distributions made by the Up-MACRO holding trust on the Up-MACRO holding shares or passed through on the Up-MACRO tradeable shares by the Up-MACRO tradeable trust;

•	the length of time that your shares are outstanding; and

•
the underlying value of the Up-MACRO holding trust on the relevant redemption order date or on the last day preceding the final scheduled termination date or an early termination date on which you receive the final distribution on your shares or, if you sell your shares, the price that you are able to obtain for your shares.

The underlying value of the Up-MACRO holding trust on any given date is uncertain. The underlying value of the Up-MACRO holding trust will be calculated for each day by reference to the interpolated daily value of the Applicable Reference Value of Medical Inflation based upon the value of the medical component of the CPI-U that was calculated and published by the BLS for the preceding month. The formula for calculating the underlying value of the Up-MACRO holding trust is described in detail in the summary section of this prospectus and under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES— Calculation of Underlying Value." Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus. The underlying value on any day will equal:

•
if the medical inflation ratio of the Applicable Reference Value of Medical Inflation on that day to the Applicable Reference Rate of Medical Inflation on the closing date is greater than the hurdle rate compounded for the time period from the closing date to the day of determination, all of the cash and treasuries on deposit in the Up-MACRO holding trust and all available income realized on the treasuries plus a portion of the cash, treasuries and available income in the Down-MACRO holding trust, such portion being doubled by the leverage factor; and

•
if the medical inflation ratio of the Applicable Reference Value of Medical Inflation on that day to the Applicable Reference Rate of Medical Inflation on the closing date is less than the hurdle rate compounded for the time period from the closing date to the day of determination, the cash and treasuries on deposit in the Up-MACRO holding trust and available income realized on the treasuries minus that portion of the Up-MACRO holding trust’s cash, treasuries and available income to which the Down-MACRO holding trust is entitled, such portion being doubled by the leverage factor.

On each day, the underlying value of the Up-MACRO holding trust will represent the portion of the assets in the paired holding trusts to which the Up-MACRO holding trust would be entitled if the settlement contracts were settled on that date. The per share underlying value of your shares represents the portion of the underlying value of the Up-MACRO holding trust on any day that you would be entitled to receive as the final distribution on your shares if that day were the final scheduled termination date, an early termination date or a redemption date. If the Up-MACRO holding trust's underlying value has declined significantly when the final distribution is made on your Up-MACRO holding shares on the final scheduled termination date, an early termination date or a redemption date or on your Up-MACRO tradeable shares on the final scheduled termination date or an early termination date, you will lose all or substantially all of your investment in those shares. Although you can never lose more than the amount you invested in the Up-MACRO holding or Up-MACRO tradeable shares, your losses may be relatively greater if you purchased your shares at a premium over their per share underlying value.

The impact of changes in the Applicable Reference Value of Medical Inflation is doubled by the leverage factor. The medical inflation ratio of the Applicable Reference Value of Medical Inflation on a certain day to the Applicable Reference Value of Medical Inflation on the closing day, divided by the compounded hurdle rate, will yield a settlement factor by which the assets held on deposit by the Up-MACRO holding trust must be multiplied in order to determine the trust's underlying value. Before being so applied, this settlement factor is first adjusted by the leverage factor, which is equal to 2. The effect of this is to double any increase in the underlying value of the Up-MACRO holding trust as well as to double any decline in that underlying value, making the per underlying value and market price of your Up-MACRO shares potentially more volatile than the value of medical inflation which those shares reference.

Quarterly distributions are based on the level of the Applicable Reference Value of Medical Inflation. The paired holding trusts will realize income on their treasuries in the form of accrued interest and/or discount received on those treasuries and in the form of yield realized on the treasury repurchase agreements. After each of the paired holding trusts has deducted an amount equal to the fee deduction amount and, if necessary, any additional deduction amount, to pay in full its fees and expenses and the fees and expenses of the related tradeable trust, and reinvested an amount equal to the Up-MACRO or Down-MACRO aggregate par amount, as applicable, in new treasuries on each distribution date, one of the paired holding trusts will be required to pay all or a portion of its remaining or "available" income, if any, to the other paired holding trust under the income distribution agreement, based on the Applicable Reference Value of Medical Inflation during the preceding calculation period. If the ratio of the Applicable Reference Value of Medical Inflation during any calculation period to that value on the closing date was greater than the compounded hurdle rate, the amount of quarterly distributions made by the Up-MACRO holding trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date will include a portion of the Down-MACRO holding trust’s available treasury income. If that ratio was less during any calculation period than the compounded hurdle rate, the amount of quarterly distributions made by the Up-MACRO holding trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date will be less than its available treasury income for that period, because it will owe a portion of that income to the Down-MACRO holding trust.

The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited. The Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares. Holders of Up-MACRO tradeable shares also have no right to direct the redemption of the underlying Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. Authorized participants may exchange their Up-MACRO tradeable shares for an equal number of Up-MACRO holding shares in minimum lots of 50,000 shares. The Up-MACRO holding shares may only be redeemed by authorized participants and only in paired optional redemptions in which paired Up-MACRO and Down-MACRO holding shares constituting one or more MACRO units are tendered for redemption. Only authorized participants that participate in DTC and have signed a participants agreement with us, the administrative agent and the trustee will be entitled to present a MACRO unit for redemption. Unless you are an authorized participant and hold the requisite number of Up-MACRO tradeable shares or paired holding shares, as applicable, you will not be able to exchange your shares for the underlying Up-MACRO holding shares or to effect a paired optional redemption. As a result, you must be prepared to hold your Up-MACRO holding shares or your Up-MACRO tradeable shares until their final scheduled termination date or to sell them in the secondary market, if any exists, at the prevailing market rate, which may be below their per share underlying value and below the rate that you paid for those shares. There may be no authorized participants who are willing to purchase your Up-MACRO holding shares or your Up-MACRO tradeable shares when you desire to sell them, because, among other reasons, no authorized participant is able to satisfy the conditions for a paired optional redemption. Furthermore, if the Down-MACRO holding shares are trading at a premium over their share of the underlying value of the Down-MACRO holding trust, the market rate of the Up-MACRO holding shares may be adversely effected, because authorized participants may be willing to acquire your shares only if you sell them at a discount from their proportionate share of the Up-MACRO holding trust's underlying value. Due to the fact that shares are always redeemed at their per share underlying value, authorized participants would lose money in any paired optional redemption in connection with which they had to acquire the Up-MACRO and/or Down-MACRO holding shares at a premium to such per share underlying value. If you are unable to sell your shares in the secondary market to an authorized participant or to another investor, you may be prevented from realizing gains on the shares or be forced to incur increasing losses as the Applicable Reference Value of Medical Inflation continues to grow over time at a rate that is increasingly slower than the compounded hurdle rate or begins to decrease during a period of deflation and the underlying value of the Up-MACRO holding trust continues to decrease.

The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption. The paired holding trusts will always deliver cash in a paired optional redemption so long as the trusts have cash available from the maturity proceeds of their treasury repurchase agreements or from funds delivered by authorized participants who are directing paired issuances on the same date on which redemptions are also occurring. On each distribution date, the administrative agent will be required to adjust the amount of treasury repurchase agreements which it directs the trustee to acquire based on the actual redemption experience of the paired holding trusts during the preceding twelve-month period. However, if the paired holding trusts do not have sufficient cash available to effect a paired optional redemption entirely in cash, then the paired holding trusts will satisfy all or a portion of the final distribution by delivering treasuries they hold on deposit to the redeeming authorized participant. Each of the paired holding trusts is required to deliver treasuries with a value equal to the underlying value of the applicable trust on the redemption date, or the portion of that underlying value that is allocable to the shares that are being redeemed. The paired holding trusts will always value their treasuries at the acquisition cost of those treasuries. However, because the market price of the treasuries delivered in a paired optional redemption may have decreased since the time that they were acquired by the paired holding trusts, the redeeming authorized participant may receive less if it liquidates those treasuries immediately after it receives them than it would have realized had it received a final distribution in cash or it were to hold the treasuries to their maturity. The market risk on the treasuries to which authorized participants may be exposed when they effect such paired optional redemptions may adversely affect the price they are willing to pay for the Up-MACRO holding shares and the Up-MACRO tradeable shares.

If the paired holding trusts deliver treasuries in a paired optional redemption, the remaining holders of Up-MACRO shares may realize somewhat reduced income accruals after the redemption, because the administrative agent will use the last in, first out method to select treasuries for delivery to redeeming authorized participants. As a result, if interest rates were to fall during a calculation period and several redemptions were followed by issuances later during that period, the relatively higher-yielding treasuries that were acquired by the paired holding trusts on the preceding distribution date would be delivered to redeeming authorized participants and would be replaced with relatively lower-yielding treasuries following the paired issuances. Conversely, in a rising interest rate environment during a calculation period in which issuances were followed by redemptions, the relatively higher-yielding treasuries acquired in connection with the issuances would be delivered to redeeming authorized participants in the redemptions.

Moreover, a falling interest rate environment during any calculation period between distribution dates could create an incentive for authorized participants to effect a paired optional redemption for the purpose of receiving a delivery of the paired holding trusts' relatively higher-yielding treasuries, which would adversely affect the remaining holders of the Up-MACRO shares. Such an incentive would exist during a time when (1) the paired holding trusts had no more cash available to distribute in connection with redemptions, (2) authorized participants could obtain both the Up-MACRO holding or tradeable shares and the Down-MACRO holding or tradeable shares at market prices that were equal to or less than the per share underlying value of those shares, (3) the transaction costs associated with effecting a paired optional redemption were exceeded by the value of the treasuries that were delivered, and (4) authorized participants were prepared to hold the treasuries they received to their maturity in order to realize the full discount from par that was associated with those treasuries.

The paired holding trusts and the tradeable trusts may terminate early. The Up-MACRO holding trust and the Up-MACRO tradeable trust may terminate prior to the final scheduled termination date for the Up-MACRO holding shares and the Up-MACRO tradeable shares as a result of the occurrence of one of the termination triggers described in this prospectus. Following the occurrence of any termination trigger, the paired holding trusts will settle all of the settlement contracts and make a final distribution on the paired holding shares. The Up-MACRO and Down-MACRO tradeable trusts will pass through this final distribution to their shareholders in redemption of the Up-MACRO and Down-MACRO tradeable shares. This early redemption may occur before you have had an opportunity to realize the maximum gain that you could have realized had the underlying value of the Up-MACRO holding trust risen to its highest possible level, or to reduce your existing losses resulting from declines in the level of the Applicable Reference Value of Medical Inflation or a declining rate of growth in that value. If the rate moves in a direction that would have increased the underlying value of the Up-MACRO holding trust after the Up-MACRO shares have been redeemed, you will not be able to benefit from that rate movement.

We may, at our discretion, terminate the Up-MACRO trusts and cause all of the MACRO shares to be redeemed at their per share underlying value at the end of the calculation period that precedes the resulting early termination date if the amount of assets on deposit in either holding trust is reduced to fifty ($50) million dollars or less. In such a circumstance, the market for the Up-MACRO shares may be limited, making it difficult to liquidate the shares prior to the early termination date; further, once investors have received their final distribution following the occurrence of such a termination trigger, investors may not be able to identify a comparable investment referencing the value of the medical component of the Consumer Price Index for all Urban Consumers.

A termination triggers occur when (1) the underlying value of the Up-MACRO holding trust reflects its entitlement to 15% or less of the assets it holds on deposit or (2) the underlying value of the Up-MACRO holding trust reflects its entitlement to 185% or more of the assets it holds on deposit on two (2) consecutive index publication days. Following a termination trigger, your Up-MACRO shares will be subject to a mandatory redemption on the next scheduled distribution date and you will receive a final distribution that will be calculated based on the Applicable Reference Value of Medical Inflation on the last calendar day preceding that distribution date, also known as the early termination date. These termination triggers exist, because the gains on your Up-MACRO shares are limited to the amount of assets in the Down-MACRO holding trust, as discussed below in "— The return on the Up-MACRO shares is capped," and your losses are limited to the amount of assets in the Up-MACRO holding trust and, once the underlying value of either of the paired holding trusts begins to approach zero, the market price of your Up-MACRO shares, as well as the shares of the Down-MACRO holding and tradeable trusts, could begin to diverge significantly from their per share underlying value. Unless you are able to sell your Up-MACRO shares prior to the early termination date, you will receive a final distribution in redemption of those shares that is based on the Applicable Reference Value of Medical Inflation on the last day preceding the mandatory redemption that will occur on that early termination date.

The return on the Up-MACRO shares is capped. The return on the Up-MACRO shares is limited by the amount of assets in the Down-MACRO holding trust. Regardless of how fast the rate of growth in the Applicable Reference Value of Medical Inflation is, the Up-MACRO holding trust will not be entitled to receive an amount greater than 100% of the assets in the Down-MACRO holding trust. If the rate of growth is so great that the underlying value of the Up-MACRO holding trust rises to or above 185% of the assets it holds on deposit at any time and remains at or above that level for two (2) consecutive index publication days, an early termination will occur and the paired holding shares and all of the tradeable shares will automatically be redeemed at their per share underlying value on the last calendar day preceding the early termination date. After receiving this final distribution, you may not be able to reinvest it in an instrument that allows you to achieve the same return as the return you realized on your Up-MACRO shares or to benefit from any increases in the rate of growth in the Applicable Reference Value of Medical Inflation.

The rate of inflation is variable and volatile in the short-term and it is difficult to predict its long-term rate of change; many contingent factors may influence the rate of change of inflation in the price of medical services and commodities.

The rate of growth in the Applicable Reference Value of Medical Inflation can be affected by many factors the likelihood and combined impact of which is difficult to predict. These factors include:

•	investor expectations about the future rate of inflation in the prices of medical goods and services;

•	a move toward, or the institution of, universal government-provided health insurance;

•	new laws and regulations that impact the cost structure of health care service providers (for example, caps on medical malpractice claims);

•	changes in the relative weights assigned to each of the expenditure categories that compose the medical component of the Consumer Price Index for all Urban Consumers;

•	additions to, and/or deletions or the discontinuation of, any of the expenditure categories of the medical component of the Consumer Price Index for all Urban Consumers;

•	changes to the methodology employed by the BLS in measuring or calculating the medical component of the Consumer Price Index for all Urban Consumers;

•
major medical or technological advances that impact the demand for certain medical goods or services (for example, a cure for certain types of cancer or a drug that reverses the effects of heart disease); and

•	an epidemic or disaster that requires unique government-based solutions.

The historical performance of the Applicable Reference Value of Medical Inflation is not an indication of its future performance.

It is difficult to predict whether the Applicable Reference Value of Medical Inflation will grow at a rate in excess of, or below, the specified hurdle rate of 4 % compounded for the period of time from the closing date to relevant date of measurement. It is also possible that the Applicable Reference Value of Medical Inflation will decrease compared to that value as of the closing date during a period of deflation, which will make it less likely that the value, as measured in future periods, will have changed since the closing date at a rate in excess of the compounded hurdle rate. The prices of medical goods and services are determined, and directly and indirectly influenced, by a large number of complex and interrelated factors. Accordingly, past levels of the Applicable Reference Value of Medical Inflation are not indicative of its future growth or the rate at which it will grow during any specified period of time following the closing date.

Neither the Up-MACRO holding trust nor the Up-MACRO tradeable trust is regulated as a commodity pool and none of the Up-MACRO shares are regulated by the Commodity Futures Trading Commission.

Neither the Up-MACRO holding trust nor the Up-MACRO tradeable trust holds or trades in commodity futures contracts or other instruments regulated under the Commodity Exchange Act, as amended (the "CEA"), as administered by the Commodity Futures Trading Commission. The income distribution agreement and the settlement contracts held by the Up-MACRO holding trust constitute contracts, agreements and transactions which are generally excluded from regulation under the CEA, except that certain anti-fraud and anti-manipulation provisions of the CEA continue to apply to these transactions. Furthermore, neither the Up-MACRO holding trust nor the Up-MACRO tradeable trust is a commodity pool for purposes of the CEA, and the operators and other service providers of the trusts are not subject to regulation as a commodity pool operator or a commodity trading advisor by the Commodity Futures Trading Commission. Moreover, neither the income distribution agreement and the settlement contracts, nor the Up-MACRO shares, are instruments subject to regulation by the Commodity Futures Trading Commission. Consequently, holders of Up-MACRO holding shares and holders of Up-MACRO tradeable shares do not have the regulatory protections provided to investors in instruments or commodity pools that are regulated by the Commodity Futures Trading Commission and will not receive the disclosure document or financial reports that would otherwise be required to be delivered under the CEA.

Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.

The administrative agent is required to suspend the right to effect a paired optional redemption or a paired issuance or postpone any redemption date or issuance date, (i) for any period during which the [ ] is closed or trading on the exchange is suspended or restricted, (ii) for any period during which an emergency exists as a result of which the delivery or acquisition of treasuries is not reasonably practicable, (iii) if such redemption would cause the amount of cash and treasuries on deposit in the Up-MACRO holding trust and the Down-MACRO holding trust to equal less than 10 million dollars or (iv) for such other period as we, the trustee or the administrative agent determine to be necessary for the protection of the shareholders. In addition, the administrative agent may, in its discretion, reject any redemption order or creation order (i) that is not in the proper form required by the participants agreement, (ii) if insufficient shares, in the case of a redemption order, or insufficient funds, in the case of a creation order are tendered to the trustee, (iii) if we determined, based upon an opinion of counsel that such order would have adverse tax or securities laws consequences for either of the shareholders, (iv) if any such order would cause the Up-MACRO tradeable trust to hold fifty percent or less of the outstanding Up-MACRO holding shares, (v) if circumstances outside of our control or of the control of the trustee or the administrative agent make it impractical or not feasible to process the order, (vi) if the Down-MACRO holding trustee has notified the Up-MACRO holding trustee that it or the administrative agent has rejected the related order delivered under the Down-MACRO holding trust agreement or (vii) if the fulfillment of the order, in the opinion of counsel to the administrative agent, may be unlawful. In addition, the administrative agent may reject any creation order if there are not sufficient Paired Holding Shares or Up-MACRO tradeable shares registered pursuant to the Securities Act to fulfill such Creation Order. It is currently the policy of the administrative agent to reject any redemption or creation order which would cause the Up-MACRO tradeable trust to hold fifty percent or less of the outstanding Up-MACRO holding shares. None of the trustee, the administrative agent or us will be liable to any person in any way for any loss or damage that may result from any such suspension, postponement or rejection. Any such postponement, suspension or rejection may adversely affect the ability of authorized participants to effect paired issuances or paired optional redemptions and the demand for and market price of the Up-MACRO holding shares and the Up-MACRO tradeable shares.

If the Up-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.

There is no authority directly on point dealing with securities such as the Up-MACRO holding shares or transactions of the type described. Nevertheless, our tax counsel is of the opinion that the Up-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. These opinions, however, are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

If the Up-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the IRS and this classification were upheld by the courts, the Up-MACRO holding trust's taxable income would be subject to income tax at regular corporate rates before being distributed as quarterly and final distributions to holders of the Up-MACRO holding shares. Furthermore, the income of the Up-MACRO holding trust would not flow through to the Up-MACRO tradeable trust and then to holders of the Up-MACRO tradeable shares for reporting on their own returns. The imposition of tax at the Up-MACRO holding trust level would reduce amounts available for distribution to you as a holder of Up-MACRO holding shares or as a holder of Up-MACRO tradeable shares.

If the Up-MACRO holding trust were determined not to qualify as a securitization partnership, and the Up-MACRO holding trust were to have built-in losses at the time you transfer your shares, the value of your shares could be effected.

There is no authority directly on point dealing with the classification of partnerships as securitization partnerships. It is possible that the IRS could assert that the Up-MACRO holding trust does not qualify as a securitization partnership.

If the Up-MACRO holding trust does not qualify as a securitization partnership and has a built-in loss at the time a share is transferred in excess of $250,000, then the purchaser of the Up-MACRO tradeable share would have its basis in its share of the Up-MACRO holding trust's assets reduced by an amount equal to the difference between its basis in its Up-MACRO tradeable share (as determined for federal income tax purposes) and its proportionate share of the Up-MACRO holding trust's tax basis in its assets. It is unclear, however, given the publicly traded nature of the Up-MACRO tradeable shares and the nature of the Up-MACRO holding trust's assets how such adjustments might be tracked and applied, and accordingly, how such shareholders might be effected. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" for more information.

You should be aware of the tax consequence of your investment in the Up-MACRO shares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

It is possible that as a holder of Up-MACRO holding shares or a holder of Up-MACRO tradeable shares you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to those shares. In addition, capital losses and deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees and other expenses associated with the Up-MACRO holding trust will be separately stated for you and you may deduct such losses and expenses only to the extent permitted by law. In that regard, you should be aware that deductions for capital losses are subject to limitations and, if you are a non-corporate holder, you will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Internal Revenue Code of 1986, which means that those deductions, taken together with all your other miscellaneous itemized deductions, are only deductible to the extent that they exceed 2% of your adjusted gross income. Furthermore, for all non-corporate holders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code of 1986 imposes a reduction in the total amount for most itemized deductions.

The Up-MACRO holding shares and the Up-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.

The holders of the Up-MACRO holding shares and the holders of the Up-MACRO tradeable shares are not entitled to many of the rights typically exercised by shareholders in a corporation. By acquiring Up-MACRO holding shares or Up-MACRO tradeable shares, you are not acquiring the right to elect directors, to vote on certain matters relating to the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable, or to take other actions generally associated with the ownership of shares in a corporation. You will only have the limited rights described under "DESCRIPTION OF THE TRUST AGREEMENTS — Trustee Termination Events" and "— Modification and Waiver."

Potential conflicts of interests.

We will act as depositor for the Down-MACRO holding and tradeable trusts and may from time to time act as depositor for other issuers of MACRO securities offered in public and private offerings. MACRO Financial, LLC will act as a marketing agent for the Down-MACRO holding and tradeable trusts and may from time to time act as a marketing agent for other issuers of MACRO securities offered in public and private offerings. Both we and MACRO Financial, LLC are affiliates of MacroMarkets LLC, which will act as the administrative agent for the Down-MACRO holding and tradeable trusts and from time to time act as administrative agent for other issuers of MACRO securities offered in public and private offerings. The paired holding trusts will also pay MacroMarkets LLC a licensing fee for the right to use the patented MACROs structure in structuring, issuing and offering MACRO securities. Our interests and the interests of our affiliates may in certain circumstances be different from the interests of the holders of Up-MACRO holding shares and the holders of Up-MACRO tradeable shares.

GLOSSARY

This prospectus uses defined terms. You can find definitions of important terms used in this prospectus under "GLOSSARY OF DEFINED TERMS" beginning on page [97] in this prospectus.

USE OF PROCEEDS

The trustee for the Paired Holding Trusts will use the net proceeds received by each trust in connection with each Paired Issuance (i) to reimburse Natixis Securities North America Inc. and MacroMarkets LLC for all of their upfront expenses incurred in connection with the formation of the MACRO trusts and the registration of the Up-MACRO and Down-MACRO holding and tradeable shares, and (ii) to acquire, in accordance with the directions of the administrative agent and on behalf of each Paired Holding Trust, bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities, that are, in each case, scheduled to mature prior to each Distribution Date. We refer to these obligations generically as "treasuries."

The trustee will always deposit one-half of these treasuries into the Up-MACRO holding trust and one-half into the Down-MACRO holding trust, without regard to the respective underlying values of the trusts at the time of the Paired Issuance.

THE DEPOSITOR

We were established as a limited liability company in the State of Delaware on November 27, 2007, and are a wholly-owned, limited-purpose subsidiary of MacroMarkets LLC, the owner of the patent on the MACROs structure. Our address for notices is care of The Corporation Trust Company, at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Our telephone number is (888) MACROS1.

Our limited liability company agreement provides that we may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets and serving as depositor of one or more trusts that may issue and sell securities.

Our principal duties consist of:

•	forming the Paired Holding Trusts and the Up-MACRO and Down-MACRO tradeable trusts;

•	preparing and filing all periodic reports required to be filed by the Paired Holding Trusts and the Up-MACRO and Down-MACRO tradeable trusts; and

•	maintaining the listing of the Up-MACRO and Down-MACRO tradeable shares on a national exchange.

MACROMARKETS LLC

MacroMarkets LLC is a financial services company that has developed its patented MACRO® Securities, or "MACROs," as a means of transforming various economic goods and aggregate economic measures into interests that can be acquired by individual investors in the form of publicly tradeable securities. MACROs are securities the value of which is linked to the performance of a reference index, rate or other economic variable.

The following are brief profiles of the principal managers and officers of MacroMarkets LLC:

Robert J. Shiller is a founding member of MacroMarkets LLC and also a member of its Board of Managers. Professor Shiller was a founder and director of Case Shiller Weiss, Inc. prior to joining MacroMarkets LLC, and participated in developing CSW's products and services. He was also instrumental in helping to develop the MACROs (Proxy Assets) design and patent. He is the author of two books which developed some of the concepts of index-based risk management that helped lead to the development of MACROs: Macro Markets: Creating Institutions for Managing Society's Largest Economic Risks, Oxford University Press, 1993, and The New Financial Order: Risk in the 21st Century, Princeton University Press, 2003. He is also the author of Market Volatility, MIT Press, 1989, and of Irrational Exuberance, Princeton University Press 2000, which was a New York Times Best Seller. Professor Shiller is currently the Stanley B. Resor Professor of Economics at the Cowles Foundation for Research in Economics and International Center for Finance at Yale University. He was elected fellow of the Econometric Society in 1980. Since 1982, he has been Research Associate of the National Bureau of Economic Research, and is co-director of its workshops in behavioral economics. He has received a Guggenheim Fellowship, an honorary doctorate and several honorary professorships. He is a member of the New York Philosophical Society and a fellow of the New York Academy of Arts and Sciences.

Samuel R. Masucci, III has been instrumental in the growth of MacroMarkets LLC. In 2001, he began serving as an independent consultant to the company and focused on converting MacroMarkets LLC's patented ideas into tradeable products. In January 2002, he took on the role of Chief Operating Officer and daily management of the company. In September 2005, Mr. Masucci was appointed MacroMarkets LLC's President and Chief Executive Officer. Mr. Masucci has more than 15 years of experience on Wall Street, and has held senior management positions at Bear Stearns, UBS and Merrill Lynch. In 1997, he was a leader in the development of property derivatives by creating structured products that allow pension funds, insurance companies and hedge funds to invest in U.K. home rate appreciation. Mr. Masucci headed a group to develop, securitize and trade Shared Appreciation Mortgages in both Europe and the U.S. as a means for homeowners to share home rate risk in exchange for below market interest rates. He worked on developing institutional interest in high LTV residential mortgages. In 2001, he founded Cobblestone Consulting to bridge the gap between mortgage trade desks and small to medium-sized mortgage banks and lenders. During that time he developed pricing, insurance and exit strategies for more than $1 billion of high LTV residential mortgages.

Larry Larkin is a Managing Director of MacroMarkets LLC and a member of its Board of Managers. Mr. Larkin has spent 20 years at Goldman Sachs creating equity options, futures, program trading, and over-the-counter derivatives. He has held senior positions at First Boston, Leland O'Brien and Rubenstein, ING-Barings, and the American Stock Exchange. At the American Stock Exchange, he was responsible for New Product Development and the development of Exchange Traded Funds (ETFs). Mr. Larkin has served on the Board of Directors of the New York Futures Exchange, committees for the S.I.A., and the Chicago Mercantile Exchange. Mr. Larkin is a Chartered Financial Analyst (CFA).

MacroMarkets LLC has licensed the use of its patent on the MACROs structure to each of the Paired Holding Trusts. For a description of the licensing fee payable by the Paired Holding Trusts, see "DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Holding Trusts." For more information about the MACRO Licensing Agreement, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — The MACRO Licensing Agreement." MACRO® is a federally registered service mark of MacroMarkets LLC. MacroMarkets LLC considers all references, singular or plural, to "MACRO®" or "MACRO" in this prospectus its service mark and reserves all rights to that service mark.

FORMATION OF THE PAIRED HOLDING TRUSTS AND
THE UP-MACRO TRADEABLE TRUST

We have created the Up-MACRO holding trust pursuant to the Up-MACRO Holding Trust Agreement. The Up-MACRO holding trust will issue the Up-MACRO holding shares offered by this prospectus.

We have also created the Up-MACRO tradeable trust pursuant to the Up-MACRO Tradeable Trust Agreement. The Up-MACRO tradeable trust will issue the Up-MACRO tradeable shares offered by this prospectus.

We have also concurrently created:

•	the Down-MACRO holding trust pursuant to the Down-MACRO Holding Trust Agreement. The Down-MACRO holding trust will issue the Down-MACRO holding shares; and

•	the Down-MACRO tradeable trust pursuant to Down-MACRO Tradeable Trust Agreement. The Down-MACRO tradeable trust will issue the Down-MACRO tradeable shares.

The Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust were all formed by us under the laws of the State of New York.

The Paired Holding Trusts entered into an income distribution agreement on the closing date and will enter into one or more settlement contracts with each other in connection with each Paired Issuance. The income distribution agreement and the settlement contracts are described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — The Income Distribution Agreement" and "— The Settlement Contracts." Payments under the income distribution agreement and the settlement contracts will be calculated on the basis of the level of the Applicable Reference Value of Medical Inflation, which is described under "DESCRIPTION OF THE APPLICABLE REFERENCE VALUE OF INFLATION." The payments that are made or received by the Up-MACRO holding trust under the income distribution agreement will determine Quarterly Distributions on the Up-MACRO holding shares, which are described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Quarterly Distributions." The final payment made or received by the Up-MACRO holding trust under the settlement contracts will determine the Final Distribution on the Up-MACRO holding shares, which is described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution." The Up-MACRO tradeable trust will pass through to the holders of its Up-MACRO tradeable shares all Quarterly Distributions and the Final Distribution that it receives on the Up-MACRO holding shares it holds on deposit.

The assets of the Up-MACRO tradeable trust will consist of:

•	at least a majority of the Up-MACRO holding shares issued by the Up-MACRO holding trust and outstanding at any time;

•
a securities account created under the Up-MACRO Tradeable Trust Agreement into which all of the Up-MACRO holding shares acquired by the Up-MACRO tradeable trust on each Issuance Date will be deposited;

•
a distribution account created under the Up-MACRO Tradeable Trust Agreement into which all distributions received on the Up-MACRO holding shares will be deposited prior to being distributed to the holders of the Up-MACRO tradeable shares; and

•
a netting account created under the Up-MACRO Tradeable Trust Agreement to which any of the Up-MACRO tradeable shares to be exchanged for Up-MACRO holding shares will be credited on any day on which existing Up-MACRO tradeable shares are being exchanged in connection with a Paired Optional Redemption of holding shares or a discretionary exchange and new Up-MACRO tradeable shares are concurrently being issued in connection with a Paired Issuance of holding shares or a discretionary deposit of holding shares into the Up-MACRO tradeable trust. The Up-MACRO tradeable shares credited to the netting account on any day will be netted against the Up-MACRO tradeable shares to be issued on that day.

For more information about the assets of the Up-MACRO tradeable trust, see "DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS."

The assets of the Up-MACRO holding trust will consist of:

•
treasuries of the type described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — United States Treasury Obligations" and what we refer to as "income" on those treasuries, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up-MACRO holding trust acquired that treasury, or interest paid on amounts borrowed under treasury repurchase agreements;

•	the trust's rights under the income distribution agreement, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — The Income Distribution Agreement";

•	the trust's rights under the settlement contracts, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — The Settlement Contracts";

•
the trust's rights under the MACRO Licensing Agreement with MacroMarkets LLC to use the patented MACROs structure, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — The MACRO Licensing Agreement";

•
the trust's rights under its trust agreement to rely on the services provided by the administrative agent, the marketing agents and the trustee, as described under "DESCRIPTION OF THE TRUST AGREEMENTS";

•	a securities account created under the Up-MACRO Holding Trust Agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up-MACRO holding shares;

•
a distribution account created under the Up-MACRO Holding Trust Agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used first, to make a deposit to the fee payment account, second, to make payments to the Down-MACRO holding trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make Quarterly and Final Distributions to the holders of the Up-MACRO holding shares;

•
a fee payment account created under the Up-MACRO Holding Trust Agreement into which the fee deduction amount and any additional deduction amount will be deposited on each Distribution Date and applied to pay the expenses and fees of the Up-MACRO holding and tradeable trusts; and

•
a netting account created under the Up-MACRO Holding Trust Agreement to which the trustee credits (1) Up-MACRO holding shares being redeemed in Paired Optional Redemptions and nets such shares against any shares that are being created in Paired Issuances on the same date, and (2) cash delivered by Authorized Participants in connection with Paired Issuances and nets such cash against the Final Distributions to be made in connection with Paired Optional Redemptions being effected on the same date.

The assets of the Down-MACRO holding trust will be identical to those described above for the Up-MACRO holding trust.

For more information about the assets of the Paired Holding Trusts, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS."

There is no contractual relationship between the Down-MACRO tradeable trust and either the Up-MACRO tradeable trust or the Up-MACRO holding trust. In addition, although the relationship between the Down-MACRO holding trust and the Down-MACRO tradeable trust is similar to the relationship between the Up-MACRO holding trust and the Up-MACRO tradeable trust, any distributions made by the Down-MACRO tradeable trust will have no effect on the Up-MACRO tradeable trust. Accordingly, this prospectus contains disclosure relating to the Down-MACRO tradeable trust only to the extent that any matter relating to that trust is directly relevant to you, as a holder of Up-MACRO holding shares or a holder of Up-MACRO tradeable shares.

DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES

General

The initial Underlying Value of the Up-MACRO holding trust, after the first Paired Issuance occurs, will be equal to the Up-MACRO Aggregate Par Amount of the shares issued in that Paired Issuance. It will also be equal to the initial Up-MACRO Asset Amount, which will consist of the aggregate purchase price of the treasuries that the trustee acquires on behalf of the Up-MACRO holding trust with the proceeds of the first Paired Issuance. After the initial Issuance Date, the Underlying Value of the Up-MACRO holding trust will fluctuate based upon how much greater or lesser the Medical Inflation Ratio is compared to the Compounded Hurdle Rate. However, periodic increases and reductions in the Underlying Value of the Up-MACRO holding trust will have no effect on the Up-MACRO Asset Amount or on the Up-MACRO Aggregate Par Amount. The Up-MACRO Aggregate Par Amount will be increased only by Paired Issuances of additional Up-MACRO holding shares and reduced only by redemptions of Up-MACRO holding shares. Similarly, the Up-MACRO Asset Amount will increase only when additional assets are deposited into the Up-MACRO holding trust in connection with a Paired Issuance and will be reduced only when one or more settlement contracts are settled in connection with a redemption of Up-MACRO holding shares. The Up-MACRO Asset Amount will be lower than the Up-MACRO Aggregate Par Amount only if the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust have exceeded the Up-MACRO holding trust's income on any Distribution Date and, as a result, a portion of the proceeds of the treasuries which would otherwise be reinvested were instead used to cover such fees and expenses, as described under "— Quarterly Distributions."

Each Up-MACRO tradeable share will have a stated par amount of $[20] per share. The entitlement of the Up-MACRO tradeable trust to the Quarterly Distributions and the Final Distribution made by the Up-MACRO holding trust will be based on the number of Up-MACRO holding shares held on deposit by the Up-MACRO tradeable trust and the proportion that this number bears to the aggregate number of Up-MACRO holding shares issued by the Up-MACRO holding trust and outstanding on the relevant Distribution Date. The entitlement of each holder of Up-MACRO tradeable shares to any Quarterly Distributions and the Final Distribution made by the Up-MACRO holding trust to the Up-MACRO tradeable trust and passed through by the Up-MACRO tradeable trust to that holder will be based on the number of Up-MACRO tradeable shares held by that holder and the proportion that this number bears to the aggregate number of Up-MACRO tradeable shares issued by the Up-MACRO tradeable trust and outstanding on the relevant Distribution Payment Date.

The Up-MACRO holding shares will be issued by the Up-MACRO holding trust pursuant to the terms of the Up-MACRO Holding Trust Agreement. Each Up-MACRO holding share represents an undivided beneficial interest in the Up-MACRO holding trust. The Up-MACRO holding shares do not represent interests in or obligations of us, the trustee, the administrative agent, any Authorized Participant, the marketing agents, or any of our or their affiliates.

The Up-MACRO tradeable shares will be issued by the Up-MACRO tradeable trust pursuant to the terms of the Up-MACRO Tradeable Trust Agreement. Each Up-MACRO tradeable share represents an undivided beneficial interest in the pool of Up-MACRO holding shares deposited in the Up-MACRO tradeable trust. The Up-MACRO tradeable shares do not represent interests in or obligations of us, the trustee, the administrative agent, the Authorized Participants, the marketing agents, or any of our or their affiliates.

The Up-MACRO holding shares and the Up-MACRO tradeable shares are denominated in, and all distributions with respect to the shares will be payable in, United States dollars. The Up-MACRO holding shares must be held in a minimum lot of 5,000 shares and multiples of 1,000 shares in excess of such minimum lot, and may be exchanged for Up-MACRO tradeable shares in minimum lots of 50,000. Up-MACRO holding shares may only be sold or transferred to the Up-MACRO Tradeable Trust, Authorized Participants and qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended). There are no holding or transfer restrictions or minimum lot requirements applicable to the Up-MACRO tradeable shares.

The Up-MACRO holding shares and the Up-MACRO tradeable shares will be delivered in book-entry form only through DTC.

Calculation of Underlying Value

The Final Distribution made on the Up-MACRO holding shares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date will be based upon the Underlying Value of the Up-MACRO holding trust (1) in the case of the Final Scheduled Termination Date, on the last calendar day that precedes that date, (2) in the case of an Early Termination Date, the last calendar day that precedes that date, and (3) in the case of a Redemption Date, on the related Redemption Order Date. The Underlying Value of the Up-MACRO holding trust for each day is calculated by reference to the change in the Applicable Reference Value of Medical Inflation since the closing date compared to the Compounded Hurdle Rate. The Underlying Value of the Up-MACRO holding trust on any day represents the aggregate amount of the assets in the Paired Holding Trusts to which the Up-MACRO holding trust would be entitled if the settlement contracts were settled on that day. The Underlying Value of the Up-MACRO holding trust on each day also represents the aggregate Final Distribution to which holders of the Up-MACRO holding shares would be entitled if those shares were redeemed on that day.

Underlying Value for each day is equal to:

•	the sum of the Up-MACRO Earned Income Accruals for each day that has elapsed during the current calculation period, up to and including the current day plus

•	the UP-MACRO Investment Amount on that date multiplied by the Leveraged Settlement Factor.

After the Closing Date, the Medical Inflation Ratio may fluctuate above or below the Compounded Hurdle Rate. If the Medical Inflation Ratio divided by the Compounded Hurdle Rate is equal to a Leveraged Settlement Factor that is greater than one, the Underlying Value of the Up-MACRO holding trust will be equal to all of its treasuries and cash and a portion of the Down-MACRO holding trust's treasuries and cash. If the Medical Inflation Ratio divided by the Compounded Hurdle Rate is equal to a Leveraged Settlement Factor that is less than one, the Underlying Value of the Up-MACRO holding trust will be equal to only that portion of its treasuries and cash which it is not required to deliver to the Down-MACRO holding trust under the settlement contracts.

Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus.

The trustee will calculate the underlying value of the Up-MACRO holding trust and the portion of that underlying value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share and provide those values to the administrative agent for posting on the website maintained by the administrative agent at www.macromarkets.com not later than one hour prior to the commencement of trading on the [    ].

Quarterly Distributions

On each Distribution Date, the Up-MACRO holding trust will declare a Quarterly Distribution on the Up-MACRO holding shares. This Quarterly Distribution will be made out of the income that the Up-MACRO holding trust holds on deposit after it has:

•	deposited the Fee Deduction Amount and any Additional Deduction Amount into the fee payment account;

•	either made or received a payment under the income distribution agreement on that Distribution Date; and

•	acquired treasuries with an aggregate purchase price equal to the Up-MACRO Aggregate Par Amount.

Each shareholder who is a registered holder of Up-MACRO holding shares or Up-MACRO tradeable shares on the Record Date will be entitled to receive the Quarterly Distribution, as calculated below. The Quarterly Distribution will be paid out to shareholders on the Distribution Payment Date that follows each Distribution Date.

The trustee for the Up-MACRO tradeable trust will pass through to each holder of the Up-MACRO tradeable shares that holder's proportionate share of the Quarterly Distribution that the Up-MACRO holding trust made to the Up-MACRO tradeable trust on the date it receives that Quarterly Distribution. The Distribution Date, Record Date and Distribution Payment Date for the Up-MACRO tradeable trust are the same dates as for the Up-MACRO holding trust.

On each Distribution Date, the Up-MACRO holding trust's entitlement under the income distribution agreement to its Available Income and the Available Income in the Down-MACRO holding trust will be based on the Applicable Reference Value of Medical Inflation on each day during the preceding Calculation Period. On each day during the Calculation Period that precedes each Distribution Date, the entitlement of the Up-MACRO holding trust under the income distribution agreement, which we refer to as its "Up-MACRO Earned Income Accrual," for that day is determined as follows:

•
If the Medical Inflation Ratio is greater than the Compounded Hurdle Rate, the Up-MACRO holding trust will become entitled to retain all of its Available Income accrual for that day and to receive all or a portion of the Down-MACRO holding trust's Available Income accrual for that day.

•
If the Medical Inflation Ratio is less than the Compounded Hurdle Rate, the Up-MACRO holding trust will become obligated to pay all or a portion of its Available Income accrual for that day to the Down-MACRO holding trust.

If actual fees and expenses of the Up-MACRO holding and tradeable trust exceed the Up-MACRO Daily Fee Accrual and an Additional Deduction Amount must be deposited into the fee deduction account on any Distribution Date, then the amount of the Quarterly Distribution that will be made on that Distribution Date by the Up-MACRO holding trust will be reduced accordingly, even though the earned income components of Underlying Value throughout the preceding Calculation Period indicated that a higher Quarterly Distribution would be made on that Distribution Date. If amounts are due to the Up-MACRO holding trust from the Down-MACRO holding trust under the income distribution agreement on any Distribution Date, but the actual fees and expenses of the Down-MACRO holding and tradeable trust exceed its fee deduction amount, then the amount payable by the Down-MACRO holding trust to the Up-MACRO holding trust under the income distribution agreement and the Quarterly Distribution made by the Up-MACRO holding trust will be reduced accordingly.

The Underlying Value of the Up-MACRO holding trust on each Distribution Date will be calculated before Available Income, if any, is deducted from that Underlying Value and set aside for payment as a Quarterly Distribution on the related Distribution Payment Date. As a result, the Underlying Value of the Up-MACRO holding trust on the day following each Distribution Date will reflect a relative decrease from the Underlying Value on that Distribution Date which will be unrelated to any movement in the level of the Applicable Reference Value of Medical Inflation.

On each Distribution Date, other than on the Final Scheduled Termination Date or an Early Termination Date and other than with respect to any holding shares for which a redemption order was placed on that Distribution Date, the Up-MACRO holding trust will declare a "Quarterly Distribution" on each outstanding Up-MACRO holding share equal to:

•	the sum of Up-MACRO Earned Income Accruals for each day of the preceding Calculation Period multiplied by

•	a fraction the numerator of which is one Up-MACRO holding share and the denominator of which is the aggregate number of outstanding Up-MACRO holding shares on that Distribution Date.

On the Distribution Payment Date that follows each Distribution Date, after the Up-MACRO holding trust has made a Quarterly Distribution on the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will pass through on each outstanding Up-MACRO tradeable share an amount equal to:

•	the Quarterly Distribution received by the Up-MACRO tradeable trust from the Up-MACRO holding trust on that Distribution Payment Date divided by

•	the aggregate number of outstanding Up-MACRO tradeable shares on that Distribution Date.

For a more detailed description of how payments under the income distribution agreement are calculated, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — The Income Distribution Agreement."

Distributions of the Up-MACRO Earned Income Accruals on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date will be made as part of the Final Distribution that is made on those dates, as described below under "— Final Distribution."

If available, an amount equal to the Up-MACRO Aggregate Par Amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each Distribution Date unless that Distribution Date is the Final Scheduled Termination Date or an Early Termination Date. If a redemption order is delivered on a Distribution Date, the Up-MACRO Aggregate Par Amount will first be reduced by the aggregate par amount of any Up-MACRO holding shares being redeemed on that date. If, after depositing the Fee Deduction Amount into the fee payment account, the funds remaining on deposit in the Up-MACRO holding trust on any Distribution Date are equal to or less than the Up-MACRO Aggregate Par Amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no Available Income on that date. If less than the Up-MACRO Aggregate Par Amount is invested in treasuries on any Distribution Date because the Fee Deduction Amount exceeded the income on the Up-MACRO holding trust's treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent Distribution Dates until the amount invested does equal the Up-MACRO Aggregate Par Amount.

The Up-MACRO holding trust may make minimal or no quarterly distributions to its shareholders on one or more Distribution Dates, if treasury yield rates drop to and remain below the fee accrual rate of 1.00%. Assuming there are no deficiencies in the amount that was invested on behalf of each of the Paired Holding Trusts during previous Calculation Periods, any daily yield on the treasuries during any Calculation Period that is in excess of the Daily Fee Accrual Rate for that Calculation Period will be distributed to the holders of the Paired Holding Shares as a Quarterly Distribution. The allocation of this yield as between the Up-MACRO and the Down-MACRO holding shares will be determined under the income distribution agreement based on the respective Underlying Values of each of the Paired Holding Trusts on each day of the preceding Calculation Period. See "RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions."

If available, an amount equal to the Down-MACRO Aggregate Par Amount on each Distribution Date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such Distribution Date is the Final Scheduled Termination Date or an Early Termination Date), but the amount actually invested may be less on one or more Distribution Dates if the Fee Deduction Amount of the Down-MACRO holding trust exceeded the Down-MACRO holding trust's income on those Distribution Dates.

If the aggregate purchase price of the treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is less than the Up-MACRO Aggregate Par Amount or the Down-MACRO Aggregate Par Amount, as applicable, because the Fee Deduction Amount exceeded the income on its treasuries on one or more previous Distribution Dates, income on the current Distribution Date will first be used to make up this shortfall before any payments under the income distribution agreement or any Quarterly Distributions are made. The Up-MACRO holding trust may make minimal or no Quarterly Distributions to its shareholders on one or more Distribution Dates if treasury yield rates drop to and remain below the aggregate Daily Fee Accrual Rate. See "RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions."

On each Distribution Date and each Issuance Order Date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Holding Trusts, treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each of the Up-MACRO and Down-MACRO Holding Trust Agreements. Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Holding Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each Paired Holding Trust invested in treasuries, a portion of the assets of a Paired Holding Trust may from time to time be held in the form of cash, due to mismatches between the month profiles of treasuries available for purchase and the length of time between Distribution Dates.

If on any Distribution Date the proceeds of the treasuries in the Up-MACRO holding trust minus its Fee Deduction Amount are equal to or less than the Up-MACRO Aggregate Par Amount, then the Up-MACRO holding trust will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust. Similarly, if on any Distribution Date the proceeds of the treasuries in the Down-MACRO holding trust minus its Fee Deduction Amount are equal to or less than the Down-MACRO Aggregate Par Amount, then the Down-MACRO holding trust will not have any Available Income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up-MACRO holding trust on that Distribution Date. If either of the Paired Holding Trusts fails to make a payment under the income distribution agreement on any Distribution Date because it does not have any Available Income, that trust will not be required to make up that payment on any subsequent Distribution Date, even if it has funds available to do so.

Furthermore, if on any Distribution Date the Up-MACRO holding trust does not have any Available Income and does not receive any Available Income from the Down-MACRO holding trust, it will not make any Quarterly Distribution to its shareholders on that Distribution Date. The Up-MACRO holding trust is not required to make Quarterly Distributions in any stated amount and if no funds are available to make a Quarterly Distribution on any Distribution Date, no amounts will be payable with respect to that Distribution Date on any subsequent date. See "RISK FACTORS — You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Final Distribution

General

The Up-MACRO holding trust will declare a Final Distribution on all or a portion of the Up-MACRO holding shares on the earliest to occur of:

•	the Final Scheduled Termination Date;

•	an Early Termination Date; and

•	a Redemption Order Date.

The Final Distribution declared by the Up-MACRO holding trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Order Date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down-MACRO holding trust under the settlement contracts that are settled in connection with the redemption of shares. The final payment under the settlement contracts will, in turn, be based on the Underlying Value of the Up-MACRO holding trust on:

•	the last calendar day preceding the Final Scheduled Termination Date;

•	the last calendar day preceding an Early Termination Date; and

•	in the case of a Paired Optional Redemption, the relevant Redemption Order Date.

This Underlying Value will be based on the Applicable Reference Value of Medical Inflation on the relevant date on which the Underlying Value is calculated. If the Medical Inflation Ratio is greater than the Compounded Hurdle Rate, the Up-MACRO holding trust will be entitled to receive a final payment from the Down-MACRO holding trust under the settlement contracts in an amount equal to the Leveraged Settlement Factor minus one. If the Medical Inflation Ratio is below the Compounded Hurdle Rate, the Up-MACRO holding trust will be required to make a final payment to the Down-MACRO holding trust under the settlement contracts in an amount equal to the absolute value of the Leveraged Settlement Factor minus one.

The purpose of the final payment under the settlement contracts is to transfer assets between the Paired Holding Trusts such that each trust has cash and treasuries in an amount equal to its Underlying Value at the time of settlement. For a more detailed description of how the Underlying Value of the Up-MACRO holding trust and payments under the settlement contracts are calculated, see "— Calculation of Underlying Value" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — The Settlement Contracts."

On the Final Scheduled Termination Date or an Early Termination Date, the Up-MACRO holding trust will declare a Final Distribution in redemption of its Up-MACRO holding shares in an amount equal to the Underlying Value of the Up-MACRO holding trust on the last Business Day preceding the Final Scheduled Termination Date or the last Index Publication Day preceding the Early Termination Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the trustee will pay the Final Distribution to each holder of the outstanding Up-MACRO holding shares in redemption of those shares. On that same Distribution Payment Date, the Up-MACRO tradeable trust will pass through the Final Distribution that it receives on the Up-MACRO holding shares that it holds on deposit to the holders of its Up-MACRO tradeable shares in redemption of those shares.

The redemption of all or only a portion of the Paired Holding Shares in a Paired Optional Redemption may be directed by one or more Authorized Participants who are beneficial holders of those shares on any Business Day. Although the Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, Authorized Participants may acquire Up-MACRO tradeable shares and exchange them for the underlying Up-MACRO holding shares. As discussed in greater detail later in this section, unless you are an Authorized Participant, you will not have a right to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. Consequently, you will only be able to liquidate your investment in the Up-MACRO tradeable shares prior to the Final Scheduled Termination Date or an Early Termination Date by selling them to an investor who is willing to purchase them from you, including any Authorized Participant who may wish to acquire those shares in order to exchange them for Up-MACRO holding shares and then direct a Paired Optional Redemption. The market price that you are able to obtain for your Up-MACRO tradeable shares may be less than the price you paid for those shares and less than the Per Share Underlying Value that is represented by those shares for the reasons discussed in "RISK FACTORS — Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO shares."

If the Fee Deduction Amount and any Additional Deduction Amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust exceed the income of the Up-MACRO holding trust on the current Distribution Date or on one or more preceding Distribution Dates and the resulting deficiency in the Up-MACRO Investment Amount was not made up on subsequent Distribution Dates, the Underlying Value of the Up-MACRO holding trust and, consequently, the Final Distribution declared by the Up-MACRO holding trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Order Date will reflect that resulting deficiency.

Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

On the Final Scheduled Termination Date or an Early Termination Date, the trustee will cause the Paired Holding Trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on or after those dates. After the settlement contracts have been settled, the Up-MACRO holding trust will declare a Final Distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the Up-MACRO holding trust will distribute on each outstanding Up-MACRO holding share, a "Final Distribution" in cash equal to:

•	the Underlying Value of the Up-MACRO holding trust on the last calendar day preceding that Final Scheduled Termination Date or that Early Termination Date divided by

•	the aggregate number of Up-MACRO holding shares that have been issued but not yet redeemed as of that date.

For purposes of settling the settlement contracts and making a Final Distribution on the Final Scheduled Termination Date or an Early Termination Date, Underlying Value will include the Up-MACRO Earned Income Accrual for the Final Scheduled Termination Date or Early Termination Date. The Final Distribution will include the cumulative Up-MACRO Earned Income Accruals that would have been distributed as a Quarterly Distribution if the Final Scheduled Termination Date or Early Termination Date had been an ordinary Distribution Date.

The Up-MACRO tradeable trust will pass through any Final Distribution it receives on the Up-MACRO holding shares that it holds on deposit on the Final Scheduled Termination Date or Early Termination Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the trustee will distribute on each outstanding Up-MACRO tradeable share an amount equal to:

•	the Final Distribution received from the Up-MACRO holding trust on that Distribution Payment Date divided by

•	the aggregate number of outstanding Up-MACRO tradeable shares that have been issued but not yet redeemed as of that date.

Upon receipt of a Final Distribution on the Final Scheduled Termination Date or an Early Termination Date, your Up-MACRO holding shares or Up-MACRO tradeable shares will be considered to be redeemed in full and the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable, will have no further obligations with respect to those shares even if the amount of the Final Distribution is less than the aggregate par amount of your Up-MACRO holding or tradeable shares or less than the purchase price you paid for those shares. See "RISK FACTORS — You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Authorized Participants may continue to direct Paired Optional Redemptions at the Per Share Underlying Value of the shares being redeemed after the occurrence of a Termination Trigger related to a decrease in the Underlying Value of one of the Paired Holding Trusts to 15% or less of the assets which that trust holds on deposit. The last redemption order may be placed on the last Business Day prior to the Early Termination Date that will follow the Termination Trigger.

Final Distributions in Paired Optional Redemptions

At any time after July 1, 2008 but prior to the Final Scheduled Termination Date or an Early Termination Date, the Paired Holding Shares may be redeemed on any Business Day in what we refer to as a "Paired Optional Redemption." The discussion which follows describing Paired Optional Redemptions and the Final Distribution that will be declared on the related Redemption Order Date applies only to the Up-MACRO holding shares, because the Up-MACRO tradeable shares cannot be redeemed. However, this discussion is relevant to holders of Up-MACRO tradeable shares, because it explains the rules that Authorized Participants must follow in order to effect Paired Optional Redemptions and the ability to effect these redemptions may affect the demand for the Up-MACRO tradeable shares. See "RISK FACTORS — The return on your shares is uncertain — The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

On any Business Day after July 1, 2008, any Authorized Participant may direct a Paired Optional Redemption in which the Up-MACRO holding shares and Down-MACRO holding shares will be redeemed concurrently and proportionately in MACRO Units. Only Authorized Participants may direct the redemption of Paired Holding Shares.

In order to effect a Paired Optional Redemption, an Authorized Participant must present to the trustee Paired Holding Shares in the minimum aggregate number that constitutes a MACRO Unit. Authorized Participants may acquire one or more MACRO Units by purchasing a sufficient number of holding shares or a sufficient number of tradeable shares, which they exchange for the underlying Up-MACRO or Down-MACRO holding shares. The Up-MACRO tradeable shares are exchangeable for the underlying Up-MACRO holding shares at any time by Authorized Participants on a one-to-one basis. A tender of Paired Holding Shares for redemption will be irrevocable.

Authorized Participants must place redemption orders with the administrative agent at 4:00 P.M. and prior to the end of trading on the [ ]. Any redemption order that is not placed within the specified time prior to the close of trading on the BLS will be automatically cancelled and may be resubmitted by the applicable Authorized Participant, if it so desires, on the next Business Day at that day's Per Share Underlying Value. The Authorized Participant will place its redemption order on the Redemption Order Date and the Paired Optional Redemption will be effected on the related Redemption Date. Each redeeming Authorized Participant must deliver to the administrative agent a redemption order with the following information:

•	the Authorized Participant's name and personal identification number, and the personal identification number of the person who is submitting the creation order on behalf of the Authorized Participant;

•	the number of MACRO Units being redeemed; and

•	whether the Authorized Participant wishes to submit holding shares for redemption or tradeable shares for exchange, followed by redemption.

Not later than 10:00 a.m. New York time on the Redemption Date, the Authorized Participant who placed the redemption order must deliver to the trustee:

•
Up-MACRO holding and/or tradeable shares and Down-MACRO holding and/or tradeable shares that in the aggregate constitute the requisite number of MACRO Units being redeemed by such Authorized Participant;

•	the applicable Redemption Cash Component, if applicable; and

•	a transaction fee of $2,000, payable directly to the trustee by the Authorized Participant to compensate the trustee for administrative costs related to effecting the Paired Optional Redemption.

If all conditions to effecting a Paired Optional Redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming Authorized Participant by 3:00 p.m. New York City time on the Redemption Date. If the redemption order was placed on a Distribution Date, the redeeming Authorized Participant will receive cash. If there was a net increase in the aggregate par amount of the Paired Holding Trusts on any Redemption Date that was also an Issuance Date, because more MACRO Units were created than redeemed, redeeming Authorized Participants will also receive their Final Distribution from the Paired Holding Trusts in cash out of the funds delivered to the trusts by the Authorized Participants who created shares on the same date. If any Paired Issuances were effected on the Redemption Date, even if there was a net decrease in the aggregate par amount of the Paired Holding Trusts, redeeming Authorized Participants will receive a portion of their Final Distribution in cash out of the funds delivered to the trusts by the creating Authorized Participants and also out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the Final Distribution will be delivered in treasuries.

The amount of cash and/or treasuries that will be delivered on the Redemption Date in a Paired Optional Redemption will always be equal to the aggregate Per Share Underlying Values of the Paired Holding Shares being redeemed, calculated as of the Redemption Order Date. In the case of a Paired Optional Redemption that is ordered on a Distribution Date or on the Business Day following a Distribution Date, the amount delivered on the related Redemption Date will consist of the aggregate Per Share Underlying Value of the shares being redeemed plus the Up-MACRO and Down-MACRO Earned Income Accruals for all intervening days between the Redemption Order Date and the Redemption Date, calculated on the basis of the Applicable Reference Value of Medical Inflation as of the Redemption Order Date.

Upon receipt of the Final Distribution in a Paired Optional Redemption, the Up-MACRO holding shares presented for redemption will be considered to be redeemed in full and the Up-MACRO holding trust will have no further obligations with respect to those shares, even if the amount of the Final Distribution was less than the aggregate par amount of those shares or less than the purchase rate at which those shares were acquired by the Authorized Participant. See "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO Unit, new settlement contracts will be entered into if there is a net increase in the Up-MACRO and Down-MACRO Aggregate Par Amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both a Redemption Date and an issuance date. On any day on which shares are being redeemed, but no new shares are being issued, the number of settlement contracts that will be settled will be equal to the number of MACRO Units that are being redeemed.

In connection with the settlement of the settlement contracts and payment of a Final Distribution in the case of redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a "last in, first out" basis such that the value of the segregated treasuries is equal to the product of the applicable Redemption Percentage and the aggregate Value of all the treasuries held by each trust. The selection and delivery of treasuries as a Final Distribution must comply with all of the conditions specified in Appendix D to this prospectus. For a discussion of the potential risks associated with the delivery of treasuries instead of cash as a Final Distribution, see "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

After the settlement contracts have been settled, the Paired Holding Trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The Paired Holding Trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other holding trust to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the Final Distribution will be distributed ratably, by type, to each redeeming Authorized Participant.

Following a Paired Optional Redemption, the trustee will record a reduction in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding. If MACRO Units are being both redeemed and issued on the same day at the direction of several Authorized Participants, the trustee will record such reduction only if a net decrease in the aggregate par amount has occurred.

Paired Issuances

At any time prior to the Final Scheduled Termination Date or an Early Termination Date, on any Business Day, an Authorized Participant may effect a "Paired Issuance" by directing the Paired Holding Trusts to issue additional shares in a minimum number of Up-MACRO and Down-MACRO holding shares constituting at least one MACRO Unit. If so directed by the Authorized Participant, the Up-MACRO holding trust and the Down-MACRO holding trust will issue additional Paired Holding Shares to the Authorized Participant who may then choose to hold such shares or allow them to be deposited into the Up-MACRO and Down-MACRO tradeable trusts in minimum lots of 50,000 shares. In such case, the tradeable trusts will issue tradeable shares on a one-to-one basis in exchange for the deposited holding shares and these tradeable shares will be delivered to the Authorized Participant to satisfy its creation order. Paired Holding Shares and Up-MACRO and Down-MACRO tradeable shares will always be issued by the relevant trust at the Per Share Underlying Value of these shares on the date on which a creation order is delivered by an Authorized Participant.

For each additional Up-MACRO holding share that is deposited into the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will issue one additional Up-MACRO tradeable share. Although the number of Up-MACRO tradeable shares will increase with each issuance and decrease with each exchange by an Authorized Participant of Up-MACRO tradeable shares for Up-MACRO holding shares, the Up-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by the Up-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up-MACRO tradeable shares that are outstanding on any specified date.

To create a new MACRO Unit, an Authorized Participant must place a creation order with the administrative agent at 4:00 p.m. or prior to the end of trading on the listing exchange. Any creation order that is not placed within the specified time prior to the close of trading will be automatically cancelled and may be resubmitted by the applicable Authorized Participant, if it so desires, on the next Business Day at that day's Per Share Underlying Value. An Authorized Participant who wishes to effect a Paired Issuance will deliver a creation order on the Issuance Order Date. The Issuance Date, which is the day on which the Paired Issuance is effected, will be the Business Day following the Issuance Order Date, except that, in the case of any creation order that is delivered on a Distribution Date or on the Business Day following a Distribution Date, the Issuance Date will be the third Business Day following the Issuance Order Date to ensure that any Authorized Participant who places a creation order on these two days, after Underlying Value no longer reflects Earned Income Accruals for the preceding Calculation Period, will not be eligible to receive a Quarterly Distribution on the Distribution Payment Date that follows that Distribution Date. Each creating Authorized Participant must deliver to the administrative agent a creation order including the following information:

•
the Authorized Participant's e-mail and personal identification number and the personal identification number of the person who is submitting the creation order on behalf of the Authorized Participant;

•	the number of MACRO Units being created; and

•	whether the Authorized Participant wishes to have holding shares or tradeable shares delivered to its account—if no specification is made, tradeable shares will be delivered.

Concurrently with each Paired Issuance, an Authorized Participant will be deemed to have directed the deposit of the issued Up-MACRO and Down-MACRO holding shares into the Up-MACRO and Down-MACRO tradeable trust, respectively, and the issuance by each tradeable trust of Up-MACRO and Down-MACRO tradeable shares in exchange for the deposited holding shares. If the Authorized Participant wishes instead to receive holding shares, it must specify this preference in its creation order.

By 10:00 a.m. New York time on the Issuance Date, the Authorized Participant must deposit:

•	immediately available funds in an amount equal to the Per Share Underlying Value of the Up-MACRO holding shares being created, as measured on the Issuance Order Date;

•	immediately available funds in an amount equal to the Per Share Underlying Value of the Down-MACRO holding shares being created, as measured on the Issuance Order Date; and

•	a transaction fee of $2,000, payable directly to the trustee by the Authorized Participant to compensate the trustee for administrative costs related to effecting the Paired Issuance.

In the case of any Paired Issuance ordered on a Distribution Date or on the Business Day following a Distribution Date, the amount that must be delivered by the Authorized Participant must also include the Up-MACRO and Down-MACRO Earned Income Accruals for each intervening day between the Issuance Order Date up to but not including the Issuance Date, as calculated on the basis of the Applicable Reference Value of Medical Inflation on the Issuance Order Date.

Creation orders for new MACRO Units will be processed through a manual clearing process operated by DTC. By 3:00 p.m. New York City time on the Issuance Date, the administrative agent will instruct the trustee to deliver to the Authorized Participant's account at DTC Up-MACRO and Down-MACRO tradeable shares equal to the number of underlying Paired Holding Shares that were created in the Paired Issuance. If the Authorized Participant specifies that it wishes to receive holding shares instead of tradeable shares, then the holding shares that were created in the Paired Issuance will not be deposited into the tradeable trusts, but will be delivered directly to the Authorized Participant.

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO Unit, new settlement contracts will be entered into if there is a net increase in the Up-MACRO and Down-MACRO Aggregate Par Amount and settlement contracts will be settled if there is a net decrease in these Aggregate Par Amounts on any day that is both an Issuance Date and a Redemption Date. The trustee will cause the Paired Holding Trusts to enter into one new settlement contract for each new MACRO Unit that is created in a Paired Issuance on any Issuance Date that is not also a Redemption Date.

The trustee will deposit one-half of the aggregate funds received by it in connection with an issuance of Paired Holding Shares into the Up-MACRO holding trust and the other half into the Down-MACRO holding trust, without regard to the Per Share Underlying Values at which the Up-MACRO and Down-MACRO holding shares were issued, in order to preserve the one-to-one ratio of assets on deposit in the Paired Holding Trusts.

Following a Paired Issuance, the trustee will record an increase in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding. If MACRO Units are being both issued and redeemed on the same day, at the direction of several Authorized Participants, the trustee will record an increase only if a net increase in the Aggregate Par Amount has occurred.

Authorized Participants may continue to direct Paired Issuances at the Per Share Underlying Value of the shares being created after the occurrence of a Termination Trigger related to a decrease in the underlying value of one of the Paired Holding Trusts to 15% or less of the assets that trust holds on deposit. The last creation order may be placed on the last Business Day prior to the Early Termination Date that will follow the Termination Trigger.

In connection with any Paired Issuance, any Authorized Participant that creates a MACRO Unit will be deemed to be an underwriter of the Paired Holding Shares and the Up-MACRO and Down-MACRO tradeable shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act. See "PLAN OF DISTRIBUTION."

Exchanges

Authorized Participants may place an order with the administrative agent to exchange their tradeable shares on a one-to-one basis for the underlying holding shares in minimum lots of 50,000 even if they do not wish to then effect a Paired Optional Redemption. Authorized Participants may also exchange their existing holding shares for tradeable shares other than in connection with a Paired Issuance by delivering holding shares in minimum lots of 50,000 shares to the trustee for the applicable tradeable trust and requesting the trustee to deposit these holding shares into the tradeable trust and issue tradeable shares to the Authorized Participant in exchange for the holding shares. No transaction fee will be payable in connection with exchanges. Authorized Participants who place an exchange order will be registered as the beneficial holders of the underlying holding shares or of the tradeable shares, as applicable, on the first Business Day following the day on which the exchange order is placed. The administrative agent will reject any exchange order that would cause the Up-MACRO tradeable trust to hold less than a majority of the outstanding Up-MACRO holding shares.

Book-Entry Registration

The Up-MACRO holding shares and the Up-MACRO tradeable shares will be evidenced by one or more global certificates. We will deposit each global certificate representing the Up-MACRO holding shares and the Up-MACRO tradeable shares with The Depository Trust Company in the United States or with Clearstream Banking, société anonyme or Euroclear Bank S.A./NV in Europe. We refer to The Depository Trust Company as "DTC," Clearstream Banking, société anonyme as "Clearstream" and the Euroclear system operated by Euroclear Bank S.A./NV as "Euroclear." Each global certificate will be registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global certificate may be held directly or indirectly through DTC, Clearstream or Euroclear. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Bank) will act as the relevant depositary for Euroclear. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global certificate to those persons may be limited.

Shareholders who are not participants may beneficially own interests in a global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as "indirect participants." So long as Cede & Co., as the nominee of DTC, is the registered owner of a global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificates. Except as provided below, owners of beneficial interests in a global certificate will:

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global certificate.

The trustee will make distributions on the shares to Cede & Co., as the registered owner of the global certificate, by wire transfer of immediately available funds on each Distribution Payment Date and on each settlement date for Paired Optional Redemptions. We and the trustee will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to the book-entry certificates. We and the trustee will not be responsible or liable for errors in payments made on account of the book-entry certificates, unless such error in payment was caused by an instruction error originating from us or the trustee.

Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant global certificate in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream participants may not deliver instructions directly to depositaries for Euroclear or Clearstream.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global certificates among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. DTC has advised us that it will take any action permitted to be taken by a holder of shares, including the presentation of shares for redemption or exchange, only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited, and only in respect of those shares represented by the global certificates as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York and a member of the Federal Reserve System;

•	a "clearing corporation" within the meaning of the Uniform Commercial Code; and

•	a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream Banking, société anonyme, Luxembourg, has advised us that it is:

•	incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository; and

•	subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.

Clearstream holds certificates for its participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in the accounts of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream, will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear Bank S.A./NV has advised us that it is:

•	licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis; and

•	regulated and examined by the Belgian Banking and Finance Commission.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery and payment. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in a global certificate among participants. However, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures and may discontinue these procedures at any time.

We will issue the shares in definitive certificated form, which we refer to as "Definitive Certificates," if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global certificate may be exchanged for Definitive Certificates upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that shares shall no longer be represented by global certificates, in which case we will issue shares in definitive form in exchange for the global certificates.

Termination Triggers

Following the occurrence of specified events, which we refer to as "Termination Triggers," the income distribution agreement and the settlement contracts will automatically terminate and the trustee will redeem all of the Paired Holding Shares and the Up-MACRO and Down-MACRO tradeable shares. The Final Distribution made by the Up-MACRO holding trust to holders of Up-MACRO holding shares upon this redemption will be passed through by the Up-MACRO tradeable trust to holders of Up-MACRO tradeable shares in redemption of their shares as described above under "— Final Distribution." Upon obtaining knowledge or receiving notice of the occurrence of a Termination Trigger, we will file a Form 8-K disclosing the Termination Trigger pursuant to Regulation FD. The following events will constitute Termination Triggers:

•	on any index publication day, an aggregate index designated as the medical care aggregate index ceases to be calculated or published by the BLS or ceases to constitute a component of the CPI-U;

•
on any day, the Underlying Value of the Up-MACRO holding trust rises to or above 185% of the Up-MACRO Asset Amount or falls to or below 15% of the Up-MACRO Asset Amount, and remains at this level for the next two (2) consecutive index publication days;

•
either of the Paired Holding Trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes required to register as an "investment company" under the Investment Company Act of 1940, as amended, provided, that the failure of the Up-MACRO tradeable trust to hold at least a majority of the Up-MACRO holding shares or the failure of the Down-MACRO tradeable trust to hold at least a majority of the Down-MACRO holding shares will not constitute a termination trigger until the expiration of 90 days following the date as of which such failure first occurred, during which period the administrative agent will be permitted to seek to remedy such failure;

•
either of the Paired Holding Trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes a commodities pool that is subject to regulation under the Commodity Exchange Act, as amended;

•	DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of the depository for the MACRO trusts;

•
the administrative agent resigns or is unable to perform its duties under one or all of the Trust Agreements for any of the MACRO trusts, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the Trust Agreements;

•
we elect to terminate the Up-MACRO holding trust and 66 and 2/3% of the holders of the Up-MACRO holding trust and the Down-MACRO holding trust, each voting as a separate class (with each holder of tradeable shares being entitled to vote the underlying holding shares on deposit in its tradeable trust), consent to such termination;

•
either of the Paired Holding Trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

•	the amount of cash and treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is reduced to less than ten (10) million dollars; and

•
the amount of cash and treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is reduced to fifty (50) million dollars or less and we elect, in our discretion, to terminate the Paired Holding Trusts.

In the event that any one or more Paired Optional Redemptions and/or Paired Issuances result at any time in the Up-MACRO tradeable trust holding less than a majority of all outstanding Up-MACRO holding shares or in the Down-MACRO tradeable trust holding less than a majority of all outstanding Down-MACRO holding shares, the administrative agent will seek to remedy this situation during the 90-day cure period permitted for this purpose by requesting Authorized Participants to deposit outstanding holding shares into the applicable tradeable trust and accepting in exchange for these holding shares the related tradeable shares. If the Up-MACRO tradeable trust and/or the Down-MACRO tradeable trust is still not the majority holder of the related holding shares at the end of the 90-day cure period, a termination trigger will occur.

On the Early Termination Date, the trustee will cause the Paired Holding Trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the Underlying Value of the Paired Holding Trust on the last calendar day preceding the Early Termination Date. This Underlying Value may be higher or lower than the Underlying Value at the time when the Termination Trigger occurred, as described under "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts and the tradeable trusts may terminate early." This Final Distribution will be determined as described above under "— Final Distribution." Upon receipt of this Final Distribution, all of the Up-MACRO and Down-MACRO holding shares will be considered to be redeemed. After all funds on deposit in the Paired Holding Trusts have been distributed to the holders of the Paired Holding Shares, the trustee will liquidate the Paired Holding Trusts. The Up-MACRO tradeable trust will also be liquidated after making a final pass-through distribution to the holders of its Up-MACRO tradeable shares of the Final Distribution that it receives from the Up-MACRO holding trust on the Distribution Payment Date following the Early Termination Date. Following this Final Distribution, the Up-MACRO tradeable shares will be considered to be redeemed in full and will cease to be outstanding.

Authorized Participants may continue to direct Paired Optional Redemptions and Paired Issuances at the Per Share Underlying Value of the shares being created after the occurrence of a Termination Trigger related to a decrease in the Underlying Value of one of the Paired Holding Trusts to 15% or less of the assets that trust holds on deposit. The last creation or redemption order may be placed on the last Business Day prior to the Early Termination Date that will follow the Termination Trigger.

Any payments under the income distribution agreement and the settlement contracts and any Quarterly or Final Distribution to be made by either of the Paired Holding Trusts, or passed through on the Up-MACRO tradeable shares by the Up-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant Termination Trigger was the voluntary or involuntary bankruptcy of either of the Paired Holding Trusts or of the Up-MACRO tradeable trust. Any delay of this type will affect when holders of Up-MACRO holding shares and holders of Up-MACRO tradeable shares receive the Final Distribution on their shares.

The administrative agent will be responsible for notifying us and the trustee of the occurrence of the termination trigger that results from a specified increase or decrease in the Underlying Value of the Up-MACRO holding trust, the cessation of the calculation and publication of the medical care aggregate index as a component of the CPI-U, the resignation of the administrative agent or its bankruptcy, and the consent of the Up-MACRO and Down-MACRO holding trust shareholders to an early termination of the paired holding trusts. Upon obtaining knowledge of the occurrence of any of the other termination triggers described above, the trustee will be responsible for notifying us and the administrative agent of such occurrence.

Listing

On the Closing Date, the Up-MACRO tradeable shares will be listed and eligible for trading on the [ ] under the symbol "[ ]." However, there is no assurance that the shares will continue to be eligible for trading on the [ ] during the entire time they remain outstanding.

The Up-MACRO holding shares will not be listed on any exchange.

DESCRIPTION OF THE CONSUMER PRICE INDEX
AND THE MEDICAL GOODS AND SERVICES COMPONENT
OF THE CONSUMER PRICE INDEX

Overview of the Consumer Price Index

The consumer price index, or the "CPI," is a measure of the average change over time in the price of various consumer items selected to represent the consumer sector of the U.S. economy. The CPI is published every month by the Bureau of Labor Statistics, or the "BLS," and represents a weighted average of the changes in the prices of items in various categories of consumer goods, such as food, clothing, shelter, and medical services. The CPI is an index which represents the aggregate increase in consumer prices since a base reference period, from which calculation of inflation occurring over shorter periods within that period may be calculated. The Up-MACRO holding and tradeable shares reference only the medical care component of the CPI for All Urban Consumers, but general information about the calculation methodology for, and BLS policies related to, the CPI for All Urban Consumers is relevant to understanding how the medical component is calculated.

The information in this section, as well as general information relating to the consumer price index that is contained in the "RISK FACTORS" section of this prospectus, is primarily derived from information made available by the BLS, which operates under the auspices of the United States Department of Labor. The information in this section about the calculation methodology for the CPI summarizes the methodology that was in place and being used by the BLS as of June 2007. The calculation methodology may change at any time. None of the Depositor, the Trustee, the Administrative Agent nor the Marketing Agents have contractual agreement with or control over the BLS and its decisions regarding the calculation of the CPI or any component of CPI, or any changes made to that methodology.

THE INFORMATION PROVIDED IN THIS SECTION IS SUBJECT, IN ALL RESPECTS, TO THE ACTUAL METHODOLOGY APPLIED BY THE BLS TO DETERMINE THE CPI, WHICH IS SUBJECT TO CHANGE ANY TIME AT THE DISCRETION OF THE BLS. CURRENTLY, THE BLS PUBLISHES A MORE DETAILED SUMMARY OF ITS METHODOLOGY FOR CALCULATING THE CPI AT www.bls.gov/cpi/. IN ADDITION, A MANUAL ENTITLED "BLS Handbook of Methods," IN WHICH A CHAPTER IS DEDICATED TO CALCULATION METHODOLOGY FOR THE CPI, MAY BE ACCESSED ON THE BLS WEBSITE AT www.bls.gov/opub/hom/pdf/homch17.pdf OR A PRINTED COPY MAY BE OBTAINED FROM THE U.S. GOVERNMENT PRINTING OFFICE BY CONTACTING [ ]. INVESTORS SHOULD REFER TO THE BLS WEBSITE AND THIS MANUAL FOR A DETAILED DESCRIPTION OF THE ACTUAL METHODOLOGY USED BY THE BLS AT ANY PARTICULAR TIME TO CALCULATE THE CPI.

The CPI's measurement objectives and the standards according to which the BLS defines any bias in the CPI are derived from the broader framework of a hypothetical cost-of-living index. The goal of any cost-of-living index is to determine the lowest hypothetical expenditure level necessary at this month’s prices to achieve the same standard of living as that attained during a base reference time period. The ratio of this hypothetical cost during the current period to the actual cost of a base-period consumption basket during the base period constitutes a cost-of-living index. The broadest form of a cost-of-living index, referred to as an unconditional cost-of-living index, would reflect changes in non-price factors such as crime rates, weather conditions and health status. In contrast, the objective of the CPI is to provide an approximation of a conditional cost-of-living index that includes only the prices of market goods and services and government-provided goods for which explicit user charges are assessed. Free goods, characteristics of the environment (such as air and water quality), the value of leisure time and goods and services that governments provide at no cost are not within the scope of the CPI, although these factors may have a major impact on an individual's actual standard of living.

The concept and measurement goals of a hypothetical broad cost-of-living index framework guide the decisions of the BLS about the ongoing construction and operation of the CPI, which are reflected in the numerous changes that the BLS has made to its calculation methodology over the years, including six comprehensive revisions in how the CPI is calculated that have been implemented since its inception in 1919. The revisions in CPI calculation methodology which have been introduced over the years within the framework of a broad cost-of-living index have reflected not only the BLS's own experience and research, but also the criticism and feedback provided by various sources, such as the Advisory Committee appointed by the American Statistical Association whose recommendations served as the basis for the 1940 comprehensive revision of the CPI, and assessments of the CPI that have been published in professional journals and books. The implementation of each such revision resulted in a movement in the level of the CPI for the ensuing month. Accordingly, changes in the level of the CPI over time have reflected not only price changes but also revisions to CPI calculation methodology.

The CPI is an important macroeconomic measure for the U.S. economy. It is used as an indicator of the impact and effectiveness of fiscal and monetary policies employed by the U.S. federal government. The CPI is also used by both governmental agencies and the private sector to adjust income payments. Social Security benefits, food stamps programs and military and federal civil service pension payments are all indexed to the CPI. In the private sector, many collective bargaining agreements tie automatic wage increases to the CPI and individuals use the index to keep rents, alimony, and child support payments in line with changing prices. The CPI is also used as a means of preventing inflation-induced tax changes, because the federal income tax rules, and those of many States, adjust tax brackets, the standard deduction, and other monetary values in the tax code on the basis of the level of the CPI. Finally, the CPI is also used as a deflator of other economic indicators calculated by the U.S. government. The statistical programs which are used to calculate such economic indicators employ the CPI or its components to adjust for price changes and produce inflation-free versions of such indicators. Examples of CPI-adjusted indicators include components of the U.S. Department of Commerce National Income and Product Accounts (such as Gross Domestic Product and personal consumption expenditures), retail sales measures and the BLS hourly and weekly earnings series.

Scope and Publication

The goal of the CPI is to reflect pricing in the consumption sector of the U.S. economy. As such, the CPI does not cover changes in the prices of investment property such as stocks, bonds, real estate, and business expenses. It also does not cover purchases of real estate, antiques and collectibles, all of which are viewed as investment expenditures. The CPI also does not include the following factors which may affect an individual's income: employer-provided in-kind benefits, cash gifts to individuals or charities and child support and alimony payments. In addition, for practical reasons, the CPI excludes illegal goods and services and the value of home-produced items (other than owners’ equivalent rent). Price changes in goods provided by the government at subsidized prices (for example, public transportation) are included in the CPI, but changes in subsidies to a recipient’s income (for example, food stamps) are excluded. Finally, only sales tax and any other taxes which are part of the final price of consumer products are within the scope of the CPI.

The CPI is published every month. Each month’s index value reflects the average change in the prices of consumer goods and services in comparison to a base period, which is currently the two-year period from 1982-84 for most components of the CPI, including medical inflation. For example, the consumer price index for all urban consumers, or the "CPI-U," for March 2002 was 178.8. This number means that a representative basket of consumer items that cost $100 in 1982-84 would have cost $178.80 in March 2002.

The Structure of the CPI

General Overview

The CPI is a complex mathematical construct that combines economic theory with sampling and other statistical techniques and uses data from various consumer surveys to produce a measure of average price changes for the consumption sector of the American economy. In order to calculate the consumer price index for all urban consumers or CPI-U, the urban areas of the United States are divided into 38 geographic regions called "index areas," and the set of all goods and services purchased by consumers is divided into 211 categories, each of which is called an "item stratum," producing 8,018 (38 multiplied by 211) index area/item stratum combinations. The CPI-U is calculated in two stages. The first stage involves the calculation of "basic indices," which show the average price change of sample items within each of the 8,018 CPI index area/item stratum combinations. For example, the electricity index for the Boston CPI area is a basic index. The weights assigned to a particular item for the first stage come from the sampling frame for the item stratum within the index area. During the second stage, "aggregate indexes" are produced by averaging across subsets of the 8,018 CPI index area/item stratum combinations. For example, the "Boston all-items index" is an average of all 211 basic indices for each item stratum in the Boston index area. Similarly, the aggregate index for electricity is an average of the basic indexes for electricity in each of the 38 index areas. The "U.S.-city average—all-items CPI" is an aggregate index representing the average of all [8,018] basic indexes. The weighing used in the calculation of aggregate indices during the second stage is based on reported expenditures from a consumer expenditure survey. A sample item’s weight in the aggregate indices represents the fraction of the share of total consumer spending that is devoted to that item.

Data Collection and Basic Indices Calculation

The BLS divides the CPI basket of consumer goods and services into a hierarchy of categories and a number of sub-categories. The first category is the category of the eight "Major Groups," which consist of: (1) "Food and Beverages," (2) "Housing," (3) "Apparel," (4) "Transportation," (5) "Medical Care," (6) "Recreation," (7) "Education and Communication" and (8) a group consisting of "Other Goods and Services." Each of these eight Major Groups are divided into sub-groups. For example, the Major Group of Food and Beverages is divided into sub-groups such as "cereal and bakery products" and "meats, poultry, fish and eggs." These subgroups, in turn, are further subdivided into "Expenditure Classes." For example, the "cereal and bakery products" sub-group is divided into two Expenditure Classes: "cereals and cereal products" and "bakery products." Each Expenditure Class is further divided into various item strata. For example, the "bakery products" Expenditure Class is divided into the following item strata: "bread," "cookies," and "other bakery products." Finally, each item stratum is further subdivided into "entry level items." For example, the "other bakery products items" stratum includes the "cracker and bread and cracker products or sweetrolls," and the "coffee cake & doughnuts (excluding frozen)" entry level items. There are a total of 305 entry level items which are the ultimate sampling units for consumer items selected by the BLS for inclusion in the CPI-U. Each entry level item represents the lowest level of item category definition from which data collectors select actual products for sampling. Products are sampled within each index area in selected retail stores, also referred to as "sampling outlets." To enable the CPI to reflect changes in the marketplace, new sampling items and sampling outlets are selected each year, on a rotating basis, for approximately 25 percent of the item strata in each primary sampling unit, or PSU, the smallest geographic area in which pricing is done for the CPI.

The following chart illustrates the weight assigned to each of the eight Major Groups in the calculation of the CPI (rounded to the nearest whole number) December 2006 (2003-2004 Weights):

Of the 209 commodities and services item strata, 185 are "priced strata," meaning that an established market price may be obtained for products belonging within such strata. Of the 185 priced strata, most are priced by actual sampling by BLS' field representatives and only a few, such as airline fares, intercity train fares, used vehicles and health insurance, use secondary sources of pricing data. The 24 remaining commodities and services item strata, all of which have very small weights within the CPI, are, for a variety of reasons, "unsampled" or "truncated from pricing," meaning that their prices are imputed from the prices of items in related priced strata.

The CPI for all Urban Consumers

The BLS publishes different consumer price indices which are based on sampling different consumer populations. As provided herein, the CPI that is based on the broadest sampling of the consumer population is the "consumer price index for all urban consumers," or the "CPI-U." The CPI-U, which the BLS first began publishing in January of 1978, represents the buying habits of the residents of urban or metropolitan areas in the Unites States, or the "U-Population." The U-population, which represented about 87 percent of the U.S. population in the 1990 census, covers all households in the United States, other than people living in rural, non-metropolitan areas, in farm households, on military installations, in religious communities, and in institutions such as prisons and mental hospitals.

The CPI-U reflects changes in prices resulting from all causes that recur on a regular yearly basis, including normal seasonal price movements due to, for example, the weather, harvesting seasons, the school year, production cycles, model changeovers, holidays, and seasonal sales. The BLS also publishes a seasonally adjusted CPI-U index that does not take into account these effects; however, because seasonally-adjusted indices are subject to annual revision, they are not usually used as benchmarks for financial products. In contrast to seasonally adjusted indices, the CPI-U is final when issued.

Limitations of the CPI-U

The CPI-U is estimated from a sample of consumer purchases and is not a comprehensive measure of price change. Consequently, the index results may deviate from those that would be obtained if all consumer transactions were covered. This deviation is attributed to sampling error. These types of sampling errors represent the statistical limitations of the CPI-U.

A different kind of error in the CPI-U can occur when, for example, a respondent provides BLS field representatives with inaccurate or incomplete information. This is called non-sampling error. BLS attempts to minimize non-sampling errors by obtaining prices through personal observation whenever possible and by correcting errors immediately upon discovery. The field representatives, technicians, and commodity specialists who collect, process, and analyze the price data are trained to watch for deviations in reported prices that might be due to non-sampling errors.

Finally, the CPI-U cannot be understood to represent the price change experience of any one individual, household, or family. While the CPI-U covers a wide variety of the items that are available for purchase at a particular time to urban consumers as part of their aggregate spending on goods and services, most individuals concentrate their spending on a relatively small fraction of the total number of items available for purchase in the market. Accordingly, the CPI-U represents the inflation experienced by a hypothetical, composite consumer. In addition, the CPI-U may not provide an accurate measure of the price movement experience of specific population groups, such as the elderly or the poor.

Due to the fact that the CPI-U is so widely used as a benchmark by the market, governmental agencies and individuals, revisions could be costly for the users of the index. Accordingly, there is a presumption in BLS policy and practice against revisions to the CPI-U. When a mistake is discovered, BLS staff evaluate the error in the context of BLS guidelines for issuing corrections to previously published CPI-U data. For purposes of determining the Applicable Reference Value of Medical Inflation, however, any subsequent corrections to the CPI-U values released for any calendar month will not be taken into consideration or used to recalculate the Underlying Value of the Up-MACRO holding and tradeable shares.

The Medical Care Component of the CPI

General

The Major Group of "Medical Care" represents, as of December 2006 (2003-2004 Weights) [6.281]% of the total consumer items which are covered by the CPI-U. The CPI-U "medical care aggregate index" covers two sub-groups: (i) "Medical Care Commodities," consisting of two expenditure categories: "Prescription Drugs" and "Over-the-Counter Drugs and Medical Supplies," which are together responsible, as of December 2006 (2003-2004 Weights), for approximately [23.021]% of the CPI-U medical care aggregate index, and (ii) "Medical Care Services," consisting of three expenditure categories: "Professional Services," "Hospital Services," and "Health Insurance," which collectively, as of December 2006 (2003-2004 Weights), represent approximately [76.962]% of the CPI-U medical care aggregate index. Medical Care Commodities are assigned a smaller weight in the CPI-U than Medical Care Services in part because medical commodity items that are commonly sold together with, or in the context of providing, a medical service are included in Medical Care Services. For example, eyeglasses are included in Medical Care Services, because they are often sold as part of an eye examination.

The movement of CPI medical care index is based on the average change in the prices of the sample set of entry level items selected to compose such index—for example, a prescription for a specific medicine or a visit of a specified duration to a doctor or a hospital. The "outlets" providing medical care, such as pharmacies, doctors’ offices and hospitals, and the medical items which will be sampled in each such outlet are chosen by means of the commodities and services sampling procedure described above. The CPI data collectors select the sample items in each entry level category by surveying respondents who purchased medical commodities and/or services in the chosen outlets. The CPI defines the transaction price for medical care items as all payments received or expected to be received from eligible payers, including both patients and insurers.

The following chart represents historical performance of the medical care component of the CPI-U (U.S. city average), not seasonally adjusted, since 1997:

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
1997	231.8	232.7	233.4	233.8	234.2	234.4	234.8	235.2	235.4	235.8	236.4	237.1
1998	238.1	239.3	239.8	240.7	241.4	242.0	242.7	243.5	243.9	244.3	244.7	245.2
1999	246.6	247.7	248.3	249.1	249.5	250.2	251.1	251.9	252.3	252.8	253.3	254.2
2000	255.5	257.0	258.1	258.8	259.4	260.5	261.4	262.6	263.1	263.7	264.1	264.8
2001	267.1	268.9	270.0	270.8	271.4	272.5	273.1	274.4	275.0	275.9	276.7	277.3
2002	279.6	281.0	282.0	283.2	284.1	284.7	286.6	287.3	287.7	289.2	290.5	291.3
2003	292.6	293.7	294.2	294.6	295.5	296.3	297.6	298.4	299.2	299.9	300.8	302.1

2004	303.6	306.0	307.5	308.3	309.0	310.0	311.0	311.6	312.3	313.3	314.1	314.9
2005	316.8	319.3	320.7	321.5	322.2	322.9	324.1	323.9	324.6	326.2	328.1	328.4
2006	329.5	332.1	333.8	334.7	335.6	336.0	337.0	337.7	338.3	339.3	340.1	340.1
2007	343.510	346.457	347.172	348.225	349.087	349.510	351.643	352.961	353.723	355.653

Medical Care Commodities

The first expenditure category within the sub-group of Medical Care Commodities is "prescription drugs," which currently includes the following item strata: "prescription drugs" and "unsampled rent or repair of medical equipment." The second expenditure category is "non-prescription drugs and medical supplies," consisting of two item strata, "internal and respiratory over-the-counter drugs" and "non-prescription medical equipment and supplies." This last item stratum is further divided into three entry level item categories: (1) "topicals and dressings," (2) "medical equipment for general use" and (3) "supportive and convalescent medical equipment."

One of the more difficult problems faced in compiling a price index is the accurate measurement of changes in quality due to changing product specifications and consumption patterns. The concept of the CPI requires a measurement over time of the cost of purchasing an unchanging, constant-quality set of goods and services. In reality, products disappear, products are replaced with "improved" versions, and entirely new products emerge. The BLS has developed a replacement procedure for such cases which is based on the attributes of the item that is to be replaced. The Medical Care Commodities subgroup presents additional difficulties that arise from the introduction of new prescription drugs into the market, the expiration of a drug’s patent protection and the subsequent introduction of equivalent generic drugs, and the loss of the prescription status of a drug. The CPI program has developed a series of techniques to take into account the effects of such changes. Thus, for example, in connection with the introduction of new prescription drugs into the market, the BLS implemented in 2001 the within-outlet item 2-year item rotation, which is designed to enhance the timeliness and representativeness of the item samples in categories where the array of items consumed is thought to be changing rapidly. In connection with allowing generic versions of prescription drugs coming off patent to be included in the CPI, a process was introduced in 1995 which allows the generics an opportunity to build sales volume in an individual pharmacy outlet over a 6-month period, and then, through statistical disaggregation the generic versions of the drug have a one-time chance to be selected as a sample item in proportion to their sales volume at the particular outlet. Finally, in connection with the loss of prescription status, the CPI retains the item as part of the prescription drug sample while using its over-the-counter price. Thus, the prescription drug item strata shows any price change that occurs as the result of drugs changing status from prescription to over-the-counter. The over-the-counter version of the drug remains in the prescription drug sample until it rotates out during the next rotation scheduled for that item, generally slated for 2 years after the original prescription drug was brought into the sample. At future sample rotations, the over-the-counter item is eligible for inclusion in the non-prescription drug item stratum but ineligible for inclusion in the prescription drug stratum. Similarly, should a drug in the non-prescription sample change its status to prescription, the CPI would show the resulting price change, if any, in the non-prescription drugs and supplies stratum.

Medical Care Services

The first expenditure category in the sub-group of Medical Care Services is "Professional Services," which currently consists of the following item strata: (i) physicians services that are rendered by medical professionals with a doctor of medicine degree (including osteopaths who are not MDs), (ii) dental services, (iii) eyeglasses and eye care and (iv) services performed and billed by medical practitioners who are not included in the prior categories, such as chiropractic and physical therapy, podiatry, audiology (including hearing aids), acupuncture, nursing, nutritional counseling, occupational therapy, and psychology and psychotherapy.

The second expenditure category under Medical Care Services is "Hospital and Related Services," which currently consists of the following item strata: (i) hospital services and (ii) nursing homes and adult care. Items in the hospital services stratum cover the hospital portion of a medical treatment, including inpatient and outpatient services. The pricing unit is the hospital visit, defined by a date of admission and a date of discharge, as documented on a hospital bill and usually associated with a specific diagnosis or medical condition. At initiation, the CPI data collector works with the respondent to select a hospital bill based on revenues generated by eligible payers. The data collector refers to the bill to describe the sampled item in terms of the bundle of goods and services consumed during a specified time frame or visit for the purpose of bringing the patient to the physical (or mental) state required for discharge from the hospital.

The CPI requirement that the quality of the items being sampled be maintained as an unchanging constant once again presents a challenge as it did in the Medical Care Commodities subgroup, due to the fact that not all factors affecting the quality of medical care services can be accounted for in the list of descriptions for a particular priced item. Many factors determining the quality of a medical care event such as a hospital visit or a dental appointment are intangible and not easily measured. In particular, improved technologies and procedures can sometimes lead to quality changes that BLS cannot measure. There are, however, certain types of changes in medical care items for which the BLS can quantify a difference in quality and adjust for it. For example, suppose the item the price of which the CPI is tracking is a limited visit to a physician’s office for treatment of a sore throat. If the physician changes the service so that a throat culture is always included in the cost of the visit, BLS would not reflect the addition of the throat culture as a price increase. In this case, the item description would make the change in service clear to the medical care analyst so that it could be treated as a different unique service. If the physician identifies the cost of the office visit with the throat culture for the previous month, a price change in the cost of the office visit with a throat culture can be reflected from the previous month.

The third and the last expenditure category under Medical Care Services is "Health Insurance." The CPI employs an indirect method to measure price changes for health insurance. This indirect approach deconstructs medical insurance into three parts: (i) changes in the prices of medical care items covered by health insurance policies, (ii) changes in the cost of administering the policies and (iii) changes in the cost of maintaining reserves and, as appropriate, profits. Most of the expenditure for health insurance goes for the first item—the part that reflects insurers’ payments for medical treatment. The CPI allocates this portion of health insurance spending on various treatments in proportion to claims paid out for each of them. The remaining weight for the other two portions of health insurance spending constitutes overhead of the insurers. Only consumer-paid insurance is within the scope of the CPI; ineligible health insurance receipts include those paid by employers, Medicare Part A (funded through payroll taxes), Medicaid, TriCare (coverage for military families), and workers’ compensation.

The following chart illustrates the relative importance of components of the CPI Medical Care:

December 2006 (2003-2004 Weights) (rounded to the nearest whole number):

DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS

The assets of the Up-MACRO tradeable trust will consist of Up-MACRO holding shares deposited into the trust on the Closing Date and from time to time after the Closing Date in connection with Paired Issuances of Up-MACRO tradeable shares. Each Up-MACRO tradeable share will represent an undivided beneficial interest in the pool of Up-MACRO holding shares deposited in the Up-MACRO tradeable trust. The number of Up-MACRO holding shares held by the Up-MACRO tradeable trust will decrease with each exchange by an Authorized Participant of Up-MACRO tradeable shares for the underlying Up-MACRO holding shares and may increase if all or some portion of a Paired Issuance of Up-MACRO holding shares is deposited into the Up-MACRO tradeable trust at the direction of the Authorized Participant who directed that issuance. The Up-MACRO tradeable trust will always hold at least a majority of the outstanding Up-MACRO holding shares.

As a holder of Up-MACRO holding shares, the Up-MACRO tradeable trust will be entitled to receive any Quarterly Distributions and the Final Distribution made by the Up-MACRO holding trust on those shares. The Up-MACRO tradeable trust will issue the same number of Up-MACRO tradeable shares as the number of Up-MACRO holding shares that it holds on deposit. The holders of the Up-MACRO tradeable shares will be entitled to vote on all matters relating to the Up-MACRO holding shares, as permitted by the terms of the Up-MACRO Holding Trust Agreement. However, only Authorized Participants may exchange the Up-MACRO tradeable shares for the underlying Up-MACRO holding shares.

All distributions received on the Up-MACRO holding shares will be deposited into a segregated trust account established with the trustee and held by the trustee for the benefit of the Up-MACRO tradeable trust prior to being passed through to the holders of the Up-MACRO tradeable shares. We refer to this account as the "distribution account." The Up-MACRO holding shares will be held by the trustee for the benefit of the Up-MACRO tradeable trust in a segregated trust account which we refer to as the "securities account." A segregated trust account, which we refer to as the "netting account," will be held by the trustee for the benefit of the holders of the Up-MACRO tradeable shares. Any of the Up-MACRO tradeable shares to be exchanged for Up-MACRO holding shares will be credited to the netting account on any day on which existing Up-MACRO tradeable shares are being exchanged in connection with a Paired Optional Redemption or a discretionary exchange and new Up-MACRO tradeable shares are concurrently being issued in connection with a Paired Issuance or a discretionary exchange of holding shares for tradeable shares. The Up-MACRO tradeable shares credited to the netting account on any day will be netted against the Up-MACRO tradeable shares to be issued on that day.

DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS

General

The assets of the Up-MACRO holding trust will consist of cash and the treasuries and repurchase agreements on treasuries in which it will invest its cash from time to time, the trust's rights under the income distribution agreement, the settlement contracts, the distribution agreement and the MACRO Licensing Agreement, and trust accounts established and held by the trustee for the benefit of the Up-MACRO holding trust.

United States Treasury Obligations

On each Distribution Date, each Issuance Date, and any other date on which there is cash on deposit in the Paired Holding Trusts that is not required to make payments under the income distribution agreement or the settlement contracts or to make Quarterly or Final Distributions to shareholders, all such cash will be invested by the trustee, acting in accordance with the directions of the administrative agent and on behalf of each Paired Holding Trust, in bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which mature prior to the next scheduled Distribution Date, and which we refer to as "eligible treasuries." Cash will also be invested in agreements for the sale and repurchase of, and collateralized by, U.S. Treasury securities, which qualify as "eligible repos," because (i) they are entered into with a seller that is bank with at least one billion U.S. dollars in assets or a registered securities dealer that is deemed creditworthy by the administrative agent, (ii) they terminate within 24 hours following their execution, (iii) they are denominated in U.S. dollars, and (iv) they are "collateralized fully," meaning that (A) the value of the assets collateralizing the repo (less transaction costs, including loss of interest, that the trusts reasonably could expect to incur if the seller were to default) is, and during the entire term of the repo remains, at least equal to the resale price payable by the seller under the repo, (B) title to the underlying collateral assets passes to the trust or, if the asset transfer is recharacterized as a secured loan, the trust will have a perfected first priority security interest in the assets securing the seller's obligations, (C) such assets are held by a custodian bank for the benefit of the trusts during the term of the repo, (D) such assets consist entirely of U.S. Treasury obligations, and (E) upon the insolvency of the seller, the repo would qualify under a provision of applicable insolvency law providing an exclusion from any automatic stay of creditors' rights against the seller. We collectively refer to eligible treasury securities and eligible repos as "treasuries" in this prospectus.

The Paired Holding Trusts will invest their cash in eligible treasuries and eligible repos in order to generate income to pay the fees and expenses of each of the Paired Holding Trusts and the fees and expenses of the related tradeable trust and to generate income to shareholders from cash on deposit in each of the Paired Holding Trusts that is not immediately needed for other purposes. The Paired Holding Trusts will hold a portion of their trust assets in eligible overnight repos, because these agreements mature and convert to cash within one day, which will make it possible for the Paired Holding Trusts to have sufficient cash available on each day to be able to effect any Paired Optional Redemptions ordered on that day in cash rather than by delivering treasuries. The administrative agent will initially direct the trustee to invest a maximum of 35% of the assets of each Paired Holding Trust in eligible repos. On every other Distribution Date, the administrative agent will be required to use commercially reasonable efforts to direct the investment of the trust's funds in such a manner that the percentage of assets held in eligible repos will be equal to 10% plus the highest actual percentage of Up-MACRO holding shares that was redeemed on any one Redemption Date, relative to the total number of outstanding Up-MACRO holding shares on that Redemption Date, during the preceding twelve months.

The eligible sale and repurchase agreements which the administrative agent will select on behalf of the Paired Holding Trusts will be entered into by the trustee, on behalf of the applicable trust, acting as the "buyer," and a bank or securities dealer that will act as the "seller." The seller will transfer U.S. Treasury securities to the applicable holding trust in exchange for a cash payment by the trust and such seller will promise to repurchase these securities within 24 hours of the execution of the agreement. The seller must deliver to the trust U.S. Treasury securities with a market value, as measured on the date of transfer and discounted by the expected transaction costs which would be incurred if the holding trust had to liquidate such collateral following a default by the seller, that is at least equal to the repurchase price specified in such repurchase agreement. The repurchase rate for the U.S. Treasury securities will be equal to the purchase rate paid by the holding trust plus an additional amount, which will constitute the implicit interest that will be earned by the holding trust on the repo. Upon payment of the repurchase rate, legal title to the underlying U.S. Treasury securities will be transferred back to the seller. However, the administrative agent expects to "roll-over" the cash proceeds of each day's repos into new overnight repos if these proceeds are not needed to effect redemptions. Accordingly, the U.S. Treasury securities that collateralize the repos will remain in the possession of the Paired Holding Trusts until the repo arrangement with a particular seller is terminated. In the event that a seller were to default on its obligation to repurchase the U.S. Treasury securities from a holding trust, the trustee, acting on behalf of the applicable holding trust would be required to deliver a notice of default to the seller and, following the delivery of that notice, the trustee would be entitled to pursue any remedies permitted under the terms of the eligible repo, including retaining the U.S. Treasury securities that were transferred under the eligible repo. Following a seller default, the holding trust will have to liquidate these securities and will incur transaction costs and be exposed to market risk in connection with such liquidation. See "RISK FACTORS — The paired holding trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty."

The principal terms of the eligible repos will be set forth in the Global Master Repurchase Agreement (September 1996 version) prepared and updated from time to time by The Bond Market Association. These terms will include (1) the delivery obligations of the seller, (2) the method of valuation of the U.S. Treasury securities that will collateralize the repo, and (3) rights and obligations of each party in the event of a default by the seller. The master agreement will be supplemented by a written confirmation setting forth the pricing terms for the repo which will be negotiated on behalf of the Paired Holding Trusts by the administrative agent. The pricing terms will consist of the term of the repo, which will always be overnight, and the repurchase rate or implicit yield to be earned by the applicable holding trust on the repo. Yield rates on repos are determined by the supply and demand for money, as reflected in the Federal funds rate, as well as the term of the repo and the creditworthiness of the seller; these rates do not depend upon the rates on the underlying U.S. Treasury securities. The administrative agent will enter into eligible repos in accordance with the acquisition guidelines described below.

On each Distribution Date, except for the Final Scheduled Termination Date or an Early Termination Date, the administrative agent will direct the trustee to reinvest the proceeds received upon the month of the Up-MACRO and Down-MACRO holding trust's treasuries in new treasuries in the amount described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Quarterly Distributions." The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each Paired Issuance and the month proceeds of any treasuries that mature during the Calculation Period. On the Final Scheduled Termination Date or an Early Termination Date, all of the proceeds of the treasuries in the Paired Holding Trusts will be used to make final payments under the settlement contracts and a Final Distribution on each Paired Holding Share. On any Redemption Date for all or any portion of the outstanding Paired Holding Shares that is also a Distribution Date, all or the allocable portion of the cash in the Paired Holding Trusts will be used to make final payments under the settlement contracts being settled and these proceeds will then be delivered to the Authorized Participants who are redeeming Paired Holding Shares as a Final Distribution on those shares. On any Redemption Date for all or any portion of the outstanding Paired Holding Shares that is not a Distribution Date, all or the allocable portion of the cash and/or treasuries held by the Paired Holding Trusts will be used to make final payments under the settlement contracts being settled and these treasuries and/or cash will then be delivered to the Authorized Participants who are redeeming Paired Holding Shares as a Final Distribution on those shares. The administrative agent will select treasuries for delivery to Authorized Participants in accordance with the requirements and conditions specified for transactions with affiliated persons set forth in Appendix D to this prospectus.

The assets in the Down-MACRO holding trust will be invested in treasuries with the same month profiles as the treasuries on deposit in the Up-MACRO holding trust. The obligations of the Down-MACRO holding trust to the Up-MACRO holding trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Down-MACRO holding trust, and the obligations of the Up-MACRO holding trust to the Down-MACRO holding trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Up-MACRO holding trust.

On each Distribution Date and each Issuance Order Date, the administrative agent will identify and direct the trustee to purchase, on behalf of each of the Paired Holding Trusts, eligible treasuries with the same maturities or terms, stated interest rates, if any, and applicable discount rates, and eligible repos with the same yield rates, in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select eligible treasuries and eligible repos for acquisition by the trustee in accordance with the following acquisition guidelines which are contained in each of the Up-MACRO and Down-MACRO Holding Trust Agreements:

•	eligible treasuries will be selected based on best execution;

•	eligible repos will be selected based on best execution;

•
no eligible repo may be entered into with, and no eligible treasury may be purchased from, any person who is an Affiliated Person (as defined in Section 2(a)(3) of the Investment Company Act of 1940, as amended) with respect to us, either of the Paired Holding Trusts, the trustee, the administrative agent, the marketing agents or any authorized participant who qualifies as a statutory underwriter for the Paired Holding Trusts; provided, that eligible repos and eligible treasuries may be entered into with such authorized participants if they fall within a specified rate range of the best available yield and otherwise comply with the requirements and conditions specified for transactions with affiliated persons in Appendix D to this prospectus;

•
eligible treasuries and eligible repos must be allocated as between the Up-MACRO holding trust and the Down-MACRO holding trust in such a manner that each of the Paired Holding Trusts will hold an identical portfolio of these treasuries and repos, or as close to an identical portfolio as is commercially feasible; and

•
a minimum of 65% of the funds of each of the Paired Holding Trusts during any Calculation Period will be invested in eligible treasuries and a maximum of 35% of such funds may be invested in eligible repos; provided, that the administrative agent will use its commercially reasonable efforts on every other Distribution Date to adjust this allocation so that the amount invested in eligible repos is equal to 10% plus the highest percentage of Up-MACRO holding shares that were redeemed on any one Redemption Date during the preceding twelve-month period.

Eligible treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Holding Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each Paired Holding Trust invested in treasuries, a portion of the assets of a Paired Holding Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates. In addition, any treasuries delivered in connection with a Paired Optional Redemption will be selected by the administrative agent on a "last in, first out" basis and in accordance with the requirements set forth in Appendix D to this prospectus. If interest rates are increasing and funds received in connection with Paired Issuances are being invested in higher-yielding treasuries, this method of selection may result in the relatively higher-yielding treasuries being delivered to redeeming Authorized Participants and relatively lower-yielding treasuries remaining in the Paired Holding Trusts, thereby causing a decrease in both trusts' Daily Yield Rates. Conversely, if interest rates are decreasing and funds received in connection with Paired Issuances are being invested in lower-yielding treasuries, this method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming Authorized Participants. The treasuries selected by the administrative agent to be delivered as the Final Distribution in a Paired Optional Redemption will be distributed ratably, by type, to each redeeming Authorized Participant. In addition, the treasuries will always be valued at their acquisition cost plus accrued interest. In the event that the market value of the treasuries being delivered has declined since their acquisition by the applicable holding trust, an Authorized Participant will receive a Final Distribution that is less than the Per Share Underlying Value of the shares it is redeeming, unless it holds the treasuries delivered to it to their month. See "RISK FACTORS — The return on your shares is uncertain — The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

The Income Distribution Agreement

On the Closing Date, the Up-MACRO holding trust will enter into a master ISDA agreement, referred to as the "Master ISDA," with the Down-MACRO holding trust. The trustee will also be a party to the Master ISDA and all of the schedules and confirmations executed as part of the Master ISDA. The Paired Holding Trusts will also execute on [ ], 2007 a confirmation to the Master ISDA which we refer to in this prospectus as the "income distribution agreement." Under the income distribution agreement, if the Up-MACRO Earned Income Accrual is less than the Up-MACRO Available Income Accrual, the Up-MACRO holding trust will be required to make a payment to the Down-MACRO holding trust on that Distribution Date; if the Down-MACRO Earned Income Accrual is less than the Down-MACRO Available Income Accrual, the Up-MACRO holding trust will be entitled to receive a payment from the Down-MACRO holding trust on that Distribution Date.

Payments under the income distribution agreement will be calculated as follows:

With respect to any Distribution Date, an amount equal to:

•
if the Up-MACRO Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Up-MACRO holding trust on that Distribution Date, the Up-MACRO holding trust must make a payment to the Down-MACRO holding trust under the income distribution agreement in an amount equal to the positive difference between the Up-MACRO Available Income and the Up-MACRO Earned Income Accrual for such Calculation Period; and

•
if the Down-MACRO Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Down-MACRO holding trust on that Distribution Date, the Up-MACRO holding trust will be entitled to receive a payment from the Down-MACRO holding trust under the income distribution agreement in an amount equal to the positive difference between the Down-MACRO Available Income and the Down-MACRO Earned Income Accrual for such Calculation Period.

The trustee will calculate the Underlying Value of each of the Paired Holding Trusts, as well as the Up-MACRO Available Income Accrual and Down-MACRO Available Income Accrual, and the Up-MACRO Earned Income Accrual and Down-MACRO Earned Income Accrual on each Distribution Date and the trustee will use those calculations to determine the required payment to be made under the income distribution agreement and then cause the Up-MACRO or the Down-MACRO holding trust, as applicable, to make that payment to the other Paired Holding Trust.

The Settlement Contracts

In connection with each Paired Issuance, the Paired Holding Trusts will also execute a number of identical confirmations to the Master ISDA, which we refer to in this prospectus as the "settlement contracts." Each settlement contract will have a notional amount equal to the aggregate par amount of one MACRO Unit. A new settlement contract will be entered into by the Paired Holding Trusts upon the Paired Issuance of each new MACRO Unit of Paired Holding Shares, and upon the redemption of one or more MACRO Units in a Paired Optional Redemption, an equal number of settlement contracts will be settled, except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MACRO Units. All of the settlement contracts will terminate and be settled on the earliest to occur of the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date for all of the outstanding Paired Holding Shares. Under each settlement contract, the Up-MACRO holding trust will be required to transfer a portion of its assets to the Down-MACRO holding trust if the Applicable Reference Value of Medical Inflation is below its Hurdle Inflation Rate on the index publication day preceding the applicable Final Scheduled Termination Date, Early Termination Date or Redemption Date, and the Down-MACRO holding trust will be required to transfer a portion of its assets to the Up-MACRO holding trust if the Applicable Reference Value of Medical Inflation is above its Hurdle Inflation Rate on the relevant date. On the Final Scheduled Termination Date or an Early Termination Date, the applicable Paired Holding Trust must make a final payment out of the proceeds of the treasuries which it holds on deposit on that date to settle all of the settlement contracts. On each Redemption Date that occurs between Distribution Dates, the applicable Paired Holding Trust must transfer all or a portion of its cash and/or treasuries to the other Paired Holding Trust in order to settle one or more of the settlement contracts. A portion of the amount delivered on a Redemption Date may be in the form of cash, in the case of mismatches between the minimum denominations on the treasuries and the payment to be made under the settlement contracts. If the settlement payment date for any settlement contract is not a Distribution Date, the Down-MACRO holding trust or the Up-MACRO holding trust, as applicable, will instead of cash deliver treasuries with a Value equal to any Down-MACRO settlement payment or Up-MACRO settlement payment, as applicable, owed on such date.

In order to settle the settlement contracts being terminated on the applicable Redemption Date or in connection with an Early Termination Date or the Final Scheduled Termination Date:

•
if the Down-MACRO Underlying Value on the relevant Redemption Order Date or relevant calendar day is less than the Down-MACRO Asset Amount on such date, the Down-MACRO holding trust will pay a settlement payment to the Up-MACRO holding trust in an amount equal to (i) the excess of such Down-MACRO Asset Amount over such Down-MACRO Underlying Value multiplied by (ii) the applicable Redemption Percentage; and

•
if the Up-MACRO Underlying Value on the relevant Redemption Order Date or relevant calendr day is less than the Up-MACRO Asset Amount on such date, the Up-MACRO holding trust will pay a settlement payment to the Down-MACRO holding trust in an amount equal to (i) the excess of such Up-MACRO Asset Amount over such Up-MACRO Underlying Value multiplied by (ii) the applicable Redemption Percentage.

DESCRIPTION OF THE TRUST AGREEMENTS

General

The Up-MACRO holding trust will be governed by, and it will issue the Up-MACRO holding shares pursuant to, the Up-MACRO Holding Trust Agreement.

The Up-MACRO tradeable trust pursuant to, and that trust will issue the Up-MACRO tradeable shares under, the Up-MACRO Tradeable Trust Agreement.

We have also created the Down-MACRO holding trust and the Down-MACRO tradeable trust pursuant to, and each of those trusts will issue the Down-MACRO holding shares and the Down-MACRO tradeable shares, respectively, under, the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trust Agreement, respectively.

We sometimes collectively refer to the Up-MACRO Holding Trust Agreement, the Up-MACRO Tradeable Trust Agreement, the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trust Agreement as the "Trust Agreements" and each individually as a "Trust Agreement."

The Trustee

State Street Bank and Trust Company, a Massachusetts trust company, will act as trustee for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust, and the Down-MACRO tradeable trust. The office of the trustee is located at 200 Clarendon Street, Boston, Massachusetts 02116 and its telephone number is (617) 937-6700.

For performing its duties under the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement, the trustee will be compensated out of funds on deposit in the fee payment account as described below under "— Fees and Expenses of the Paired Holding Trusts."

The Trust Agreements will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trusts in the circumstances and to the extent described under "—Certain Matters Regarding Us, Natixis Securities North America Inc., MACRO Financial, LLC and the Trustee." In addition, the Trust Agreements will provide that the trustee may be terminated and replaced by a successor trustee in the circumstances described under "— Trustee Termination Events."

State Street Bank and Trust Company and any successor trustee under any of the Trust Agreements must satisfy the following eligibility criteria: it must (i) be a bank or trust company organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, (ii) have a combined capital and surplus of at least $100,000,000, (iii) maintain any credit or deposit rating required by nationally recognized rating organizations (as of the date hereof "A-1" for Standard & Poor's Rating Service or "P-1" for Moody's Investors Service, Inc.) and (iv) accept and act in the capacity of trustee under each of the Paired Holding Trusts and the Up-MACRO and Down-MACRO tradeable trusts. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of these eligibility criteria, the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the these eligibility criteria, the Trustee shall resign immediately in the manner and with the effect specified in the Trust Agreements.

The Administrative Agent

MacroMarkets LLC, a Delaware limited liability company and our affiliate, will act as administrative agent for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust. Its rights and responsibilities will be specified in each Trust Agreement and are summarized below under "— Duties of the Administrative Agent." The administrative agent will not be liable for any investment losses on the treasuries. For performing its duties as administrative agent under the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement, MacroMarkets LLC will receive an amount equal to 0.05% of the Up-MACRO Asset Amount, which will be payable out of funds on deposit in the fee payment account as described below under "— Fees and Expenses of the Paired Holding Trusts."

The Marketing Agents

Natixis Securities North America Inc., a New York corporation, and MACRO Financial, LLC, a Delaware limited liability company, will act as the marketing agents for the Up-MACRO and Down-MACRO holding trusts and the Up-MACRO and Down-MACRO tradeable trusts. The duties of the marketing agents will include developing a marketing plan for the Paired Holding Trusts, preparing marketing materials and organizing investor presentations.

Fees and Expenses of the Paired Holding Trusts

Pursuant to the Up-MACRO Holding Trust Agreement, on each Distribution Date, the Up-MACRO holding trust is required to deposit the Fee Deduction Amount in the fee payment account to be applied to the payment of the expenses and fees incurred by the Up-MACRO holding trust and the Up-MACRO tradeable trust during the preceding Calculation Period. After first being used to pay the expenses of the trusts, which will include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses and (iv) treasury settlement expenses, the remaining funds in the fee payment account will be applied to pay the fees charged by entities that provide services or license intellectual property to the trusts. These fees will principally include (i) a fee payable to the trustee for administering the Up-MACRO holding trust and the Up-MACRO tradeable trust, (ii) fees payable to independent accountants for the Up-MACRO holding and tradeable trusts, (iii) fees payable to the [ ] for acting as listing exchange agent, (iv) legal fees incurred by the Up-MACRO holding and tradeable trusts, (v) all other fees and expenses of third-party service providers incurred by or on behalf of the trusts, including in connection with their formation, which was paid on behalf of the trusts by [MacroMarkets LLC and Natixis Securities North America Inc.], (vi) the fee payable to MacroMarkets LLC for acting as the administrative agent on behalf of the Up-MACRO holding trust and the Up-MACRO tradeable trust, which will accrue at an annualized rate of 0.05% of the Up-MACRO Asset Amount, (vii) a fee payable to MacroMarkets LLC for product support, which will accrue at an annualized rate not in excess of 0.05% of the Up-MACRO Asset Amount, (viii) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MACROs structure, which will accrue at an annualized rate of 0.10% on the Up-MACRO Asset Amount, (ix) a fee payable to Natixis Securities North America Inc. for acting as a marketing agent for the Up-MACRO holding and tradeable trusts, which will accrue at an annualized rate of 0.20% of the Up-MACRO Asset Amount and (x) a fee payable to MACRO Financial, LLC for acting as an additional marketing agent for the Up-MACRO holding and tradeable trusts, which will accrue at an annualized rate of 0.20% of the Up-MACRO Asset Amount. These fees and expenses payable by the Up-MACRO holding trust will accrue during each Calculation Period and will be payable in arrears on each Distribution Payment Date or, at the direction of the administrative agent, on any Business Day occurring during each Calculation Period.

To the extent that the fee deduction amount is insufficient on any distribution date to pay in full the fees and expenses of the Up-MACRO holding and tradeable trusts, an Additional Deduction Amount, equal to the amount necessary to pay such excess fees and expenses, will be withdrawn from the assets of the Up-MACRO holding trust, which will result in a decrease in the underlying value of the Up-MACRO holding and tradeable trusts. See "RISK FACTORS— Income on the treasuries may be insufficient to make quarterly distributions".

On the distribution payment date that follows the distribution date occurring in December of each calendar year, any portion of fee deduction amounts deposited into the fee payment account during the preceding calendar year that are excess of that needed to pay in full the expenses and fees of the Up-MACRO holding and tradeable trusts will be delivered by the trustee to us, in our capacity as the depositor for the trusts.

Similarly, a Fee Deduction Amount and, if necessary, an Additional Deduction Amount, will be applied by the trustee for the Down-MACRO holding trust will be applied on each Distribution Date to pay the fees and expenses of the Down-MACRO holding trust and the Down-MACRO tradeable trust, which are expected to be comparable to those of the Up-MACRO holding and tradeable trusts.

The trustee will also be entitled to the transaction fees payable in connection with Paired Issuances and Paired Optional Redemptions. See "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution" and "— Paired Issuances."

Collections and Other Administrative Procedures

The trustee will make reasonable efforts to collect, on behalf of the Up-MACRO holding trust, all payments under the treasuries, the settlement contracts and the income distribution agreement and, on behalf of the Up-MACRO tradeable trust, all distributions on the Up-MACRO holding shares.

Calculations

On each Business Day, the trustee will calculate the Underlying Value of the Up-MACRO holding trust and the Per Share Underlying Value of one Up-MACRO holding share and one Up-MACRO tradeable share and provide those values to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com not later than one hour prior to the commencement of trading on the [ ]. The trustee will then calculate and provide to the administrative agent, within the time period agreed upon by the trustee and the administrative agent, the amount of income realized on the treasuries in each of the Paired Holding Trusts and the amount of income allocable to each Up-MACRO and Down-MACRO holding trust. The trustee will also calculate and provide to the administrative agent, within the time period agreed upon by the trustee and the administrative agent, the amount of Available Income in each of the Paired Holding Trusts and the Quarterly Distribution and Final Distribution to be made by each of the Paired Holding Trusts on each Distribution Date and passed through by the Up-MACRO tradeable trust. All calculations made by the trustee will be conclusive and binding on the holders of the Paired Holding Shares and the Up-MACRO and Down-MACRO tradeable shares, absent manifest error.

Certain Matters Regarding Us, MacroMarkets LLC, MACRO Financial, LLC, Natixis Securities North America Inc. and the Trustee

Each Trust Agreement will provide that we, MacroMarkets LLC, MACRO Financial, LLC, Natixis Securities North America Inc. and any of our or their respective directors, officers, employees and agents will not incur any liability for taking any action, or omitting to take action, in good faith pursuant to that trust agreement or for errors in judgment, provided that we, MacroMarkets LLC, MACRO Financial, LLC, Natixis Securities North America Inc. and any person related to us, MacroMarkets LLC MACRO Financial, LLC and Natixis Securities North America Inc. will not be protected against any liability that results:

•	from gross negligence, willful misfeasance or bad faith in the performance of our, MacroMarkets LLC's, MACRO Financial, LLC's or Natixis Securities North America Inc.'s duties; or

•	by reason of reckless disregard of our, MacroMarkets LLC's, MACRO Financial, LLC's or Natixis Securities North America Inc.'s respective obligations and duties under any Trust Agreement.

In addition, MacroMarkets LLC, as administrative agent, will be required to compensate the applicable Paired Holding Trust for any reduced income resulting from a violation by the administrative agent of the requirements and conditions contained in Appendix D to this prospectus relating to transaction with affiliated persons.

Each Trust Agreement may also provide that we, the trustee, and any of our or the trustee's respective directors, officers, members, managers, shareholders, employees, agents, affiliates (as defined in Regulation S-X of the Securities Act) and subsidiaries will be:

•	entitled to indemnification by the related trust, and

•
held harmless against any loss, liability or expense incurred in connection with any legal action relating to that Trust Agreement and related transaction documents or the shares issued by the related trust, unless the loss, liability or expense incurred was a result of our, the trustee's or a related person's gross negligence, willful misfeasance, willful misconduct or bad faith (in our case) or negligence, willful misconduct or bad faith (in the case of the trustee) in the performance of our or the trustee's respective duties and obligations or by reason of the reckless disregard of these duties and obligations.

The trustee will not be liable for any indemnification provided to any person by the Up-MACRO holding trust, the Up-MACRO tradeable trust or us. Any indemnification expenses will be paid out of the Fee Deduction Amount provided that any amounts payable to the trustee or related person in respect of indemnification may be payable in advance or shall be secured by a lien on the assets of the related holding trust. If the Fee Deduction Amount is insufficient to cover any such indemnification expenses, they will be paid out of Additional Deduction Amounts withdrawn from the assets of the Paired Holding Trusts.

In addition, each Trust Agreement will provide that neither we nor the trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to our or its respective responsibilities under that Trust Agreement or which in our or its opinion may involve us or it in any expense or liability. We and the trustee may, however, in our or its discretion take any such action which we or it may deem necessary or desirable with respect to the related Trust Agreement and the rights and duties of the parties and the interests of the shareholders under that Trust Agreement.

Any person into or with which the trustee may be merged or consolidated, or any person resulting from any merger or consolidation to which the trustee is a party, or any person succeeding to the business of the trustee, will be the successor of the trustee under the Trust Agreements provided that such successor shall be otherwise qualified and eligible under the provisions of the Trust Agreements.

Modification and Waiver

No amendment to any Trust Agreement may:

•	modify the formula for calculating Underlying Value or any defined terms related to that formula;

•	modify the 1:1 relative proportion of Up-MACRO holding shares to Down-MACRO holding shares that together constitute a MACRO Unit; or

•	modify the rule that one tradeable share will be issued for each holding share that is deposited into the applicable tradeable trust.

Without the written consent of each shareholder of any of the Paired Holding Trusts and the tradeable trusts that would be adversely effected, and subject to the restrictions outlined above, no amendment to any Trust Agreement may:

•	modify the amount or timing of any distributions that are required to be made on the Paired Holding Shares; or

•	reduce the percentage of shareholders that are required to consent to the foregoing amendment and the first two amendments in the next paragraph.

Subject to the restrictions outlined above, with the written consent of shareholders representing a majority of the Up-MACRO Aggregate Par Amount, we and the trustee may amend any Trust Agreement for the purpose of:

•	adding any provisions to or changing in any manner or eliminating any of the provisions of that Trust Agreement;

•	modifying in any manner the rights of the shareholders;

•
in the event that the depositor and administrative agent default on their contractual obligations to pay the fees and expenses of the paired holding trusts that exceed 100 basis points, applying funds on deposit in the applicable paired holding trust to pay such excess fees and expenses.

If any such amendment is adopted and approved by each holder of the Up-MACRO holding shares, such amendment shall not be effective unless and until an identical amendment has been made to the Down-MACRO Holding Trust Agreement in accordance with the amendment provisions of that agreement.

Subject to the restrictions outlined above, we and the trustee may amend any of Trust Agreements without notice to or consent of the shareholders:

•	to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of any Trust Agreement;

•	to conform the provisions of the Trust Agreements to this prospectus and the related attachments to this prospectus;

•
to add to the covenants, restrictions or obligations of any entity under any Trust Agreement for the benefit of the shareholders or to modify any provisions of that Trust Agreement so long as such modification does not adversely affect the interests of the shareholders of that trust in any material respect;

•	to evidence and provide for the acceptance of appointment under any Trust Agreement of a successor trustee, a successor administrative agent or any successor marketing agent;

•
to modify the procedures for effecting Paired Issuances and Paired Optional Redemptions or for directing and settling creation orders, redemption orders and exchange orders in connection with an amendment to a Participants Agreement; and

•	to comply with any requirements imposed by the Code or any securities laws.

The holders of the Up-MACRO tradeable shares will be able to direct the trustee in the exercise of the voting rights associated with the Up-MACRO holding shares held on deposit in the Up-MACRO tradeable trust.

The trustee will not enter into any amendment or modification which would alter the status of the Up-MACRO tradeable trust as a grantor trust for federal income tax purposes or cause the Up-MACRO or Down-MACRO tradeable trust or either paired holding trust to be required to register as an investment company under the Investment Company Act of 1940, as amended, or to be regulated as a commodity pool under the Commodity Exchange Act, as amended.

Voting Rights

Each holder of Up-MACRO holding shares and Up-MACRO tradeable shares will be entitled to vote, under the Trust Agreement pursuant to which such shares were issued, on the following matters:

•	any amendments requiring the prior written consent of shareholders under the applicable Trust Agreement, as described under "—Modification and Waiver";

•	the termination of the trustee under the applicable Trust Agreement; and

•	the appointment of a successor trustee under the applicable Trust Agreement.

Each holder of Up-MACRO tradeable shares will also be entitled to vote on all matters on which holders of the underlying Up-MACRO holding shares would be able to vote under the Up-MACRO Holding Trust Agreement. Each holder of Up-MACRO tradeable shares will be entitled to exercise the voting rights for the same number of Up-MACRO holding shares as the number of Up-MACRO tradeable shares owned by such holder.

Each holder's voting rights as of any business day will be based on the par amount of its Up-MACRO holding shares or tradeable shares, as applicable, relative to the aggregate par amount of all Up-MACRO holding or tradeable shares, as applicable, that remain outstanding on that date.

During any period when less than fifty percent (50%) of the outstanding Up-MACRO holding shares are held by the Up-MACRO tradeable trust, no votes may be held, no amendments that require shareholder consent may be declared effective and no consents or waivers may be solicited with respect to any matter on which the shareholders of the Up-MACRO holding trust are entitled to vote or provide their consent.

As described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution," only Authorized Participants may exercise the right to direct the issuance and redemption of the Up-MACRO holding shares and the exchange of the Up-MACRO tradeable shares for the underlying Up-MACRO holding shares.

Reports to Shareholders

We will prepare, on behalf of the Up-MACRO holding trust and the Up-MACRO tradeable trust, quarterly reports on Form 10-Q with respect to each calendar quarter and annual reports on Form 10-K with respect to each calendar year. The reports on Form 10-K will include financial statements audited on behalf of the trusts by [                                  ], acting as the trusts' independent registered public accountants. The financial statements included in the Form 10-K are expected to reflect the consolidation of the Holding Trust by the Tradeable Trust. In addition, the settlement contracts will be valued in such financial statements by the administrative agent at fair value. As there is no market for the settlement contracts, and no such market is expected to develop, the administrative agent will determine the fair value of the settlement contracts by reference to various inputs, including the contractual amount due to or from the paired holding trust , applicable market indices, and the rates of transactions in Up-MACRO tradeable shares on the [ ]. The fair value of the settlement contracts is generally expected to be the contractual amount due to or from the paired holding trust upon settlement, but may be different from such contractual amount. As a result, the fair value of such contracts for financial reporting purposes may differ from the underlying value at which the Up-MACRO holding shares are redeemed or created, and such differences could be material. We will also prepare current reports on Form 8-K. We will file all such reports with the Securities and Exchange Commission. You may contact your broker to obtain paper copies of these reports.

Duties of the Trustee

Under the Trust Agreements, the duties of the trustee will include:

•	causing the Paired Holding Trusts to make their required payments under the income distribution agreement and the settlement contracts;

•	making Quarterly Distributions and a Final Distribution to the holders of the Up-MACRO holding shares;

•
passing through the Quarterly Distributions and any Final Distribution to the holders of the Up-MACRO tradeable shares and administering Paired Optional Redemptions and delivering treasuries to redeeming shareholders on each Redemption Date in accordance with the provisions described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution";

•	administering each of the Paired Holding Trusts and the Up-MACRO tradeable trust;

•	paying the fees and expenses of each trust;

•	effecting Paired Issuances in accordance with the provisions described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES —Paired Issuances";

•
effecting Paired Optional Redemptions and the exchange of Up-MACRO tradeable shares for Up-MACRO holding shares in accordance with the provisions described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution — Final Distributions in Paired Optional Redemptions";

•	acting as the custodian for the treasuries and all other assets of each of the Paired Holding Trusts;

•	settling purchase orders for treasuries that are placed on behalf of the Up-MACRO holding trust by the administrative agent, in accordance with the directions of the administrative agent;

•
on each index publication day, calculating the Underlying Value of the Up-MACRO holding trust, the Per Share Underlying Value of one Up-MACRO holding share and one Up-MACRO tradeable share and the other amounts specified in the Up-MACRO Holding Trust Agreement and providing these values to the administrative agent for posting on the website maintained by the administrative agent at www.macromarkets.com;

•
calculating, for each Distribution Date, the amount of Available Income on deposit in each of the Paired Holding Trusts, the payment due under the income distribution agreement and the Quarterly Distributions to be made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares;

•
calculating, in connection with each Redemption Date, Early Termination Date and the Final Scheduled Termination Date, the respective underlying values of the Paired Holding Trusts on the related Redemption Order Date or index publication day, as applicable, the final payment due under the settlement contracts being settled on those dates and the Final Distribution to be made on the Up-MACRO holding shares and passed through, in the case of an Early Termination Date or the Final Scheduled Termination Date, to the Up-MACRO tradeable shares;

•	preparing any notices required under any of the Trust Agreements;

•	providing notification of the occurrence of certain Termination Triggers; and

•	performing all of the other obligations required of it under the Trust Agreements and the other transaction documents.

The trustee may engage any other persons to assist it with its duties under the Trust Agreements, but the trustee will remain liable to the shareholders for the performance of these duties.

The trustee will not make any representations as to the validity or sufficiency of any Trust Agreement, the shares issued by any of the trusts, the assets in any of the trusts, the settlement contracts, the income distribution agreement, the MACRO Licensing Agreement or any other related agreement, document or instrument. The trustee is required to perform only those duties specifically enumerated under the related Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form which the related Trust Agreement requires. However, the trustee is not responsible for the accuracy or content of any of these documents furnished to it under any Trust Agreement.

The trustee may be held liable under any Trust Agreement for its own grossly negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the shareholders. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under any Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

Duties of the Administrative Agent

Under the Trust Agreements, the administrative agent will perform or oversee the performance of a number of duties including, among others:

•
directing the trustee in the acquisition of new treasuries for the Paired Holding Trusts on each Distribution Date and each Issuance Date, including placing the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in the Trust Agreements for the Paired Holding Trusts and described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS — United States Treasury Obligations";

•
selecting treasuries and repurchase agreements on treasuries to be delivered in connection with the settlement of the settlement contracts and in connection with Paired Optional Redemptions in accordance with the rules specified in the Trust Agreements;

•	processing redemption and creation orders for holding and tradeable shares from Authorized Participants;

•	directing the trustee in effecting Paired Optional Redemptions and Paired Issuances;

•	maintaining the website located at http://www.macromarkets.com, where you can obtain information about the performance of your Up-MACRO holding shares or your Up-MACRO tradeable shares; and

•	providing notification of the occurrence of certain Termination Triggers.

Trustee Termination Events

A "Trustee Termination Event" under the Up-MACRO or Down-MACRO Holding Trust Agreement will consist of the following:

•
a failure to make any Quarterly Distribution in the amount determined in accordance with the calculations required to be made under the applicable Trust Agreement, to the extent that funds are available in the applicable holding trust to make those distributions, which failure continues unremedied for a period of five (5) or more Business Days;

•
a failure to distribute the proceeds of all of the assets of the applicable holding trust on the Final Scheduled Termination Date, which failure continues unremedied for a period of five (5) or more Business Days;

•
a failure to make any payment required to be made under the income distribution agreement or the settlement contracts, to the extent that the applicable holding trust has the funds available to make any such payment, which failure continues unremedied for a period of five (5) or more Business Days;

•
a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

•	the trustee becoming ineligible or incapable of acting as trustee under the related Trust Agreement; and

•	the occurrence of a Trustee Termination Event under the trust agreements for any of the other MACRO trusts as a result of which the trustee is terminated under such trust agreement.

A "Trustee Termination Event" under the Up-MACRO or Down-MACRO Tradeable Trust Agreement will consist of the following:

•
a failure to pass through to the shareholders any Quarterly Distribution received by the Up-MACRO or Down-MACRO tradeable trust to the extent that funds are received by the applicable tradeable trust to make those distributions, which failure continues unremedied for a period of five (5) or more Business Days;

•
a failure to pass through to the shareholders any Final Distribution received by the Up-MACRO or Down-MACRO tradeable trust, which failure continues unremedied for a period of five (5) or more Business Days;

•
a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

•	the trustee becoming ineligible or incapable of acting as trustee under the related Trust Agreement; and

•
under the Up-MACRO Tradeable Trust Agreement, the occurrence of a Trustee Termination Event under the Up-MACRO Holding Trust Agreement, under the Down-MACRO Holding Trust Agreement or under the Down-MACRO Tradeable Trust Agreement as a result of which the trustee for such trust is terminated, and, under the Down-MACRO Tradeable Trust Agreement, the occurrence of a Trustee Termination Event under the Down-MACRO Holding Trust Agreement, under the Up-MACRO Holding Trust Agreement or under the Up-MACRO Tradeable Trust Agreement as a result of which the trustee for such trust is terminated.

So long as a Trustee Termination Event remains unremedied, we may and, at the direction of the required percentage of shareholders, we will terminate the trustee's rights and obligations under the applicable Trust Agreement. A successor trustee will succeed to all the responsibilities, duties and liabilities of the terminated trustee under the applicable Trust Agreement and will be entitled to similar compensation arrangements. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable Trust Agreement after the delivery of a notice of removal, the terminated trustee may petition a court of competent jurisdiction for the appointment of a successor trustee with a net worth at the time of its appointment of at least $100,000,000. Pending that appointment, the terminated trustee is obligated to continue to act as trustee under the applicable Trust Agreement. Without the consent of a majority of the shareholders, voting by Par Amount, the compensation to be paid to the successor trustee may not be greater than the compensation paid to the terminated trustee under the applicable Trust Agreement.

Resignation of Trustee

The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted its appointment within a specified period, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee. A resignation of the trustee will not become effective until a successor trustee has been appointed and has accepted its appointment.

Removal and Resignation of Administrative Agent

The administrative agent may, upon written notice to us, resign at any time. The administrative agent may also be removed, with or without cause, at any time by us upon written notice. A resignation or removal of the administrative agent will not become effective until a successor administrative agent has been appointed and has accepted its appointment.

Termination of the Trusts

The Up-MACRO Tradeable Trust Agreement will be terminated, the Up-MACRO tradeable trust will be liquidated and your Up-MACRO tradeable shares will be redeemed upon the earlier to occur of the Final Scheduled Termination Date or an Early Termination Date. Upon the distribution of all assets remaining in the Up-MACRO tradeable trust to its shareholders, the trustee will wind up the activities and affairs of the Up-MACRO tradeable trust and cause its certificate of trust to be cancelled by filing a certificate of cancellation with the New York Secretary of State.

If we are adjudged to be insolvent or if we are liquidated or dissolved for any reason, this will not (1) result in a termination of any of the Trust Agreements, or the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust or the Down-MACRO tradeable trust, (2) entitle our legal representatives or assigns to petition any court to partition or wind up all or any part of the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust, the Down-MACRO tradeable trust or any of their respective properties or (3) otherwise affect the rights, obligations and liabilities of the trustee or the shareholders of any of the trusts.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following describes certain material United States federal income tax consequences of the purchase, ownership and disposition of Up-MACRO holding shares and Up-MACRO tradeable shares. This summary is based on the Code, final, temporary and proposed Treasury regulations, and Internal Revenue Service, or the "IRS," and judicial rulings, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. Apart from the opinions expressed below, see "— Classification of the Up-MACRO Tradeable Trust" and "— Classification of the Up-MACRO Holding Trust," Tax Counsel (as identified below) will provide no other opinion relating to United States federal income tax matters with respect to the holding trusts or holding shares or the tradeable trusts or tradeable shares.

This summary is addressed only to shareholders who hold those shares as capital assets and not as a hedge, a position in a "straddle" or other conversion transaction or as part of a "synthetic" security or other integrated financial transaction. This summary does not describe all of the tax consequences of purchasing, owning or disposing of shares that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all United States federal income tax issues relating to shares that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons whose functional currency is not the U.S. dollar. This discussion does not address alternative minimum tax consequences, nor does it address any state, local or foreign tax consequences of purchasing, owning or disposing of shares.

As used in this section, a "U.S. Holder" means a U.S. Person who is a beneficial owner of an Up-MACRO holding share or an Up-MACRO tradeable share. A "U.S. Person" means a person that is, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

•	an estate, the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust.

"Non-U.S. Persons" means persons (other than entities treated as domestic partnerships for United States federal income tax purposes) that are not U.S. Persons.

For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including for this purpose any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of shares.

There is no authority directly on point dealing with securities such as Up-MACRO holding shares or Up-MACRO tradeable shares or the transactions of the type described in this prospectus, and the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

It is strongly recommended that each prospective investor in Up-MACRO tradeable shares or Up-MACRO holding shares consult with its own tax advisor regarding the application of tax laws to its particular situation.

Classification of the Up-MACRO Tradeable Trust

In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to us ("Tax Counsel"), under current law, and based on the facts and assumptions set forth in such opinion, the Up-MACRO tradeable trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and the remainder of this discussion assumes such classification. Accordingly, for United States federal income tax purposes, each holder of an Up-MACRO tradeable share will be considered the beneficial owner of an undivided interest in Up-MACRO holding shares held by the Up-MACRO tradeable trust, and each such holder will be required to include in its gross income its distributive share of income attributable to the Up-MACRO holding trust. No amount included in income with respect to an Up-MACRO tradeable share will be eligible for the corporate dividends-received deduction, nor will the lower tax rates applicable to certain dividends received after December 31, 2002 apply to such income.

Classification of the Up-MACRO Holding Trust

Tax Counsel is of the opinion that, under current law, and based on the facts and assumptions set forth in such opinion, the Up-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes such classification. Partnerships are not subject to United States federal income tax. Rather, the taxable income of a partnership is allocated among its partners and included in their taxable income. If the Up-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the Up-MACRO holding trust's taxable income would be subject to tax at regular corporate rates and such income would not flow through to its shareholders or to the shareholders of the Up-MACRO tradeable trust for reporting on their own returns. The imposition of tax at the Up-MACRO holding trust level would reduce amounts available for distribution to its shareholders and the shareholders of the Up-MACRO tradeable trust.

Classification of Up-MACRO Tradeable Shares

For United States federal income tax purposes, each holder of an Up-MACRO tradeable share, as an owner of an interest in a grantor trust, will be considered the beneficial owner of an undivided interest in Up-MACRO holding shares held by the Up-MACRO tradeable trust, and each such holder will be required to include in its gross income its distributive share of the aggregate amount received on underlying Up-MACRO holding shares in the Up-MACRO tradeable trust.

Classification of Up-MACRO Holding Shares

For United States federal income tax purposes, each holder of an Up-MACRO holding share will be considered to be a partner in the partnership constituted by the Up-MACRO holding trust. Each such shareholder will be required to include in its gross income its distributive share of income attributable to the Up-MACRO holding trust.

Income and Deductions

A U.S. Holder of shares in the Up-MACRO tradeable or the Up-MACRO holding trust or the Up-MACRO holding trust will be required to take into account in computing the U.S. Holder's United States federal income tax liability:

•
the U.S. Holder's distributive share of the income, gains, losses, deductions, credits and items of tax preference and other tax items of the Up-MACRO holding trust in which the U.S. Holder has directly or indirectly invested for any taxable year of the Up-MACRO holding trust ending within or with the taxable year of the U.S. Holder, without regard to whether any distribution from the Up-MACRO holding trust has been or will be received.

The Up-MACRO holding trust items of income and loss will generally have the same character (ordinary or capital, short-term or long-term) and source in the hands of U.S. Holders as they have in the hands of the Up-MACRO holding trust. As a result of the rules governing the allocation of income, gains, deductions and losses explained more fully below and the various limitations on certain deductions, a U.S. Holder may recognize taxable income in advance of (and potentially in excess of) its receipt of any cash distributions with respect to its Up-MACRO tradeable shares or Up-MACRO holding shares, as the case may be.

Allocation of Up-MACRO Holding Trust Income, Gains and Losses

Under Section 704(b) of the Code:

•
a U.S. Holder's distributive share of an item of Up-MACRO holding trust income, gain, loss or deduction is determined in accordance with the U.S. Holder's "interest in the partnership" if the allocations of income, gain, loss and deduction under the Up-MACRO Holding Trust Agreement lack "substantial economic effect," and

•
each U.S. Holder is required to take into account such distributive share for each taxable year of the Up-MACRO holding trust on the holder's separate federal income tax return for the holder's taxable year that includes the last day of that taxable year of the Up-MACRO holding trust, except that if the U.S. Holder disposes of all of its Up-MACRO tradeable shares, or all of its Up-MACRO holding shares, the U.S. Holder will be required to take into account such distributive share for the holder's taxable year that includes the date of disposition.

Final regulations promulgated under Section 704(b) of the Code contain intricate and detailed tests for determining whether allocations have "substantial economic effect." The allocations of income, gain, loss and deduction under the Up-MACRO Holding Trust Agreement are intended to meet these tests and, accordingly, we believe that the allocations under the Up-MACRO Holding Trust Agreement generally correspond to the U.S. Holders' interests in the Up-MACRO holding trust and, as a consequence, that such allocations should not be substantially modified if challenged by the IRS.

Payments or accruals of earnings on the United States Treasury obligations held as collateral by the Up-MACRO holding trust will be taxable as ordinary income at the time those earnings accrue. Although not free from doubt because of the lack of direct authority, the Up-MACRO holding trust will treat gain (or loss) recognized in respect to the settlement contracts as capital gain (or loss). The Up-MACRO holding trust will treat payments received or made pursuant to the income distribution agreement as resulting in ordinary gain or loss; however, there can be no assurance that the IRS or a court will not treat them as capital gains or losses. Because the Up-MACRO holding trust will be an accrual-basis taxpayer for United States federal income tax purposes, income that is recognized for United States federal income tax purposes will accrue on Up-MACRO tradeable shares and Up-MACRO holding shares and will be allocated to holders of Up-MACRO tradeable shares and Up-MACRO holding shares on a daily accrual basis, regardless of the U.S. Holder's method of accounting. Actual cash distributions on Up-MACRO tradeable shares or Up-MACRO holding shares in respect of such accrual income will not, however, be separately reported as taxable income to the U.S. Holder at the time they are received. The Up-MACRO holding trust expects that its taxable year will be a calendar year unless another taxable year is required by law.

In addition, non-corporate U.S. Holders will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Code, and, as a result, deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees, and other expenses associated with the Up-MACRO holding trust or the Up-MACRO tradeable trust will be separately stated for each such U.S. Holder and will be deductible by it only to the extent such expenses, taken together with all other miscellaneous itemized deductions of each such U.S. Holder, exceed 2% of each such U.S. Holder's adjusted gross income. Furthermore, Section 68 of the Code further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions) (collectively, "Overall Limited Deductions"). Under that provision, Overall Limited Deductions in excess of 2% of adjusted gross income may be deducted only to the extent such Overall Limited Deductions exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specific amount or (ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.

Limitation on Deductibility of Partnership Losses

A U.S. Holder is restricted from taking into account for United States federal income tax purposes any Up-MACRO holding trust loss in excess of such U.S. Holder's adjusted tax basis (calculated as described below) in its Up-MACRO tradeable shares or its Up-MACRO holding shares, as the case may be. In addition, United States federal income tax law restricts certain U.S. Persons, including individuals and certain non-corporate taxpayers and closely-held corporations, from taking into account for United States federal income tax purposes any Up-MACRO holding trust net loss in excess of the amounts for which such U.S. Holder is "at risk" with respect to its shares as of the end of the Up-MACRO holding trust's taxable year in which such loss occurred. The amount for which such a U.S. Holder is "at risk" with respect to its Up-MACRO tradeable shares or its Up-MACRO holding shares, as the case may be, generally is equal to its adjusted tax basis for such shares, less any amounts borrowed:

•	in connection with its acquisition of such shares for which it is not personally liable and for which it has pledged no property other than its shares,

•	from persons who have a proprietary interest in the Up-MACRO holding trust and from certain persons related to such persons or

•	for which the U.S. Holder is protected against loss through non-recourse financing, guarantees or similar arrangements.

A corporate taxpayer can utilize capital losses only to offset capital gains, with unused capital losses carried back three years and carried forward five years. Up to $3,000 of the excess of capital losses over capital gains in any year may be used to offset the ordinary income of non-corporate taxpayers, with any balance carried over indefinitely for use in subsequent years, subject to the same limitation.

Non-corporate investors (and certain closely-held corporations, personal service corporations and S corporations) are subject to the limitations on using losses from passive business activities to offset business income, salary income and portfolio income (e.g., interest, dividends, capital gains from portfolio investments, royalties, etc.). All, or substantially all, of the Up-MACRO holding trust's income may be treated as portfolio income for these purposes. Therefore, investors may not be able to use passive business losses (such as losses from limited partnership interests) to offset income from the Up-MACRO holding trust.

Sale, Exchange, or Redemption of Up-MACRO Tradeable Shares or Up-MACRO Holding Shares

Whereas changes in the value of the Applicable Reference Value of Medical Inflation will not, in and of themselves, result in the recognition of income or loss by a U.S. Holder, the termination of one or more settlement contracts will result in the recognition of gain or loss by the Up-MACRO holding trust. In the case of a sale, exchange, redemption or other disposition of all or a portion of a U.S. Holder's Up-MACRO tradeable shares or Up-MACRO holding shares, as the case may be, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or other disposition and such U.S. Holder's tax basis in the shares. The amount realized is generally equal to the amount of the proceeds or cash distributions received in redemption (including any constructive cash distributions) and the U.S. Holder's adjusted tax basis in its shares. Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss and will be long-term capital gain if such shares were held for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates.

A U.S. Holder will not recognize loss upon the partial redemption of its shares. Upon a distribution (including a constructive distribution) in partial redemption of a U.S. Holder's shares, or any other distribution (or constructive distribution) other than a distribution in redemption of all of a U.S. Holder's shares, the U.S. Holder's adjusted tax basis in its shares will be reduced and gain will be recognized to the extent that the U.S. Holder's adjusted tax basis would have been reduced below zero, as described below in "— Adjusted Tax Basis for Up-MACRO Tradeable Shares and Up-MACRO holding shares." Because a U.S. Holder's tax basis in its shares is not adjusted to take into account the U.S. Holder's allocable share of the Up-MACRO holding trust's items of income or loss until the end of the Up-MACRO holding trust's taxable year, partial redemptions during the taxable year could result in taxable gain to a U.S. Holder even if the U.S. Holder's tax basis will be increased in respect of the U.S. Holder's share of Up-MACRO holding trust income for the taxable year and, as a result, no such gain would result if the same partial redemption were made at the end of the taxable year. Furthermore, in the case of a partial redemption, shares of the Up-MACRO holding trust's income or loss allocable to a U.S. Holder at the end of the taxable year will be taken into account by the U.S. Holder of the partially redeemed shares and will increase or decrease, as the case may be, such U.S. Holder's tax basis in its remaining shares as of the end of such taxable year. Gain or loss attributable to redemptions by Up-MACRO holding shareholders will be allocated to redeeming U.S. Holders under the Up-MACRO Holding and Tradeable Trust Agreements. The ability of a U.S. Holder to utilize a capital loss recognized on the sale of shares to offset ordinary income is limited.

Adjusted Tax Basis for Up-MACRO Tradeable Shares and Up-MACRO Holding Shares

A U.S. Holder's adjusted tax basis in its Up-MACRO tradeable shares or Up-MACRO holding shares, as the case may be, generally will be equal to the amount of its initial capital contribution increased by (a) any additional capital contributions made by such U.S. Holder and (b) such U.S. Holder's allocable share of (i) items of Up-MACRO holding trust income and gain and (ii) indebtedness of the Up-MACRO holding trust. A U.S. Holder's adjusted tax basis in its shares generally will be decreased, but not below zero, by such U.S. Holder's allocable share of (a) items of Up-MACRO holding trust deduction and loss, (b) in the case of a U.S. Holder of Up-MACRO tradeable shares, cash distributions by the Up-MACRO holding trust to the Up-MACRO tradeable trust and (c) any constructive distributions resulting from a reduction in such U.S. Holder's share of indebtedness of the Up-MACRO holding trust.

Adjustments to Basis in Up-MACRO Holding Trust Assets

The Code provides that the basis of partnership property is not adjusted upon the transfer of an interest in the partnership unless an election has been made under Section 754 of the Code or the partnership is subject to mandatory adjustments under Section 743(b) because it has a "substantial built-in loss" with respect to its assets immediately after such transfer (generally, in excess of $250,000) and certain exceptions do not apply. The Up-MACRO holding trust does not expect to make the election permitted by Section 754 of the Code and expects to qualify as a "securitization partnership" within the meaning of Section 743(f) of the Code and accordingly should qualify for an exception such that, even if it were to have a substantial built-in loss, the partnership should not be subject to mandatory adjustments. Given the absence of applicable authority with respect to the classification of partnerships as securitization partnerships, however, no assurance can be given that the IRS might not successfully assert that the Up-MACRO holding trust does not qualify as a securitization partnership. If it were determined that the Up-MACRO holding trust did not qualify as a securitization partnership and a substantial built-in loss were to exist at the time of a transfer of an Up-MACRO holding share the Up-MACRO holding trust would be subject to Section 743(b) adjustments.

If Section 743(b) adjustments were required to be made, a subsequent purchaser of either an Up-MACRO holding share or an Up-MACRO tradeable share would have its basis in such holder's share of the Up-MACRO holding trust's assets reduced by an amount equal to the difference between the purchaser's initial adjusted United States federal income tax basis in such share and such holder's proportionate share of the Up-MACRO holding trust's tax basis in its assets. Section 743(b) adjustments would be made in respect of each subsequent purchaser separately and would not affect any other shareholders. It is unclear, however, given the publicly traded nature of the Up-MACRO tradeable shares and the nature of the Up-MACRO holding trust's assets, how, as a practical matter, such adjustments would be tracked and applied, and accordingly, how shareholders might be effected.

Up-MACRO Holding Trust-Level Audits

Each U.S. Holder is required to treat partnership items on its tax return in a manner consistent with the treatment of the items on the Up-MACRO holding trust's tax return, except to the extent that the U.S. Holder notifies the IRS of any inconsistencies. It is possible that the federal information tax returns filed with the IRS by the Up-MACRO holding trust will be audited. Such an audit would generally be conducted at the holding trust level in a single proceeding rather than in separate proceedings with each partner. In any holding trust-level audit, the Up-MACRO holding trust will be represented by the trustee of the Up-MACRO holding trust as "tax matters partner." The Up-MACRO holding trust would bear the costs of any such audit. The tax matters partner would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to the Up-MACRO holding trust. Any such settlement by the Up-MACRO holding trust would not be binding upon any U.S. Holder who is timely identified to the IRS. However, the Up-MACRO Holding Trust Agreement provides that the U.S. Holders agree, to the extent permitted by law, not to take a position for tax purposes inconsistent with one taken by the Up-MACRO holding trust or by the tax matters partner. Under certain circumstances, U.S. Holders may have the right to participate (at their own expense) in litigation initiated by the trustee of the Up-MACRO holding trust and to initiate litigation with the IRS. Recently enacted legislation permits the IRS to determine, based on the partnership's return, whether to apply the holding trust-level procedures described above.

Investment Interest Limitation

Interest on any amount borrowed by a non-corporate investor to purchase shares, and interest expense incurred by the Up-MACRO holding trust, will be "investment interest" and is subject to limitation on deductibility. In general, investment interest will be deductible only to the extent of a taxpayer's "net investment income." For this purpose, "net investment income" will include net income from the Up-MACRO holding trust and other income from property held for investment (other than property that generates passive business income). However, long-term capital gain is excluded from the definition of net investment income unless the taxpayer makes a special election to treat such gain as ordinary income rather than long-term capital gain. Interest that is not deductible in the year incurred because of the investment interest limitation may be carried forward and deducted in a future year in which the taxpayer has sufficient investment income.

Syndication and Organizational Expenditures

Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is not deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code generally may be amortized ratably over a period of 180 months. There can be no assurance that the IRS will not successfully assert that a portion of the amounts paid by the Up-MACRO holding trust to the trustee, us or others should be deemed to be a reimbursement for organizational expenditures or nondeductible syndication expenses. If the IRS were successful in such assertion, U.S. Holders could recognize income in respect of their shares in excess of the amounts of current income distributed to them.

Tax Shelter Regulations

In certain circumstances, a U.S. Holder of shares who disposes of the shares in a transaction resulting in the recognition by the holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations governing tax shelters and other potentially tax-motivated transactions (the "Tax Shelter Regulations"). Failure to make the required disclosure in tax returns and statements will result in significant penalties. Investors should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of their shares.

Information Reporting and Backup Withholding Tax

In general, income tax information with respect to Up-MACRO tradeable shares will be reported to shareholders on an IRS Form 1099 (and related information statements), which form should be mailed to shareholders of Up-MACRO tradeable shares by January 31 following each calendar year. In general, income tax information with respect to Up-MACRO holding shares will be reported to shareholders on an IRS Form 1065, which should be mailed to shareholders of Up-MACRO holding shares as promptly as possible following each calendar year. Backup withholding tax may also apply to such payments if the U.S. Holder fails to comply with certain identification requirements.

Non-U.S. Holders

A "Non-U.S. Holder" means a holder other than a U.S. Holder. For United States federal income tax purposes, Non-U.S. Holders of shares who furnish a properly completed IRS Form W-8BEN, Form W-8ECT or W-8IMY, as applicable, should not be subject to withholding tax on their allocable share of payments or accruals of earnings on the United States Treasury obligations or payments received pursuant to the income distribution agreement or the settlement contracts. In addition, a Non-U.S. Holder generally will not be subject to United States federal income taxation on capital gains earned in connection with holding, selling or redeeming shares where such Non-U.S. Holder:

•	does not have an office or fixed place of business in the U.S. and otherwise does not carry on a U.S. trade or business;

•	is not an individual who is present in the U.S. for 183 days or more in a taxable year or who has a "tax home" in the U.S. for U.S. federal income tax purposes; or

•	is not a former citizen of the U.S.

Backup Withholding

A Non-U.S. Holder who fails to establish its exemption from backup withholding by certifying its status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable, may be subject to backup withholding tax. Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished by such Non-US. Holder to the IRS. Non-U.S. Holders should consult their tax advisors regarding the filing of a U.S. tax return for claiming a refund of any such backup withholding.

STATE TAX CONSEQUENCES

In addition to the federal income tax consequences described in "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the shares. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the shares.

CERTAIN ERISA CONSIDERATIONS

Up-MACRO Tradeable Shares

We anticipate that the Up-MACRO tradeable shares offered in this prospectus will meet the criteria of "publicly-offered securities" pursuant to the Plan Assets Regulation issued by the Department of Labor.

Although no assurances can be given, we expect that:

•	there will be no restrictions imposed on the transfer of the Up-MACRO tradeable shares;

•	the Up-MACRO tradeable shares will be held by at least 100 independent investors at the conclusion of this offering; and

•	the Up-MACRO tradeable shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

If the Up-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Up-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Up-MACRO tradeable trust. In that event, transactions involving the Up-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code, unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption applies.

Prospective fiduciaries of a plan considering the purchase of Up-MACRO tradeable shares should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the shares with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment,

•	the composition of the plan's portfolio with respect to diversification by type of asset,

•	the plan's funding objectives,

•	the tax effects of the investment,

•	whether the assets of the trust that are represented by the Up-MACRO tradeable shares would be considered plan assets, and

•
whether, under the general fiduciary standards of investment prudence and diversification an investment in the Up-MACRO tradeable shares is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

Any purchaser of Up-MACRO tradeable shares that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is uneffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered shares without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Up-MACRO Holding Shares

We do not anticipate that the Up-MACRO holding shares will meet the criteria for "publicly-offered securities" or any other exception to the Plan Assets Regulation issued by the Department of Labor.

Accordingly, in order to prevent the assets of the Up-MACRO holding trust from being treated as assets of a plan that is subject to ERISA or the Code, investors using assets of any (i) "employee benefit plan" (as defined in Section 3(3) of ERISA), subject to Title I of ERISA, (ii) "plan" (as defined in Section 4975(e)(1) of the Code), subject to Section 4975 of the Code, including without limitation individual retirement accounts and Keogh plans, or (iii) entity whose underlying assets include plan assets by reason of such an employee benefit plan's or plan's investment in such entity, including without limitation, as applicable, an insurance company general account (each of (i), (ii) and (iii) a "Benefit Plan Investor"), will not be permitted to acquire the Up-MACRO holding shares. Each initial investor will be required to represent and each transferee or subsequent holder will be deemed to have represented that it is not a Benefit Plan Investor. Please note that only Authorized Participants may be allowed to exchange Up-MACRO tradeable shares for Up-MACRO holding shares and no Benefit Plan Investor (including, as applicable, an insurance company general account) can be an Authorized Participant.

Any purported purchase or transfer of any Up-MACRO holding share by a purchaser or to a transferee that is or becomes a Benefit Plan Investor shall be null and void ab initio.

Despite the foregoing, there can be no assurance that the assets of the Up-MACRO holding trust could never be deemed under ERISA to include the assets of any plans that invested in the Up-MACRO holding trust. In that event, transactions involving the Up-MACRO holding trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption to prohibited transaction rules applies.

PLAN OF DISTRIBUTION

In addition to, and independent of, the purchase of the Up-MACRO holding shares and the exchange of such shares into Up-MACRO tradeable shares by the Initial Purchasers as described below, the Up-MACRO holding trust and the Up-MACRO tradeable trust will issue newly created Up-MACRO holding shares and Up-MACRO tradeable shares, as applicable, to Authorized Participants in Paired Issuances on a continuous basis. The Up-MACRO holding shares will be issued solely as part of MACRO Units, each constituting 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares. Each MACRO Unit will be issued by the Paired Holding Trusts in exchange for cash deposited into the Paired Holding Trusts in an amount equal to the combined Per Share Underlying Value of the Up-MACRO holding shares and the Down-MACRO holding shares, as measured on the date on which an order for Paired Holding Shares is received. Only Authorized Participants may place orders with the Up-MACRO holding trust (and, concurrently, with the Down-MACRO holding trust) for Paired Issuances, but the Up-MACRO holding shares may be transferred to persons who are "qualified institutional buyers" (as defined in Rule 144A of the Securities Act).

The Up-MACRO tradeable shares will be issued in exchange for deposits of Up-MACRO holding shares into the Up-MACRO tradeable trust, either concurrently with a Paired Issuance or on any Business Day on which an Authorized Participant wishes to exchange its Up-MACRO holding shares for Up-MACRO tradeable shares. One Up-MACRO tradeable share will be issued for each deposited Up-MACRO holding share. For a detailed description of Paired Issuances, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Paired Issuances."

Due to the fact that both Up-MACRO holding and tradeable shares can be issued on an ongoing basis, at any point during the life of the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable, a continuous "distribution," within the meaning of the Securities Act, will be occurring. Authorized Participants, other broker-dealers and all other persons are cautioned that some of their activities will result in their being deemed to be participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery requirements and liability provisions of the Securities Act. For example, an Authorized Participant or any other person will be deemed to be a statutory underwriter of the Up-MACRO holding shares if it deposits cash into the Up-MACRO holding trust and the Down-MACRO holding trust in exchange for MACRO Units, and after the issuance sells the Up-MACRO holding shares which were part of the MACRO Unit to its customers. An Authorized Participant or any other person will also be deemed to be a statutory underwriter of both Up-MACRO holding shares and Up-MACRO tradeable shares if after creating Up-MACRO holding shares the Authorized Participant deposits these Up-MACRO holding shares into the Up-MACRO tradeable trust, directs the issuance of Up-MACRO tradeable shares in exchange for these holding shares and subsequently sells the Up-MACRO tradeable shares to its customers; or if it couples the creation of a supply of new MACRO shares with an active selling effort involving the solicitation of secondary market demand for the shares. A determination of whether a particular market participant is a statutory underwriter must take into account all the facts and circumstances pertaining to the activities of that participant or its clients in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to the designation of a person as a statutory underwriter.

Investors that purchase Up-MACRO holding shares or Up-MACRO tradeable shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not "underwriters" but nonetheless are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Up-MACRO holding shares or Up-MACRO tradeable shares that are part of an "unsold allotment" within the meaning of Section 4(3)(C) of the Securities Act, will be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act and will, therefore, be subject to the prospectus delivery requirements of the Securities Act.

We intend to qualify the Up-MACRO holding shares and Up-MACRO tradeable shares in states selected by us and through broker-dealers who are members of the National Association of Securities Dealers, Inc. Investors intending to create or redeem MACRO Units or to direct the issuance of tradeable shares in exchange for holding shares through Authorized Participants in transactions not involving a broker-dealer registered in the respective investor's state of domicile or residence should consult their respective legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to that creation or redemption.

Authorized Participants will not receive from us or any of our affiliates any fees or other compensation in connection with the creation and sale of the Up-MACRO holding or tradeable shares. The Authorized Participants or their respective affiliates may receive customary compensation and brokerage fees from investors who purchase Up-MACRO holding or tradeable shares. The difference between the rate paid by Authorized Participants as underwriters and the rate paid to such Authorized Participants by investors will be deemed underwriting compensation. An Authorized Participant who directs a Paired Issuance is under no obligation to buy any specific number of MACRO Units and may sell the MACRO Units that it has purchased. In addition, an Authorized Participant is under no obligation to create or redeem MACRO Units at any time, and an Authorized Participant is under no obligation to offer to the public any shares that are part of a MACRO Unit which it did not create. In connection with any Paired Issuance, any Authorized Participant that creates a MACRO Unit will be deemed to be a statutory underwriter of the Paired Holding Shares and the Up-MACRO and Down-MACRO tradeable shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act. An Authorized Participant will be required to deliver a prospectus in connection with any transaction for which the Authorized Participant will be deemed a statutory underwriter.

The Up-MACRO tradeable trust will be deemed to be a statutory underwriter of the Up-MACRO holding shares under the Securities Act and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act in connection with its participation in a "distribution" of Up-MACRO holding shares. In addition, each underwriter of Up-MACRO tradeable shares will also be deemed to be an underwriter of the Up-MACRO holding shares.

The marketing agents are assisting us in (1) developing and executing a marketing plan for the Up-MACRO holding trust on an ongoing basis and (2) preparing marketing materials for the Up-MACRO holding shares. Fees are paid to the marketing agents by the trustee out of the Fee Deduction Amount as compensation for the services performed by it for the Up-MACRO holding trust and the Up-MACRO tradeable trust. MACRO Financial, LLC may from time to time compensate individual brokers and dealers who are FINRA members, but who are not Authorized Participants, in connection with sales of the Up-MACRO holding or tradeable shares made by such brokers and dealers. The aggregate sum of the marketing agents' compensation, the Administrative Agent's compensation, any sales compensation paid by MACRO Financial, LLC to individual brokers and dealers, and any expenses reimbursable to the Marketing Agent and the Administrative Agent with regard to the sale of the Up-MACRO holding or tradeable shares, will, in no event, exceed the maximum amount of 10% of the gross proceeds of this offering.

[ ] and [ ] also called the Initial Purchasers, have, subject to conditions, agreed to purchase [ ] Up-MACRO Holding Shares and Down MACRO Holding Shares, which comprise of [ ] MACRO Units, at the price of $[ ] per each such share and to exchange them to Up-MACRO Tradeable Shares and Down MACRO Tradeable Shares, respectively, pursuant to a distribution agreement among the Depositor and the Initial Purchasers. Total proceeds of the Up-MACRO Holding Trust from the sale of its shares to the Initial Purchasers will be [ ]. The public offering price of the Up-MACRO tradeable shares, to which the Up-MACRO holding shares purchased by the Initial Purchasers were exchanged, will be determined by reference to, among other considerations, the Applicable Reference Value of Medical Inflation and the known index values of the Medical Care component of the CPI-U in addition to prevailing market price of such shares at the time of sale. The Up-MACRO Tradeable Shares held by the Initial Purchasers may be sold at different prices if sold at different times. The Initial Purchasers may receive commissions/fees from investors who purchase the Up-MACRO tradeable shares.

The Up-MACRO tradeable shares will be listed on the [ ] under the trading symbol "[ ]." The Up-MACRO holding shares will not be listed on an exchange.

LEGAL OPINIONS

Certain legal matters relating to the Up-MACRO holding shares and Up-MACRO tradeable shares and certain federal income tax consequences will be passed upon for us, the MACRO trusts and MacroMarkets LLC by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing us, MacroMarkets LLC and their affiliates in connection with other transactions.

EXPERTS

The Financial Statements of the Up-MACRO holding trust and the Consolidated Financial Statements of the Up-MACRO holding trust and the Up-MACRO tradeable trust each as of December [ ], 2007, which are included in this prospectus, have been so included in reliance on the report of [                                  ], independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

GLOSSARY OF DEFINED TERMS

"Additional Deduction Amount" the amount of funds withdrawn from the assets of the Up-MACRO holding trust or the Down-MACRO holding trust, as applicable, to pay the fees and expenses incurred by that trust in excess of its Fee Deduction Amount.

"Applicable Reference Value of Medical Inflation" means the daily linear interpolation of the monthly value calculated and published by the Bureau of Labor Statistics for the medical care component of the CPI-U. The Applicable Reference Value of Inflation is determined for each calendar day using the following formula:

CPIt	=	CPIM-3	+	t-1	(CPIM-2 - CPIM-3)
D

where where t is a specified calendar day in current calendar month M;

CPIM-2 and CPIM-3 are the Applicable Reference Values of Medical Inflation for the second and third preceding calendar months, respectively, as determined and published by the BLS on the corresponding index publication days; and

D is the number of days in current calendar month.

"Authorized Participant" means an entity that:

•
a registered broker-dealer and a member in good standing with the Financial Industry Regulatory Authority ("FINRA"), or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of FINRA in order to engage in securities transactions;

•	is a participant in DTC or has indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant;

•	is not a benefit plan investor for purposes of the Employee Retirement Income Security Act of 1974; and

•	has entered into a Participants Agreement.

"Available Income" means, on each Distribution Date, an amount calculated for each of the Paired Holding Trusts as all funds on deposit in the applicable holding trust on that Distribution Date after that trust has (i) set aside an amount equal to the Fee Deduction Amount to pay fees and expenses, (i) paid or received a payment from the other Paired Holding Trust under the income distribution agreement and (iii) acquired treasuries with an aggregate purchase rate equal to the aggregate par amount of its shares as of that Distribution Date.

If the Available Income of either Paired Holding Trust for any Calculation Period is a negative number, then the Available Income of that trust for the applicable Distribution Date will be equal to zero and that trust will not make any payments under the income distribution agreement or any Quarterly Distribution to its shareholders on that Distribution Date unless it was entitled to and received a portion of the other Paired Holding Trust's Available Income.

"BLS" means Bureau of Labor Statistics.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close.

"Calculation Period" means, for each Distribution Date, the period beginning on (but excluding) the second Business Day prior to the preceding Distribution Date (or, in the case of the first Distribution Date, beginning on the Closing Date) and ending on (and including) the second Business Day prior to the current Distribution Date (or, in the case of the last Distribution Date, ending on and including the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date).

"Closing Date" means December [ ], 2007.

"Code" means the Internal Revenue Code of 1986, as amended.

"Compounded Hurdle Rate" equals, for each calendar day, (1=.04) p  , where p equals a fraction the numerator of which is the number of days that has elapsed since the closing date and the denominator is either 365 or 366, depending upon the actual number of days in the current year.

"CPI-U" means Consumer Price Index for All Urban Consumers.

"Daily Fee Accrual" means, for each day occurring during any Calculation Period for the Up-MACRO or Down-MACRO holding trust, the Up-MACRO or Down-MACRO Asset Amount, as applicable, multiplied by the Daily Fee Accrual Rate on that day. The sum of the Daily Fee Accruals for the Up-MACRO holding trust or the Down-MACRO holding trust for an entire Calculation Period will be equal to the Fee Deduction Amount for that Calculation Period and that trust.

"Daily Fee Accrual Rate" means an annual rate equal to 1.00%, divided by 365 or 366, depending on the actual number of days in the current year. This rate represents the annual rate at which the fees and expenses of each of the Paired Holding Trusts are assumed to accrue.

"Daily Yield Rate" means for purposes of calculating the Up-MACRO Available Income Accrual and the Down-MACRO Available Income Accrual for each treasury on deposit in the applicable holding trust, the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. For purposes of this definition, the "yield rate" for each treasury will be equal to its stated or implied interest or yield rate, if any, or any applicable discount rate, based on the date of purchase, the purchase rate at which the applicable Paired Holding Trust acquired that treasury and, in the case of treasury repurchase agreements, the repurchase rate.

"Distribution Date" means the second Business Day preceding each Record Date.

"Distribution Payment Date" means the third Business Day of the month immediately following the month in which the related Distribution Date occurred.

"Down-MACRO Aggregate Par Amount" means an amount determined on any date by multiplying the aggregate number of Down-MACRO holding shares issued by the Down-MACRO holding trust, whether on the Closing Date or in Paired Issuances less any shares that were redeemed prior to that date, by the Par Amount.

"Down-MACRO Asset Amount" refers to the amount of assets on deposit in the Down-MACRO holding trust, calculated as of any day occurring during any Calculation Period as the sum of:

•	the Down-MACRO Investment Amount

plus

•	the sum of the Down-MACRO Available Income Accruals for each elapsed day of that Calculation Period (not including the day of measurement)

minus

•
the portion of those Down-MACRO Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the day of measurement plus

•
the portion of the proceeds of all Paired Issuances that have occurred during that Calculation Period prior to the day of measurement that represent the aggregate Down-MACRO Available Income Accruals that would have accrued on the aggregate par amount of the Down-MACRO holding shares that were created in such Paired Issuances if such shares had been outstanding during the period from the last distribution date to the applicable Issuance Date.

The Down-MACRO Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Down-MACRO holding trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the month of its treasuries held by the Down-MACRO holding trust during the preceding Calculation Period.

"Down-MACRO Available Income Accrual" means, for each day occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Down-MACRO holding trust on that date, the product of the purchase rate at which the trust acquired that treasury (or, in the case of any treasury that was not acquired at a discount, the par amount of that treasury) multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Down-MACRO Available Income Accrual will be equal to zero.

"Down-MACRO Earned Income Accrual" means, for each day occurring during any Calculation Period:

•
the sum of the Down-MACRO Available Income Accrual and the Up-MACRO Available Income Accrual for that day multiplied by a fraction the numerator of which is the Underlying Value of the Up-MACRO holding trust as of the preceding day and the denominator of which is the sum of the such Underlying Value and the underlying value of the Down-MACRO holding trust, each also as of the preceding day, plus

•
if the day of measurement is also an Issuance Date on which a net increase in the Down-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Down-MACRO holding shares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Down-MACRO Holding Share, representing the Down-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date, minus

•
if the day of measurement is also a Redemption Date on which a net decrease in the Down-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances, the product of the number of Down-MACRO holding shares redeemed on such day constituting such net decrease and the income component of the Per Share Underlying Value of each such Down-MACRO Holding Share, representing the Down-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

The Down-MACRO Earned Income Accrual for each Calculation Period will be equal to the sum of the Down-MACRO Earned Income Accruals for each day of that Calculation Period.

"Down-MACRO Holding Trust Agreement" means the amended and restated trust agreement, dated as of November [ ], 2007, entered into by us, as depositor, State Street Bank and Trust Company, as trustee for the Down-MACRO holding trust, MacroMarkets LLC, as administrative agent, Natixis Securities North America Inc., as a marketing agent, and MACRO Financial, LLC, as a marketing agent.

"Down-MACRO Investment Amount" will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Down-MACRO holding trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The "Down-MACRO Investment Amount" on any other day occurring during any Calculation Period will equal the aggregate par amount of the Down-MACRO holding shares that are outstanding on that date if the amount actually invested on the preceding Distribution Date was equal to the Down-MACRO Aggregate Par Amount on that date. If the amount actually invested on the last Distribution Date was less than the Down-MACRO Aggregate Par Amount, then the "Down-MACRO Investment Amount" for each day of the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Down-MACRO holding shares outstanding on that Distribution Date, multiplied by the number of Down-MACRO holding shares that are outstanding on that day of measurement.

"Down-MACRO Tradeable Trust Agreement" means the amended and restated trust agreement, dated as of November [ ], 2007, entered into by us, as depositor, State Street Bank and Trust Company, as trustee for the Down-MACRO tradeable trust, MacroMarkets LLC, as administrative agent, Natixis Securities North America LLC, as a marketing agent and MACRO Financial, LLC, as a marketing agent.

"DTC" means The Depository Trust Company.

"Early Termination Date" means the next Distribution Date that follows the occurrence of a Termination Trigger.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fee Deduction Amount" means, for each Calculation Period and each Paired Holding Trust, an amount equal to the sum of, for each day during that Calculation Period, the Up-MACRO Asset Amount or the Down-MACRO Asset Amount, as applicable, as of that day multiplied by the Daily Fee Accrual Rate.

"Final Distribution" means any distribution made in redemption of all or a portion of the Up-MACRO holding shares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, as described in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution." The Final Distribution received by the Up-MACRO tradeable trust on the Up-MACRO holding shares it holds on deposit will be passed through by that trust to the holders of its Up-MACRO tradeable shares on the date of receipt.

"Final Scheduled Termination Date" means the Distribution Date scheduled to occur in December of 2017.

"Hurdle Rate" means 4.00%.

"Issuance Date" means the Business Day following each Issuance Order Date on which a Paired Issuance is effected, provided that, in the case of any creation order that is delivered on a Distribution Date or the Business Day following the Distribution Date, the "Issuance Date" will be the third Business Day following the Issuance Order Date.

"Issuance Order Date" means the Business Day on which an Authorized Participant delivers a creation order to the administrative agent directing a Paired Issuance.

"Leveraged Settlement Factor" equals, on any date,

where CPIt  is the Applicable Reference Value of Medical Inflation on a particular day;

CPI0  is the Applicable Reference Value of Medical Inflation on the closing date; and p equals a fraction, the numerator of which is the number of days that has elapsed since the closing date and the denominator is either 365 or 366, depending upon the actual number of days in the current year.

"MACRO Unit" means 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares.

"Medical Inflation Ratio" means the ratio of the Applicable Reference Value of Medical Inflation as of any particular day to the Applicable Reference Value of Medical Inflation as of the Closing Date.

"Paired Holding Shares" means the Up-MACRO holding shares and the Down-MACRO holding shares.

"Paired Holding Trusts" means the Up-MACRO holding trust and the Down-MACRO holding trust.

"Paired Issuance" means the issuance of Paired Holding Shares in MACRO Units as described in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Paired Issuances."

"Paired Optional Redemption" means a redemption of the Paired Holding Shares in MACRO Units as described in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Final Distribution — Final Distributions in Paired Optional Redemptions."

"Par Amount" means for each Up-MACRO holding share or Up-MACRO tradeable share and each Down-MACRO holding share or Down-MACRO tradeable share, a stated amount equal to $[20] per share.

"Participants Agreement" means an agreement entered into by us, the entity or entities acting as the administrative agents and trustees of the Up-MACRO holding trust, the Down-MACRO holding trust, the Up-MACRO tradeable trust and the Down-MACRO tradeable trust and an Authorized Participant, that specifies procedures for the Paired Issuance and Paired Optional Redemption of Paired Holding Shares and procedures for the creation and exchange of tradeable shares for holding shares and holding shares for tradeable shares.

"Per Share Underlying Value" means, with respect to each day occurring during any Calculation Period and (i) each Up-MACRO holding share, an amount calculated by dividing the Underlying Value of the Up-MACRO holding trust by the number of Up-MACRO holding shares outstanding on that day, (ii) each Down-MACRO holding share, an amount calculated by dividing the Underlying Value of the Down-MACRO holding trust by the number of Down-MACRO holding shares outstanding on that day, (iii) each Up-MACRO tradeable share, an amount equal to the Per Share Underlying Value of one Up-MACRO holding share on that date, and (iv) each Down-MACRO tradeable share, an amount equal to the Per Share Underlying Value of one Down-MACRO holding share on that day. The Per Share Underlying Value of an Up-MACRO tradeable share will always equal the Per Share Underlying Value of an Up-MACRO holding share.

"Quarterly Distribution" means, for each Distribution Date, the distribution to be made to the holders of the Up-MACRO holding shares that is described in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Quarterly Distributions." The Quarterly Distribution received by the Up-MACRO tradeable trust on the Up-MACRO holding shares it holds on deposit will be passed through by that trust to the holders of its Up-MACRO tradeable shares on the date of receipt.

"Record Date" means the last Business Day of March, June, September and December of each year, commencing in December of 2007.

"Redemption Cash Component" means the funds that must be delivered by the Authorized Participant to the trustee in connection with any redemption in which treasuries are being delivered to make the Final Distribution and these treasuries, valued at their acquisition cost, represent a value in excess of the Per Share Underlying Value of the shares being redeemed.

"Redemption Date" means the Business Day following the Redemption Order Date on which a Paired Optional Redemption is effected or, in the event that the Redemption Order Date is a Distribution Date or the Business Day following the Distribution Date, on the third Business Day after the Redemption Order Date.

"Redemption Order Date" means any Business Day on which an Authorized Participant places an order for a Paired Optional Redemption.

"Redemption Percentage" means:

•	on any Redemption Order Date, a fraction, expressed as a percentage:

•
the numerator of which is the aggregate number of Up-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Up-MACRO holding shares that are outstanding prior to the redemption, in the case of the Up-MACRO holding shares; and

•
the numerator of which is the aggregate number of Down-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Down-MACRO holding shares that are outstanding prior to the redemption, in the case of the Down-MACRO holding shares; or

•	on the Final Scheduled Termination Date or an Early Termination Date, a percentage equal to 100%.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Settlement Factor" will equal, on any day of measurement, the Medical Inflation Ratio on that day divided by the Compounded Hurdle Rate.

"Termination Triggers" has the meaning described in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES — Termination Triggers."

"Trust Agreements" means the Up-MACRO Holding Trust Agreement, the Up-MACRO Tradeable Trust Agreement, the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trust Agreement.

"Trustee Termination Event" has the meaning described in "DESCRIPTION OF THE TRUST AGREEMENTS — Trustee Termination Events."

"Underlying Value" of the Up-MACRO holding trust will equal, on any day occurring during any Calculation Period:

•	the sum of the Up-MACRO Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current date plus

•	the UP-MACRO Investment Amount on that date multiplied by the Leveraged Settlement Factor.

The Up-MACRO Underlying Value for any Business Day that is followed by one or more days that are not Business Days will include the Up-MACRO Earned Income Accruals for each of these days, calculated on the basis of the Applicable Reference Value of Medical Inflation for each such day.

"Up-MACRO Aggregate Par Amount" means an amount determined on any date by multiplying the aggregate number of Up-MACRO holding shares issued by the Up-MACRO holding trust on any Issuance Date, less any shares that were redeemed prior to that date, by the Par Amount.

"Up-MACRO Asset Amount" refers to the amount of assets on deposit in the Up-MACRO holding trust, calculated as of each day occurring during any Calculation Period as the sum of:

•	the Up-MACRO Investment Amount

plus

•	the sum of the Up-MACRO Available Income Accruals for each elapsed day of that Calculation Period (not including the day of measurement)

minus

•
the portion of those Up-MACRO Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the day of measurement plus

•
the portion of the proceeds of all Paired Issuances that have occurred during that Calculation Period prior to the date of measurement that represent the aggregate Up-MACRO Available Income Accruals that would have accrued on the aggregate par amount of the Up-MACRO holding shares that were created in such Paired Issuances if such shares had been outstanding during the period from the last distribution date to the applicable Issuance Date.

The Up-MACRO Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Up-MACRO holding trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the month of its treasuries held by the Down-MACRO holding trust during the preceding Calculation Period.

"Up-MACRO Available Income Accrual" means, for each day occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Up-MACRO holding trust on that day, the product of the purchase rate at which the trust acquired that treasury (or, in the case of any treasury that was not acquired at a discount, the par amount of that treasury) multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Up-MACRO Available Income Accrual will be equal to zero.

"Up-MACRO Earned Income Accrual" means, for each day occurring during any Calculation Period:

•
the sum of the Up-MACRO Available Income Accrual and the Down-MACRO Available Income Accrual for that day multiplied by a fraction the numerator of which is the Underlying Value of the Up-MACRO holding trust as of the preceding day and the denominator of which is the sum of the such Underlying Value and the underlying value of the Down-MACRO holding trust, each also as of the preceding day, plus

•
if the day of measurement is also an Issuance Date on which a net increase in the Up-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Up-MACRO Holding Shares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Up-MACRO Holding Share, representing the Up-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date;

minus

•
if the day of measurement is also a Redemption Date on which a net decrease in the Up-MACRO Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances on that day, the product of the number of Up-MACRO Holding Shares redeemed on such day constituting such net decrease and the income component of the Per Share Underlying Value of each such Up-MACRO Holding Share, representing the Up-MACRO Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

The Up-MACRO Earned Income Accrual for each Calculation Period will be equal to the sum of the Up-MACRO Earned Income Accruals for each day of that Calculation Period.

"Up-MACRO Holding Trust Agreement" means the amended and restated trust agreement, dated as of December [ ], 2007, entered into by us, as depositor, State Street Bank and Trust Company, as trustee for the Up-MACRO holding trust, MacroMarkets LLC, as administrative agent, Natixis Securities North America Inc., as a marketing agent and MACRO Financial, LLC, also as a marketing agent.

"Up-MACRO Investment Amount" will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Up-MACRO holding trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The "Up-MACRO Investment Amount" on any other day occurring during any Calculation Period will equal the aggregate par amount of the Up-MACRO holding shares that are outstanding on that day if the amount actually invested on the preceding Distribution Date was equal to the Up-MACRO Aggregate Par Amount on that day. If the amount actually invested on the last Distribution Date was less than the Up-MACRO Aggregate Par Amount, then the "Up-MACRO Investment Amount" for each day during the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Up-MACRO holding shares outstanding on that Distribution Date, multiplied by the number of Up-MACRO holding shares that are outstanding on the day of measurement.

"Up-MACRO Tradeable Trust Agreement" means the amended and restated trust agreement, dated as of December [ ], 2007, entered into by us, as depositor, State Street Bank and Trust Company, as trustee for the Up-MACRO tradeable trust, MacroMarkets LLC, as administrative agent, Natixis Securities North America Inc., as a marketing agent and MACRO Financial, LLC, also as a marketing agent.

"Value" means, with respect to each treasury, the purchase rate at which the applicable Paired Holding Trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date.

Appendix A
Hypothetical Scenarios

As discussed in the preceding sections of this prospectus, Quarterly Distributions and the Final Distribution on your Up-MACRO holding shares or your Up-MACRO tradeable shares depend upon the Underlying Value of the Up-MACRO holding trust. The Underlying Value of the Up-MACRO holding trust at any time depends on the level of the Applicable Reference Value of Medical Inflation. It is not possible to show all possible payment scenarios on Up-MACRO holding and tradeable shares, because we cannot predict future fluctuations in the level of the Applicable Reference Value of Medical Inflation or the prevailing interest and discount rates associated with the treasuries deposited in the paired holding trusts at any particular point in time. However, to illustrate the unique structural and performance characteristics of the Up-MACRO holding and tradeable shares, we have created fifteen different hypothetical scenarios to show the hypothetical performance of one Up-MACRO holding or tradeable share.

The tables that follow illustrate the performance of one Up-MACRO holding or tradeable share under various scenarios based on different assumptions about the level of the Applicable Reference Value of Medical Inflation and the yield on the treasuries in the paired holding trusts. For presentation purposes only, we have assigned hypothetical values to the Applicable Reference Value of Medical Inflation and hypothetical yields on the treasuries in the paired holding trusts to illustrate different possible performance scenarios. We have set the beginning value of the Applicable Reference Value of Medical at 200, which is the level of the Applicable Reference Value of Medical Inflation on the closing date, to facilitate comparisons between the level of the Applicable Reference Value of Medical Inflation on the closing date and the level of the Applicable Reference Value of Medical Inflation on subsequent dates. The levels of the Applicable Reference Value of Medical Inflation contained in the tables do not represent the actual levels of the Applicable Reference Value of Medical Inflation at any particular point in time and are not predictions about the future levels of the Applicable Reference Value of Medical Inflation.

The tables that follow present fifteen different hypothetical scenarios. The following matrix represents the various scenarios covered by the fifteen hypothetical tables:

Price Levels	Interest Rate Scenarios

	Interest Rates Rise	Interest Rates Fall	Interest Rates Remain Constant

Value Increases above compounded hurdle rate	Table 1	Table 2	Table 3

Value of Medical Inflation Decreases	Table 4	Table 5	Table 6

Value is Volatile with The Net Approximate Change remaining around the Compounded Hurdle Rate	Table 7	Table 8	Table 9

Value of Medical Inflation is Volatile with the Net Approximate Change below the Compounded Hurdle Rate	Table 10	Table 11	Table 12

Value of Medical Inflation is Volatile with a Net Increase above Compounded Hurdle Rate	Table 13	Table 14	Table 15

Value of Medical Inflation increases below hurdle rate	Table X	Table Y	Table Z

Appendix A

Each of the following hypothetical tables is based on the following assumptions:

•	the current starting level of the Applicable Reference Value of Medical Inflation on the closing date is 200;

•	the final scheduled termination date is August 15th, 2012;

•
on each distribution date, the amounts passed through by the Up-MACRO tradeable trust to holders of the Up-MACRO tradeable shares are equal to the amounts distributed by the Up-MACRO holding trust to the Up-MACRO tradeable trust on the Up-MACRO holding shares held by the Up-MACRO tradeable trust;

•	the Up-MACRO Aggregate Par Amount is equal to the Down-MACRO Aggregate Par Amount;

•
The underlying value of the Up-MACRO holding trust is calculated by reference to the rate of change in the Applicable Reference Value of Medical Inflation compared to the Applicable Reference Value of Medical Inflation on the closing date compounded at the hurdle rate of [4.0]% per annum.

•	no paired optional redemptions will occur prior to the final scheduled termination date;

•	no subsequent issuances will occur during the period from the closing date to the final scheduled termination date;

•	no Termination Triggers will occur during the period from the closing date to the final scheduled termination date;

•	all of the Up-MACRO holding shares have been deposited into the Up-MACRO tradeable trust and all of the Down-MACRO holding shares have been deposited into the Down-MACRO tradeable trust;

•
on the closing date, the portion of the Underlying Value of the Up-MACRO holding trust allocable to one Up-MACRO holding share is $20.00 and the portion of the Underlying Value of the Down-MACRO holding trust allocable to one Down-MACRO holding share is $20.00;

•	the number of Up-MACRO holding shares equals the number of Up-MACRO tradeable shares and the number of Down-MACRO holding shares equals the number of Down-MACRO tradeable shares;

•	the aggregate annual fees for the Up-MACRO holding trust, including MSR's licensing fee, the trustee's fee and the expenses of the Up-MACRO tradeable trust, will be equal to 1.00% per annum; and

Appendix A

•	the aggregate annual fees for the Down-MACRO holding trust, including MSR's licensing fee, the trustee's fee and the expenses of the Down-MACRO tradeable trust, will be equal to 1.00% per annum.

You should note that the concept of Underlying Value as well as the realization of Available Income and the accrual of fees are associated with the paired holding trusts, rather than the Up-MACRO tradeable trust or the Down-MACRO tradeable trust. However, for purposes of the hypothetical tables presented below, we have related these concepts to both the paired holding shares and the Up-MACRO and Down-MACRO tradeable trust. No additional assumptions need to be made in order to relate these concepts to the Up-MACRO tradeable shares, because the Up-MACRO tradeable shares and the Down-MACRO tradeable shares receive only pass-through distributions of amounts distributed by the Up-MACRO holding trust and the Down-MACRO holding trust, respectively.

As an example of the way the MACRO trusts function in a scenario in which the available income are insufficient to pay the quarterly fees of the trusts, we refer you to the hypothetical table on page B-2. In that hypothetical table, during the months November 15, 2007 to August 15, 2012 the available income did not suffice to pay the daily fees which caused the reduction of the par amount and, accordingly, the underlying value. As soon as the treasuries earnings increased above the level of the quarterly fees and available income accruals were created, as was the case in September 2004, the available income accruals were used to increase the par amount, which would continue until the par amount reached its original value.

Appendix A

Hypothetical Table 1: Value Increases Above compounded hurdle rate and Interest Rates Rise

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has increased at a rate above the compounded hurdle rate and the interest rate on the treasuries held in the paired holding trusts increased steadily from the closing date through the final scheduled termination date.

Quarter Ended	Value (1)	Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
			Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	20.00	20.00
February 15, 2008	203.00	4.10%	$0.050	$0.050	1.50%	1.50%	$20.20	$19.80	$0.15	$0.15	$0.15	$0.15	$20.36	$19.94
May 15, 2008	206.05	4.20%	$0.050	$0.050	3.02%	1.50%	$20.41	$19.59	$0.16	$0.15	$0.31	$0.31	$20.57	$19.74
August 15, 2008	209.14	4.30%	$0.050	$0.050	4.57%	1.50%	$20.61	$19.39	$0.16	$0.16	$0.47	$0.47	$20.78	$19.54
November 15, 2008	212.27	4.40%	$0.050	$0.050	6.14%	1.50%	$20.82	$19.18	$0.17	$0.16	$0.63	$0.63	$20.99	$19.34
February 15, 2009	215.46	4.50%	$0.050	$0.050	7.73%	1.50%	$21.03	$18.97	$0.18	$0.16	$0.80	$0.80	$21.21	$19.13
May 15, 2009	218.69	4.60%	$0.050	$0.050	9.34%	1.50%	$21.24	$18.76	$0.19	$0.16	$0.98	$0.98	$21.42	$18.93
August 15, 2009	221.97	4.70%	$0.050	$0.050	10.98%	1.50%	$21.45	$18.55	$0.19	$0.17	$1.16	$1.16	$21.64	$18.72
November 15, 2009	225.30	4.80%	$0.050	$0.050	12.65%	1.50%	$21.66	$18.34	$0.20	$0.17	$1.34	$1.34	$21.86	$18.51
February 15, 2010	228.68	4.90%	$0.050	$0.050	14.34%	1.50%	$21.87	$18.13	$0.21	$0.17	$1.53	$1.53	$22.08	$18.30
May 15, 2010	232.11	5.00%	$0.050	$0.050	16.05%	1.50%	$22.09	$17.91	$0.22	$0.17	$1.73	$1.73	$22.30	$18.09
August 15, 2010	235.59	5.10%	$0.050	$0.050	17.79%	1.50%	$22.30	$17.70	$0.22	$0.18	$1.93	$1.93	$22.52	$17.88
November 15, 2010	239.12	5.20%	$0.050	$0.050	19.56%	1.50%	$22.52	$17.48	$0.23	$0.18	$2.13	$2.13	$22.75	$17.66
February 15, 2011	242.71	5.30%	$0.050	$0.050	21.36%	1.50%	$22.73	$17.27	$0.24	$0.18	$2.34	$2.34	$22.97	$17.45
May 15, 2011	246.35	5.40%	$0.050	$0.050	23.18%	1.50%	$22.95	$17.05	$0.25	$0.18	$2.56	$2.56	$23.20	$17.23
August 15, 2011	250.05	5.50%	$0.050	$0.050	25.02%	1.50%	$23.17	$16.83	$0.25	$0.19	$2.78	$2.78	$23.42	$17.02
November 15, 2011	253.80	5.60%	$0.050	$0.050	26.90%	1.50%	$23.39	$16.61	$0.26	$0.19	$3.00	$3.00	$23.65	$16.80
February 15, 2012	257.60	5.70%	$0.050	$0.050	28.80%	1.50%	$23.61	$16.39	$0.27	$0.19	$3.23	$3.23	$23.88	$16.58
May 15, 2012	261.47	5.80%	$0.050	$0.050	30.73%	1.50%	$23.83	$16.17	$0.28	$0.19	$3.47	$3.47	$24.11	$16.36
August 15, 2012	265.39	5.90%	$0.050	$0.050	32.70%	1.50%	$24.06	$15.94	$0.29	$0.19	$3.71	$3.71	$24.34	$16.14

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 2: Value Increases above compounded hurdle rate and Interest Rates Fall
The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has increased steadily over the compounded hurdle rate and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Allocated Income After Income Distribution Agreement (5)		Cumulative Income Less Fees (6)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	20.00	20.00
February 15, 2008	203.00	3.90%	$0.050	$0.050	1.50%	1.50%	$20.20	$19.80	$0.15	$0.15	$0.15	$0.15	$20.36	$19.94
May 15, 2008	206.05	3.80%	$0.050	$0.050	3.02%	1.50%	$20.41	$19.59	$0.15	$0.14	$0.30	$0.30	$20.56	$19.73
August 15, 2008	209.14	3.70%	$0.050	$0.050	4.57%	1.50%	$20.61	$19.39	$0.14	$0.14	$0.44	$0.44	$20.76	$19.52
November 15, 2008	212.27	3.60%	$0.050	$0.050	6.14%	1.50%	$20.82	$19.18	$0.14	$0.13	$0.57	$0.57	$20.96	$19.31
February 15, 2009	215.46	3.50%	$0.050	$0.050	7.73%	1.50%	$21.03	$18.97	$0.14	$0.12	$0.70	$0.70	$21.17	$19.09
May 15, 2009	218.69	3.40%	$0.050	$0.050	9.34%	1.50%	$21.24	$18.76	$0.13	$0.12	$0.83	$0.83	$21.37	$18.88
August 15, 2009	221.97	3.30%	$0.050	$0.050	10.98%	1.50%	$21.45	$18.55	$0.13	$0.11	$0.95	$0.95	$21.58	$18.66
November 15, 2009	225.30	3.20%	$0.050	$0.050	12.65%	1.50%	$21.66	$18.34	$0.12	$0.11	$1.06	$1.06	$21.78	$18.45
February 15, 2010	228.68	3.10%	$0.050	$0.050	14.34%	1.50%	$21.87	$18.13	$0.12	$0.10	$1.17	$1.17	$21.99	$18.23
May 15, 2010	232.11	3.00%	$0.050	$0.050	16.05%	1.50%	$22.09	$17.91	$0.12	$0.09	$1.28	$1.28	$22.20	$18.01
August 15, 2010	235.59	2.90%	$0.050	$0.050	17.79%	1.50%	$22.30	$17.70	$0.11	$0.09	$1.38	$1.38	$22.41	$17.79
November 15, 2010	239.12	2.80%	$0.050	$0.050	19.56%	1.50%	$22.52	$17.48	$0.11	$0.08	$1.47	$1.47	$22.62	$17.57
February 15, 2011	242.71	2.70%	$0.050	$0.050	21.36%	1.50%	$22.73	$17.27	$0.10	$0.08	$1.56	$1.56	$22.83	$17.35
May 15, 2011	246.35	2.60%	$0.050	$0.050	23.18%	1.50%	$22.95	$17.05	$0.10	$0.07	$1.65	$1.65	$23.05	$17.12
August 15, 2011	250.05	2.50%	$0.050	$0.050	25.02%	1.50%	$23.17	$16.83	$0.09	$0.07	$1.73	$1.73	$23.26	$16.90
November 15, 2011	253.80	2.40%	$0.050	$0.050	26.90%	1.50%	$23.39	$16.61	$0.09	$0.06	$1.80	$1.80	$23.48	$16.67
February 15, 2012	257.60	2.30%	$0.050	$0.050	28.80%	1.50%	$23.61	$16.39	$0.08	$0.06	$1.87	$1.87	$23.69	$16.45
May 15, 2012	261.47	2.20%	$0.050	$0.050	30.73%	1.50%	$23.83	$16.17	$0.08	$0.05	$1.94	$1.94	$23.91	$16.22
August 15, 2012	265.39	2.10%	$0.050	$0.050	32.70%	1.50%	$24.06	$15.94	$0.07	$0.05	$2.00	$2.00	$24.13	$15.99

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 3: Value Increases above compounded hurdle rate and Interest Rates Remain Constant

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has increased steadily and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	203.00	4.00%	$0.050	$0.050	1.50%	1.50%	$20.20	$19.80	$0.15	$0.15	$0.15	$0.15	$20.36	$19.94
May 15, 2008	206.05	4.00%	$0.050	$0.050	3.02%	1.50%	$20.41	$19.59	$0.15	$0.15	$0.30	$0.30	$20.56	$19.74
August 15, 2008	209.14	4.00%	$0.050	$0.050	4.57%	1.50%	$20.61	$19.39	$0.15	$0.15	$0.45	$0.45	$20.77	$19.53
November 15, 2008	212.27	4.00%	$0.050	$0.050	6.14%	1.50%	$20.82	$19.18	$0.16	$0.14	$0.60	$0.60	$20.98	$19.32
February 15, 2009	215.46	4.00%	$0.050	$0.050	7.73%	1.50%	$21.03	$18.97	$0.16	$0.14	$0.75	$0.75	$21.19	$19.11
May 15, 2009	218.69	4.00%	$0.050	$0.050	9.34%	1.50%	$21.24	$18.76	$0.16	$0.14	$0.90	$0.90	$21.40	$18.90
August 15, 2009	221.97	4.00%	$0.050	$0.050	10.98%	1.50%	$21.45	$18.55	$0.16	$0.14	$1.05	$1.05	$21.61	$18.69
November 15, 2009	225.30	4.00%	$0.050	$0.050	12.65%	1.50%	$21.66	$18.34	$0.16	$0.14	$1.20	$1.20	$21.82	$18.48
February 15, 2010	228.68	4.00%	$0.050	$0.050	14.34%	1.50%	$21.87	$18.13	$0.16	$0.14	$1.35	$1.35	$22.04	$18.26
May 15, 2010	232.11	4.00%	$0.050	$0.050	16.05%	1.50%	$22.09	$17.91	$0.17	$0.13	$1.50	$1.50	$22.25	$18.05
August 15, 2010	235.59	4.00%	$0.050	$0.050	17.79%	1.50%	$22.30	$17.70	$0.17	$0.13	$1.65	$1.65	$22.47	$17.83
November 15, 2010	239.12	4.00%	$0.050	$0.050	19.56%	1.50%	$22.52	$17.48	$0.17	$0.13	$1.80	$1.80	$22.68	$17.62
February 15, 2011	242.71	4.00%	$0.050	$0.050	21.36%	1.50%	$22.73	$17.27	$0.17	$0.13	$1.95	$1.95	$22.90	$17.40
May 15, 2011	246.35	4.00%	$0.050	$0.050	23.18%	1.50%	$22.95	$17.05	$0.17	$0.13	$2.10	$2.10	$23.12	$17.18
August 15, 2011	250.05	4.00%	$0.050	$0.050	25.02%	1.50%	$23.17	$16.83	$0.17	$0.13	$2.25	$2.25	$23.34	$16.96
November 15, 2011	253.80	4.00%	$0.050	$0.050	26.90%	1.50%	$23.39	$16.61	$0.18	$0.12	$2.40	$2.40	$23.56	$16.74
February 15, 2012	257.60	4.00%	$0.050	$0.050	28.80%	1.50%	$23.61	$16.39	$0.18	$0.12	$2.55	$2.55	$23.79	$16.51
May 15, 2012	261.47	4.00%	$0.050	$0.050	30.73%	1.50%	$23.83	$16.17	$0.18	$0.12	$2.70	$2.70	$24.01	$16.29
August 15, 2012	265.39	4.00%	$0.050	$0.050	32.70%	1.50%	$24.06	$15.94	$0.18	$0.12	$2.85	$2.85	$24.24	$16.06

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 4: Value Decreases and Interest Rates Rise
The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has decreased steadily and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	197.00	4.10%	$0.050	$0.050	-1.50%	-1.50%	$19.02	$20.98	$0.14	$0.16	$0.15	$0.15	$19.16	$21.14
May 15, 2008	194.05	4.20%	$0.050	$0.050	-2.98%	-1.50%	$18.06	$21.94	$0.14	$0.17	$0.31	$0.31	$18.20	$22.11
August 15, 2008	191.13	4.30%	$0.050	$0.050	-4.43%	-1.50%	$17.12	$22.88	$0.14	$0.18	$0.47	$0.47	$17.26	$23.06
November 15, 2008	188.27	4.40%	$0.050	$0.050	-5.87%	-1.50%	$16.21	$23.79	$0.13	$0.20	$0.63	$0.63	$16.34	$23.99
February 15, 2009	185.44	4.50%	$0.050	$0.050	-7.28%	-1.50%	$15.31	$24.69	$0.13	$0.21	$0.80	$0.80	$15.44	$24.90
May 15, 2009	182.66	4.60%	$0.050	$0.050	-8.67%	-1.50%	$14.45	$25.55	$0.13	$0.22	$0.98	$0.98	$14.57	$25.78
August 15, 2009	179.92	4.70%	$0.050	$0.050	-10.04%	-1.50%	$13.60	$26.40	$0.12	$0.24	$1.16	$1.16	$13.72	$26.64
November 15, 2009	177.22	4.80%	$0.050	$0.050	-11.39%	-1.50%	$12.77	$27.23	$0.12	$0.25	$1.34	$1.34	$12.89	$27.48
February 15, 2010	174.56	4.90%	$0.050	$0.050	-12.72%	-1.50%	$11.96	$28.04	$0.11	$0.27	$1.53	$1.53	$12.08	$28.30
May 15, 2010	171.95	5.00%	$0.050	$0.050	-14.03%	-1.50%	$11.18	$28.82	$0.11	$0.28	$1.73	$1.73	$11.29	$29.10
August 15, 2010	169.37	5.10%	$0.050	$0.050	-15.32%	-1.50%	$10.41	$29.59	$0.10	$0.30	$1.93	$1.93	$10.51	$29.89
November 15, 2010	166.83	5.20%	$0.050	$0.050	-16.59%	-1.50%	$9.66	$30.34	$0.10	$0.31	$2.13	$2.13	$9.76	$30.65
February 15, 2011	164.32	5.30%	$0.050	$0.050	-17.84%	-1.50%	$8.93	$31.07	$0.09	$0.33	$2.34	$2.34	$9.03	$31.39
May 15, 2011	161.86	5.40%	$0.050	$0.050	-19.07%	-1.50%	$8.22	$31.78	$0.09	$0.34	$2.56	$2.56	$8.31	$32.12
August 15, 2011	159.43	5.50%	$0.050	$0.050	-20.28%	-1.50%	$7.53	$32.47	$0.08	$0.36	$2.78	$2.78	$7.61	$32.83
November 15, 2011	157.04	5.60%	$0.050	$0.050	-21.48%	-1.50%	$6.85	$33.15	$0.08	$0.37	$3.00	$3.00	$6.92	$33.53
February 15, 2012	154.68	5.70%	$0.050	$0.050	-22.66%	-1.50%	$6.19	$33.81	$0.07	$0.39	$3.23	$3.23	$6.26	$34.20
May 15, 2012	152.36	5.80%	$0.050	$0.050	-23.82%	-1.50%	$5.54	$34.46	$0.07	$0.40	$3.47	$3.47	$5.61	$34.86
August 15, 2012	150.08	5.90%	$0.050	$0.050	-24.96%	-1.50%	$4.91	$35.09	$0.06	$0.42	$3.71	$3.71	$4.97	$35.51

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 5: Value Decreases and Interest Rates Fall

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation decreased steadily and the interest rate on the treasuries held in the paired holding trusts decreased steadily from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	197.00	3.90%	$0.050	$0.050	-1.50%	-1.50%	$19.02	$20.98	$0.14	$0.16	$0.15	$0.15	$19.16	$21.14
May 15, 2008	194.05	3.80%	$0.050	$0.050	-2.98%	-1.50%	$18.06	$21.94	$0.13	$0.16	$0.30	$0.30	$18.19	$22.10
August 15, 2008	191.13	3.70%	$0.050	$0.050	-4.43%	-1.50%	$17.12	$22.88	$0.12	$0.16	$0.44	$0.44	$17.24	$23.04
November 15, 2008	188.27	3.60%	$0.050	$0.050	-5.87%	-1.50%	$16.21	$23.79	$0.11	$0.16	$0.57	$0.57	$16.31	$23.96
February 15, 2009	185.44	3.50%	$0.050	$0.050	-7.28%	-1.50%	$15.31	$24.69	$0.10	$0.16	$0.70	$0.70	$15.41	$24.85
May 15, 2009	182.66	3.40%	$0.050	$0.050	-8.67%	-1.50%	$14.45	$25.55	$0.09	$0.16	$0.83	$0.83	$14.54	$25.71
August 15, 2009	179.92	3.30%	$0.050	$0.050	-10.04%	-1.50%	$13.60	$26.40	$0.08	$0.16	$0.95	$0.95	$13.68	$26.56
November 15, 2009	177.22	3.20%	$0.050	$0.050	-11.39%	-1.50%	$12.77	$27.23	$0.07	$0.16	$1.06	$1.06	$12.84	$27.39
February 15, 2010	174.56	3.10%	$0.050	$0.050	-12.72%	-1.50%	$11.96	$28.04	$0.07	$0.15	$1.17	$1.17	$12.03	$28.19
May 15, 2010	171.95	3.00%	$0.050	$0.050	-14.03%	-1.50%	$11.18	$28.82	$0.06	$0.15	$1.28	$1.28	$11.24	$28.97
August 15, 2010	169.37	2.90%	$0.050	$0.050	-15.32%	-1.50%	$10.41	$29.59	$0.05	$0.15	$1.38	$1.38	$10.46	$29.74
November 15, 2010	166.83	2.80%	$0.050	$0.050	-16.59%	-1.50%	$9.66	$30.34	$0.05	$0.14	$1.47	$1.47	$9.71	$30.48
February 15, 2011	164.32	2.70%	$0.050	$0.050	-17.84%	-1.50%	$8.93	$31.07	$0.04	$0.14	$1.56	$1.56	$8.97	$31.21
May 15, 2011	161.86	2.60%	$0.050	$0.050	-19.07%	-1.50%	$8.22	$31.78	$0.03	$0.14	$1.65	$1.65	$8.25	$31.92
August 15, 2011	159.43	2.50%	$0.050	$0.050	-20.28%	-1.50%	$7.53	$32.47	$0.03	$0.13	$1.73	$1.73	$7.56	$32.60
November 15, 2011	157.04	2.40%	$0.050	$0.050	-21.48%	-1.50%	$6.85	$33.15	$0.03	$0.12	$1.80	$1.80	$6.87	$33.28
February 15, 2012	154.68	2.30%	$0.050	$0.050	-22.66%	-1.50%	$6.19	$33.81	$0.02	$0.12	$1.87	$1.87	$6.21	$33.93
May 15, 2012	152.36	2.20%	$0.050	$0.050	-23.82%	-1.50%	$5.54	$34.46	$0.02	$0.11	$1.94	$1.94	$5.56	$34.57
August 15, 2012	150.08	2.10%	$0.050	$0.050	-24.96%	-1.50%	$4.91	$35.09	$0.01	$0.11	$2.00	$2.00	$4.93	$35.19

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 6: Value Decreases and Interest Rates Remain Constant

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has decreased steadily and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	197.00	4.00%	$0.050	$0.050	-1.50%	-1.50%	$19.02	$20.98	$0.14	$0.16	$0.15	$0.15	$19.16	$21.14
May 15, 2008	194.05	4.00%	$0.050	$0.050	-2.98%	-1.50%	$18.06	$21.94	$0.14	$0.16	$0.30	$0.30	$18.19	$22.11
August 15, 2008	191.13	4.00%	$0.050	$0.050	-4.43%	-1.50%	$17.12	$22.88	$0.13	$0.17	$0.45	$0.45	$17.25	$23.05
November 15, 2008	188.27	4.00%	$0.050	$0.050	-5.87%	-1.50%	$16.21	$23.79	$0.12	$0.18	$0.60	$0.60	$16.33	$23.97
February 15, 2009	185.44	4.00%	$0.050	$0.050	-7.28%	-1.50%	$15.31	$24.69	$0.11	$0.19	$0.75	$0.75	$15.43	$24.87
May 15, 2009	182.66	4.00%	$0.050	$0.050	-8.67%	-1.50%	$14.45	$25.55	$0.11	$0.19	$0.90	$0.90	$14.55	$25.75
August 15, 2009	179.92	4.00%	$0.050	$0.050	-10.04%	-1.50%	$13.60	$26.40	$0.10	$0.20	$1.05	$1.05	$13.70	$26.60
November 15, 2009	177.22	4.00%	$0.050	$0.050	-11.39%	-1.50%	$12.77	$27.23	$0.10	$0.20	$1.20	$1.20	$12.87	$27.43
February 15, 2010	174.56	4.00%	$0.050	$0.050	-12.72%	-1.50%	$11.96	$28.04	$0.09	$0.21	$1.35	$1.35	$12.05	$28.25
May 15, 2010	171.95	4.00%	$0.050	$0.050	-14.03%	-1.50%	$11.18	$28.82	$0.08	$0.22	$1.50	$1.50	$11.26	$29.04
August 15, 2010	169.37	4.00%	$0.050	$0.050	-15.32%	-1.50%	$10.41	$29.59	$0.08	$0.22	$1.65	$1.65	$10.49	$29.81
November 15, 2010	166.83	4.00%	$0.050	$0.050	-16.59%	-1.50%	$9.66	$30.34	$0.07	$0.23	$1.80	$1.80	$9.73	$30.57
February 15, 2011	164.32	4.00%	$0.050	$0.050	-17.84%	-1.50%	$8.93	$31.07	$0.07	$0.23	$1.95	$1.95	$9.00	$31.30
May 15, 2011	161.86	4.00%	$0.050	$0.050	-19.07%	-1.50%	$8.22	$31.78	$0.06	$0.24	$2.10	$2.10	$8.28	$32.02
August 15, 2011	159.43	4.00%	$0.050	$0.050	-20.28%	-1.50%	$7.53	$32.47	$0.06	$0.24	$2.25	$2.25	$7.58	$32.72
November 15, 2011	157.04	4.00%	$0.050	$0.050	-21.48%	-1.50%	$6.85	$33.15	$0.05	$0.25	$2.40	$2.40	$6.90	$33.40
February 15, 2012	154.68	4.00%	$0.050	$0.050	-22.66%	-1.50%	$6.19	$33.81	$0.05	$0.25	$2.55	$2.55	$6.23	$34.07
May 15, 2012	152.36	4.00%	$0.050	$0.050	-23.82%	-1.50%	$5.54	$34.46	$0.04	$0.26	$2.70	$2.70	$5.58	$34.72
August 15, 2012	150.08	4.00%	$0.050	$0.050	-24.96%	-1.50%	$4.91	$35.09	$0.04	$0.26	$2.85	$2.85	$4.95	$35.35

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 7: Value is Volatile with The Net Approximate Change remaining around the Compounded Hurdle Rate and Interest Rates Rise

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has experienced volatility around the compounded hurdle rate and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	202.35	4.10%	$0.050	$0.050	1.18%	1.18%	$20.08	$19.92	$0.15	$0.15	$0.15	$0.15	$20.23	$20.07
May 15, 2008	203.73	4.20%	$0.050	$0.050	1.87%	0.68%	$19.96	$20.04	$0.15	$0.16	$0.31	$0.31	$20.11	$20.20
August 15, 2008	205.81	4.30%	$0.050	$0.050	2.90%	1.02%	$19.97	$20.03	$0.16	$0.16	$0.47	$0.47	$20.13	$20.19
November 15, 2008	207.40	4.40%	$0.050	$0.050	3.70%	0.77%	$19.88	$20.12	$0.16	$0.17	$0.63	$0.63	$20.05	$20.28
February 15, 2009	209.96	4.50%	$0.050	$0.050	4.98%	1.23%	$19.98	$20.02	$0.17	$0.17	$0.80	$0.80	$20.15	$20.19
May 15, 2009	213.21	4.60%	$0.050	$0.050	6.60%	1.55%	$20.21	$19.79	$0.18	$0.17	$0.98	$0.98	$20.38	$19.97
August 15, 2009	215.08	4.70%	$0.050	$0.050	7.54%	0.88%	$20.16	$19.84	$0.18	$0.18	$1.16	$1.16	$20.34	$20.02
November 15, 2009	216.67	4.80%	$0.050	$0.050	8.33%	0.74%	$20.06	$19.94	$0.19	$0.18	$1.34	$1.34	$20.25	$20.12
February 15, 2010	219.09	4.90%	$0.050	$0.050	9.54%	1.12%	$20.12	$19.88	$0.19	$0.19	$1.53	$1.53	$20.31	$20.07
May 15, 2010	222.34	5.00%	$0.050	$0.050	11.17%	1.48%	$20.31	$19.69	$0.20	$0.19	$1.73	$1.73	$20.51	$19.88
August 15, 2010	224.14	5.10%	$0.050	$0.050	12.07%	0.81%	$20.24	$19.76	$0.20	$0.20	$1.93	$1.93	$20.45	$19.95
November 15, 2010	225.59	5.20%	$0.050	$0.050	12.79%	0.65%	$20.11	$19.89	$0.21	$0.20	$2.13	$2.13	$20.32	$20.09
February 15, 2011	227.87	5.30%	$0.050	$0.050	13.93%	1.01%	$20.12	$19.88	$0.21	$0.21	$2.34	$2.34	$20.33	$20.09
May 15, 2011	231.47	5.40%	$0.050	$0.050	15.73%	1.58%	$20.36	$19.64	$0.22	$0.21	$2.56	$2.56	$20.57	$19.86
August 15, 2011	233.06	5.50%	$0.050	$0.050	16.53%	0.69%	$20.24	$19.76	$0.22	$0.22	$2.78	$2.78	$20.46	$19.98
November 15, 2011	234.65	5.60%	$0.050	$0.050	17.32%	0.68%	$20.12	$19.88	$0.23	$0.22	$3.00	$3.00	$20.34	$20.11
February 15, 2012	237.56	5.70%	$0.050	$0.050	18.78%	1.24%	$20.22	$19.78	$0.23	$0.23	$3.23	$3.23	$20.45	$20.01
May 15, 2012	240.82	5.80%	$0.050	$0.050	20.41%	1.37%	$20.37	$19.63	$0.24	$0.23	$3.47	$3.47	$20.61	$19.86
August 15, 2012	243.18	5.90%	$0.050	$0.050	21.59%	0.98%	$20.37	$19.63	$0.24	$0.24	$3.71	$3.71	$20.61	$19.87

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 8: Value is Volatile with The Net Approximate Change remaining around the Compounded Hurdle Rate and Interest Rates Fall

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has experienced volatility around the compounded hurdle rate and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	202.35	3.90%	$0.050	$0.050	1.18%	1.18%	$20.08	$19.92	$0.15	$0.15	$0.15	$0.15	$20.23	$20.07
May 15, 2008	203.73	3.80%	$0.050	$0.050	1.87%	0.68%	$19.96	$20.04	$0.14	$0.15	$0.30	$0.30	$20.10	$20.19
August 15, 2008	205.81	3.70%	$0.050	$0.050	2.90%	1.02%	$19.97	$20.03	$0.14	$0.14	$0.44	$0.44	$20.11	$20.17
November 15, 2008	207.40	3.60%	$0.050	$0.050	3.70%	0.77%	$19.88	$20.12	$0.13	$0.14	$0.57	$0.57	$20.02	$20.25
February 15, 2009	209.96	3.50%	$0.050	$0.050	4.98%	1.23%	$19.98	$20.02	$0.13	$0.13	$0.70	$0.70	$20.11	$20.15
May 15, 2009	213.21	3.40%	$0.050	$0.050	6.60%	1.55%	$20.21	$19.79	$0.13	$0.12	$0.83	$0.83	$20.33	$19.92
August 15, 2009	215.08	3.30%	$0.050	$0.050	7.54%	0.88%	$20.16	$19.84	$0.12	$0.12	$0.95	$0.95	$20.28	$19.96
November 15, 2009	216.67	3.20%	$0.050	$0.050	8.33%	0.74%	$20.06	$19.94	$0.12	$0.11	$1.06	$1.06	$20.18	$20.05
February 15, 2010	219.09	3.10%	$0.050	$0.050	9.54%	1.12%	$20.12	$19.88	$0.11	$0.11	$1.17	$1.17	$20.23	$19.99
May 15, 2010	222.34	3.00%	$0.050	$0.050	11.17%	1.48%	$20.31	$19.69	$0.11	$0.10	$1.28	$1.28	$20.42	$19.79
August 15, 2010	224.14	2.90%	$0.050	$0.050	12.07%	0.81%	$20.24	$19.76	$0.10	$0.10	$1.38	$1.38	$20.35	$19.85
November 15, 2010	225.59	2.80%	$0.050	$0.050	12.79%	0.65%	$20.11	$19.89	$0.10	$0.09	$1.47	$1.47	$20.20	$19.99
February 15, 2011	227.87	2.70%	$0.050	$0.050	13.93%	1.01%	$20.12	$19.88	$0.09	$0.09	$1.56	$1.56	$20.21	$19.97
May 15, 2011	231.47	2.60%	$0.050	$0.050	15.73%	1.58%	$20.36	$19.64	$0.09	$0.08	$1.65	$1.65	$20.44	$19.73
August 15, 2011	233.06	2.50%	$0.050	$0.050	16.53%	0.69%	$20.24	$19.76	$0.08	$0.08	$1.73	$1.73	$20.32	$19.84
November 15, 2011	234.65	2.40%	$0.050	$0.050	17.32%	0.68%	$20.12	$19.88	$0.08	$0.07	$1.80	$1.80	$20.19	$19.96
February 15, 2012	237.56	2.30%	$0.050	$0.050	18.78%	1.24%	$20.22	$19.78	$0.07	$0.07	$1.87	$1.87	$20.29	$19.85
May 15, 2012	240.82	2.20%	$0.050	$0.050	20.41%	1.37%	$20.37	$19.63	$0.07	$0.06	$1.94	$1.94	$20.44	$19.69
August 15, 2012	243.18	2.10%	$0.050	$0.050	21.59%	0.98%	$20.37	$19.63	$0.06	$0.06	$2.00	$2.00	$20.43	$19.69

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 9: Value is Volatile with The Net Approximate Change remaining around the Compounded Hurdle Rate and Interest Rates Remain Constant

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has experienced volatility around the compounded hurdle rate and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	202.35	4.00%	$0.050	$0.050	1.18%	1.18%	$20.08	$19.92	$0.15	$0.15	$0.15	$0.15	$20.23	$20.07
May 15, 2008	203.73	4.00%	$0.050	$0.050	1.87%	0.68%	$19.96	$20.04	$0.15	$0.15	$0.30	$0.30	$20.11	$20.19
August 15, 2008	205.81	4.00%	$0.050	$0.050	2.90%	1.02%	$19.97	$20.03	$0.15	$0.15	$0.45	$0.45	$20.12	$20.18
November 15, 2008	207.40	4.00%	$0.050	$0.050	3.70%	0.77%	$19.88	$20.12	$0.15	$0.15	$0.60	$0.60	$20.03	$20.27
February 15, 2009	209.96	4.00%	$0.050	$0.050	4.98%	1.23%	$19.98	$20.02	$0.15	$0.15	$0.75	$0.75	$20.13	$20.17
May 15, 2009	213.21	4.00%	$0.050	$0.050	6.60%	1.55%	$20.21	$19.79	$0.15	$0.15	$0.90	$0.90	$20.36	$19.94
August 15, 2009	215.08	4.00%	$0.050	$0.050	7.54%	0.88%	$20.16	$19.84	$0.15	$0.15	$1.05	$1.05	$20.31	$19.99
November 15, 2009	216.67	4.00%	$0.050	$0.050	8.33%	0.74%	$20.06	$19.94	$0.15	$0.15	$1.20	$1.20	$20.21	$20.09
February 15, 2010	219.09	4.00%	$0.050	$0.050	9.54%	1.12%	$20.12	$19.88	$0.15	$0.15	$1.35	$1.35	$20.27	$20.03
May 15, 2010	222.34	4.00%	$0.050	$0.050	11.17%	1.48%	$20.31	$19.69	$0.15	$0.15	$1.50	$1.50	$20.47	$19.83
August 15, 2010	224.14	4.00%	$0.050	$0.050	12.07%	0.81%	$20.24	$19.76	$0.15	$0.15	$1.65	$1.65	$20.40	$19.90
November 15, 2010	225.59	4.00%	$0.050	$0.050	12.79%	0.65%	$20.11	$19.89	$0.15	$0.15	$1.80	$1.80	$20.26	$20.04
February 15, 2011	227.87	4.00%	$0.050	$0.050	13.93%	1.01%	$20.12	$19.88	$0.15	$0.15	$1.95	$1.95	$20.27	$20.03
May 15, 2011	231.47	4.00%	$0.050	$0.050	15.73%	1.58%	$20.36	$19.64	$0.15	$0.15	$2.10	$2.10	$20.51	$19.79
August 15, 2011	233.06	4.00%	$0.050	$0.050	16.53%	0.69%	$20.24	$19.76	$0.15	$0.15	$2.25	$2.25	$20.39	$19.91
November 15, 2011	234.65	4.00%	$0.050	$0.050	17.32%	0.68%	$20.12	$19.88	$0.15	$0.15	$2.40	$2.40	$20.27	$20.03
February 15, 2012	237.56	4.00%	$0.050	$0.050	18.78%	1.24%	$20.22	$19.78	$0.15	$0.15	$2.55	$2.55	$20.37	$19.93
May 15, 2012	240.82	4.00%	$0.050	$0.050	20.41%	1.37%	$20.37	$19.63	$0.15	$0.15	$2.70	$2.70	$20.52	$19.78
August 15, 2012	243.18	4.00%	$0.050	$0.050	21.59%	0.98%	$20.37	$19.63	$0.15	$0.15	$2.85	$2.85	$20.52	$19.78

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The[                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 10: Value is Volatile with The Net Approximate Change Below the Compounded Hurdle Rate with a Net Decrease and Interest Rates Rise

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has experienced volatility around the compounded hurdle rate while experiencing a net decrease in value and the interest rate on the treasuries held in the paired holding trusts increased from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	202.12	4.10%	$0.050	$0.050	1.06%	1.06%	$20.03	$19.97	$0.15	$0.15	$0.15	$0.15	$20.18	$20.12
May 15, 2008	203.88	4.20%	$0.050	$0.050	1.94%	0.87%	$19.98	$20.02	$0.15	$0.16	$0.31	$0.31	$20.14	$20.17
August 15, 2008	205.82	4.30%	$0.050	$0.050	2.91%	0.95%	$19.97	$20.03	$0.16	$0.16	$0.47	$0.47	$20.13	$20.19
November 15, 2008	207.94	4.40%	$0.050	$0.050	3.97%	1.03%	$19.99	$20.01	$0.16	$0.17	$0.63	$0.63	$20.15	$20.18
February 15, 2009	209.60	4.50%	$0.050	$0.050	4.80%	0.80%	$19.91	$20.09	$0.17	$0.17	$0.80	$0.80	$20.08	$20.26
May 15, 2009	211.17	4.60%	$0.050	$0.050	5.59%	0.75%	$19.82	$20.18	$0.17	$0.18	$0.98	$0.98	$19.99	$20.36
August 15, 2009	212.47	4.70%	$0.050	$0.050	6.23%	0.61%	$19.67	$20.33	$0.18	$0.18	$1.16	$1.16	$19.85	$20.51
November 15, 2009	214.04	4.80%	$0.050	$0.050	7.02%	0.74%	$19.58	$20.42	$0.18	$0.19	$1.34	$1.34	$19.76	$20.61
February 15, 2010	215.88	4.90%	$0.050	$0.050	7.94%	0.86%	$19.53	$20.47	$0.19	$0.19	$1.53	$1.53	$19.72	$20.66
May 15, 2010	216.81	5.00%	$0.050	$0.050	8.40%	0.43%	$19.31	$20.69	$0.19	$0.20	$1.73	$1.73	$19.50	$20.89
August 15, 2010	217.73	5.10%	$0.050	$0.050	8.86%	0.43%	$19.09	$20.91	$0.19	$0.21	$1.93	$1.93	$19.28	$21.12
November 15, 2010	219.85	5.20%	$0.050	$0.050	9.93%	0.98%	$19.09	$20.91	$0.20	$0.21	$2.13	$2.13	$19.29	$21.12
February 15, 2011	222.25	5.30%	$0.050	$0.050	11.13%	1.09%	$19.13	$20.87	$0.20	$0.22	$2.34	$2.34	$19.33	$21.09
May 15, 2011	224.10	5.40%	$0.050	$0.050	12.05%	0.83%	$19.07	$20.93	$0.21	$0.22	$2.56	$2.56	$19.28	$21.15
August 15, 2011	225.58	5.50%	$0.050	$0.050	12.79%	0.66%	$18.94	$21.06	$0.21	$0.23	$2.78	$2.78	$19.15	$21.29
November 15, 2011	227.70	5.60%	$0.050	$0.050	13.85%	0.94%	$18.93	$21.07	$0.21	$0.24	$3.00	$3.00	$19.14	$21.31
February 15, 2012	230.01	5.70%	$0.050	$0.050	15.00%	1.01%	$18.94	$21.06	$0.22	$0.24	$3.23	$3.23	$19.16	$21.30
May 15, 2012	231.86	5.80%	$0.050	$0.050	15.93%	0.80%	$18.87	$21.13	$0.22	$0.25	$3.47	$3.47	$19.09	$21.38
August 15, 2012	233.43	5.90%	$0.050	$0.050	16.71%	0.68%	$18.75	$21.25	$0.22	$0.26	$3.71	$3.71	$18.97	$21.51

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 11: Value is Volatile with The Net Approximate Change Below the Compounded Hurdle Rate and Interest Rates Fall

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has experienced volatility around the compounded hurdle rate while experiencing a net decrease in value and the interest rate on the treasuries held in the paired holding trusts decreased from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	202.12	3.90%	$0.050	$0.050	1.06%	1.06%	$20.03	$19.97	$0.15	$0.15	$0.15	$0.15	$20.18	$20.12
May 15, 2008	203.88	3.80%	$0.050	$0.050	1.94%	0.87%	$19.98	$20.02	$0.14	$0.15	$0.30	$0.30	$20.13	$20.16
August 15, 2008	205.82	3.70%	$0.050	$0.050	2.91%	0.95%	$19.97	$20.03	$0.14	$0.14	$0.44	$0.44	$20.11	$20.17
November 15, 2008	207.94	3.60%	$0.050	$0.050	3.97%	1.03%	$19.99	$20.01	$0.13	$0.14	$0.57	$0.57	$20.12	$20.15
February 15, 2009	209.60	3.50%	$0.050	$0.050	4.80%	0.80%	$19.91	$20.09	$0.13	$0.13	$0.70	$0.70	$20.04	$20.22
May 15, 2009	211.17	3.40%	$0.050	$0.050	5.59%	0.75%	$19.82	$20.18	$0.12	$0.13	$0.83	$0.83	$19.95	$20.30
August 15, 2009	212.47	3.30%	$0.050	$0.050	6.23%	0.61%	$19.67	$20.33	$0.12	$0.12	$0.95	$0.95	$19.79	$20.45
November 15, 2009	214.04	3.20%	$0.050	$0.050	7.02%	0.74%	$19.58	$20.42	$0.11	$0.12	$1.06	$1.06	$19.69	$20.54
February 15, 2010	215.88	3.10%	$0.050	$0.050	7.94%	0.86%	$19.53	$20.47	$0.11	$0.11	$1.17	$1.17	$19.64	$20.58
May 15, 2010	216.81	3.00%	$0.050	$0.050	8.40%	0.43%	$19.31	$20.69	$0.10	$0.11	$1.28	$1.28	$19.41	$20.80
August 15, 2010	217.73	2.90%	$0.050	$0.050	8.86%	0.43%	$19.09	$20.91	$0.10	$0.10	$1.38	$1.38	$19.19	$21.01
November 15, 2010	219.85	2.80%	$0.050	$0.050	9.93%	0.98%	$19.09	$20.91	$0.09	$0.10	$1.47	$1.47	$19.18	$21.01
February 15, 2011	222.25	2.70%	$0.050	$0.050	11.13%	1.09%	$19.13	$20.87	$0.09	$0.09	$1.56	$1.56	$19.22	$20.96
May 15, 2011	224.10	2.60%	$0.050	$0.050	12.05%	0.83%	$19.07	$20.93	$0.08	$0.09	$1.65	$1.65	$19.15	$21.02
August 15, 2011	225.58	2.50%	$0.050	$0.050	12.79%	0.66%	$18.94	$21.06	$0.08	$0.08	$1.73	$1.73	$19.02	$21.14
November 15, 2011	227.70	2.40%	$0.050	$0.050	13.85%	0.94%	$18.93	$21.07	$0.07	$0.08	$1.80	$1.80	$19.00	$21.15
February 15, 2012	230.01	2.30%	$0.050	$0.050	15.00%	1.01%	$18.94	$21.06	$0.07	$0.07	$1.87	$1.87	$19.01	$21.13
May 15, 2012	231.86	2.20%	$0.050	$0.050	15.93%	0.80%	$18.87	$21.13	$0.06	$0.07	$1.94	$1.94	$18.93	$21.20
August 15, 2012	233.43	2.10%	$0.050	$0.050	16.71%	0.68%	$18.75	$21.25	$0.06	$0.06	$2.00	$2.00	$18.81	$21.31

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The[                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 12: Value is Volatile with The Net Approximate Change Below the Compounded Hurdle Rate and Interest Rates Remain Constant

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has experienced volatility around the compounded hurdle rate while experiencing a net decrease in value and the interest rate on the treasuries held in the paired holding trusts remains constant from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	202.12	4.00%	$0.050	$0.050	1.06%	1.06%	$20.03	$19.97	$0.15	$0.15	$0.15	$0.15	$20.18	$20.12
May 15, 2008	203.88	4.00%	$0.050	$0.050	1.94%	0.87%	$19.98	$20.02	$0.15	$0.15	$0.30	$0.30	$20.13	$20.17
August 15, 2008	205.82	4.00%	$0.050	$0.050	2.91%	0.95%	$19.97	$20.03	$0.15	$0.15	$0.45	$0.45	$20.12	$20.18
November 15, 2008	207.94	4.00%	$0.050	$0.050	3.97%	1.03%	$19.99	$20.01	$0.15	$0.15	$0.60	$0.60	$20.14	$20.16
February 15, 2009	209.60	4.00%	$0.050	$0.050	4.80%	0.80%	$19.91	$20.09	$0.15	$0.15	$0.75	$0.75	$20.06	$20.24
May 15, 2009	211.17	4.00%	$0.050	$0.050	5.59%	0.75%	$19.82	$20.18	$0.15	$0.15	$0.90	$0.90	$19.97	$20.33
August 15, 2009	212.47	4.00%	$0.050	$0.050	6.23%	0.61%	$19.67	$20.33	$0.15	$0.15	$1.05	$1.05	$19.82	$20.48
November 15, 2009	214.04	4.00%	$0.050	$0.050	7.02%	0.74%	$19.58	$20.42	$0.15	$0.15	$1.20	$1.20	$19.72	$20.58
February 15, 2010	215.88	4.00%	$0.050	$0.050	7.94%	0.86%	$19.53	$20.47	$0.15	$0.15	$1.35	$1.35	$19.68	$20.62
May 15, 2010	216.81	4.00%	$0.050	$0.050	8.40%	0.43%	$19.31	$20.69	$0.14	$0.16	$1.50	$1.50	$19.46	$20.84
August 15, 2010	217.73	4.00%	$0.050	$0.050	8.86%	0.43%	$19.09	$20.91	$0.14	$0.16	$1.65	$1.65	$19.24	$21.06
November 15, 2010	219.85	4.00%	$0.050	$0.050	9.93%	0.98%	$19.09	$20.91	$0.14	$0.16	$1.80	$1.80	$19.23	$21.07
February 15, 2011	222.25	4.00%	$0.050	$0.050	11.13%	1.09%	$19.13	$20.87	$0.14	$0.16	$1.95	$1.95	$19.27	$21.03
May 15, 2011	224.10	4.00%	$0.050	$0.050	12.05%	0.83%	$19.07	$20.93	$0.14	$0.16	$2.10	$2.10	$19.21	$21.09
August 15, 2011	225.58	4.00%	$0.050	$0.050	12.79%	0.66%	$18.94	$21.06	$0.14	$0.16	$2.25	$2.25	$19.09	$21.21
November 15, 2011	227.70	4.00%	$0.050	$0.050	13.85%	0.94%	$18.93	$21.07	$0.14	$0.16	$2.40	$2.40	$19.07	$21.23
February 15, 2012	230.01	4.00%	$0.050	$0.050	15.00%	1.01%	$18.94	$21.06	$0.14	$0.16	$2.55	$2.55	$19.08	$21.22
May 15, 2012	231.86	4.00%	$0.050	$0.050	15.93%	0.80%	$18.87	$21.13	$0.14	$0.16	$2.70	$2.70	$19.01	$21.29
August 15, 2012	233.43	4.00%	$0.050	$0.050	16.71%	0.68%	$18.75	$21.25	$0.14	$0.16	$2.85	$2.85	$18.89	$21.41

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 13: Value is Volatile with a Net Increased Above the Compounded Hurdle Rate and Interest Rates Rise

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has experienced volatility around the compounded hurdle rate while experiencing a net increase in value and the interest rate on the treasuries held in the paired holding trusts increased from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	203.72	4.10%	$0.050	$0.050	1.86%	1.86%	$20.35	$19.65	$0.15	$0.15	$0.15	$0.15	$20.50	$19.80
May 15, 2008	207.29	4.20%	$0.050	$0.050	3.65%	1.75%	$20.65	$19.35	$0.16	$0.15	$0.31	$0.31	$20.81	$19.50
August 15, 2008	210.12	4.30%	$0.050	$0.050	5.06%	1.36%	$20.81	$19.19	$0.17	$0.15	$0.47	$0.47	$20.97	$19.35
November 15, 2008	213.99	4.40%	$0.050	$0.050	6.99%	1.84%	$21.15	$18.85	$0.17	$0.16	$0.63	$0.63	$21.33	$19.00
February 15, 2009	218.45	4.50%	$0.050	$0.050	9.23%	2.09%	$21.60	$18.40	$0.18	$0.16	$0.80	$0.80	$21.78	$18.56
May 15, 2009	222.77	4.60%	$0.050	$0.050	11.38%	1.98%	$22.01	$17.99	$0.19	$0.16	$0.98	$0.98	$22.20	$18.15
August 15, 2009	227.23	4.70%	$0.050	$0.050	13.62%	2.00%	$22.43	$17.57	$0.20	$0.16	$1.16	$1.16	$22.63	$17.73
November 15, 2009	231.99	4.80%	$0.050	$0.050	16.00%	2.10%	$22.90	$17.10	$0.21	$0.16	$1.34	$1.34	$23.11	$17.26
February 15, 2010	237.80	4.90%	$0.050	$0.050	18.90%	2.50%	$23.54	$16.46	$0.22	$0.16	$1.53	$1.53	$23.77	$16.61
May 15, 2010	243.30	5.00%	$0.050	$0.050	21.65%	2.32%	$24.12	$15.88	$0.24	$0.15	$1.73	$1.73	$24.35	$16.04
August 15, 2010	248.66	5.10%	$0.050	$0.050	24.33%	2.20%	$24.65	$15.35	$0.25	$0.15	$1.93	$1.93	$24.89	$15.51
November 15, 2010	254.46	5.20%	$0.050	$0.050	27.23%	2.33%	$25.24	$14.76	$0.26	$0.15	$2.13	$2.13	$25.50	$14.91
February 15, 2011	259.52	5.30%	$0.050	$0.050	29.76%	1.99%	$25.69	$14.31	$0.27	$0.15	$2.34	$2.34	$25.96	$14.46
May 15, 2011	264.14	5.40%	$0.050	$0.050	32.07%	1.78%	$26.05	$13.95	$0.28	$0.15	$2.56	$2.56	$26.33	$14.10
August 15, 2011	268.90	5.50%	$0.050	$0.050	34.45%	1.80%	$26.42	$13.58	$0.29	$0.15	$2.78	$2.78	$26.71	$13.73
November 15, 2011	274.26	5.60%	$0.050	$0.050	37.13%	1.99%	$26.89	$13.11	$0.30	$0.15	$3.00	$3.00	$27.19	$13.26
February 15, 2012	279.91	5.70%	$0.050	$0.050	39.96%	2.06%	$27.39	$12.61	$0.31	$0.15	$3.23	$3.23	$27.70	$12.76
May 15, 2012	283.78	5.80%	$0.050	$0.050	41.89%	1.38%	$27.57	$12.43	$0.32	$0.15	$3.47	$3.47	$27.90	$12.57
August 15, 2012	287.65	5.90%	$0.050	$0.050	43.82%	1.36%	$27.75	$12.25	$0.33	$0.15	$3.71	$3.71	$28.08	$12.40

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 14: Value is Volatile with a Net Increase above the Compounded Hurdle Rate and Interest Rates Fall

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has experienced volatility around the compounded hurdle rate while experiencing a net increase in value and the interest rate on the treasuries held in the paired holding trusts decreased from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	203.72	3.90%	$0.050	$0.050	1.86%	1.86%	$20.35	$19.65	$0.15	$0.15	$0.15	$0.15	$20.50	$19.80
May 15, 2008	207.29	3.80%	$0.050	$0.050	3.65%	1.75%	$20.65	$19.35	$0.15	$0.14	$0.30	$0.30	$20.80	$19.49
August 15, 2008	210.12	3.70%	$0.050	$0.050	5.06%	1.36%	$20.81	$19.19	$0.15	$0.13	$0.44	$0.44	$20.95	$19.33
November 15, 2008	213.99	3.60%	$0.050	$0.050	6.99%	1.84%	$21.15	$18.85	$0.14	$0.13	$0.57	$0.57	$21.29	$18.98
February 15, 2009	218.45	3.50%	$0.050	$0.050	9.23%	2.09%	$21.60	$18.40	$0.14	$0.12	$0.70	$0.70	$21.74	$18.52
May 15, 2009	222.77	3.40%	$0.050	$0.050	11.38%	1.98%	$22.01	$17.99	$0.14	$0.11	$0.83	$0.83	$22.15	$18.10
August 15, 2009	227.23	3.30%	$0.050	$0.050	13.62%	2.00%	$22.43	$17.57	$0.13	$0.11	$0.95	$0.95	$22.57	$17.67
November 15, 2009	231.99	3.20%	$0.050	$0.050	16.00%	2.10%	$22.90	$17.10	$0.13	$0.10	$1.06	$1.06	$23.03	$17.20
February 15, 2010	237.80	3.10%	$0.050	$0.050	18.90%	2.50%	$23.54	$16.46	$0.13	$0.09	$1.17	$1.17	$23.67	$16.55
May 15, 2010	243.30	3.00%	$0.050	$0.050	21.65%	2.32%	$24.12	$15.88	$0.13	$0.08	$1.28	$1.28	$24.24	$15.97
August 15, 2010	248.66	2.90%	$0.050	$0.050	24.33%	2.20%	$24.65	$15.35	$0.12	$0.08	$1.38	$1.38	$24.77	$15.43
November 15, 2010	254.46	2.80%	$0.050	$0.050	27.23%	2.33%	$25.24	$14.76	$0.12	$0.07	$1.47	$1.47	$25.36	$14.83
February 15, 2011	259.52	2.70%	$0.050	$0.050	29.76%	1.99%	$25.69	$14.31	$0.12	$0.06	$1.56	$1.56	$25.81	$14.37
May 15, 2011	264.14	2.60%	$0.050	$0.050	32.07%	1.78%	$26.05	$13.95	$0.11	$0.06	$1.65	$1.65	$26.16	$14.01
August 15, 2011	268.90	2.50%	$0.050	$0.050	34.45%	1.80%	$26.42	$13.58	$0.11	$0.05	$1.73	$1.73	$26.53	$13.63
November 15, 2011	274.26	2.40%	$0.050	$0.050	37.13%	1.99%	$26.89	$13.11	$0.10	$0.05	$1.80	$1.80	$26.99	$13.16
February 15, 2012	279.91	2.30%	$0.050	$0.050	39.96%	2.06%	$27.39	$12.61	$0.10	$0.04	$1.87	$1.87	$27.48	$12.66
May 15, 2012	283.78	2.20%	$0.050	$0.050	41.89%	1.38%	$27.57	$12.43	$0.09	$0.04	$1.94	$1.94	$27.66	$12.47
August 15, 2012	287.65	2.10%	$0.050	$0.050	43.82%	1.36%	$27.75	$12.25	$0.08	$0.04	$2.00	$2.00	$27.83	$12.29

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table 15: Value is Volatile with a Net Increase above the Compounded Hurdle Rate and Interest Rates Remain Constant

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation has experienced volatility around the compounded hurdle rate while experiencing a net increase in value and the interest rate on the treasuries held in the paired holding trusts remains constant from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	203.72	4.00%	$0.050	$0.050	1.86%	1.86%	$20.35	$19.65	$0.15	$0.15	$0.15	$0.15	$20.50	$19.80
May 15, 2008	207.29	4.00%	$0.050	$0.050	3.65%	1.75%	$20.65	$19.35	$0.15	$0.15	$0.30	$0.30	$20.81	$19.49
August 15, 2008	210.12	4.00%	$0.050	$0.050	5.06%	1.36%	$20.81	$19.19	$0.16	$0.14	$0.45	$0.45	$20.96	$19.34
November 15, 2008	213.99	4.00%	$0.050	$0.050	6.99%	1.84%	$21.15	$18.85	$0.16	$0.14	$0.60	$0.60	$21.31	$18.99
February 15, 2009	218.45	4.00%	$0.050	$0.050	9.23%	2.09%	$21.60	$18.40	$0.16	$0.14	$0.75	$0.75	$21.76	$18.54
May 15, 2009	222.77	4.00%	$0.050	$0.050	11.38%	1.98%	$22.01	$17.99	$0.17	$0.13	$0.90	$0.90	$22.17	$18.13
August 15, 2009	227.23	4.00%	$0.050	$0.050	13.62%	2.00%	$22.43	$17.57	$0.17	$0.13	$1.05	$1.05	$22.60	$17.70
November 15, 2009	231.99	4.00%	$0.050	$0.050	16.00%	2.10%	$22.90	$17.10	$0.17	$0.13	$1.20	$1.20	$23.07	$17.23
February 15, 2010	237.80	4.00%	$0.050	$0.050	18.90%	2.50%	$23.54	$16.46	$0.18	$0.12	$1.35	$1.35	$23.72	$16.58
May 15, 2010	243.30	4.00%	$0.050	$0.050	21.65%	2.32%	$24.12	$15.88	$0.18	$0.12	$1.50	$1.50	$24.30	$16.00
August 15, 2010	248.66	4.00%	$0.050	$0.050	24.33%	2.20%	$24.65	$15.35	$0.18	$0.12	$1.65	$1.65	$24.83	$15.47
November 15, 2010	254.46	4.00%	$0.050	$0.050	27.23%	2.33%	$25.24	$14.76	$0.19	$0.11	$1.80	$1.80	$25.43	$14.87
February 15, 2011	259.52	4.00%	$0.050	$0.050	29.76%	1.99%	$25.69	$14.31	$0.19	$0.11	$1.95	$1.95	$25.89	$14.41
May 15, 2011	264.14	4.00%	$0.050	$0.050	32.07%	1.78%	$26.05	$13.95	$0.20	$0.10	$2.10	$2.10	$26.25	$14.05
August 15, 2011	268.90	4.00%	$0.050	$0.050	34.45%	1.80%	$26.42	$13.58	$0.20	$0.10	$2.25	$2.25	$26.62	$13.68
November 15, 2011	274.26	4.00%	$0.050	$0.050	37.13%	1.99%	$26.89	$13.11	$0.20	$0.10	$2.40	$2.40	$27.09	$13.21
February 15, 2012	279.91	4.00%	$0.050	$0.050	39.96%	2.06%	$27.39	$12.61	$0.21	$0.09	$2.55	$2.55	$27.59	$12.71
May 15, 2012	283.78	4.00%	$0.050	$0.050	41.89%	1.38%	$27.57	$12.43	$0.21	$0.09	$2.70	$2.70	$27.78	$12.52
August 15, 2012	287.65	4.00%	$0.050	$0.050	43.82%	1.36%	$27.75	$12.25	$0.21	$0.09	$2.85	$2.85	$27.96	$12.34

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table X: Value Increases Less than the Compounded Hurdle Rate and Interest Rates Rise

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation increases at a rate that is lower then the compounded hurdle rate and the interest rate on the treasuries held in the paired holding trusts increase from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	201.00	4.10%	$0.050	$0.050	0.50%	0.50%	$19.81	$20.19	$0.15	$0.15	$0.15	$0.15	$19.96	$20.34
May 15, 2008	202.01	4.20%	$0.050	$0.050	1.00%	0.50%	$19.62	$20.38	$0.15	$0.16	$0.31	$0.31	$19.77	$20.54
August 15, 2008	203.02	4.30%	$0.050	$0.050	1.51%	0.50%	$19.43	$20.57	$0.16	$0.16	$0.47	$0.47	$19.58	$20.74
November 15, 2008	204.03	4.40%	$0.050	$0.050	2.02%	0.50%	$19.24	$20.76	$0.16	$0.17	$0.63	$0.63	$19.40	$20.93
February 15, 2009	205.05	4.50%	$0.050	$0.050	2.53%	0.50%	$19.05	$20.95	$0.16	$0.18	$0.80	$0.80	$19.21	$21.13
May 15, 2009	206.08	4.60%	$0.050	$0.050	3.04%	0.50%	$18.86	$21.14	$0.17	$0.18	$0.98	$0.98	$19.03	$21.32
August 15, 2009	207.11	4.70%	$0.050	$0.050	3.55%	0.50%	$18.67	$21.33	$0.17	$0.19	$1.16	$1.16	$18.84	$21.52
November 15, 2009	208.14	4.80%	$0.050	$0.050	4.07%	0.50%	$18.49	$21.51	$0.17	$0.20	$1.34	$1.34	$18.66	$21.71
February 15, 2010	209.18	4.90%	$0.050	$0.050	4.59%	0.50%	$18.30	$21.70	$0.17	$0.21	$1.53	$1.53	$18.48	$21.90
May 15, 2010	210.23	5.00%	$0.050	$0.050	5.11%	0.50%	$18.12	$21.88	$0.18	$0.21	$1.73	$1.73	$18.30	$22.09
August 15, 2010	211.28	5.10%	$0.050	$0.050	5.64%	0.50%	$17.94	$22.06	$0.18	$0.22	$1.93	$1.93	$18.11	$22.29
November 15, 2010	212.34	5.20%	$0.050	$0.050	6.17%	0.50%	$17.75	$22.25	$0.18	$0.23	$2.13	$2.13	$17.94	$22.47
February 15, 2011	213.40	5.30%	$0.050	$0.050	6.70%	0.50%	$17.57	$22.43	$0.18	$0.24	$2.34	$2.34	$17.76	$22.66
May 15, 2011	214.46	5.40%	$0.050	$0.050	7.23%	0.50%	$17.39	$22.61	$0.19	$0.24	$2.56	$2.56	$17.58	$22.85
August 15, 2011	215.54	5.50%	$0.050	$0.050	7.77%	0.50%	$17.21	$22.79	$0.19	$0.25	$2.78	$2.78	$17.40	$23.04
November 15, 2011	216.61	5.60%	$0.050	$0.050	8.31%	0.50%	$17.03	$22.97	$0.19	$0.26	$3.00	$3.00	$17.22	$23.23
February 15, 2012	217.70	5.70%	$0.050	$0.050	8.85%	0.50%	$16.85	$23.15	$0.19	$0.27	$3.23	$3.23	$17.05	$23.41
May 15, 2012	218.79	5.80%	$0.050	$0.050	9.39%	0.50%	$16.68	$23.32	$0.20	$0.27	$3.47	$3.47	$16.87	$23.60
August 15, 2012	219.88	5.90%	$0.050	$0.050	9.94%	0.50%	$16.50	$23.50	$0.20	$0.28	$3.71	$3.71	$16.70	$23.78

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table Y: Value Increases Less than the Compounded Hurdle Rate and Interest Rates Fall

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation increases at a rate that is lower then the compounded hurdle rate and the interest rate on the treasuries held in the paired holding trusts decline from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	201.00	3.90%	$0.050	$0.050	0.50%	0.50%	$19.81	$20.19	$0.15	$0.15	$0.15	$0.15	$19.96	$20.34
May 15, 2008	202.01	3.80%	$0.050	$0.050	1.00%	0.50%	$19.62	$20.38	$0.14	$0.15	$0.30	$0.30	$19.76	$20.53
August 15, 2008	203.02	3.70%	$0.050	$0.050	1.51%	0.50%	$19.43	$20.57	$0.14	$0.14	$0.44	$0.44	$19.56	$20.72
November 15, 2008	204.03	3.60%	$0.050	$0.050	2.02%	0.50%	$19.24	$20.76	$0.13	$0.14	$0.57	$0.57	$19.37	$20.90
February 15, 2009	205.05	3.50%	$0.050	$0.050	2.53%	0.50%	$19.05	$20.95	$0.12	$0.14	$0.70	$0.70	$19.17	$21.09
May 15, 2009	206.08	3.40%	$0.050	$0.050	3.04%	0.50%	$18.86	$21.14	$0.12	$0.13	$0.83	$0.83	$18.98	$21.27
August 15, 2009	207.11	3.30%	$0.050	$0.050	3.55%	0.50%	$18.67	$21.33	$0.11	$0.13	$0.95	$0.95	$18.79	$21.45
November 15, 2009	208.14	3.20%	$0.050	$0.050	4.07%	0.50%	$18.49	$21.51	$0.11	$0.12	$1.06	$1.06	$18.59	$21.64
February 15, 2010	209.18	3.10%	$0.050	$0.050	4.59%	0.50%	$18.30	$21.70	$0.10	$0.12	$1.17	$1.17	$18.40	$21.82
May 15, 2010	210.23	3.00%	$0.050	$0.050	5.11%	0.50%	$18.12	$21.88	$0.10	$0.11	$1.28	$1.28	$18.21	$22.00
August 15, 2010	211.28	2.90%	$0.050	$0.050	5.64%	0.50%	$17.94	$22.06	$0.09	$0.11	$1.38	$1.38	$18.03	$22.17
November 15, 2010	212.34	2.80%	$0.050	$0.050	6.17%	0.50%	$17.75	$22.25	$0.08	$0.11	$1.47	$1.47	$17.84	$22.35
February 15, 2011	213.40	2.70%	$0.050	$0.050	6.70%	0.50%	$17.57	$22.43	$0.08	$0.10	$1.56	$1.56	$17.65	$22.53
May 15, 2011	214.46	2.60%	$0.050	$0.050	7.23%	0.50%	$17.39	$22.61	$0.07	$0.10	$1.65	$1.65	$17.47	$22.70
August 15, 2011	215.54	2.50%	$0.050	$0.050	7.77%	0.50%	$17.21	$22.79	$0.07	$0.09	$1.73	$1.73	$17.28	$22.88
November 15, 2011	216.61	2.40%	$0.050	$0.050	8.31%	0.50%	$17.03	$22.97	$0.06	$0.09	$1.80	$1.80	$17.10	$23.05
February 15, 2012	217.70	2.30%	$0.050	$0.050	8.85%	0.50%	$16.85	$23.15	$0.06	$0.08	$1.87	$1.87	$16.91	$23.23
May 15, 2012	218.79	2.20%	$0.050	$0.050	9.39%	0.50%	$16.68	$23.32	$0.05	$0.08	$1.94	$1.94	$16.73	$23.40
August 15, 2012	219.88	2.10%	$0.050	$0.050	9.94%	0.50%	$16.50	$23.50	$0.05	$0.07	$2.00	$2.00	$16.55	$23.57

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix A

Hypothetical Table Z: Value Increases Less than Hurdle Rate and Interest Rates Remain the Same

The following table illustrates the hypothetical scenario in which the Applicable Reference Value of Medical Inflation increases at a rate that is lower then the compounded hurdle rate and the interest rate on the treasuries held in the paired holding trusts remains constant from the closing date through the final scheduled termination date.

		Three-Month Treasury Yield (2)	Total Fees (3)		Total Value Change	Change in Value Since the Most Recent Period	Calculated Value (4)		Income Distributions		Cumulative Income Less Fees (5)		Underlying Value (6)
Quarter Ended	Value (1)		Up-MACRO Share	Down-MACRO Share			Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 15, 2007	200.00	4.00%					$20.00	$20.00			-	-	$20.00	$20.00
February 15, 2008	201.00	4.00%	$0.050	$0.050	0.50%	0.50%	$19.81	$20.19	$0.15	$0.15	$0.15	$0.15	$19.96	$20.34
May 15, 2008	202.01	4.00%	$0.050	$0.050	1.00%	0.50%	$19.62	$20.38	$0.15	$0.15	$0.30	$0.30	$19.76	$20.54
August 15, 2008	203.02	4.00%	$0.050	$0.050	1.51%	0.50%	$19.43	$20.57	$0.15	$0.15	$0.45	$0.45	$19.57	$20.73
November 15, 2008	204.03	4.00%	$0.050	$0.050	2.02%	0.50%	$19.24	$20.76	$0.14	$0.16	$0.60	$0.60	$19.38	$20.92
February 15, 2009	205.05	4.00%	$0.050	$0.050	2.53%	0.50%	$19.05	$20.95	$0.14	$0.16	$0.75	$0.75	$19.19	$21.11
May 15, 2009	206.08	4.00%	$0.050	$0.050	3.04%	0.50%	$18.86	$21.14	$0.14	$0.16	$0.90	$0.90	$19.00	$21.30
August 15, 2009	207.11	4.00%	$0.050	$0.050	3.55%	0.50%	$18.67	$21.33	$0.14	$0.16	$1.05	$1.05	$18.81	$21.49
November 15, 2009	208.14	4.00%	$0.050	$0.050	4.07%	0.50%	$18.49	$21.51	$0.14	$0.16	$1.20	$1.20	$18.63	$21.67
February 15, 2010	209.18	4.00%	$0.050	$0.050	4.59%	0.50%	$18.30	$21.70	$0.14	$0.16	$1.35	$1.35	$18.44	$21.86
May 15, 2010	210.23	4.00%	$0.050	$0.050	5.11%	0.50%	$18.12	$21.88	$0.14	$0.16	$1.50	$1.50	$18.25	$22.05
August 15, 2010	211.28	4.00%	$0.050	$0.050	5.64%	0.50%	$17.94	$22.06	$0.13	$0.17	$1.65	$1.65	$18.07	$22.23
November 15, 2010	212.34	4.00%	$0.050	$0.050	6.17%	0.50%	$17.75	$22.25	$0.13	$0.17	$1.80	$1.80	$17.89	$22.41
February 15, 2011	213.40	4.00%	$0.050	$0.050	6.70%	0.50%	$17.57	$22.43	$0.13	$0.17	$1.95	$1.95	$17.70	$22.60
May 15, 2011	214.46	4.00%	$0.050	$0.050	7.23%	0.50%	$17.39	$22.61	$0.13	$0.17	$2.10	$2.10	$17.52	$22.78
August 15, 2011	215.54	4.00%	$0.050	$0.050	7.77%	0.50%	$17.21	$22.79	$0.13	$0.17	$2.25	$2.25	$17.34	$22.96
November 15, 2011	216.61	4.00%	$0.050	$0.050	8.31%	0.50%	$17.03	$22.97	$0.13	$0.17	$2.40	$2.40	$17.16	$23.14
February 15, 2012	217.70	4.00%	$0.050	$0.050	8.85%	0.50%	$16.85	$23.15	$0.13	$0.17	$2.55	$2.55	$16.98	$23.32
May 15, 2012	218.79	4.00%	$0.050	$0.050	9.39%	0.50%	$16.68	$23.32	$0.13	$0.17	$2.70	$2.70	$16.80	$23.50
August 15, 2012	219.88	4.00%	$0.050	$0.050	9.94%	0.50%	$16.50	$23.50	$0.12	$0.18	$2.85	$2.85	$16.62	$23.68

(1) “Value” refers to the hypothetical value of the Applicable Reference Value of Medical Inflation.
(2) “Three-Month Treasury Yield” is the hypothetical annualized yield associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) “Total Fees” are calculated by multiplying the initial underlying value amount by the annualized fee accrual rate equal to 1.00% prorated for the quarterly period over a 365 day year at 91.25 days per quarter.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying Value”.

(5) “Income Distributions” is calculated by multiplying the cumulative percent change in price since the initial period by income net of fees, which is calculated by multiplying the quarterly three-month treasury bill rate by the initial underlying value less quarterly fees.

(6) “Cumulative Income Less Fees” are calculated by adding the income distributions since the initial date to the applicable distribution date.
(7) “Underlying Value” is calculated by adding the Calculated Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Income Less Fees for the related three month period (see related columns above).

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix B

Historical Graph of CPI-U Monthly Major Group Medical Care

The following graphs show the monthly index values released by the BLS for the CPI-U Major Group Medical Care for a 10 year period ending October 2007, and the year over year percent change compared to a 4% rate for the same period. The values have consistently increased by amounts above and below the hurdle rate of 4%. The results shown should not be considered representative of the Applicable Reference Value of Medical Inflation in the future nor should the results be viewed as being indicative of the future performance of the Up MACROholding shares or the UP-MACRO tradeable shares.

Appendix B

Appendix B

Historical Month-End Yield on the 91-day United States Treasury Bill

The following table shows the historical month-end yield on the 91-day United States Treasury bill for the period from October 1997 through October 2007. The yield on the 91-day United States Treasury bill fluctuated widely during this period. The results shown should not be considered representations of the yield on the treasuries held in the Paired Holding Trusts in the future nor should the results be considered a representation of the future distributions on the Up-MACRO holding shares or the Up-MACRO tradeable shares.

Month-End Yield on the 91-day United States Treasury Bill
(as reported by Bloomberg)
(on an annualized percentage basis)

Month Ended	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
January		5.04%	4.34%	5.32%	5.04%	1.65%	1.17%	0.88%	2.33%	4.24%	4.98%
February		5.09%	4.44%	5.55%	4.77%	1.71%	1.17%	0.93%	2.54%	4.43%	5.03%
March		5.03%	4.29%	5.69%	4.19%	1.76%(1)	1.13%	0.94%	2.74%	4.51%	4.94%
April		4.95%	4.29%	5.66%	3.76%	1.72%	1.13%	0.94%	2.78%	4.60%	4.87%
May		5.00%	4.50%(1)	5.79%	3.58%	1.73%	1.07%	1.02%(1)	2.84%	4.72%	4.73%
June		4.98%	4.57%	5.69%	3.49%	1.70%	0.92%	1.27%	2.97%	4.79%	4.61%
July		4.96%	4.55%	5.96%	3.48%	1.68%	0.90%	1.33%	3.22%	4.95%	4.82%
August		4.90%	4.72%	6.09%	3.36%	1.62%	0.95%	1.48%	3.44%	4.81%	4.20%
September		4.61%	4.68%	6.00%	2.63%	1.63%	0.94%	1.65%	3.42%	4.81%	3.89%
October	4.97%	3.96%	4.86%	6.11%	2.24%	1.58%	0.92%	1.76%	3.71%	4.92%	3.90%
November	5.14%	4.41%	5.07%	6.17%	1.96%	1.23%	0.93%	2.07%	3.88%	4.85%
December	5.16%	4.34%	5.20%	5.77%	1.69%	1.19%	0.90%	2.19%	3.89%	4.85%

(6)
For this month, the historical yield on the 91-day United States Treasury bill for the last Business Day of the month is not available, therefore, the yield on the 91-day United States treasury bill for the second to last Business Day of the month is presented above.

Appendix B

Hypothetical Historical Performance of a Medical Inflation MACRO

The following table illustrates the hypothetical monthly performance of a Up-MACRO holding or tradeable share and an Up-MACRO holding or tradeable share from the 10 year period beginning on October 20, 1997 through October 20, 2007. This hypothetical table uses the historical Applicable Reference Value of Medical Inflation monthly set forth in the table titled “Monthly Medical Inflation - Applicable Reference Values” in the related prospectus and the historical information for three-month treasury yields set forth in the table titled “Month-End Yield on 91-day United States Treasury bill” on page B-2. Furthermore, other than assumptions relating to the Starting Level and the Final Scheduled Termination Date, this table makes each of the assumptions relating to the hypothetical tables set forth in “APPENDIX A — Hypothetical Scenarios.”

Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO
(unaudited)

		Three-	Total Fees (3)		Total	Change in Value Since the	Calculated Value (4)		Allocated Income After Income Distribution Agreement (5)		Cumulative Income Less Fees (6)		Underlying Value (7)
Date	Applicable Reference Value (1)	Month Treasury Yield (2)	Up-MACRO Share	Down-MACRO Share	Price Level Change	Most Recent Period	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
October 20, 1997	235.0451613	4.97%					$20.00	$20.00	-	-	0	0	$20.00	$20.00
November 20, 1997	235.3266667	5.14%	$0.017	$0.017	0.12%	0.12%	$19.92	$20.08	-	-	$0.07	$0.07	$19.98	$20.15
December 20, 1997	235.6451613	5.16%	$0.017	$0.017	0.26%	0.14%	$19.84	$20.16	-	-	$0.13	$0.14	$19.98	$20.30
January 20, 1998	236.1677419	5.04%	$0.017	$0.017	0.48%	0.22%	$19.80	$20.20	$0.20	$0.21	$0.20	$0.21	$20.00	$20.41
February 20, 1998	236.875	5.09%	$0.017	$0.017	0.78%	0.30%	$19.79	$20.21	-	-	$0.07	$0.07	$19.85	$20.28
March 20, 1998	237.7129032	5.03%	$0.017	$0.017	1.13%	0.35%	$19.80	$20.20	-	-	$0.13	$0.14	$19.93	$20.34
April 20, 1998	238.86	4.95%	$0.017	$0.017	1.62%	0.48%	$19.86	$20.14	$0.20	$0.20	$0.20	$0.20	$20.06	$20.34
May 20, 1998	239.6064516	5.00%	$0.017	$0.017	1.94%	0.31%	$19.85	$20.15	-	-	$0.07	$0.07	$19.92	$20.21
June 20, 1998	240.37	4.98%	$0.017	$0.017	2.27%	0.32%	$19.85	$20.15	-	-	$0.13	$0.13	$19.98	$20.28
July 20, 1998	241.1290323	4.96%	$0.017	$0.017	2.59%	0.32%	$19.85	$20.15	$0.20	$0.20	$0.20	$0.20	$20.04	$20.35
August 20, 1998	241.7677419	4.90%	$0.017	$0.017	2.86%	0.26%	$19.82	$20.18	-	-	$0.07	$0.07	$19.89	$20.25
September 20, 1998	242.4433333	4.61%	$0.017	$0.017	3.15%	0.28%	$19.80	$20.20	-	-	$0.13	$0.13	$19.93	$20.33
October 20, 1998	243.1903226	3.96%	$0.017	$0.017	3.47%	0.31%	$19.79	$20.21	$0.19	$0.19	$0.19	$0.19	$19.98	$20.40
November 20, 1998	243.7533333	4.41%	$0.017	$0.017	3.70%	0.23%	$19.76	$20.24	-	-	$0.05	$0.05	$19.81	$20.29
December 20, 1998	244.1451613	4.34%	$0.017	$0.017	3.87%	0.16%	$19.69	$20.31	-	-	$0.10	$0.11	$19.80	$20.42
January 20, 1999	244.5451613	4.34%	$0.017	$0.017	4.04%	0.16%	$19.63	$20.37	$0.16	$0.16	$0.16	$0.16	$19.78	$20.54

Appendix B

		Three-	Total Fees (3)		Total	Change in Value Since the	Calculated Value (4)		Allocated Income After Income Distribution Agreement (5)		Cumulative Income Less Fees (6)		Underlying Value (7)
Date	Applicable Reference Value (1)	Month Treasury Yield (2)	Up-MACRO Share	Down-MACRO Share	Price Level Change	Most Recent Period	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
February 20, 1999	245.0392857	4.44%	$0.017	$0.017	4.25%	0.20%	$19.58	$20.42	-	-	$0.05	$0.06	$19.63	$20.48
March 20, 1999	246.0580645	4.29%	$0.017	$0.017	4.69%	0.42%	$19.61	$20.39	-	-	$0.11	$0.12	$19.72	$20.50
April 20, 1999	247.2966667	4.29%	$0.017	$0.017	5.21%	0.50%	$19.68	$20.32	$0.16	$0.17	$0.16	$0.17	$19.85	$20.49
May 20, 1999	248.0677419	4.50%	$0.017	$0.017	5.54%	0.31%	$19.67	$20.33	-	-	$0.05	$0.06	$19.73	$20.38
June 20, 1999	248.8066667	4.57%	$0.017	$0.017	5.85%	0.30%	$19.66	$20.34	-	-	$0.11	$0.12	$19.77	$20.45
July 20, 1999	249.3451613	4.55%	$0.017	$0.017	6.08%	0.22%	$19.62	$20.38	$0.17	$0.18	$0.17	$0.18	$19.79	$20.56
August 20, 1999	249.9290323	4.72%	$0.017	$0.017	6.33%	0.23%	$19.58	$20.42	-	-	$0.06	$0.06	$19.64	$20.48
September 20, 1999	250.77	4.68%	$0.017	$0.017	6.69%	0.34%	$19.59	$20.41	-	-	$0.12	$0.12	$19.70	$20.54
October 20, 1999	251.5903226	4.86%	$0.017	$0.017	7.04%	0.33%	$19.59	$20.41	$0.18	$0.19	$0.18	$0.19	$19.76	$20.60
November 20, 1999	252.1533333	5.07%	$0.017	$0.017	7.28%	0.22%	$19.54	$20.46	-	-	$0.06	$0.07	$19.61	$20.52
December 20, 1999	252.6064516	5.20%	$0.017	$0.017	7.47%	0.18%	$19.49	$20.51	-	-	$0.13	$0.14	$19.62	$20.65
January 20, 2000	253.1064516	5.32%	$0.017	$0.017	7.68%	0.20%	$19.44	$20.56	$0.20	$0.21	$0.20	$0.21	$19.63	$20.77
February 20, 2000	253.8896552	5.55%	$0.017	$0.017	8.02%	0.31%	$19.43	$20.57	-	-	$0.07	$0.07	$19.50	$20.65
March 20, 2000	254.9967742	5.69%	$0.017	$0.017	8.49%	0.44%	$19.47	$20.53	-	-	$0.14	$0.15	$19.61	$20.68
April 20, 2000	256.45	5.66%	$0.017	$0.017	9.11%	0.57%	$19.57	$20.43	$0.22	$0.23	$0.22	$0.23	$19.79	$20.67
May 20, 2000	257.6741935	5.79%	$0.017	$0.017	9.63%	0.48%	$19.63	$20.37	-	-	$0.08	$0.08	$19.70	$20.45
June 20, 2000	258.5433333	5.69%	$0.017	$0.017	10.00%	0.34%	$19.63	$20.37	-	-	$0.15	$0.16	$19.78	$20.53
July 20, 2000	259.1677419	5.96%	$0.017	$0.017	10.26%	0.24%	$19.60	$20.40	$0.23	$0.24	$0.23	$0.24	$19.83	$20.64
August 20, 2000	260.0741935	6.09%	$0.017	$0.017	10.65%	0.35%	$19.60	$20.40	-	-	$0.08	$0.08	$19.69	$20.48
September 20, 2000	261.07	6.00%	$0.017	$0.017	11.07%	0.38%	$19.63	$20.37	-	-	$0.16	$0.17	$19.79	$20.54
October 20, 2000	262.1354839	6.11%	$0.017	$0.017	11.53%	0.41%	$19.66	$20.34	$0.25	$0.26	$0.25	$0.26	$19.90	$20.60
November 20, 2000	262.9166667	6.17%	$0.017	$0.017	11.86%	0.30%	$19.65	$20.35	-	-	$0.08	$0.09	$19.73	$20.44
December 20, 2000	263.4677419	5.77%	$0.017	$0.017	12.09%	0.21%	$19.60	$20.40	-	-	$0.17	$0.17	$19.77	$20.57
January 20, 2001	263.9451613	5.04%	$0.017	$0.017	12.30%	0.18%	$19.54	$20.46	$0.25	$0.26	$0.25	$0.26	$19.79	$20.71
February 20, 2001	264.575	4.77%	$0.017	$0.017	12.56%	0.24%	$19.51	$20.49	-	-	$0.07	$0.07	$19.57	$20.56
March 20, 2001	266.2096774	4.19%	$0.017	$0.017	13.26%	0.62%	$19.62	$20.38	-	-	$0.13	$0.13	$19.75	$20.51
April 20, 2001	268.24	3.76%	$0.017	$0.017	14.12%	0.76%	$19.79	$20.21	$0.18	$0.19	$0.18	$0.19	$19.97	$20.39

Appendix B

		Three-	Total Fees (3)		Total	Change in Value Since the	Calculated Value (4)		Allocated Income After Income Distribution Agreement (5)		Cumulative Income Less Fees (6)		Underlying Value (7)
Date	Applicable Reference Value (1)	Month Treasury Yield (2)	Up-MACRO Share	Down-MACRO Share	Price Level Change	Most Recent Period	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
May 20, 2001	269.5741935	3.58%	$0.017	$0.017	14.69%	0.50%	$19.86	$20.14	-	-	$0.05	$0.05	$19.91	$20.19
June 20, 2001	270.5066667	3.49%	$0.017	$0.017	15.09%	0.35%	$19.87	$20.13	-	-	$0.09	$0.09	$19.96	$20.22
July 20, 2001	271.1677419	3.48%	$0.017	$0.017	15.37%	0.24%	$19.84	$20.16	$0.13	$0.13	$0.13	$0.13	$19.97	$20.30
August 20, 2001	272.0741935	3.36%	$0.017	$0.017	15.75%	0.33%	$19.84	$20.16	-	-	$0.04	$0.04	$19.88	$20.20
September 20, 2001	272.88	2.63%	$0.017	$0.017	16.10%	0.30%	$19.83	$20.17	-	-	$0.08	$0.08	$19.91	$20.26
October 20, 2001	273.8967742	2.24%	$0.017	$0.017	16.53%	0.37%	$19.84	$20.16	$0.11	$0.11	$0.11	$0.11	$19.95	$20.26
November 20, 2001	274.78	1.96%	$0.017	$0.017	16.91%	0.32%	$19.84	$20.16	-	-	$0.02	$0.02	$19.86	$20.18
December 20, 2001	275.5516129	1.69%	$0.017	$0.017	17.23%	0.28%	$19.82	$20.18	-	-	$0.04	$0.04	$19.86	$20.21
January 20, 2002	276.3903226	1.65%	$0.017	$0.017	17.59%	0.30%	$19.81	$20.19	$0.05	$0.05	$0.05	$0.05	$19.86	$20.23
February 20, 2002	277.1071429	1.71%	$0.017	$0.017	17.90%	0.26%	$19.79	$20.21	-	-	$0.01	$0.01	$19.80	$20.22
March 20, 2002	278.7096774	1.76%	$0.017	$0.017	18.58%	0.58%	$19.89	$20.11	-	-	$0.02	$0.02	$19.91	$20.14
April 20, 2002	280.4866667	1.72%	$0.017	$0.017	19.33%	0.64%	$20.01	$19.99	$0.04	$0.04	$0.04	$0.04	$20.05	$20.03
May 20, 2002	281.6129032	1.73%	$0.017	$0.017	19.81%	0.40%	$20.04	$19.96	-	-	$0.01	$0.01	$20.05	$19.97
June 20, 2002	282.76	1.70%	$0.017	$0.017	20.30%	0.41%	$20.07	$19.93	-	-	$0.02	$0.02	$20.10	$19.95
July 20, 2002	283.7516129	1.68%	$0.017	$0.017	20.72%	0.35%	$20.08	$19.92	$0.04	$0.04	$0.04	$0.04	$20.12	$19.95
August 20, 2002	284.4677419	1.62%	$0.017	$0.017	21.03%	0.25%	$20.05	$19.95	-	-	$0.01	$0.01	$20.06	$19.96
September 20, 2002	285.9033333	1.63%	$0.017	$0.017	21.64%	0.50%	$20.12	$19.88	-	-	$0.02	$0.02	$20.14	$19.90
October 20, 2002	287.0290323	1.58%	$0.017	$0.017	22.12%	0.39%	$20.15	$19.85	$0.03	$0.03	$0.03	$0.03	$20.18	$19.88
November 20, 2002	287.5533333	1.23%	$0.017	$0.017	22.34%	0.18%	$20.09	$19.91	-	-	$0.01	$0.01	$20.10	$19.92
December 20, 2002	288.6193548	1.19%	$0.017	$0.017	22.79%	0.37%	$20.11	$19.89	-	-	$0.01	$0.01	$20.12	$19.91
January 20, 2003	289.9967742	1.17%	$0.017	$0.017	23.38%	0.48%	$20.17	$19.83	$0.02	$0.02	$0.02	$0.02	$20.18	$19.85
February 20, 2003	291.0428571	1.17%	$0.017	$0.017	23.82%	0.36%	$20.18	$19.82	-	-	$0.00	$0.00	$20.18	$19.82
March 20, 2003	292.0967742	1.13%	$0.017	$0.017	24.27%	0.36%	$20.19	$19.81	-	-	$0.01	$0.01	$20.20	$19.81
April 20, 2003	293.2966667	1.13%	$0.017	$0.017	24.78%	0.41%	$20.23	$19.77	$0.01	$0.01	$0.01	$0.01	$20.24	$19.78
May 20, 2003	294.0064516	1.07%	$0.017	$0.017	25.09%	0.24%	$20.19	$19.81	-	-	$0.00	$0.00	$20.20	$19.81
June 20, 2003	294.4533333	0.92%	$0.017	$0.017	25.28%	0.15%	$20.12	$19.88	-	-	$0.00	$0.00	$20.13	$19.88
July 20, 2003	295.1516129	0.90%	$0.017	$0.017	25.57%	0.24%	$20.09	$19.91	$0.00	$0.00	$0.00	$0.00	$20.09	$19.92

Appendix B

		Three-	Total Fees (3)		Total	Change in Value Since the	Calculated Value (4)		Allocated Income After Income Distribution Agreement (5)		Cumulative Income Less Fees (6)		Underlying Value (7)
Date	Applicable Reference Value (1)	Month Treasury Yield (2)	Up-MACRO Share	Down-MACRO Share	Price Level Change	Most Recent Period	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
August 20, 2003	295.9903226	0.95%	$0.017	$0.017	25.93%	0.28%	$20.07	$19.93	-	-	$0.00	$0.00	$20.07	$19.93
September 20, 2003	297.1233333	0.94%	$0.017	$0.017	26.41%	0.38%	$20.09	$19.91	-	-	$0.00	$0.00	$20.09	$19.91
October 20, 2003	298.0903226	0.92%	$0.017	$0.017	26.82%	0.33%	$20.09	$19.91	-	-	$0.00	$0.00	$20.09	$19.91
November 20, 2003	298.9066667	0.93%	$0.017	$0.017	27.17%	0.27%	$20.06	$19.93	-	-	$0.00	$0.00	$20.06	$19.93
December 20, 2003	299.6290323	0.90%	$0.017	$0.017	27.48%	0.24%	$20.03	$19.96	-	-	$0.00	$0.00	$20.03	$19.96
January 20, 2004	300.4516129	0.88%	$0.017	$0.017	27.83%	0.27%	$20.01	$19.98	-	-	$0.00	$0.00	$20.01	$19.98
February 20, 2004	301.6517241	0.93%	$0.017	$0.017	28.34%	0.40%	$20.03	$19.96	-	-	$0.00	$0.00	$20.03	$19.96
March 20, 2004	303.0193548	0.94%	$0.017	$0.017	28.92%	0.45%	$20.08	$19.91	-	-	$0.00	$0.00	$20.08	$19.91
April 20, 2004	305.12	0.94%	$0.017	$0.017	29.81%	0.69%	$20.23	$19.76	-	-	$0.00	$0.00	$20.23	$19.76
May 20, 2004	306.9193548	1.02%	$0.017	$0.017	30.58%	0.59%	$20.33	$19.65	-	-	$0.00	$0.00	$20.33	$19.65
June 20, 2004	308.0066667	1.27%	$0.017	$0.017	31.04%	0.35%	$20.36	$19.64	-	-	$0.00	$0.00	$20.36	$19.64
July 20, 2004	308.7290323	1.33%	$0.017	$0.017	31.35%	0.23%	$20.32	$19.68	$0.00	$0.00	$0.00	$0.00	$20.32	$19.69
August 20, 2004	309.6129032	1.48%	$0.017	$0.017	31.72%	0.29%	$20.30	$19.70	-	-	$0.01	$0.01	$20.31	$19.70
September 20, 2004	310.6333333	1.65%	$0.017	$0.017	32.16%	0.33%	$20.30	$19.70	-	-	$0.01	$0.01	$20.32	$19.71
October 20, 2004	311.3677419	1.76%	$0.017	$0.017	32.47%	0.24%	$20.27	$19.73	$0.02	$0.02	$0.02	$0.02	$20.29	$19.76
November 20, 2004	312.0433333	2.07%	$0.017	$0.017	32.76%	0.22%	$20.22	$19.78	-	-	$0.01	$0.01	$20.24	$19.79
December 20, 2004	312.9129032	2.19%	$0.017	$0.017	33.13%	0.28%	$20.20	$19.80	-	-	$0.03	$0.03	$20.23	$19.83
January 20, 2005	313.7903226	2.33%	$0.017	$0.017	33.50%	0.28%	$20.18	$19.82	$0.05	$0.05	$0.05	$0.05	$20.24	$19.87
February 20, 2005	314.6428571	2.54%	$0.017	$0.017	33.86%	0.27%	$20.16	$19.84	-	-	$0.02	$0.02	$20.18	$19.86
March 20, 2005	316.0645161	2.74%	$0.017	$0.017	34.47%	0.45%	$20.21	$19.79	-	-	$0.05	$0.05	$20.26	$19.84
April 20, 2005	318.3833333	2.78%	$0.017	$0.017	35.46%	0.73%	$20.37	$19.63	$0.08	$0.08	$0.08	$0.08	$20.45	$19.70
May 20, 2005	320.1580645	2.84%	$0.017	$0.017	36.21%	0.56%	$20.47	$19.53	-	-	$0.03	$0.03	$20.50	$19.56
June 20, 2005	321.2066667	2.97%	$0.017	$0.017	36.66%	0.33%	$20.47	$19.53	-	-	$0.06	$0.06	$20.53	$19.59
July 20, 2005	321.9290323	3.22%	$0.017	$0.017	36.96%	0.22%	$20.43	$19.57	$0.10	$0.09	$0.10	$0.09	$20.52	$19.67
August 20, 2005	322.6290323	3.44%	$0.017	$0.017	37.26%	0.22%	$20.38	$19.62	-	-	$0.04	$0.04	$20.42	$19.65
September 20, 2005	323.66	3.42%	$0.017	$0.017	37.70%	0.32%	$20.38	$19.62	-	-	$0.08	$0.08	$20.46	$19.70
October 20, 2005	323.9774194	3.71%	$0.017	$0.017	37.84%	0.10%	$20.29	$19.71	$0.12	$0.12	$0.12	$0.12	$20.41	$19.83

Appendix B

		Three-	Total Fees (3)		Total	Change in Value Since the	Calculated Value (4)		Allocated Income After Income Distribution Agreement (5)		Cumulative Income Less Fees (6)		Underlying Value (7)
Date	Applicable Reference Value (1)	Month Treasury Yield (2)	Up-MACRO Share	Down-MACRO Share	Price Level Change	Most Recent Period	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share	Up-MACRO share	Down-MACRO share
November 20, 2005	324.3433333	3.88%	$0.017	$0.017	37.99%	0.11%	$20.20	$19.80	-	-	$0.05	$0.04	$20.25	$19.84
December 20, 2005	325.5806452	3.89%	$0.017	$0.017	38.52%	0.38%	$20.22	$19.78	-	-	$0.09	$0.09	$20.32	$19.87
January 20, 2006	327.3645161	4.24%	$0.017	$0.017	39.28%	0.55%	$20.31	$19.69	$0.14	$0.14	$0.14	$0.14	$20.45	$19.83
February 20, 2006	328.3035714	4.43%	$0.017	$0.017	39.68%	0.29%	$20.29	$19.71	-	-	$0.05	$0.05	$20.35	$19.76
March 20, 2006	329.0741935	4.51%	$0.017	$0.017	40.00%	0.23%	$20.26	$19.74	-	-	$0.11	$0.11	$20.37	$19.85
April 20, 2006	331.1466667	4.60%	$0.017	$0.017	40.89%	0.63%	$20.38	$19.62	$0.17	$0.17	$0.17	$0.17	$20.55	$19.79
May 20, 2006	333.1419355	4.72%	$0.017	$0.017	41.74%	0.60%	$20.49	$19.51	-	-	$0.06	$0.06	$20.55	$19.57
June 20, 2006	334.37	4.79%	$0.017	$0.017	42.26%	0.37%	$20.51	$19.49	-	-	$0.13	$0.12	$20.63	$19.61
July 20, 2006	335.2516129	4.95%	$0.017	$0.017	42.63%	0.26%	$20.48	$19.52	$0.19	$0.18	$0.19	$0.18	$20.67	$19.70
August 20, 2006	335.8451613	4.81%	$0.017	$0.017	42.89%	0.18%	$20.42	$19.58	-	-	$0.07	$0.06	$20.49	$19.65
September 20, 2006	336.6333333	4.81%	$0.017	$0.017	43.22%	0.23%	$20.38	$19.62	-	-	$0.13	$0.13	$20.51	$19.74
October 20, 2006	337.4290323	4.92%	$0.017	$0.017	43.56%	0.24%	$20.35	$19.65	$0.20	$0.19	$0.20	$0.19	$20.54	$19.84
November 20, 2006	338.08	4.85%	$0.017	$0.017	43.84%	0.19%	$20.29	$19.71	-	-	$0.07	$0.06	$20.36	$19.77
December 20, 2006	338.9129032	4.85%	$0.017	$0.017	44.19%	0.25%	$20.26	$19.74	-	-	$0.13	$0.13	$20.39	$19.87
January 20, 2007	339.7903226	4.98%	$0.017	$0.017	44.56%	0.26%	$20.23	$19.77	$0.20	$0.19	$0.20	$0.19	$20.43	$19.96
February 20, 2007	340.1	5.03%	$0.017	$0.017	44.70%	0.09%	$20.14	$19.86	-	-	$0.07	$0.07	$20.20	$19.93
March 20, 2007	342.19	4.94%	$0.017	$0.017	45.58%	0.61%	$20.25	$19.75	-	-	$0.13	$0.13	$20.39	$19.88
April 20, 2007	345.3764333	4.87%	$0.017	$0.017	46.94%	0.93%	$20.49	$19.51	$0.20	$0.20	$0.20	$0.20	$20.70	$19.70
May 20, 2007	346.8952258	4.73%	$0.017	$0.017	47.59%	0.44%	$20.54	$19.46	-	-	$0.07	$0.06	$20.61	$19.52
June 20, 2007	347.8389	4.61%	$0.017	$0.017	47.99%	0.27%	$20.52	$19.48	-	-	$0.13	$0.12	$20.65	$19.61
July 20, 2007	348.7533226	4.82%	$0.017	$0.017	48.38%	0.26%	$20.49	$19.51	$0.19	$0.18	$0.19	$0.18	$20.68	$19.69
August 20, 2007	349.3462581	4.20%	$0.017	$0.017	48.63%	0.17%	$20.43	$19.57	-	-	$0.07	$0.06	$20.49	$19.64
September 20, 2007	350.8609	3.89%	$0.017	$0.017	49.27%	0.43%	$20.47	$19.53	-	-	$0.12	$0.11	$20.59	$19.64
October 20, 2007	352.4508065	3.90%	$0.017	$0.017	49.95%	0.45%	$20.52	$19.48	$0.17	$0.16	$0.17	$0.16	$20.69	$19.64

Footnotes to the table titled “Hypothetical Historical Performance of a Medical Inflation MACRO”:

(1) “Applicable Reference Value” refers to the hypothetical reference value of medical inflation used to calculate the “underlying value” This value is obtained from a linear interprolation of the CPI level for medical inflation 3 months and 2 months from the existing. This is outlined further in the table titled “Monthly Medical Inflation - Applicable Reference Values” found in the prospectus.

(2) For purposes of this hypothetical, it is assumed the product would generate monthly income based upon an annualized yield equal to the ”Three-Month Treasury Yield” shown on page B-2.
(3) “Total Fees” are the hypothetical fees that may be charged by the Down-MACRO or Up-MACRO share, which are shown monthly and collected quarterly. They are calculated by multiplying the initial investment amount, adjusted for any draw from principal in periods where the income did not fully cover the expenses, plus the gross accrued income of the Down-MACRO or Up-MACRO share by the annualized fee accrual rate equal to 1.00% prorated for the monthly period.

(4) “Calculated Value” is the “levered rate of change” applied to the closing date value of $20. It is the value of the Up-Macro before allocating income less fees that are applied to the “Underlying value”.

(5) “Cumulative Quarterly Distributions” are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6)  “Cumulative Returns” are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

(7) “Underlying Value” is a concept that is used in the prospectus in relation to the paired holding trusts. The Underlying Value of the paired holding trust on any date represents the total amount of assets in both paired trusts to which the first trust is entitled under the settlement contract. Four purposes of this table, when we refer to the “underlying value” of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Up-MACRO holding or tradeable share is entitled.

The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trust’s management. [                                  ] has neither examined nor compiled the accompanying hypothetical scenarios and accordingly, [                                  ] does not express an opinion or any other form of assurances with respect thereto. The [                                  ] report included in this offering document relates to the Trust’s historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix C

The following is a hypothetical example1of how Underlying Value of Up-MACRO is calculated:

Example 1

Assumptions: The Applicable Reference Value of Medical Inflation on the closing day is “the Starting Level” 212; the Up-MACRO Holding Trust and Down-MACRO Holding Trust have each raised $120,000,000 and have 6,000,000 holding shares outstanding at a Stated Par Amount of $20 per share; The Closing date is February 2, 2008 the range for the Up-MACRO Holding Trust is $20 to $40 and the range for the Down-MACRO Holding Trust is $0 to $20; the Daily Yield Rate is 4.00% / 365 for all of the Treasuries and the Daily Fee Accrual is 1.00%/365.

Day 1 of calculation period → Applicable Reference Value of Medical Inflation is 212.0366

Using a CPI medical index level of 213.06 for 2 months past and a CPI medical index level of 212 for 3 months past. Since we are determining a reference Medical inflation value for the month of February 08 which has 29 days in it, we determine the reference Medical Inflation value by:
(213.06-212)/29 = .03655, we then multiply by the number of days minus 1 and add to the 212 number. Since we begin on February 2nd, the number of days in the month is 2. Therefore the Applicable Medical Inflation for February 2nd (Ending Level) is:

(.03655 *(2-1))+212 = 212.0366

Relevant Variables:

●	Daily Fee Accrual for each trust:

Daily fee Accrual Rate	x	Up-MACRO Asset Amount

(1.0% / 365)	x	$120,000,000	= $3287.67

●	Available Income Accrual for each trust:

Daily Yield Rate on the Treasuries	x	Up-MACRO Investment Amount	-	Daily Fee Accrual

{(4% / 365)	x	$120,000,000
= $13,150.68			-	$3287.67	= $9863.01

●	Leveraged Settlement Factor:

1) Determine Inflation Ratio:

212.0366 212

____________________

[1]
The hypothetical scenarios included in this offering document have been prepared by, and are the responsibility of, the Trusts' management. [          ] has neither examined nor compiled the accompanying hypothetical scenarios and, accordingly,[          ] does not express an opinion or any other form of assurance with respect thereto. [          ] report included in this offering document relates to the Trusts' historical financial information. It does not extend to the hypothetical scenarios and should not be read to do so. The hypothetical information shown in this Appendix was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Appendix C

2) Years:

Find the amount of years for compounding the hurdle rate - Years:

1 day in 2008 which has 366 days

1/366 = 0.002732 years

3) Calculate the Compounded Hurdle Rate:

(1+.04)0.002732 =1.000107

4) Take the results from Inflation Ratio and divide by the compounded hurdle rate. Then subrtract 1 and then multiply by the leverage factor. Once this is accomplished, add one back to get the Leveraged Rate of Change:

((1.000172/1.000107)-1) *2)+1             =1.00013

●	Daily Earned Income Accrual for the Up-MACRO Holding Trust:

●	Daily Earned Income Accrual for the Up-MACRO Holding Trust:

(Up-MACRO Available Income Accrual plus Down-MACRO Available Income Accrual) x

(Up-MACRO Underlying Value / sum of Up-MACRO and Down MACRO Underlying Values2 )

($9863.01  +  $9863.01) x ($120,000,000/$240,000,000)  =  $9863.01370
____________________

[2]	Each as of the previous day, other then the first day of issuance in which the Up-MACRO and Down MACRO Underlying Values are equal to one another.

Appendix C

●	Up-MACRO and Down-MACRO Investment Amount:

Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

6,000,000  x  $20  =  $120,000,000

Underlying Value on Day 1

The Underlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

Since Ending Level exceeds Starting Level,

•	the aggregated Earned Income Accrual to this day including the current day plus

•	the Up-MACRO Investment Amount multiplied by the Leveraged Settlement Factor

$9,863.01  +  ($120,000,000 x 1.000135)  =  $120,025,520.77

Day 2 of calculation period → Applicable Reference Value of Medical Inflation is at 212.0731

Using a CPI medical index level of 213.06 for 2 months past and a CPI medical index level of 212 for 3 months past. Since we are determining a reference Medical inflation value for the month of February 08 which has 29 days in it, we determine the reference Medical Inflation value by:
(213.06-212)/29 = .03655, we then multiply by the number of days minus 1 and add to the 212 number. Therefore, the Applicable Reference Value of Medical Inflation for February 3rd (Ending Level) is:

(.03655 *(3-1))+212 = 212.0731

Relevant Variables:

●	Daily Fee Accrual for each trust:

Daily Fee Accrual Rate	x	Up-MACRO Asset Amount

(1.0% / 365)	x	$120,000,000	= $3287.61

●	Daily Available Income Accrual for each trust:

Daily yield Rate on the Treasuries	x	Up-MACRO Investment Amount	-	Daily Fee Accrual

{(4% / 365)	x	$120,000,000}
	= $13150.68		-	$3287.67	= $9863.01

Appendix C

●	Value Percentage Change for Up-MACRO Holding Trust and the Down-MACRO Holding Trust:

1) Determine Inflation Ratio:

212.0731 212	=1.000345

2) Years:

    find the amount of years for compounding the hurdle rate - Years:

2 days in 2008 which has 366 days

2/366 = 0.005464481 years

3) Calculate the Compounded Hurdle Rate:

(1+.04).005464	=1.0002143

4) Take the results from Inflation Ratio and divide by the compounded hurdle rate. Then subtract 1 and then multiply by the leverage factor. Once this is accomplished, add one back to get the Leveraged Settlement Factor:

((1.000345/1.000214344)-1)*2)+1 = 1.000260912

●	Earned Income Accrual for the Up-MACRO Holding Trust:

(Up-MACRO Available Income Accrual plus Down-MACRO Available Income Accrual) x

(Up-MACRO Underlying Value / sum of Up-MACRO and Down MACRO Underlying Values3 )

($9863.01 + $9863.01) x ($120,025,520.77/$240,019,726.03) = $9,864.30

●	Up-MACRO and Down-MACRO Investment Amount:

Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x Stated Par Amount per share, also referred to as the Up-MACRO or Down-MACRO Aggregate Par Amount:

6,000,000 x $20 = $120,000,000

____________________

[3]	Each as of the previous day, other then the first day of issuance in which the Up-MACRO and Down MACRO Underlying Values are equal to one another.

Appendix C

●	Accrual Up-MACRO and Down-MACRO Asset Amount =

Investment Amount + Accrual Income Amount = $120,000,000 + $9863.01 + $9863.01 = $120,019,726.03

Underlying Value on Day 2

The Underlying Value of the Up-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

Since Ending Level exceeds Starting Level,

•	the aggregated Earned Income Accrual to this day including the current day plus

•	the Up-MACRO Investment Amount multiplied by the Leveraged Settlement Factor

$19,726.03 + ($120,000,000x 1.000261) = $120,051,035.42

MacroShares Medical Inflation Up Holding Trust Series 2007-1
Issuer

MacroShares Medical Inflation Up Tradeable Trust Series 2007-1
Issuer

MACRO INFLATION DEPOSITOR, LLC
Depositor

Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering these shares in any state where the offer is not permitted, and we do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE OF CONTENTS

Item 13. Other Expenses of Issuance and Distribution.

The expenses expected to be incurred* in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

Registration fees for the Up-MACRO Holding Shares	$	[	]
Registration fees for the Up-MACRO Tradeable Shares	$	[	]
Printing and engraving expenses	$	[	]
Legal fees and expenses	$	[	]
Accounting	$	[	]
Miscellaneous	$	[	]
Total	$	[	]

*
The expenses will be incurred by the Up-MACRO holding trust, which assumes the Up-MACRO tradeable trust fees. See "DESCRIPTION OF THE TRUSTS AGREEMENTS - Fees and Expenses of the Paired Holding Trusts" in the prospectus.

Item 14. Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act, as amended (the "Delaware Act"), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 8.1 of the Operating Agreement of the Depositor (the "Agreement") provides that no manager (or affiliate thereof), member or officer of the Depositor shall have any liability to the Depositor for any act or failure to act on behalf of the Depositor unless such act or failure to act resulted from the gross negligence or intentional misconduct of such person or entity. Section 8.2(a) of the Agreement provides that any member, manager, officer, partner, trustee, employee, agent or legal representative of the Depositor shall each be an "Indemnified Party" under the Agreement. In addition, Section 8.2(a) of the Agreement provides that to the fullest extent permitted by applicable law, the Depositor shall indemnify and hold harmless each Indemnified Party from and against any and all expenses, claims, damages, liabilities and losses (including without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys' fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing arising out of, or in connection with, the management or conduct of the business and affairs of the Depositor. An Indemnified Party shall not be entitled to indemnification with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence.

Section 18-303 of the Delaware Act provides that except as otherwise provided therein, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 3.3 and Section 4.8 of the Agreement provide that except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Depositor, whether existing in contract, tort, or otherwise, shall be obligations and liabilities of the Depositor and no member or manager shall be obligated personally for such debt, obligation or liability of the Depositor solely by means of being a member or manager of the Depositor. Section 8.2(a) provides that any Indemnified Party shall be fully protected from any action or inaction based upon or in accordance with the advice or opinions received from counsel or accountants consulted with respect to the affairs of the Depositor. Notwithstanding any of the foregoing to the contrary, the provisions of Section 8.2 of the Agreement shall not relieve any Indemnified Party of any liability, to the extent that such liability may not be waived, modified or limited under applicable law.

Section 9.3 of the Up-MACRO Holding Trust Agreement and Section 9.3 of the Up-MACRO Tradeable Trust Agreement provide that the Depositor and its members, managers, officers, employees, affiliates, and subsidiaries (each, a "Depositor Indemnified Parties") shall be indemnified by the Up-MACRO Holding Trust and held harmless against any loss, liability or expense incurred hereunder without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Depositor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Up-MACRO Holding Trust Agreement or (2) reckless disregard on the part of such Depositor Indemnified Party of its obligations and duties under the Up-MACRO Holding Trust Agreement. Each Depositor Indemnified Party shall also be indemnified by the Up-MACRO Holding Trust and held harmless against any loss, liability or expense arising under the Income Distribution Agreement, the Settlement Contracts or any Participants Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Depositor by any of the Calculation Agent, the Administrative Agent and the Trustee. Such indemnity shall include payment from the Up-MACRO Holding Trust of the costs and expenses incurred by such Depositor Indemnified Party in defending itself against any such indemnified claim or liability. Capitalized terms used in this paragraph shall have the meanings set forth in the MacroShares Inflation Up Holding Trust Agreement filed as exhibit 4.1 hereto.

Section 9.2 and Section 13.1 of the Up-MACRO Tradeable Trust Agreement provide that in the absence of gross negligence, or, with respect to the Trustee, negligence, or willful misconduct on the part of the Depositor, Administrative Agent, Marketing Agents or the Trustee, the Depositor, the Administrative Agent, Marketing Agents and the Trustee shall not be liable for any action taken, suffered or omitted by them in the performance of their duties under the Up-MACRO Tradeable Trust Agreement. The Depositor, the Administrative Agent, the Marketing Agents and the Trustee shall not be liable for any error in judgment made in good faith unless such party has been grossly negligent in ascertaining or failing to ascertain the pertinent facts. In no event shall the Depositor, the Administrative Agent, the Marketing Agents or the Trustee be liable for special, consequential or punitive damages or for any failure or delay in the performance of their obligations under the Up-MACRO Tradeable Trust Agreement due to forces reasonably beyond the control of the Depositor, the Administrative Agent, the Marketing Agents or the Trustee including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services including, without limitation, Internet services; it being understood that the Depositor, the Administrative Agent, the Marketing Agents and the Trustee shall each use commercially reasonable efforts which are consistent with accepted practices in its industry to resume performance as soon as practicable under the circumstances. Capitalized terms used in this paragraph shall have the meanings set forth in the form of MacroShares Inflation Up Holding Trust Agreement, filed as exhibit 4.2 hereto.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a)  Exhibits

Exhibit Number	Description
3.1	Certificate of Formation of MACRO Inflation Depositor, LLC, dated November 27, 2007

3.2	Operating Agreement of MACRO Inflation Depositor, LLC, dated November 30, 2007

4.1	MACROshares Inflation Up Holding Trust Agreement, dated [ ], 2007*

4.2	MACROshares Inflation Up Tradeable Trust Agreement, dated [ ], 2007*

4.3	Participants Agreement, dated [ ], 2007*

4.4.1	1992 ISDA Master Agreement, dated [ ], 2007*

4.4.2	Schedule to 1992 ISDA Master Agreement, dated [ ], 2007*

4.5	Income Distribution Agreement, dated [ ], 2007*

4.6	Form of Settlement Contract*

4.7	MACRO License Agreement, dated [ ], 2007*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality*

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters*

10.1.1	The Depository Trust Company Agreement for the MACROshares Inflation Up Holding Shares, dated [ ], 2007*

10.1.2	The Depository Trust Company Agreement for the MACROshares Inflation Up Tradeable Shares, dated [ ], 2007*

23.1	Consents of Accountants*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP*

24.1	Power of Attorney, dated [ ], 2007*

99.1	MACROshares Inflation Down Holding Shares and Tradeable Shares Prospectus, dated [ ], 2007*

* To be filed by an amendment.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for the purpose of determining any liability under the Securities Act of 1933, for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 7, 2007.

MACRO INFLATION DEPOSITOR, LLC, as Depositor of the MACROshares Inflation Up Holding Trust and the MACROshares Inflation Up Tradeable Trust,

By:	/s/ Samuel Masucci, III
Name: Samuel Masucci, III Title: President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Samuel Masucci, III Samuel Masucci, III	President and Principal Executive Officer	December 7, 2007

/s/ John Flanagan John Flanagan	Principal Financial Officer and Principal Accounting Officer	December 7, 2007

/s/ Robert Tull Robert Tull	Manager	December 7, 2007

Exhibit Number	Description
3.1	Certificate of Formation of MACRO Inflation Depositor, LLC, dated November 27, 2007

3.2	Operating Agreement of MACRO Inflation Depositor, LLC, dated November 30, 2007

4.1	MACROshares Inflation Up Holding Trust Agreement, dated [ ], 2007*

4.2	MACROshares Inflation Up Tradeable Trust Agreement, dated [ ], 2007*

4.3	Participants Agreement, dated [ ], 2007*

4.4.1	1992 ISDA Master Agreement, dated [ ], 2007*

4.4.2	Schedule to 1992 ISDA Master Agreement, dated [ ], 2007*

4.5	Income Distribution Agreement, dated [ ], 2007*

4.6	Form of Settlement Contract*

4.7	MACRO License Agreement, dated [ ], 2007*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality*

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters*

10.1.1	The Depository Trust Company Agreement for the MACROshares Inflation Up Holding Shares, dated [ ], 2007*

10.1.2	The Depository Trust Company Agreement for the MACROshares Inflation Up Tradeable Shares, dated [ ], 2007*

23.1	Consents of Accountants*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP*

24.1	Power of Attorney, dated [ ], 2007*

99.1	MACROshares Inflation Down Holding Shares and Tradeable Shares Prospectus, dated [ ], 2007*

* To be filed by an amendment.